UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

MULTI-COLOR CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 5, 2019

Dear Fellow Shareholder:

A special meeting of shareholders of Multi-Color Corporation, an Ohio corporation (“Multi-Color”), will be held on May 16, 2019 at 10:30 a.m. Eastern Time, at the offices of Keating Muething & Klekamp PLL, One East Fourth Street, Suite 1400, Cincinnati, Ohio 45202. The purpose of the meeting is to consider and vote on proposals relating to the proposed acquisition of Multi-Color by W/S Packaging Holdings, Inc., a Delaware corporation (“Parent”), for $50.00 per share in cash. Parent is an affiliate of Platinum Equity, LLC, a Beverly Hills-based private equity firm. Regardless of whether you plan to attend the meeting, we encourage you to vote your shares by mail, by telephone or through the Internet following the procedures outlined below.

On February 24, 2019, Multi-Color entered into an Agreement and Plan of Merger (as may be amended from time to time, the “merger agreement”) with Parent and Monarch Merger Corporation, an Ohio corporation and a wholly-owned subsidiary of Parent (“Sub”), providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of Multi-Color by Parent at a price of $50.00 per share in cash. Subject to the terms and conditions of the merger agreement, Sub will be merged with and into Multi-Color (the “merger”), with Multi-Color surviving the merger as a wholly-owned subsidiary of Parent. At the special meeting, Multi-Color will ask you to adopt the merger agreement, among other proposals related to the merger.

At the effective time of the merger, each share of common stock, without par value, of Multi-Color Corporation (which we refer to as “Multi-Color common stock”) issued and outstanding immediately prior to the effective time (other than (i) shares held by Multi-Color shareholders who have not voted in favor of the adoption of the merger agreement and have complied with the provisions of the Ohio General Corporation Law (the “OGCL”) concerning the right of holders of shares to require payment of fair cash value of their shares in accordance with the provisions of Section 1701.85 of the OGCL and (ii) shares that are held in the treasury of Multi-Color or owned of record by any wholly-owned subsidiary of Multi-Color, Parent or any wholly-owned subsidiary of Parent) will be converted into the right to receive $50.00 per share in cash, without interest, less any applicable withholding taxes.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.

The board of directors of Multi-Color (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) adopted, approved and declared advisable the merger agreement and the consummation by Multi-Color of the transactions contemplated by the merger agreement, including the merger, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation by Multi-Color of the transactions contemplated by the merger agreement, including the merger, (iii) determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of Multi-Color and its shareholders, (iv) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of Multi-Color shareholders and (v) recommended that Multi-Color shareholders vote for the adoption of the merger agreement. Accordingly, the Board has unanimously recommended a vote “FOR” the adoption of the merger agreement.

Your vote is important. Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement is important, and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of shareholders entitled to exercise a majority of the voting power of the shares entitled to vote on such matter (i.e., the holders of a majority of the outstanding shares of Multi-Color common stock). The failure to vote will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

After reading the accompanying proxy statement, please make sure to vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from it to vote your shares.

Thank you in advance for your continued support and your consideration of this matter.

Nigel Vinecombe

Executive Chairman of the Board

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement and form of proxy are first being sent to Multi-Color shareholders on April 5, 2019.

MULTI-COLOR CORPORATION

4053 Clough Woods Drive

Batavia, Ohio 45103

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on May 16, 2019

To the Shareholders of Multi-Color Corporation:

A special meeting of shareholders of Multi-Color Corporation (“Multi-Color”) will be held on May 16, 2019, at 10:30 a.m. Eastern Time at the offices of Keating Muething & Klekamp PLL, One East Fourth Street, Suite 1400, Cincinnati, Ohio 45202, for the following purposes:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 24, 2019 (as may be amended from time to time, the “merger agreement”), by and among Multi-Color, W/S Packaging Holdings, Inc., a Delaware corporation (“Parent”), and Monarch Merger Corporation, an Ohio corporation and a wholly-owned subsidiary of Parent;

2.

To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Multi-Color’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement (the “merger”); and

3.

To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the adoption of the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Shareholders of record at the close of business on April 3, 2019 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.

The board of directors of Multi-Color (which we refer to as the “Board”) has unanimously recommended that at the special meeting you vote “FOR” the adoption of the merger agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to Multi-Color’s named executive officers that is based on or otherwise relates to the merger and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

To assure that your shares are represented at the special meeting, regardless of whether you plan to attend the special meeting in person, please fill in your vote and sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or through the Internet. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. If you are a shareholder of record voting by telephone or through the Internet, then your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting. Your proxy is being solicited by the Board.

If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Kingsdale Shareholder Services, U.S. LLC, toll-free at 1-888-327-0825.

If you fail to return your proxy, vote by telephone or through the Internet or attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

By Order of the Board of Directors

Nigel Vinecombe

Executive Chairman of the Board

Batavia, Ohio

April 5, 2019

Please Vote—Your Vote is Important

i

Annex A – Agreement and Plan of Merger

Annex B – Opinion of Goldman Sachs & Co. LLC

Annex C – Opinion of William Blair & Company, L.L.C.

Annex D – Section 1701.84 and Section 1701.85 of the Ohio General Corporation Law

Annex E – Voting Agreements, dated as of February 24, 2019

Annex E-1 – Constantia Flexibles Holding GmbH

Annex E-2 – Diamond Castle Partners 2014, L.P. and DCP 2014 Deal Leaders Fund, L.P.

SUMMARY TERM SHEET

This summary highlights certain information in this proxy statement, but may not contain all of the information that may be important to you. You should carefully read this entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Multi-Color Corporation. You are encouraged to read carefully the information incorporated by reference in this proxy statement and may obtain it without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 117. Unless the context otherwise indicates, we refer to Multi-Color Corporation as “Multi-Color,” “we,” “us” or “our.”

The Parties (see page 20)

Multi-Color is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home & personal care, wine & spirits, food & beverage, healthcare and specialty consumer products. Multi-Color serves international brand owners in the North American, Latin American, EMEA (Europe, Middle East and Africa) and Asia Pacific regions with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve, Heat Transfer, Roll Fed and Aluminum Labels. Multi-Color’s principal executive offices are located at 4053 Clough Woods Drive, Batavia, Ohio 45103, and our telephone number is (513) 381-1480.

W/S Packaging Holdings, Inc., a Delaware corporation (which we refer to as “Parent”), is an affiliate of Platinum Equity Capital Partners IV, L.P., a Delaware limited partnership (which we refer to as “Platinum Fund IV”). Parent provides a single source for printing, packaging and marketing products, including pressure-sensitive and extended-text labels, coupons, full body shrink labels, folded cartons, printed tape, tags, decals, flexible film, specialty packaging and custom application equipment. Parent is indirectly controlled by certain private equity investment funds advised by Platinum Equity Advisors, LLC (which we refer to as “Platinum Equity”).

Monarch Merger Corporation, an Ohio corporation and a wholly-owned subsidiary of Parent (which we refer to as “Sub”), was formed solely for the purpose of engaging in the transactions contemplated by the merger agreement (as defined below). Upon completion of the merger (as defined below), Sub will merge with and into Multi-Color, and Sub will cease to exist.

The Merger (see page 27)

On February 24, 2019, Multi-Color, Parent and Sub entered into an Agreement and Plan of Merger (which, as may be amended from time to time, we refer to as the “merger agreement”). Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Sub will merge with and into Multi-Color (which we refer to as the “merger”). Multi-Color will survive the merger as a wholly-owned subsidiary of Parent (which we refer to as the “surviving corporation”).

Upon completion of the merger, each share of Multi-Color common stock, without par value (which we refer to as “Multi-Color common stock”), that is issued and outstanding immediately prior to the effective time of the merger (other than (i) shares held by shareholders of Multi-Color who have not voted in favor of the adoption of the merger agreement and have complied with the provisions of the Ohio General Corporation Law (which we refer to as the “OGCL”) concerning the right of holders of shares to require payment of fair cash value of their shares in accordance with the provisions of Section 1701.85 of the OGCL and (ii) shares that are held in the treasury of Multi-Color or owned of record by any wholly-owned subsidiary of Multi-Color, Parent or any wholly-owned subsidiary of Parent) will be converted into the right to receive $50.00 per share in cash (which we refer to as the “merger consideration” or the “per share merger consideration”), without interest, less any applicable withholding taxes.

Following the completion of the merger, Multi-Color will cease to be a publicly traded company and will become a wholly-owned subsidiary of Parent.

The Special Meeting (see page 21)

The special meeting will be held on May 16, 2019, at 10:30 a.m. Eastern Time, at the offices of Keating Muething & Klekamp PLL, One East Fourth Street, Suite 1400, Cincinnati, Ohio 45202. At the special meeting, you will be asked to, among other things, vote for the adoption of the merger agreement. See the section entitled “The Special Meeting,” beginning on page 21, for additional information on the special meeting, including how to vote your shares of Multi-Color common stock.

Shareholders Entitled to Vote; Vote Required to Adopt the Merger Agreement (see page 22)

You may vote at the special meeting (which we refer to as the “Multi-Color shareholder meeting”) if you were a holder of record of shares of Multi-Color common stock as of the close of business on April 3, 2019, which is the record date for the special meeting (which we refer to as the “record date”). You will be entitled to one vote for each share of Multi-Color common stock that you owned on the record date. As of the record date, there were 20,543,253 shares of Multi-Color common stock issued and outstanding and entitled to vote at the special meeting. The adoption of the merger agreement requires the affirmative vote of shareholders entitled to exercise a majority of the voting power of the shares entitled to vote on such matter (i.e., the holders of a majority of the outstanding shares of Multi-Color common stock).

How to Vote (see page 23)

Shareholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to determine which options are available to you. The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on the day before the special meeting.

If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Multi-Color common stock, your bank, broker, trust or other nominee will not be able to vote your shares on any of the proposals.

If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker, trust or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the special meeting.

Participants in the Multi-Color 401(k) Savings Plan

If you are a participant in the Multi-Color 401(k) Savings Plan (which we refer to as the “Multi-Color 401(k) Plan”) and have shares of Multi-Color common stock allocated to your plan account, you are entitled to provide voting instructions with respect to those shares allocated to your plan account. The trustee of the Multi-Color 401(k) Plan will vote the shares of Multi-Color common stock allocated to your plan account in accordance with your instructions, if timely received. Your voting instructions will be kept confidential except to the extent necessary to comply with applicable law.

If you are a participant and you choose to provide voting instructions, you may do so by following the procedures and instructions for Internet or telephone voting on the enclosed voting instruction form, or simply by completing, signing, dating and returning your enclosed voting instruction form by mail. The deadline for providing voting instructions for voting by the trustee of the Multi-Color 401(k) Plan is 11:59 p.m. Eastern Time on May 10, 2019, which is earlier than the deadline for returning voting instructions for shares of Multi-Color common stock that are not held through the Multi-Color 401(k) Plan.

If you do not properly instruct the trustee of the Multi-Color 401(k) Plan as to how to vote your shares held in the Multi-Color 401(k) Plan, your shares will be considered uninstructed and the Multi-Color 401(k) Plan fiduciary may vote your uninstructed shares in accordance with its fiduciary obligations under the Employee Retirement Income Security Act of 1974, as amended, if the fiduciary determines that doing so is in the best interest of plan participants and their beneficiaries.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Multi-Color common stock will be mailed to shareholders if the merger is completed.

For additional information regarding the procedure for delivering your proxy, see the sections entitled “The Special Meeting—How to Vote,” beginning on page 23, and “The Special Meeting—Solicitation of Proxies,” beginning on page 25. If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Kingsdale Shareholder Services, U.S. LLC (which we refer to as “Kingsdale”), toll-free at 1-888-327-0825.

Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement (see page 37)

After careful consideration, Multi-Color’s board of directors (which we refer to as the “Board”) unanimously declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interests of Multi-Color and its shareholders. Accordingly, the Board has unanimously recommended that at the special meeting you vote “FOR” the adoption of the merger agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to Multi-Color’s named executive officers that is based on or otherwise relates to the merger and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled “The Merger—Reasons for Recommending the Adoption of the Merger Agreement,” beginning on page 38. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Multi-Color shareholders generally. See the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 65.

Opinions of Our Financial Advisors (see page 48)

Opinion of Goldman Sachs

On February 23, 2019, at a meeting of the Board, Goldman Sachs & Co. LLC (which we refer to as “Goldman Sachs”) rendered its oral opinion, subsequently confirmed in writing, that, as of February 24, 2019 and based upon and subject to the factors and assumptions set forth therein, the $50.00 in cash per share of Multi-Color common stock to be paid to the holders of Multi-Color common stock (other than Parent and its affiliates) pursuant to the merger agreement, was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated February 24, 2019, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the merger. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of the shares of Multi-Color common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between Multi-Color and Goldman Sachs, Multi-Color has agreed to pay Goldman Sachs a transaction fee that, based on information available as of the date of the announcement of the merger, is estimated to be approximately $15.2 million, $1.0 million of which became payable upon execution of the merger agreement, and the remainder of which is contingent upon consummation of the merger.

Opinion of William Blair

William Blair & Company, L.L.C. (which we refer to as “William Blair”) was retained to act as financial advisor to Multi-Color in connection with the possible sale of Multi-Color. Pursuant to its engagement, Multi-Color requested that William Blair render an opinion to the Board as to whether the $50.00 per share in cash to be received by the holders of Multi-Color common stock (other than Parent or its affiliates) as merger consideration was fair, from a financial point of view, to such holders. On February 23, 2019, William Blair delivered its oral opinion to the Board (subsequently confirmed in its written opinion dated February 24, 2019) that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, the merger consideration to be received by the holders of the outstanding shares of Multi-Color common stock (other than Parent or its affiliates) was fair, from a financial point of view, to such holders.

The full text of William Blair’s written opinion, dated February 24, 2019, is attached as Annex C to this proxy statement and incorporated into this proxy statement by reference. You are urged to read the entire opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering its opinion. The analysis performed by William Blair should be viewed in its entirety; none of the methods of analysis should be viewed in isolation. William Blair’s fairness opinion was directed to the Board for its use and benefit in evaluating the fairness of the merger consideration to be received pursuant to the merger agreement and relates only to the fairness, as of the date of William Blair’s fairness opinion and from a financial point of view, of the merger consideration to be received by the holders of Multi-Color common stock (other than Parent or its affiliates) in the merger. William Blair’s fairness opinion does not address any other aspects of the merger or any related transaction, and does not constitute a recommendation to any holder of Multi-Color common stock as to how such shareholder should vote with respect to the merger. William Blair did not address the merits of the underlying decision by Multi-Color to engage in the merger.

Market Price and Dividend Data (see page 111)

Multi-Color common stock is traded on the Nasdaq Global Select Market (which we refer to as “Nasdaq”) under the symbol “LABL.” On January 22, 2019, the last full trading day before Bloomberg reported that Multi-Color may be exploring a sale, the closing price for Multi-Color common stock was $41.65 per share. On April 5, 2019, the last full trading day prior to the filing of this proxy statement, the closing price for Multi-Color common stock was $50.03 per share.

Voting and Support Agreements (see page 115 and Annex E-1 and Annex E-2)

Certain Multi-Color shareholders, specifically Constantia Flexibles Holding GmbH (which we refer to as “Constantia”) and Diamond Castle Partners 2014, L.P. and DCP 2014 Deal Leaders Fund, L.P. (which we refer to, collectively, as “Diamond Castle”) have entered into voting and support agreements with Parent and Sub (which we refer to, collectively, as the “voting agreements” and each, a “voting agreement”). Subject to their terms, the voting agreements obligate these shareholders to, among other things, vote their shares of Multi-Color common stock in favor of the adoption of the merger agreement. As of the close of business on the record date, these shareholders and their affiliates beneficially owned, in the aggregate, approximately 5,889,093 shares, representing approximately 28.7% of the outstanding shares entitled to vote at the special meeting.

Certain Effects of the Merger (see page 73)

Upon completion of the merger, Sub will be merged with and into Multi-Color upon the terms and subject to the conditions set forth in the merger agreement. As the surviving corporation in the merger, Multi-Color will continue to exist following the merger as a wholly-owned subsidiary of Parent.

Following the completion of the merger, shares of Multi-Color common stock will no longer be traded on Nasdaq or any other public market. In addition, the registration of shares of Multi-Color common stock under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), will be terminated.

Consequences if the Merger is Not Completed (see page 73)

If the merger agreement is not adopted by Multi-Color shareholders, or if the merger is not completed for any other reason, you will not receive any consideration from Parent or Sub for your shares of Multi-Color common stock. Instead, Multi-Color will remain a public company, and Multi-Color common stock will continue to be listed and traded on Nasdaq.

In addition, if the merger agreement is terminated under specified circumstances, Multi-Color is required to pay Parent a termination fee of $36,200,000, and if the merger agreement is terminated under certain other circumstances, Parent is required to pay Multi-Color a reverse termination fee of $103,300,000. See the section entitled “The Agreement and Plan of Merger—Expenses; Termination Fees,” beginning on page 106.

Treatment of Outstanding Equity Awards (see page 82)

The merger agreement provides that:

•

prior to the effective time of the merger, the Board (or, if appropriate, any committee of the Board) will adopt appropriate resolutions to provide that immediately prior to the effective time, each outstanding option to purchase shares granted pursuant to a company stock plan (as defined in the section entitled “The Agreement and Plan of Merger—Treatment of Company Options, Stock Units, Restricted Stock and Equity Plans”) (each, a “company option”) will be fully vested and at the effective time of the merger will be automatically cancelled, and each holder of a cancelled company option will be entitled to receive a payment in cash in an amount equal to the product of (i) the total number of shares subject to the cancelled company option, multiplied by (ii) the excess, if any, of (A) the merger consideration over (B) the exercise price per share subject to the cancelled company option, without interest; provided, however, that any such company option with respect to which the exercise price per share is greater than or equal to the merger consideration will be cancelled in exchange for no consideration at the effective time;

•

prior to the effective time of the merger, the Board (or, if appropriate, any committee of the Board) will adopt appropriate resolutions to provide that immediately prior to the effective time, each outstanding award of restricted stock units (which we refer to as “stock units”) with respect to shares, including performance-based restricted stock units, granted pursuant to a company stock plan, will be fully vested, with applicable performance goals deemed to have been satisfied at the target level of performance, and at the effective time will be automatically cancelled and converted into the right to receive a payment in cash in an amount equal to the sum of (i) the product of the merger consideration multiplied by the number of shares subject to each such award, without interest, and (ii) the dividend equivalents accrued on such award prior to the closing date; and

•

immediately prior to the effective time, each restricted stock award under a company stock plan (which we refer to as a “restricted stock award”) will be fully vested and the restrictions thereon will lapse, and at the effective time will be automatically cancelled and converted into the right to receive a payment in cash in an amount equal to the sum of (i) the product of the merger consideration multiplied by the number of shares subject to such restricted stock award, without interest, and (ii) the dividends accrued on such restricted stock award prior to the closing date.

Any payments made in respect of Multi-Color’s outstanding equity awards will be subject to any required tax withholding and made as promptly as practicable after the effective time of the merger (but no later than the first payroll date that is at least 10 business days after the effective time).

Interests of Directors and Executive Officers in the Merger (see page 65)

In considering the recommendation of the Board that you vote “FOR” the adoption of the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Multi-Color shareholders generally. The Board was aware of these interests and considered them at the time it approved the merger agreement and made its recommendation to Multi-Color shareholders.

Conditions to the Merger (see page 102)

Multi-Color’s, Parent’s and Sub’s respective obligations to complete the merger are subject to the satisfaction (or mutual waiver by each of Parent and Multi-Color where permitted under applicable law) of the following conditions:

•

receipt of the affirmative vote of shareholders entitled to exercise a majority of the voting power of the shares entitled to vote on such matter (i.e., the holders of a majority of the outstanding shares of Multi-Color common stock);

•

the expiration or termination of the waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”), and obtaining the approvals or clearances, or the expiration or termination of the waiting periods under, the Regulation (EC) No. 139/2004 (which we refer to as the “EU Competition Law”), the Federal Economic Competition Law, as amended (Mexico) (which we refer to as the “Mexico Competition Law”), and the Competition Act of 1988, as amended (South Africa) (which we refer to as the “South Africa Competition Act”); and

•

no court or other governmental entity having issued, enacted, entered, promulgated or enforced any law or order that is in effect and renders the consummation of the merger illegal or otherwise prohibits or restrains the merger and the other transactions contemplated by the merger agreement.

The obligations of Parent and Sub to complete the merger are also subject to the satisfaction or waiver by Parent of additional conditions, including:

•	subject to materiality qualifiers or de minimis inaccuracies in certain cases, the accuracy of each of our representations and warranties in the merger agreement;

•	Multi-Color’s performance and compliance in all material respects with all agreements and covenants required to be performed or complied with by Multi-Color under the merger agreement; and

•

there not having occurred any company material adverse effect (as such term is defined under the section entitled “The Agreement and Plan of Merger—Representations and Warranties”) or any other effect that would reasonably be expected to have a company material adverse effect, since the date of the merger agreement.

Our obligations to complete the merger are also subject to the satisfaction or waiver by us of additional conditions, including:

•	subject to certain materiality qualifiers, the accuracy of each of the representations and warranties of Parent and Sub in the merger agreement; and

•	Parent’s and Sub’s performance and compliance in all material respects with all agreements and covenants required to be performed or complied with by them under the merger agreement.

Regulatory Approvals (see page 80)

Under the merger agreement, the respective obligations of Multi-Color, Parent and Sub to complete the merger are subject to, among other things, the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act, and receipt of competition law approvals, or the expiration or termination of the waiting periods, under the EU Competition Law, the Mexico Competition Law and the South Africa Competition Act. For a description of Multi-Color’s and Parent’s respective obligations under the merger agreement with respect to regulatory approvals, see the section entitled “The Agreement and Plan of Merger—Efforts to Complete the Merger,” beginning on page 94.

Financing of the Merger (see page 74)

The obligation of the parties to consummate the merger is not subject to a financing condition (although the funding of the debt financing and the cash equity financing (which we refer to as the “financing”) is subject to the satisfaction of the conditions set forth in the debt commitment letter and equity commitment letter under which the debt financing and the cash equity financing will be provided, respectively). However, the failure to obtain any portion of the financing is likely to result in the failure of the merger to be completed. See the section entitled “The Agreement and Plan of Merger—Financing of the Merger” beginning on page 100.

We anticipate that the total funds needed to complete the merger, including the funds needed to pay Multi-Color shareholders and holders of other equity-based interests the amounts due to them under the merger agreement, which would be approximately $3.1 billion based upon (i) the consideration payable under the merger agreement, (ii) the repayment in full (or satisfaction and discharge) of obligations under any indentures or notes, as applicable, of Multi-Color and its subsidiaries, (iii) the repayment in full (or satisfaction and discharge) of certain outstanding indebtedness of Parent and its subsidiaries and (iv) fees, commissions and expenses in connection with the foregoing, will be funded through a combination of the following:

•

debt financing in an aggregate principal amount of approximately $2.890 billion (which we refer to as the “debt financing” and the commitments therefor, the “debt financing commitments”), consisting of

(i) a senior secured term loan facility in an aggregate principal amount of $1.20 billion, (ii) a senior secured revolving credit facility in an aggregate principal amount of $300.0 million (only a portion of which, if any, is expected to be drawn or used at the closing of the merger), (iii) a senior secured bridge loan facility in an aggregate principal amount of $650.0 million and (iv) a senior unsecured bridge loan facility in an aggregate principal amount of $740.0 million; and

•

a cash equity investment by Platinum Fund IV of up to $500.0 million (which we refer to as to the “cash equity financing,” and the commitments therefor, the “equity commitments” and together with the debt commitments, the “financing commitments”).

Platinum Fund IV Guaranty (see page 76)

To induce Multi-Color to enter into the merger agreement, Platinum Fund IV entered into a guaranty (which we refer to as the “guaranty”) in favor of Multi-Color pursuant to which Platinum Fund IV guaranteed (i) the obligation of Parent to pay the reverse termination fee (or, if applicable, damages for willful breach by Parent or Sub) to Multi-Color, if due and subject to the limitations under the merger agreement, (ii) the payment and performance of the reimbursement and indemnification obligations of Parent pursuant to the merger agreement with respect to the debt financing and the treatment of Multi-Color’s existing notes, (iii) the amount of all costs and expenses paid or incurred by Multi-Color in enforcing its rights under the guaranty and (iv) all liabilities and damages incurred or suffered by Multi-Color as a result of actual common law fraud. The liability of Platinum Fund IV as guarantor under the merger agreement is absolute, unconditional and irrevocable. However, the amount payable by Platinum Fund IV under the guaranty may not exceed $108,300,000.

Restrictions on Solicitation of Competing Proposals (see page 92)

The merger agreement generally restricts Multi-Color’s ability to, directly or indirectly, initiate, solicit, knowingly encourage or knowingly facilitate the submission of any competing proposals (as defined under the section entitled “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals”) or any inquiries regarding or the making, disclosure or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, a competing proposal, furnish any non-public information regarding Multi-Color or any of our subsidiaries to any third person in connection with or in response to a competing proposal or engage in, knowingly facilitate, knowingly encourage or otherwise participate in any discussions or negotiations with any third person with respect to any competing proposal, or any proposal, inquiry or offer that would reasonably be expected to lead to, a competing proposal or terminate, amend, release, modify or knowingly fail to enforce or waive, any provision of any standstill or confidentiality agreement with any person other than Parent or Sub. Under certain limited circumstances, however, and in compliance with certain obligations contained in the merger agreement, Multi-Color is permitted to furnish information with respect to Multi-Color and our subsidiaries and participate in discussions or negotiations with third parties making a competing proposal that the Board determines in good faith, after consultation with outside financial advisors and legal counsel, constitutes or could reasonably be expected to lead to a superior proposal (as defined in the merger agreement and described under “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals,” beginning on page 92), provided, that Multi-Color will as promptly as practicable (and in any event within 48 hours) notifies Parent of the receipt of any competing proposal that constitutes or could reasonably be expected to lead to a superior proposal. Under certain circumstances, Multi-Color is permitted to terminate the merger agreement in order to enter into a definitive acquisition agreement with respect to a superior proposal provided that, prior to or concurrently with such termination, Multi-Color pays Parent $36,200,000.

Termination of the Merger Agreement (see page 104)

Termination Rights Exercisable by Either Parent or Multi-Color

The merger agreement may be terminated prior to the effective time of the merger by the mutual written consent of Parent and Multi-Color. In addition, the merger agreement may be terminated prior to the effective time of the merger by either Parent or Multi-Color if:

•

the merger has not been consummated on or before August 24, 2019 (except that the right to terminate the merger agreement pursuant to the foregoing will not be available to Parent or Multi-Color if the failure of the merger to have been consummated on or before August 24, 2019 is primarily the result of such party having materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement);

•

if any governmental entity of competent jurisdiction has issued or entered any order permanently enjoining, restraining or prohibiting the merger and such order has become final and non-appealable (except that the right to terminate the merger agreement pursuant to the foregoing will not be available to any party that has failed to use its reasonable best efforts to contest, resolve or lift, as applicable, such order or any party that has failed in any material respect to comply with the provisions of the merger agreement described under “The Agreement and Plan of Merger—Efforts to Complete the Merger” beginning on page 94); and

•

the Multi-Color shareholder meeting (including any adjournments or postponements thereof) was duly convened, held and completed without obtaining the Multi-Color shareholder approval (as defined under the section entitled “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals”).

Multi-Color Termination Rights

Multi-Color may also terminate the merger agreement, subject to certain notice obligations, limitations and conditions:

•

if, prior to the effective time of the merger, Multi-Color is not then in breach of the merger agreement such that any of Parent’s or Sub’s conditions to closing would not be satisfied and Parent or Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement such that (i) a Multi-Color condition to closing or a mutual condition to closing would not be satisfied (or in the case of the breach of certain representations or warranties as of the date of the merger agreement, such breach was material) and (ii) such breach or failure to perform cannot be cured before the earlier of (A) three business days before August 24, 2019 and (B) 30 days following delivery of written notice of the breach or failure to perform; or

•

if, at any time prior to the receipt of Multi-Color shareholder approval, Multi-Color has entered into a definitive agreement with respect to a superior proposal, provided that Multi-Color is compliant (other than any de minimis non-compliance) with the provisions of the merger agreement described under the section entitled “The Agreement and Plan of Merger—Restriction on Solicitation of Competing Proposals” beginning on page 92 and it pays Parent $36,200,000; or

•

if (i) Parent’s and Sub’s conditions to closing and the mutual conditions to closing (other than those conditions that by their nature are to be satisfied by deliveries made at the closing, provided that such conditions would be satisfied if such date were the closing date) are satisfied or waived, (ii) Multi-Color has notified Parent after the end of the marketing period (as defined under the section entitled “The Agreement and Plan of Merger—Financing—Marketing Period and Efforts by Parent and Sub”) that the Multi-Color conditions to closing are satisfied or waived and it is ready, willing and able to consummate the closing, (iii) Parent and Sub have failed to consummate the closing by the earlier of August 24, 2019 and the third business day after the later of (A) the delivery of such notice and (B) the date by which the closing is required to have occurred under the merger agreement and (iv) throughout such three business day period, Multi-Color remains ready, willing and able to consummate the closing.

Parent Termination Rights

Parent may also terminate the merger agreement, subject to certain notice obligations, limitations and conditions:

•

if (i) Multi-Color has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement such that a Parent and Sub condition to closing or a mutual condition to closing would not be satisfied, (ii) Parent has delivered to Multi-Color written notice of such breach or failure to perform and (iii) such breach or failure to perform cannot be cured before the earlier of (A) three business days before August 24, 2019 and (B) 30 days following written notice of the breach or failure to perform (except that Parent may not terminate the merger agreement under these circumstances if Parent or Sub has breached or failed to perform any of its representations, warranties, covenants or agreements such that the conditions to Multi-Color’s closing obligations would not be satisfied); or

•

if, at any time prior to the receipt of the Multi-Color shareholder approval, any of the following “triggering events” has occurred: (i) the Board fails to include the Company recommendation (as defined under the section entitled “The Agreement and Plan of Merger – Obligation of the Board with Respect to its Recommendation”) in this proxy statement, (ii) the Board or any committee of the Board effects a change of Company recommendation (as defined under the section entitled “The Agreement and Plan of Merger – Obligation of the Board with Respect to its Recommendation”), (iii) a competing proposal is made public and the Board does not publicly reaffirm the Company recommendation within 10 business days after Parent’s written request for such reaffirmation (it being acknowledged and agreed that the Board shall only be obligated to make one reaffirmation with respect to any competing proposal and one reaffirmation with respect to any amendment thereto) or (iv) a tender or exchange offer is commenced by a person unaffiliated with Parent and Multi-Color fails to send its shareholders a statement reaffirming the Company recommendation and rejecting such tender or exchange offer within 10 business days after the tender or exchange offer is published.

Termination Fees (see page 106)

Upon termination of the merger agreement under specified circumstances, Multi-Color will be required to pay Parent a termination fee of $36,200,000, and if the merger agreement is terminated under certain other circumstances, Parent is required to pay Multi-Color a reverse termination fee of $103,300,000.

Dissenters’ Rights (see page 108 and Annex D)

Under Ohio law, if Multi-Color shareholders adopt the merger agreement, any Multi-Color shareholder who does not vote in favor of the adoption of the merger agreement and who properly demands payment of the fair cash value of such shareholder’s shares is entitled to certain dissenters’ rights pursuant to Sections 1701.84 and

1701.85 of the OGCL. Section 1701.85 of the OGCL generally provides that shareholders will not be entitled to such rights without strict compliance with the procedures set forth in Section 1701.85, and failure to take any one of the required steps may result in the termination or waiver of such rights.

Specifically, any Multi-Color shareholder who is a record holder of shares of Multi-Color common stock on the record date and whose shares of Multi-Color common stock are not voted in favor of the adoption of the merger agreement may be entitled to be paid the “fair cash value” of such shareholder’s shares after the effective time. To be entitled to such payment, a Multi-Color shareholder must deliver to Multi-Color a written demand for payment of the fair cash value of such shareholder’s shares of Multi-Color common stock held by such Multi-Color shareholder before the vote on the adoption of the merger agreement is taken, the Multi-Color shareholder must not vote in favor of the adoption of the merger agreement and the Multi-Color shareholder must otherwise comply with Section 1701.85 of the OGCL. A Multi-Color shareholder’s failure to vote against the adoption of the merger agreement will not constitute a waiver of such Multi-Color shareholder’s dissenters’ rights, as long as such Multi-Color shareholder does not vote in favor of the adoption of the merger agreement. Any written demand must specify the Multi-Color shareholder’s name and address, the number and class of shares of Multi-Color stock held by such shareholder on the record date and the amount claimed as the “fair cash value” of such shares. A proxy returned to Multi-Color signed but not marked to specify voting instructions will be voted in favor of the adoption of the merger agreement and will constitute a waiver of dissenting shareholders’ rights.

SEE THE TEXT OF SECTIONS 1701.84 AND 1701.85 OF THE OGCL ATTACHED IN THEIR ENTIRETY AS ANNEX D TO THIS PROXY STATEMENT FOR SPECIFIC INFORMATION ON THE PROCEDURES TO BE FOLLOWED IN EXERCISING DISSENTERS’ RIGHTS. ANY MULTI-COLOR SHAREHOLDER WHO WISHES TO EXERCISE THE RIGHTS OF A DISSENTING SHAREHOLDER OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT SUCH SHAREHOLDER’S LEGAL ADVISOR, BECAUSE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 1701.85 WILL RESULT IN THE LOSS OF THOSE RIGHTS.

Multi-Color shareholders considering seeking payment of the fair cash value of their shares of Multi-Color common stock should be aware that the “fair cash value” of their shares as determined pursuant to Section 1701.85 of the OGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger agreement if they did not seek payment of the fair cash value of their shares of Multi-Color common stock. If the shares of Multi-Color common stock are listed on a national securities exchange, such as Nasdaq immediately before the effective time, the “fair cash value” will be deemed to be the closing sale price of the shares of Multi-Color common stock as of the close of trading on the date before the vote of Multi-Color shareholders on the proposal to adopt the merger agreement.

Litigation Related to the Merger

To Multi-Color’s knowledge, as of April 5, 2019, there is no pending litigation against Multi-Color, Parent or Sub relating to the merger.

Material U.S. Federal Income Tax Consequences of the Merger (see page 76)

The receipt of cash in exchange for shares of Multi-Color common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined below under the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,”) who receives cash in exchange for shares of Multi-Color common stock in the merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of

Multi-Color common stock (that is, shares acquired for the same cost in a single transaction). You should refer to the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 76, and consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the merger.

Where You Can Find More Information (see page 117)

You can find more information about Multi-Color in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of Multi-Color shareholders and the merger. These questions and answers do not address all questions that may be important to you as a Multi-Color shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement. See “Where You Can Find More Information” beginning on page 117 of this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

On February 24, 2019, Multi-Color entered into the merger agreement with Parent and Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the adoption of the merger agreement.

Q:	As a shareholder, what will I receive in the merger?

A:

If the merger is completed, you will be entitled to receive $50.00 in cash, without interest, subject to any applicable withholding taxes, for each share of Multi-Color common stock you own as of immediately prior to the effective time of the merger, except as discussed in the section entitled “Dissenters’ Rights” beginning on page 108.

The receipt of cash in exchange for shares of Multi-Color common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Please see the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 76, for a more detailed description of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local and foreign taxes.

Q:	What will happen to outstanding Multi-Color equity compensation awards in the merger?

A:

For information regarding the treatment of outstanding Multi-Color equity awards, see the section entitled “The Agreement and Plan of Merger — Treatment of Company Options, Stock Units, Restricted Stock and Equity Plans,” beginning on page 82.

Q:	Where and when will the special meeting of shareholders be held?

A:

The special meeting of Multi-Color shareholders will be held on May 16, 2019 at 10:30 a.m. Eastern Time, at the offices of Keating Muething & Klekamp PLL, One East Fourth Street, Suite 1400, Cincinnati, Ohio 45202.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of Multi-Color common stock as of the close of business on April 3, 2019, the record date for the special meeting, are entitled to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of Multi-Color common stock that you held on the record date.

Q:	What proposals will be considered at the special meeting?

At the special meeting, you will be asked to consider and vote on:

•	a proposal to adopt the merger agreement (which we refer to as the “Merger Agreement Proposal”);

•

a proposal to approve, by a non-binding advisory vote (which we refer to as the “Non-Binding Compensation Advisory Proposal”), the compensation that may be paid or become payable to Multi-Color’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger – Golden Parachute Compensation,” beginning on page 71; and

•

a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the adoption of the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement (which we refer to as the “Adjournment Proposal”).

Q:	What vote is required to approve each of the proposals?

A:

The approval of the Merger Agreement Proposal requires the affirmative vote of shareholders entitled to exercise a majority of the voting power of the shares entitled to vote on such matter (i.e., the holders of a majority of the outstanding shares of Multi-Color common stock). Abstentions and failures to vote will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

The approval of the Non-Binding Compensation Advisory Proposal requires the affirmative vote of a majority of the votes cast on such matter at the Multi-Color special meeting. Although the Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on Multi-Color or Parent or any of their respective subsidiaries, and, if the merger agreement is adopted by Multi-Color shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved. Abstentions and failures to vote will have no effect on the Non-Binding Compensation Advisory Proposal as they are not considered “votes cast” with respect to the proposal.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such matter at the Multi-Color special meeting. Accordingly, abstentions and failures to vote will have no effect on the Adjournment Proposal as they are not considered “votes cast” with respect to the proposal. However, if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting shares present in person or by proxy at the Multi-Color special meeting may adjourn the meeting to another place, date or time. In this case, abstentions and failures to vote will have the same effect as a vote “AGAINST” the adjournment, due to an absence of a quorum.

Q:	How does the Board recommend that I vote on the proposals?

A:

Upon careful consideration, the Board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Multi-Color and its shareholders, and unanimously recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal.

For a discussion of the factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section entitled “The Merger—Reasons for Recommending the Adoption of the Merger Agreement,” beginning on page 38. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Multi-Color shareholders generally. See the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 65.

Q:	Do I need to attend the special meeting in person?

A:	No. It is not necessary for you to attend the special meeting in order to vote your shares. You may vote by mail, by telephone or through the Internet, as described in more detail below.

Q:	How many shares need to be represented at the special meeting?

A:

The presence at the special meeting, in person or by proxy, of the holders of a majority of the voting power of the shares of Multi-Color common stock issued and outstanding and entitled to vote constitutes a quorum for the purpose of considering the proposals. As of the close of business on the record date, there were 20,543,253 shares of Multi-Color common stock outstanding. If you are a Multi-Color shareholder as of the close of business on the record date and you vote by mail, by telephone, through the Internet or in person at the special meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of Multi-Color common stock (i.e., you hold your shares in the name of a bank, broker, trust or other nominee) and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of Multi-Color common stock held by shareholders that are present in person, or represented by proxy, and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum (other than “street name” holders of shares as described above). In the absence of a quorum, the special meeting may be adjourned to another place, date or time by the affirmative vote of shares representing a majority of the voting shares present in person or by proxy at the Multi-Color special meeting.

Q:

Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to Multi-Color’s named executive officers that is based on or otherwise relates to the merger?

A:

The SEC has adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, Multi-Color is providing our shareholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to Multi-Color’s named executive officers in connection with the merger. For additional information, see the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” on page 26.

Q:	What will happen if Multi-Color shareholders do not approve the Non-Binding Compensation Advisory Proposal?

A:

The vote to approve the Non-Binding Compensation Advisory Proposal is a vote separate and apart from the vote to adopt the merger agreement. Approval of the Non-Binding Compensation Advisory Proposal is not a condition to completion of the merger, and it is advisory in nature only, meaning that it will not be binding on Multi-Color or Parent or any of their respective subsidiaries. Accordingly, if the merger agreement is adopted by Multi-Color’s shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your shares of Multi-Color common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of Multi-Color common stock that you owned on the record date.

Q:	How do I vote if I am a shareholder of record?

A:	You may vote by:

•	submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•	submitting your proxy by using the telephone number printed on each proxy card you receive;

•	submitting your proxy through the Internet voting instructions printed on each proxy card you receive; or

•	by appearing in person at the special meeting and voting by ballot.

If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the special meeting in person to ensure that your shares of Multi-Color common stock are represented at the special meeting.

If you return your signed and dated proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the Merger Agreement Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal.

Q:	If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals?

A:

Your bank, broker, trust or other nominee will NOT have the power to vote your shares of Multi-Color common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Q:	What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:

Your bank, broker, trust or other nominee will NOT be able to vote your shares of Multi-Color common stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the adoption of the merger agreement requires the affirmative vote of shareholders entitled to exercise a majority of the voting power of the shares entitled to vote on such matter, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Furthermore, if you fail to provide your nominee with any voting instructions, your shares will not be included in the calculation of the number of shares of Multi-Color common stock present at the special meeting for purposes of determining whether a quorum is present.

Q:	May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:

Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to Multi-Color’s Secretary at 4053 Clough Woods Drive, Batavia, Ohio 45103. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of Multi-Color common stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke or change your proxy. “Street name” holders of shares of Multi-Color common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.

All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.

Q:	What does it mean if I receive more than one proxy card?

A:

If you receive more than one proxy card, it means that you hold shares of Multi-Color common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to submit your proxies by properly completing and mailing each proxy card you receive or by telephone or through the Internet by using the different voter control number(s) on each proxy card.

Q:	What happens if I sell my shares of Multi-Color common stock before the special meeting?

A:

The record date for the special meeting is earlier than the expected date of the merger. If you own shares of Multi-Color common stock as of the close of business on the record date but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares as of immediately prior to the effective time of the merger.

Q:	May I exercise dissenters’ rights in connection with the merger?

A:

Multi-Color shareholders may be entitled to dissenters’ rights under Sections 1701.84 and 1701.85 of the OGCL, provided they follow the procedures and satisfy the conditions set forth in Section 1701.85 of the OGCL. See the section entitled “Dissenters’ Rights” beginning on page 108. In addition, a copy of Sections 1701.84 and 1701.85 of the OGCL is attached as Annex D to this proxy statement. Failure to strictly comply with Section 1701.85 of the OGCL may result in your waiver of, or inability to, exercise dissenters’ rights.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:

No. Shortly after the merger is completed, shareholders holding certificated shares of Multi-Color common stock will be sent a letter of transmittal that includes detailed written instructions on how to return such stock certificates. You must return your stock certificates in accordance with such instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE(S) NOW.

Q:	What should I do if I hold shares of Multi-Color common stock through the Multi-Color 401(k) Plan?

A:

If you are a participant in the Multi-Color 401(k) Plan and have shares of Multi-Color common stock allocated to your plan account, you are entitled to provide voting instructions with respect to those shares allocated to your plan account. The trustee of the Multi-Color 401(k) Plan will vote the shares of common stock allocated to your plan account in accordance with your instructions, if timely received. Your voting instructions will be kept confidential except to the extent necessary to comply with applicable law.

If you are a participant and you choose to provide voting instructions, you may do so by following the procedures and instructions for Internet or telephone voting on the enclosed voting instruction form, or simply by completing, signing, dating and returning your enclosed voting instruction form by mail. The deadline for providing voting instructions for voting by the trustee of the Multi-Color 401(k) Plan is 11:59 p.m. Eastern Time on May 10, 2019 which is earlier than the deadline for returning voting instructions for shares of Multi-Color common stock that are not held through the Multi-Color 401(k) Plan.

If you do not properly instruct the trustee of the Multi-Color 401(k) Plan as to how to vote your shares held in the Multi-Color 401(k) Plan, your shares will be considered uninstructed and the Multi-Color 401(k) Plan fiduciary may vote your uninstructed shares in accordance with its fiduciary obligations under the Employee Retirement Income Security Act of 1974, as amended, if the fiduciary determines that doing so is in the best interest of plan participants and their beneficiaries.

Q:	Should I send in my company options, stock units or restricted stock awards now?

A:

No. Shortly after the merger is completed, your company options, stock units and restricted stock awards will be automatically exchanged for the applicable consideration, if any, which will be paid, less any required tax withholding, as promptly as practicable following the effective time of the merger (but no later than the first payroll date that is at least 10 business days after the effective time).

Q:	When is the merger expected to be completed?

A:

Multi-Color and Parent are working toward completing the merger as quickly as possible. We currently anticipate that the merger will be completed by the third quarter of calendar year 2019, but we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived. The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the adoption of the merger agreement by Multi-Color shareholders and the receipt of certain regulatory approvals. For additional information, see the section entitled “The Agreement and Plan of Merger—Conditions to the Merger,” beginning on page 102.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by the holders entitled to exercise a majority of the voting power of the shares entitled to vote on such matter (i.e., the holders of a majority of the outstanding shares of

Multi-Color common stock) or if the merger is not completed for any other reason, you will not receive any consideration from Parent or Sub for your shares of Multi-Color common stock. Instead, Multi-Color will remain a public company, and Multi-Color common stock will continue to be registered under the Exchange Act and listed and traded on Nasdaq. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of Multi-Color common stock will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of Multi-Color common stock. Under certain circumstances, if the merger is not completed, Multi-Color may be obligated to pay Parent a termination fee of $36,200,000, and under certain other circumstances, Parent may be obligated to pay Multi-Color a reverse termination fee of $103,300,000. For additional information, see the section entitled “The Merger—Consequences if the Merger is Not Completed,” on page 73.

Q:	Are there any requirements if I plan on attending the special meeting?

A:

If you wish to attend the special meeting, you may be asked to present valid photo identification. Please note that, if you hold your shares in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the meeting without the approval of Multi-Color.

Q:	Where can I find more information about Multi-Color?

A:

Multi-Color files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” on page 117.

Q:	Who can help answer my questions?

A:

For additional questions about the merger, assistance in submitting proxies or voting shares of Multi-Color common stock, or additional copies of the proxy statement or the enclosed proxy card(s), please contact our proxy solicitor:

Kingsdale Advisors

745 Fifth Avenue, 5th Floor

New York, NY 10151

Banks and Brokerage Firms Call: 416-867-2272

Shareholders Call Toll Free: 1-888-327-0825

Email: contactus@kingsdaleadvisors.com

If your shares are held for you by a bank, broker, trust or other nominee, you should also call your bank, broker, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this proxy statement constitutes “forward-looking statements.” These statements include statements regarding the anticipated timing of the consummation of the merger and how Multi-Color will operate its business if the merger is not completed. The words “may,” “continue,” “estimate,” “intend,” “plan,” “seek,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those anticipated at the date of this proxy statement. These risks and uncertainties include, but are not limited to, the following:

•	the merger may not be completed in a timely manner, or at all;

•	the failure to satisfy the conditions precedent to the consummation of the merger, including, without limitation, the receipt of shareholder and regulatory approvals;

•	unanticipated difficulties or expenditures relating to the transactions contemplated by the merger agreement;

•

legal proceedings, including those that may be instituted against Multi-Color, the Board, Multi-Color’s executive officers and others following the announcement of the execution of the merger agreement;

•	disruptions of current plans and operations caused by the announcement of the execution of the merger agreement and pendency of the transactions contemplated by the merger agreement;

•	potential difficulties in employee retention due to the announcement of the execution of the merger agreement and pendency of the transactions contemplated by the merger agreement;

•	the response of customers, suppliers and business partners to the announcement of the execution of the merger agreement;

•	risks related to diverting management’s attention from Multi-Color’s ongoing business operations;

•	risks regarding the failure to obtain the necessary financing to complete the transactions contemplated by the merger agreement;

•	risks related to the equity and debt financing and related guarantee arrangements entered into in connection with the merger agreement; and

•

other factors described in documents filed by Multi-Color with the SEC, including the factors described in Multi-Color’s annual report on Form 10-K for the fiscal year ended March 31, 2018 filed with the SEC on May 30, 2018.

Any or all forward-looking statements may turn out to be wrong. Multi-Color can give no assurance that the expectations expressed or implied in the forward-looking statements contained in this proxy statement will be attained. The forward-looking statements are made as of the date of this proxy statement, and Multi-Color undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

PARTIES TO THE MERGER

Multi-Color

Multi-Color is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home & personal care, wine & spirits, food & beverage, healthcare and specialty consumer products. Multi-Color serves international brand owners in the North American, Latin American,

EMEA (Europe, Middle East and Africa) and Asia Pacific regions with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve, Heat Transfer, Roll Fed and Aluminum Labels.

Multi-Color became a publicly traded company in 1987. Shares of Multi-Color common stock are listed on Nasdaq and trade under the symbol “LABL.”

Multi-Color’s principal executive offices are located at 4053 Clough Woods Drive, Batavia, Ohio 45103, and our telephone number is (513) 381-1480. Our website address is www.mcclabel.com. The information provided on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website in this proxy statement.

Additional information about Multi-Color is contained in our public filings, which are incorporated by reference in this proxy statement. See the section entitled “Where You Can Find More Information,” on page 117, for more information.

Parent

Parent is an affiliate of Platinum Fund IV. Parent provides a single source for printing, packaging and marketing products, including pressure-sensitive and extended-text labels, coupons, full body shrink labels, folded cartons, printed tape, tags, decals, flexible film, specialty packaging and custom application equipment. Parent is indirectly controlled by certain private equity investment funds advised by Platinum Equity.

Sub

Monarch Merger Corporation, an Ohio corporation, is a wholly-owned subsidiary of Parent formed on February 20, 2019, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of Multi-Color. Upon completion of the merger, Sub will merge with and into Multi-Color, and Sub will cease to exist. Sub’s principal executive offices are located at c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, California 90210.

THE SPECIAL MEETING

We are furnishing this proxy statement as part of the solicitation of proxies by the Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

The special meeting will be held on May 16, 2019 at 10:30 a.m. Eastern Time, at the offices of Keating Muething & Klekamp PLL, One East Fourth Street, Suite 1400, Cincinnati, Ohio 45202.

Multi-Color shareholders who wish to attend the special meeting may be asked to present valid photo identification. Please note that, if you hold your shares of Multi-Color common stock in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the meeting without the approval of Multi-Color.

Purpose of the Special Meeting

At the special meeting, Multi-Color’s shareholders of record will be asked to consider and vote on:

•	the Merger Agreement Proposal;

•	the Non-Binding Compensation Advisory Proposal; and

•	the Adjournment Proposal.

Recommendation of the Board

The Board carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) adopted, approved and declared advisable the merger agreement and the merger and the consummation by Multi-Color of the transactions contemplated by the merger agreement, including the merger, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation by Multi-Color of the transactions contemplated by the merger agreement, including the merger, (iii) determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of Multi-Color and its shareholders, (iv) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of Multi-Color shareholders and (v) recommended that Multi-Color shareholders vote “FOR” the adoption of the merger agreement. Accordingly, the Board has unanimously recommended a vote “FOR” the Merger Agreement Proposal.

The Board also unanimously recommends a vote “FOR” the approval of the Non-Binding Compensation Advisory Proposal and “FOR” the approval of the Adjournment Proposal.

Record Date and Quorum

Each holder of record of shares of Multi-Color common stock as of the close of business on April 3, 2019, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each share of Multi-Color common stock that you owned on the record date. As of the record date, there were 20,543,253 shares of Multi-Color common stock issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of 10,271,627 shares of Multi-Color common stock (a majority of the voting power of the shares of Multi-Color common stock issued and outstanding and entitled to vote) constitutes a quorum for the special meeting.

If you are a Multi-Color shareholder of record and you vote by mail, by telephone or through the Internet or in person at the special meeting, then your shares of Multi-Color common stock will be counted as part of the quorum. If you are a “street name” holder of shares of Multi-Color common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of Multi-Color common stock held by shareholders of record that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned to another place, date or time by the affirmative vote of the holders of a majority of the voting shares present in person or by proxy at the meeting.

Vote Required for Approval; Abstentions

Merger Agreement Proposal.  The adoption of the merger agreement requires the affirmative vote of shareholders entitled to exercise a majority of the voting power of the shares entitled to vote on such matter (i.e., the holders of a majority of the outstanding shares of Multi-Color common stock). Abstentions from voting and failures to vote will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Non-Binding Compensation Advisory Proposal.  The approval of the Non-Binding Compensation Advisory Proposal requires the affirmative vote of a majority of the votes cast on such matter at the Multi-Color special meeting. The vote is advisory only and, therefore, is not binding on Multi-Color or Parent or any of their respective subsidiaries, and, if the merger agreement is adopted by Multi-Color shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved. Abstentions from voting and failures to vote will have no effect on the Non-Binding Compensation Advisory Proposal.

Adjournment Proposal.  The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such matter at the Multi-Color special meeting, provided a quorum is present. Consequently, abstentions from voting and failures to vote will have no effect on the proposal. However, if a quorum is not present at the special meeting, the affirmative vote of the holders of a majority of the voting shares present in person or by proxy at the Multi-Color special meeting may adjourn the meeting to another place, date or time. In this case, abstentions and failures to vote will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting due to an absence of a quorum.

Effect of Broker Non-Votes

Under applicable stock exchange rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if your shares are held in “street name,” your bank, broker, trust or other nominee will NOT be able to vote your shares of Multi-Color common stock on any of the proposals, and your shares will not be counted in determining the presence of a quorum unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the adoption of the merger agreement requires the affirmative vote of shareholders entitled to exercise a majority of the voting power of the shares entitled to vote on such matter (i.e., the holders of a majority of the outstanding shares of Multi-Color common stock), the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Because the approval of each of the Non-Binding Compensation Advisory Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such matter at the Multi-Color special meeting, and because banks, brokers, trusts or other nominees do not have discretionary authority to vote on either proposal, the failure to provide banks, brokers, trusts or other nominees with voting instructions will have no effect on approval of either such proposal.

How to Vote

Shareholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on the day before the special meeting.

If you submit your proxy by mail, by telephone or through the Internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares of Multi-Color common stock will be voted in favor of that proposal. If you indicate “ABSTAIN” on the Merger Agreement Proposal, it will have the same effect as a vote “AGAINST” that proposal. If you indicate “ABSTAIN” on the Non-Binding Compensatory Advisory Proposal or the Adjournment Proposal, it will have no effect on the proposal. If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Multi-Color common stock, your bank, broker, trust or other nominee will not be able to vote your shares on any of the proposals.

If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker, trust or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the special meeting.

If you do not submit a proxy or otherwise fail to vote your shares of Multi-Color common stock in any of the ways described above, it will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but will have no effect on approval of the Non-Binding Compensation Advisory Proposal or the Adjournment Proposal.

If you have any questions about how to vote or direct a vote in respect of your shares of Multi-Color common stock, you may contact our proxy solicitor, Kingsdale Shareholder Services, U.S. LLC, toll-free at 1-888-327-0825.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Multi-Color common stock will be mailed to shareholders if the merger is completed.

Revocation of Proxies

Any proxy given by a Multi-Color shareholder may be revoked at any time before it is voted at the special meeting by doing any of the following:

•

by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to Multi-Color’s Secretary at 4053 Clough Woods Drive, Batavia, Ohio 45103;

•	by submitting another proxy by telephone or through the Internet, in accordance with the instructions on the enclosed proxy card;

•	by submitting a later-dated proxy card relating to the same shares of Multi-Color common stock; or

•	by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting).

“Street name” holders of shares of Multi-Color common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later day or time, if necessary or appropriate, to solicit additional proxies in favor of the adoption of the merger agreement. Your shares will be voted on the Adjournment Proposal in accordance with the instructions indicated in your proxy or, if no instructions are provided, “FOR” the Adjournment Proposal.

If a quorum is present at the special meeting, the special meeting may be adjourned if the Adjournment Proposal receives the affirmative vote of a majority of the votes cast on such matter at the Multi-Color special meeting. If a quorum is not present at the special meeting, the affirmative vote of the holders of a majority of the voting shares present in person or by proxy at the Multi-Color special meeting may adjourn the meeting to another place, date or time. In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are insufficient votes at the time of the special meeting to adopt the merger agreement, then Multi-Color may seek to adjourn the special meeting. Under the merger agreement, Multi-Color may adjourn, recess or postpone the special meeting and may change the record date in connection with such postponement, solely (i) after consulting with Parent, to the extent necessary, in the good faith judgment of the Board or (ii) if as of the time for which the special meeting is originally scheduled (as set forth in this proxy statement) there are insufficient shares of Multi-Color common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting or to the extent that at such time Multi-Color has not received proxies sufficient to allow the receipt of the Multi-Color shareholder approval at the special meeting.

Solicitation of Proxies

Multi-Color is soliciting the enclosed proxy card on behalf of the Board, and Multi-Color will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, Multi-Color and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.

Multi-Color has retained Kingsdale to assist in the solicitation process. Multi-Color will pay Kingsdale a fee of approximately $15,000 plus reimbursement of certain specified out-of-pocket expenses. Multi-Color also has agreed to indemnify Kingsdale against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Multi-Color will ask banks, brokers, trusts and other nominees to forward Multi-Color’s proxy solicitation materials to the beneficial owners of shares of Multi-Color common stock held of record by such banks, brokers, trusts or other nominees. Multi-Color will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Participants in the Multi-Color 401(k) Plan

If you are a participant in the Multi-Color 401(k) Plan and have shares of Multi-Color common stock allocated to your plan account, you are entitled to provide voting instructions with respect to those shares allocated to your plan account. The trustee of the Multi-Color 401(k) Plan will vote the shares of common stock allocated to your plan account in accordance with your instructions, if timely received. Your voting instructions will be kept confidential except to the extent necessary to comply with applicable law.

If you are a participant and you choose to provide voting instructions, you may do so by following the procedures and instructions for Internet or telephone voting on the enclosed voting instruction form, or simply by completing, signing, dating and returning your enclosed voting instruction form by mail. The deadline for providing voting instructions for voting by the trustee of the Multi-Color 401(k) Plan is 11:59 p.m. Eastern Time on May 10, 2019, which is earlier than the deadline for returning voting instructions for shares of Multi-Color common stock that are not held through the Multi-Color 401(k) Plan.

If you do not properly instruct the trustee of the Multi-Color 401(k) Plan as to how to vote your shares held in the Multi-Color 401(k) Plan, your shares will be considered uninstructed and the Multi-Color 401(k) Plan fiduciary may vote your uninstructed shares in accordance with its fiduciary obligations under the Employee Retirement Income Security Act of 1974, as amended, if the fiduciary determines that doing so is in the best interest of plan participants and their beneficiaries.

Shareholder List

A list of Multi-Color shareholders entitled to vote at the special meeting will be available for examination by any Multi-Color shareholder at the special meeting.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card(s), please call our proxy solicitor, Kingsdale Shareholder Services, U.S. LLC, toll-free at 1-888-327-0825.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, at the special meeting, Multi-Color shareholders will consider and vote on a proposal to adopt the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement. In addition, see the sections entitled “The Merger,” beginning on page 27, and “The Agreement and Plan of Merger,” beginning on page 80.

The Board unanimously recommends that Multi-Color shareholders vote “FOR” the Merger Agreement Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Multi-Color common stock represented by such proxy card will be voted “FOR” the Merger Agreement Proposal.

The adoption of the merger agreement requires the affirmative vote of shareholders entitled to exercise a majority of the voting power of the shares entitled to vote on such matter (i.e., the holders of a majority of the outstanding shares of Multi-Color common stock).

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL

Under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Multi-Color’s named executive officers that is based on or otherwise relates to the merger, as disclosed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation,” beginning on page 71, including the table entitled “Golden Parachute Payment” and accompanying footnotes. Accordingly, Multi-Color shareholders are being provided with the opportunity to cast an advisory vote on such payments.

As an advisory vote, this proposal is not binding upon Parent, Multi-Color or the Board, and approval of this proposal is not a condition to completion of the merger. Because the executive compensation to be paid in connection with the merger is based on the terms of the merger agreement as well as the contractual arrangements with the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted and the merger is completed (subject only to the contractual conditions applicable thereto). However, Multi-Color seeks your support and believes that your support is appropriate because Multi-Color has a comprehensive executive compensation program designed to link the compensation of our executives with Multi-Color’s performance and the interests of Multi-Color’s shareholders. Accordingly, we ask that you vote on the following resolution:

“RESOLVED, that the shareholders of Multi-Color Corporation approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the named executive officers of Multi-Color Corporation, that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation,” beginning on page 71 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

The Board unanimously recommends that Multi-Color shareholders vote “FOR” the approval of the Non-Binding Compensation Advisory Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Multi-Color common stock represented by such proxy card will be voted “FOR” the approval of the Non-Binding Compensation Advisory Proposal.

The approval of the Non-Binding Compensation Advisory Proposal requires the affirmative vote of a majority of the votes cast on such matter at the Multi-Color special meeting. The vote is advisory only and, therefore, not binding on Multi-Color or Parent or any of their respective subsidiaries, and, if the merger agreement is adopted by Multi-Color’s shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if the Non-Binding Compensation Advisory Proposal is not approved.

PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING

Multi-Color shareholders may be asked to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the adoption of the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

The Board unanimously recommends that Multi-Color shareholders vote “FOR” the approval of the Adjournment Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Multi-Color common stock represented by such proxy card will be voted “FOR” the approval of the Adjournment Proposal.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such matter at the Multi-Color special meeting. If a quorum is not present at the special meeting, the affirmative vote of the holders of a majority of the voting shares present in person or by proxy at the Multi-Color special meeting may adjourn the meeting to another place, date or time.

THE MERGER

Overview

Multi-Color is seeking the adoption by Multi-Color shareholders of the merger agreement Multi-Color entered into on February 24, 2019 with Parent and Sub. Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Sub will merge with and into Multi-Color. Multi-Color will survive the merger as a wholly-owned subsidiary of Parent. Concurrently with the execution and delivery of the merger agreement, Platinum Fund IV entered into the guaranty in favor of Multi-Color to guarantee certain monetary obligations owed by Parent pursuant to the merger agreement, including any termination fee that may become payable by Parent. The Board has approved the merger agreement and has unanimously recommended that Multi-Color shareholders vote “FOR” the adoption of the merger agreement.

Upon completion of the merger, each share of Multi-Color common stock that is issued and outstanding immediately prior to the effective time of the merger (other than (i) shares held by shareholders of Multi-Color who have not voted in favor of the merger agreement and have complied with provisions of the OGCL concerning the right of holders of shares to require payment of fair cash value of their shares in accordance with the provisions of Section 1701.85 of the OGCL and (ii) shares that are held in the treasury of Multi-Color or owned of record by any wholly-owned subsidiary of Multi-Color, Parent or any wholly-owned subsidiary of Parent) will be converted into the right to receive $50.00 per share in cash, without interest, less any applicable withholding taxes.

Following the completion of the merger, Multi-Color will cease to be a publicly traded company and will become a wholly-owned subsidiary of Parent.

Background of the Merger

As part of Multi-Color’s strategic planning process, the Board regularly reviews, together with Multi-Color’s senior management team, Multi-Color’s near-term and long-term strategy, performance, positioning and operating prospects with a view toward enhancing shareholder value. In addition, the Board and management actively monitor and assess industry trends, Multi-Color’s short- and long-term performance, Multi-Color’s share price performance and potential strategic and financial initiatives. The Board and management also periodically discuss potential challenges that Multi-Color faces in executing its strategic plan.

At a regular meeting of the Board on November 6-7, 2018, the Board reviewed and discussed Multi-Color’s strategic plan and strategic direction. In connection with this discussion, the Board provided feedback with respect to the fiscal 2020-2022 strategic plan prepared by Multi-Color management. Also, in connection with this discussion, the Board invited to the meeting a representative of an investment banking firm who was familiar with Multi-Color, and at the meeting, such representative discussed with the Board various strategic and financial alternatives, primarily focusing on maintaining the status quo, a potential sale of Multi-Color (which we refer to as the “Potential Transaction”) and a potential strategic merger. The representative provided valuation perspectives and views on potential acquirers and merger candidates.

As a result of this discussion, the Board determined to interview counsel and financial advisors to retain in connection with a review of potential strategic alternatives, including the Potential Transaction.

On November 13, 2018, Multi-Color engaged Sidley Austin LLP (which we refer to as “Sidley Austin”) to act as legal counsel in connection with a review of potential strategic alternatives, including the Potential Transaction.

On November 15 and 16, 2018, certain members of the Board and Sharon E. Birkett, Multi-Color’s Secretary, Vice President and Chief Financial Officer, met with representatives of Goldman Sachs and representatives of another investment banking firm, each of which firms had been selected by the Board based on their industry expertise and reputation. During these meetings, the representatives of Goldman Sachs and the other investment banking firm offered preliminary views on valuation and potential acquirers, including both financial sponsors and strategic parties, and strategic merger candidates.

On November 16, 2018, the Board held a telephonic meeting regarding the potential engagement of a financial advisor in connection with a review of potential strategic alternatives, including the Potential Transaction. Also in attendance were Ms. Birkett and representatives of Sidley Austin. The Sidley Austin representatives noted that, in responses to various questions relating to potential conflicts of interest, each of the potential financial advisors had relationships with Wendel Investissement (which we refer to as “Wendel”), the ultimate parent of Constantia Flexibles GmbH, which beneficially owns approximately 16.5% of the outstanding shares of Multi-Color common stock, as well as with certain of the potential bidders, including financial sponsors, who were anticipated to be contacted in connection with the Potential Transaction. After discussion, the Board determined that the relationships would not limit Goldman Sachs’ ability to serve as an independent financial advisor to Multi-Color and to move forward with the process to engage Goldman Sachs, with the expectation that representatives of Goldman Sachs would begin contacting potential bidders. Nigel A. Vinecombe, Executive

Chairman of Multi-Color, indicated that management would work on five-year financial projections and review those projections with the Board at a subsequent Board meeting. The Board also determined to form a working group (which we refer to as the “Transaction Working Group”), comprised of Ari Benacerraf, Robert Buck, Bob Kuhn, Roland Lienau and Mr. Vinecombe, to act as a resource for management with respect to the Potential Transaction.

Following the November 16, 2018 Board meeting, Multi-Color negotiated the terms of an engagement letter with Goldman Sachs pursuant to which Goldman Sachs would serve as financial advisor to Multi-Color.

On November 21, 2018, as authorized by Multi-Color, representatives of Goldman Sachs began contacting, on a no-names basis, the potential bidders previously reviewed by the Board. Also on November 21, 2018, Goldman Sachs provided a letter to Multi-Color that both disclosed certain relationships between Goldman Sachs and certain potential bidders, Wendel and Diamond Castle, which beneficially owns approximately 12.2 % of the outstanding shares of Multi-Color common stock, and confirmed that nothing (including the relationships disclosed in such letter) would limit Goldman Sachs’ ability to fulfill its potential responsibilities as financial advisor to Multi-Color in connection with a contemplated engagement of Goldman Sachs as financial advisor in connection with the Potential Transaction.

At a telephonic meeting of the Board on November 26, 2018, representatives of Sidley Austin discussed with the Board its fiduciary duties in connection with the Potential Transaction. Representatives of Goldman Sachs and Ms. Birkett were also present. During the meeting, the Board approved the engagement of Goldman Sachs as the financial advisor to Multi-Color in connection with the Potential Transaction. Mr. Vinecombe then discussed the financial projections for fiscal years 2019 through 2024 that had been prepared by management incorporating the feedback from the November 6-7, 2018 Board meeting and reflecting discussions with Multi-Color’s largest customer that had taken place since that Board meeting (such projections for Multi-Color’s fiscal years 2019 through 2024, including a base case and an acquisition case, the “November Financial Projections”). The Board then accepted the November Financial Projections, with a request to include a separate line item for interest, and authorized management to provide the November Financial Projections to Goldman Sachs and, as appropriate, to potential bidders. During the meeting, representatives of Goldman Sachs informed the Board that they had contacted ten potential bidders, nine of which had indicated interest in receiving marketing materials. The Board discussed whether representatives of Goldman Sachs should contact any other potential bidders, including both strategic parties and financial sponsors. After such discussion, it was the view of the Board that any strategic party that was unaffiliated with a financial sponsor likely would not be willing to pay a price competitive with other potential bidders and including strategic parties in the process would potentially be commercially disruptive to the business. The Board directed representatives of Goldman Sachs to contact two additional potential bidders, which were both financial investors.

Following the November 26, 2018 Board meeting and at the direction of the Board, representatives of Goldman Sachs contacted the two additional potential bidders, one of which subsequently indicated interest in receiving marketing materials.

On November 27, 2018, Multi-Color entered into the engagement letter with Goldman Sachs.

Between November 27, 2018 and December 7, 2018, representatives of Sidley Austin negotiated the terms of confidentiality agreements with potential bidders.

During the week of December 3, 2018, ten of the 12 potential bidders that had been contacted by representatives of Goldman Sachs entered into confidentiality agreements, including, on December 5, 2018, Platinum Equity.

On December 7-8, 2018, at the direction of the Board, representatives of Goldman Sachs distributed initial marketing materials, including a management presentation that contained general background and confidential non-public business and financial information (including the November Financial Projections), to each of the ten potential bidders who had entered into confidentiality agreements with Multi-Color. In connection therewith, at the direction of the Board, representatives of Goldman Sachs sent each of the ten potential bidders a process letter requesting the submission by December 20, 2018 of written preliminary indications of interest to acquire Multi-Color.

On December 10, 2018, the Transaction Working Group held a telephonic meeting. Ms. Birkett was also present. During this meeting, Mr. Vinecombe provided a status update.

From December 10, 2018 through December 14, 2018, Multi-Color management held telephonic meetings with each of the ten potential bidders to discuss the management presentation. Representatives of Goldman Sachs participated in these calls.

On December 18, 2018, the Transaction Working Group held a telephonic meeting. Also present were Ms. Birkett and representatives of Sidley Austin. During this meeting, Mr. Vinecombe provided an update regarding the telephonic meetings with the potential bidders. Mr. Vinecombe also explained that, primarily due to the October and November 2018 results and the impact of recent contract negotiations with Multi-Color’s largest customer, management would be revising the November Financial Projections.

Prior to the December 21, 2018 Board meeting, representatives of Goldman Sachs received first-round non-binding written indications of interest (which we refer to as the “Initial IOIs”) from five of the potential bidders: Platinum Equity, two financial sponsors with a portfolio company in Multi-Color’s industry (which we refer to as “Party A” and “Party B,” respectively) and two other financial sponsors (which we refer to as “Party C” and “Party D,” respectively). Each of the Initial IOIs contemplated an acquisition of 100% of the outstanding common stock of Multi-Color. Platinum Equity submitted the highest offer price at a range of $54-$57. Party A, Party B, Party C and Party D submitted offer prices of $47.50, $49-$53, $45-$50 and $40-$43, respectively. The Initial IOI provided by Party D also proposed an alternative transaction structured as a minority investment by Party D in Multi-Color via a $300 million to $350 million investment in preferred stock convertible into shares of common stock at a price range of $46-$50. All of the Initial IOIs were based on the November Financial Projections.

On December 21, 2018, the Board held a telephonic meeting to, among other things, discuss the Initial IOIs. Representatives of Goldman Sachs and Sidley Austin were also present. During the meeting, a representative of Goldman Sachs noted that, over the preceding five days, representatives of Goldman Sachs had received unsolicited inbound inquiries regarding Multi-Color from four additional financial sponsors, including one financial sponsor (which we refer to as “Party E”) with a portfolio company in Multi-Color’s industry. Party E had not initially been contacted because it was unclear if the fund structure and size would have been sufficient to acquire Multi-Color, but in its inquiry, Party E had indicated that one of its affiliates might be interested in facilitating a Potential Transaction. The Board discussed potential outreach to additional potential bidders, both strategic parties and financial sponsors, including the potential benefits and drawbacks of such outreach, and, after discussion, the Board directed representatives of Goldman Sachs to contact Party E regarding the Potential Transaction because Party E appeared to have access to sufficient funds and, unlike the other parties that had made inbound inquiries regarding Multi-Color, Party E had a portfolio company in Multi-Color’s industry. The Board determined not to contact any other parties at that time.

During the meeting, management discussed with the Board the Base Case Projections (as defined in the section entitled “Forward-Looking Financial Information”), an acquisition case based thereon and additional forward-looking information reflecting estimated take-private savings (which we refer to, collectively, as the “Financial Projections,” as further described in the section entitled “—Forward-Looking Financial Information” beginning on page 43), explaining the key differences between the November Financial Projections and the lower Financial Projections, including actual results for the months of October and November 2018, the impact of recent contract negotiations with Multi-Color’s largest customer, updated foreign exchange rates and various other adjustments. The Board accepted the Financial Projections and authorized management to provide the Financial Projections to Goldman Sachs, the bidders invited to submit revised indications of interest and Party E.

Also, during the meeting, the Board provided guidance as to the parties to remain in the process, which parties would not include the party that had submitted the lowest bid, Party D. The Board also directed representatives of Goldman Sachs to engage with Party E with a view to providing a confidential information memorandum containing the Financial Projections. The Board also authorized representatives of Goldman Sachs to open the virtual data room to the bidders, and the Board directed representatives of Goldman Sachs to obtain feedback from these bidders, including updated bids, following their receipt of the Financial Projections.

During the week of December 26, 2018, at the direction of the Board, representatives of Goldman Sachs communicated to Platinum Equity, Party A, Party B and Party C (collectively, the “Remaining Bidders”) a deadline of January 7, 2019 for revised indications of interest reflecting the Financial Projections.

On December 28, 2018, Goldman Sachs opened the virtual data room, and Multi-Color provided the Financial Projections, to the Remaining Bidders.

During the week of December 31, 2018, Multi-Color management held calls with each of the Remaining Bidders to discuss the Financial Projections and the bridge to the November Financial Projections.

On December 31, 2018, Multi-Color entered into a confidentiality agreement with Party E, and representatives of Goldman Sachs provided a confidential information memorandum containing the Financial Projections to Party E. Representatives of Goldman Sachs also communicated to Party E a requirement to submit a written non-binding indication of interest by January 7, 2019.

On January 7, 2019, representatives of Goldman Sachs received revised written non-binding indications of interest from each of the Remaining Bidders (which we refer to as the “Revised IOIs”). Platinum Equity’s Revised IOI reflected a price range of $45-$48 per share; Party A’s Revised IOI reflected a price of $40 per share; Party B’s Revised IOI reflected a price range of $39-$43 per share; and Party C’s Revised IOI reflected a price range of $40-$44 per share. Each of the Revised IOIs reflected a decrease as compared to the Initial IOIs in light of the Financial Projections. Party E did not submit any written indication of interest.

On January 8, 2019, the Board held a telephonic meeting of the Board to, among other things, discuss the Revised IOIs. Also present were representatives of Goldman Sachs and Sidley Austin. During the meeting, the Board discussed each of the Revised IOIs and the potential benefits and downsides of contacting any additional financial sponsors or strategic parties in connection with the strategic process, and the consensus of the Board was not to invite any other parties into the process. At the meeting, a representative of Goldman Sachs discussed with the Board its preliminary financial analysis of Multi-Color. The Board also discussed other potential strategic alternatives as well as the risks inherent to achieving the results contemplated by Multi-Color’s fiscal 2019 and fiscal 2020 forecasts. During the meeting, the Board determined to direct representatives of Goldman Sachs (1) to provide feedback to each of the bidders on its Revised IOI and solicit bid increases and (2) to maintain at least two bidders working toward final bids. The Board also determined to continue to consider alternatives to a Potential Transaction. Representatives of Sidley Austin then discussed with the Board the proposed auction draft of the merger agreement, which reflected management’s and Multi-Color’s advisors’ recommendations as to deal protections and various other terms. The Board noted that representatives of Goldman Sachs had contacted all parties Multi-Color would contact if the merger agreement contained a go-shop provision (other than one strategic party that, based on prior interactions, the Board believed was unlikely to be interested in acquiring Multi-Color), and the Board concurred with the recommendation to include a no-shop provision with a “fiduciary out,” a termination fee of 1.75% of the equity value of Multi-Color and a reverse termination fee of 10.0% of the equity value of Multi-Color.

Following the January 8, 2019 Board meeting, at the direction of the Board, representatives of Goldman Sachs contacted each of the bidders that had submitted a Revised IOI.

Following those discussions, Party C indicated that it was unlikely to offer a price above the range it had provided in its Revised IOI. As a result, only three bidders remained in the process, Platinum Equity, Party B and a joint bidding team consisting of Party A and another financial sponsor contacted by Party A with Multi-Color’s permission (which we refer to as “Party F,” and together with Party A, “Bidder X”). Party F entered into a confidentiality agreement with Multi-Color on January 11, 2019.

On January 14, 2019, the Transaction Working Group held a telephonic meeting. Also present were Ms. Birkett and representatives of Goldman Sachs and Sidley Austin. During the call, the representatives of Goldman Sachs provided a process update, explaining that management presentations were to take place the week of January 14, 2019 and that it had been communicated to the three remaining bidders that, based on feedback following the management presentations, only two of the remaining bidders would be selected to proceed with detailed due diligence.

From January 14 to January 16, 2019, Multi-Color held management presentations with each of Bidder X, Platinum Equity and Party B in Cincinnati, Ohio.

Following these meetings, at the direction of the Board, representatives of Goldman Sachs contacted Platinum Equity to obtain a reaffirmation of value and contacted each of Bidder X and Party B to indicate that it needed to increase its bid. During these conversations, Bidder X indicated that it would be willing to undertake continued work with an understanding of the need to submit a bid above the price provided in Party A’s Revised LOI, and Party B indicated that it believed that it would not be able to increase its bid above the range provided in its Revised IOI. As a result, it was agreed that Party B would no longer remain in the process and thus would no longer have access to the virtual data room.

On January 15, 2019, at the direction of the Board, representatives of Goldman Sachs sent Platinum Equity a process letter, which called for the submission of markups of the draft merger agreement and guaranty on February 1, 2019 and the submission of final bids, including financing commitments, on February 7, 2019.

On January 18, 2019, representatives of Goldman Sachs provided Platinum Equity and Bidder X with the auction draft merger agreement and form of guaranty. The same day, representatives of Goldman Sachs sent Bidder X a process letter, which called for the submission of markups of the draft merger agreement and guaranty on February 1, 2019 and the submission of final bids, including financing commitments, on February 7, 2019.

On January 21, 2019, the Transaction Working Group held a telephonic meeting in which Ms. Birkett and representatives of Goldman Sachs and Sidley Austin participated. During the meeting, the representatives of Goldman Sachs provided an update with respect to discussions with Bidder X, Platinum Equity and Party B and the financing efforts of Bidder X and Platinum Equity.

Beginning the week of January 21, 2019, both Platinum Equity and Bidder X conducted extensive due diligence, including site visits and calls with Multi-Color management.

After the close of market trading on January 22, 2019, Bloomberg published an article reporting that Multi-Color was working with financial advisors to seek a buyer and had received interest from private equity firms.

On January 24, 2019, Multi-Color signed a Clean Team Agreement with Platinum Equity that provided certain Platinum Equity representatives with access to certain competitively sensitive information.

On January 25, 2019, Multi-Color signed a Clean Team Agreement with Bidder X that provided certain Bidder X representatives with access to certain competitively sensitive information.

On January 28, 2019, the Board held a telephonic meeting. Also present were Ms. Birkett and representatives of Goldman Sachs and Sidley Austin. During the meeting, representatives of Goldman Sachs provided an update with respect to the process and the remaining bidders’ due diligence efforts. In addition, the Board considered that Multi-Color’s stock price likely reflected market speculation regarding a possible sale following the

January 22, 2019 Bloomberg article, but Multi-Color’s stock price likely did not reflect Multi-Color’s third quarter and expected full-year earnings, which would be significantly below market expectations. Representatives of Goldman Sachs updated the Board on due diligence and site visits being conducted by Platinum Equity and Bidder X.

On February 1, 2019, each of Platinum Equity and Bidder X provided a markup of the auction draft merger agreement contemplating, among other things, the execution and delivery of voting and support agreements by certain shareholders of Multi-Color, including Diamond Castle and Constantia.

On February 4, 2019, the Board held a telephonic meeting. Also present were Ms. Birkett and representatives of Goldman Sachs and Sidley Austin. At the meeting, the Sidley Austin representatives indicated that representatives of Goldman Sachs had prepared an update to its November 21, 2018 conflicts disclosure letter to provide more detailed information regarding Goldman Sachs’ relationship with the remaining bidders, and the Board determined to discuss the update at the February 7, 2019 Board meeting. Also during the meeting, a representative of Goldman Sachs informed the Board that representatives from Platinum Equity and Bidder X had indicated that they would likely be unable to finalize due diligence and consequently be unlikely to obtain financing commitments prior to the February 7, 2019 deadline that had been communicated for final bids. A Sidley Austin representative then referred the Board to the summary of key merger agreement issues reflected in the markups of the auction draft merger agreement provided by each of Platinum Equity and Bidder X, noting that both markups contemplated the delivery of voting and support agreements by certain Multi-Color shareholders. After discussion, the Board directed representatives of Goldman Sachs to convey to Platinum Equity and Bidder X the message to provide updated markups of the draft merger agreement along with draft financing commitment papers, draft guaranties and draft voting agreements in advance of the Board’s next meeting on February 7, 2019.

On February 4, 2019, Latham & Watkins LLP (which we refer to as “Latham”), legal counsel to Platinum Equity, provided representatives of Goldman Sachs with a markup of the guaranty and a draft of the equity commitment letter, and counsel to Bidder X provided Sidley Austin with a markup of the guaranty.

On February 5, 2019, Multi-Color provided a revised draft of the merger agreement to Platinum Equity and Bidder X and discussed the revised draft with each of Latham and legal counsel to Bidder X.

On February 6, 2019, Sidley Austin provided a draft form of voting agreement to Latham and counsel to Bidder X, and Sidley Austin sent Latham a revised draft of the guaranty.

On February 7, 2019, Platinum Equity submitted a bid package, reflecting a price of $47.50 per share and including markups of the merger agreement, guaranty and voting agreement and a draft debt commitment letter. The merger agreement mark-up contemplated a termination fee of 4.5% of the equity value of Multi-Color and a reverse termination fee of 10.0% of the equity value of Multi-Color. The bid package indicated that the signed debt commitment papers would be delivered later that afternoon and also noted the key outstanding diligence items. The bid package also indicated that at the Board’s sole discretion, and subject to reaching acceptable terms, and, if necessary, compliance with the OGCL, Platinum Equity was willing to consider allowing all of the qualified institutional buyer “QIB” holders of Multi-Color common stock, subject to an unspecified cap, to roll over their shares in Multi-Color into an interest in Platinum Equity’s holding company for the investment. The bid letter noted that there had been no discussions with any of the shareholders of Multi-Color with respect to any potential rollover and that there were no agreements in place on the matter.

Later that day, the Board held a telephonic meeting. Also present were Ms. Birkett and representatives of Goldman Sachs and Sidley Austin. During the meeting, representatives of Goldman Sachs updated the Board regarding discussions with Platinum Equity and Bidder X that had taken place since the February 4, 2019 Board meeting, and the representatives of Goldman Sachs noted that Bidder X had not submitted any bid materials and that representatives of Bidder X had indicated that Bidder X was uncertain as to whether it would be able to provide a final bid and would not be able to make such a determination until the week of February 11, 2019. A representative of Goldman Sachs provided an overview of the bid package submitted by Platinum Equity and noted that Platinum Equity indicated that it likely needed another one or two weeks to complete its diligence prior to the execution of a definitive merger agreement. After representatives of Goldman Sachs departed the meeting, Sidley Austin then provided the Board with an overview of the updated relationships disclosure letter dated as of January 31, 2019, a draft of which had been provided to the Board, that disclosed, among other things, certain relationships between Goldman Sachs and Party A, Party F and Platinum Equity and their respective affiliates and portfolio companies. The Board discussed that it was aware from the outset that Goldman Sachs had relationships with certain potential bidders, including certain private equity firms, and, in fact, that those relationships were a benefit of having Goldman Sachs as Multi-Color’s financial advisor. The Board determined that Goldman Sachs’ relationships with Party A, Party F and Platinum Equity would not impact Goldman Sachs’ ability to act as an independent financial advisor to Multi-Color. However, the Board determined that, out of an abundance of caution, it would be beneficial to have an additional financial advisor evaluate the fairness of the proposed consideration to be paid to Multi-Color shareholders in a Potential Transaction. Accordingly, the Board directed representatives of Sidley Austin to contact two investment firms identified by the Board as having packaging sector expertise, including William Blair, and with a view to engaging a firm that had received no (or minimal) fees from Party A, Party F or Platinum Equity over the prior two-year period.

The Board then determined to direct representatives of Goldman Sachs to contact Platinum Equity representatives and indicate that Platinum Equity needed to increase its bid materially and that if it increased its bid materially and agreed to certain key contract points identified by Sidley Austin representatives, the Board would cease discussions with Bidder X for one week. The Board determined not to pursue a potential rollover, given that a rollover would result in disparate treatment of Multi-Color’s shareholders and that a valuation of Platinum Equity’s portfolio company that was going to be merged with Multi-Color if a transaction was completed would likely take considerable time.

Finally, the Board discussed Multi-Color’s third quarter earnings release and agreed with management’s recommendation to include a statement in the release regarding Multi-Color’s exploration of strategic alternatives.

Later that day, Platinum Equity provided an executed debt commitment letter from Bank of America, Merrill Lynch (which we refer to as “BAML”).

On February 8, 2019, at the direction of the Board, a representative of Goldman Sachs indicated to a Platinum Equity representative that the full Board would likely support a bid price of $52.00 per share but that it was uncertain whether the full Board would support a price below $52.00. He also conveyed Multi-Color’s position on key contract points, including a termination fee of no more than 3.0% of the equity value of Multi-Color and providing for Multi-Color’s continued payment of regularly quarterly dividends between signing and closing. Representatives of Sidley Austin and Latham also discussed certain of these points.

Early on February 9, 2019, Platinum Equity communicated a bid price of $49.75 per share and responded to Multi-Color’s key contract points, agreeing to Multi-Color’s continued payment of regularly quarterly dividends between signing and closing and proposing a termination fee of 4.0% of the equity value of Multi-Color.

On February 9, 2019, the Board held a telephonic meeting. Also present were Ms. Birkett and representatives of Goldman Sachs and Sidley Austin. During the meeting, representatives of Goldman Sachs informed the Board that Platinum Equity’s representatives had communicated a price of $49.75 per share. The representatives of Goldman Sachs indicated that, in their view, based on their communications with Bidder X, Bidder X was unlikely to submit a bid at $49.75 or higher. Representatives of Sidley Austin reviewed Platinum Equity’s responses to the key contract points, noting that most related to deal certainty. The Board then gave direction with respect to the key contract points, including to demand a reduction in the termination fee from 4.0% to 3.5%

of Multi-Color’s equity value. In addition, the Board directed the representatives of Goldman Sachs to communicate to Platinum Equity that if Platinum Equity agreed to a price of $50.00 per share and Multi-Color’s position with respect to the key contract points, Multi-Color would cease discussion with Bidder X for one week. After a Sidley Austin representative indicated that in the past two years William Blair had minimal past relationships with Bidder X and no relationships with Platinum Equity, the Board directed Sidley Austin to engage William Blair for purposes of delivering a second fairness opinion and gave guidance with respect to acceptable fees.

Later that day, representatives of Goldman Sachs conveyed to a representative of Platinum Equity the Board’s positions on the key contract points.

On February 10, 2019, a Platinum Equity representative contacted a representative of Goldman Sachs to communicate a price of $50.00 per share and the message that Platinum Equity would not be able to pay any more per share of Multi-Color common stock. Platinum Equity also provided responses to the remaining key contract points. Among other things, Platinum Equity agreed to a 3.5% termination fee.

Later that day, the Transaction Working Group held a telephonic meeting to discuss Platinum Equity’s response and provide guidance with respect to next steps.

In the evening of February 10, 2019, at the direction of the Board, representatives of Goldman Sachs discussed the open contract points with a Platinum Equity representative, and, following this conversation, Platinum Equity was permitted access to additional materials in the virtual data room so that Platinum Equity could finish its due diligence.

On February 11, 2019, Sidley Austin provided Latham with a revised draft of the merger agreement, guaranty, equity commitment letter, debt commitment letter and voting agreement, and representatives of Goldman Sachs terminated Bidder X’s access to new materials posted to the virtual data room.

After the close of market trading on February 11, 2019, Multi-Color released its third quarter earnings results and announced that it was exploring strategic alternatives.

On February 12, 2019, Multi-Color entered into an engagement letter with William Blair.

From February 12, 2019 to February 18, 2019, representatives of Sidley Austin and Latham continued to exchange drafts of the transaction documents and negotiate outstanding issues, and from February 13, 2019 to February 22, 2019, representatives of Latham negotiated the terms of the voting agreements with legal counsel to Constantia and Diamond Castle.

On February 14-15, 2019, representatives of Platinum Equity met with Multi-Color management to cover remaining due diligence items. During the course of these discussions, Platinum Equity representatives indicated to Mr. Vinecombe that, following the execution of the merger agreement, Platinum Equity would discuss the anticipated post-closing management plan and incentive structure.

On February 16, 2019, Multi-Color, Platinum Equity and PricewaterhouseCoopers LLP entered into the Super Clean Team Agreement that provided certain Platinum Equity representatives and certain Multi-Color representatives with access to certain competitively sensitive information needed to assess potential supply-side synergies.

On February 17, 2019, the Board held an in-person meeting at the offices of Sidley Austin in Chicago, Illinois. Also present were Ms. Birkett and representatives of Goldman Sachs and Sidley Austin. During the meeting, Sidley Austin representatives provided the Board with an update regarding merger agreement negotiations with Platinum Equity and highlighted certain key outstanding issues, noting that several pertained to deal certainty.

The Board provided guidance with respect to the key outstanding issues, and the Board instructed representatives of Goldman Sachs to communicate its position on these issues to Platinum Equity directly. During the meeting, Mr. Vinecombe noted that no discussions had taken place regarding post-closing roles or compensation of Multi-Color management other than the February 14, 2019 discussion described above. Representatives of Goldman Sachs discussed Multi-Color’s share price decline following its third quarter earnings release and the fact that the share price was likely buoyed by Multi-Color’s announcement that it was exploring strategic alternatives, noting the difficulty in determining a true “undisturbed” share price in light of the fact that there was no time when the share price reflected Multi-Color’s third quarter results but not the fact that Multi-Color was exploring strategic alternatives.

The representatives of Goldman Sachs then reviewed its preliminary financial analysis of Multi-Color. During the course of the discussion, a Sidley Austin representative noted that William Blair would discuss its financial analysis at the final approval meeting. A Sidley Austin representative then provided a review of the Board’s fiduciary duties in the context of considering a potential sale of Multi-Color. Multi-Color management then confirmed that there had been no changes in the Financial Projections. Michael J. Henry, a director and President and Chief Executive Officer of Multi-Color, then provided the Board with estimates of certain synergies expected to be realized by Platinum Equity following the transaction, including procurement, plant consolidation and selling, general and administrative expense synergies and going-private synergies.

On February 18, 2019, a representative of Goldman Sachs contacted a Platinum Equity representative to discuss the outstanding items in the draft merger agreement, as directed by the Board.

On February 19, 2019, Mr. Vinecombe, Ms. Birkett, representatives of Platinum Equity, representatives of Goldman Sachs and representatives of Sidley and Latham discussed open issues in the draft merger agreement, equity commitment letter and guaranty. Following the discussion, the Transaction Working Group met telephonically to discuss key open items and provide guidance on those open items.

Between February 19, 2019 and February 23, 2019, Sidley Austin and Latham representatives continued to negotiate outstanding issues in the draft merger agreement, guaranty and equity commitment letter and exchanged drafts of the merger agreement and other transaction documents.

On February 23, 2019, the Board held a telephonic meeting. Also present were Ms. Birkett and representatives of Goldman Sachs and Sidley Austin. At the meeting, representatives of Goldman Sachs and Sidley Austin reviewed the progress of the negotiations with Platinum Equity. Representatives of Sidley Austin then reviewed with the Board the terms of the merger agreement and related transaction documents, noting that only one material open issue remained. Representatives of Goldman Sachs reviewed with the Board Platinum Equity’s sources and uses information, which had been obtained from Platinum Equity and provided to the Board in advance of the meeting.

Representatives of Goldman Sachs confirmed to the Board that there was no new information regarding Goldman Sachs’ relationships with Platinum Equity, Diamond Castle or Wendel. Representatives of Goldman Sachs then reviewed Goldman Sachs’ financial analysis of the $50.00 in cash per share of Multi-Color common stock to be paid to the holders of Multi-Color common stock (other than Parent and its affiliates) pursuant to the merger agreement. Representatives of Goldman Sachs then rendered its oral opinion, subsequently confirmed in writing, that, as of February 24, 2019 and based upon and subject to the factors and assumptions set forth therein, the $50.00 in cash per share of Multi-Color common stock to be paid to the holders of Multi-Color common stock (other than Parent and its affiliates) pursuant to the merger agreement, was fair from a financial point of view to such holders. For a detailed discussion of Goldman Sachs’ opinion, please see below under the caption “—Opinion of Goldman Sachs & Co. LLC,” beginning on page 48.

Following the discussion with representatives of Goldman Sachs, representatives of Goldman Sachs departed the meeting, and William Blair representatives joined the meeting. Representatives from William Blair also reviewed with the Board William Blair’s financial analysis of the merger consideration and confirmed there was no new information regarding William Blair’s relationships with Platinum Equity, Diamond Castle or Wendel during the prior two years. The William Blair representatives rendered to the Board an oral opinion, which was subsequently confirmed in writing on February 24, 2019, that, based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the merger consideration to be paid to the holders of Multi-Color common stock (other than shares held by Parent or its affiliates) was fair, from a financial point of view, to such holders. For a detailed discussion of William Blair’s opinion, please see below under the section entitled “Opinions of Our Financial Advisors—Opinion of William Blair & Company, L.L.C.,” beginning on page 57. Following discussion, the Board unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Following the Board meeting on February 23, 2019, Sidley Austin and Latham negotiated the limited remaining open issues and finalized drafts of the merger agreement, guaranty and equity commitment letter.

During the morning of February 24, 2019, concurrently with the delivery by Parent to Multi-Color of the executed debt commitment letter and a redacted copy of an executed fee letter relating thereto and the delivery of voting agreements executed by each of Constantia and Diamond Castle, the parties executed the merger agreement, equity commitment letter and the guaranty.

On February 25, 2019, before the open of trading on Nasdaq, Multi-Color issued a press release announcing the execution of the merger agreement.

Recommendation of the Board

At the special meeting of the Board on February 23, 2019, after careful consideration, including discussions with Multi-Color’s management and Multi-Color’s legal and financial advisors, the Board unanimously:

•	adopted, approved and declared advisable the merger agreement and the merger and the consummation by Multi-Color of the transactions contemplated by the merger agreement, including the merger;

•

authorized and approved the execution, delivery and performance of the merger agreement and the consummation by Multi-Color of the transactions contemplated by the merger agreement, including the merger;

•	determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of Multi-Color and its shareholders;

•	directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of Multi-Color shareholders; and

•	recommended that Multi-Color shareholders vote “FOR” the adoption of the merger agreement.

Reasons for Recommending the Adoption of the Merger Agreement

In evaluating the merger agreement and the transactions contemplated thereby, the Board consulted with Multi-Color’s senior management team and outside legal and financial advisors and considered and evaluated a variety of factors over the course of 10 meetings of the Board and an additional six meetings of the Transaction Working Group since the Board began to explore strategic alternatives on November 6, 2018, including the following factors:

Challenges Multi-Color Faces as an Independent Company; Strategic Alternatives

The Board considered the possibility of continuing to operate Multi-Color as an independent public company, including the related risks and uncertainties and the prospects for Multi-Color going forward as an independent entity. In doing so, the Board considered the following:

•

the current and historical financial condition, results of operations and business of Multi-Color, Multi-Color’s financial plan and prospects if it were to remain an independent company, the risks associated with achieving and executing upon Multi-Color’s financial plan, Multi-Color’s historical experience in achieving its projections and the other risks disclosed under “Risk Factors” in Multi-Color’s most recent annual report on Form 10-K;

•	the risks and benefits of remaining independent and the uncertainties associated with pursuing Multi-Color’s strategic business plan;

•	Multi-Color’s market position in its industry and overall industry conditions, including customer pricing pressure, customer reallocation of volumes and increased raw material and other costs;

•

Multi-Color’s general dependence on certain significant customers and the expected decline in sales, pricing and margins with respect to Multi-Color’s largest customer as a result of recent contract negotiations and renewals;

•	Multi-Color’s significant amount of leverage and the related constraints on acquisitions in the near term;

•	the historic trading ranges of the shares of Multi-Color common stock;

•

the Board’s belief that the trading ranges of the shares of Multi-Color common stock in the foreseeable future would be significantly below the trading ranges of the shares of Multi-Color common stock following market speculation regarding a potential transaction involving Multi-Color and Multi-Color’s February 11, 2019 announcement that Multi-Color was exploring strategic alternatives;

•	general risks and market conditions that could reduce the market price of the shares of Multi-Color common stock; and

•	the strategic review process conducted by the Board, which included in addition to a possible sale of Multi-Color:

○	a review of other strategic alternatives, including the possibility of continuing to operate Multi-Color under various alternative standalone plans;

○

a review of the range of possible benefits to Multi-Color’s shareholders of the various strategic alternatives and the timing and the costs, risks and likelihood of accomplishing the goals of any of these alternatives; and

○

an assessment by the Board of the likelihood of the above-described strategic alternatives presenting superior opportunities for Multi-Color, or reasonably likely to create greater value for Multi-Color’s shareholders, than the merger.

Merger Consideration

The Board also considered the following, with respect to the $50.00 per share merger consideration:

•

the fact that the $50.00 per share merger consideration represented a 16.3% premium over the closing price of shares of Multi-Color common stock on January 22, 2019 (the last trading day prior to the release of media reports regarding a possible sale of Multi-Color), a premium of 32.4% to the 30-day volume-weighted average closing price of the shares of Multi-Color common stock reported prior to January 22, 2019 and a 3.0% premium over the closing price of the shares of Multi-Color common stock on February 22, 2019 (the last trading day prior to the announcement of the transaction);

•

the fact that the $50.00 per share merger consideration is a fixed cash amount, providing Multi-Color’s shareholders with certainty of value and liquidity immediately upon the closing of the merger, in comparison to the risks and uncertainty that would be inherent in engaging in a transaction in which all or a portion of the consideration is payable in stock;

•

the fact that the $50.00 per share merger consideration was the result of negotiations and two price increases by Parent from its February 7, 2019 offer of $47.50 per share of Multi-Color common stock and the Board’s belief that the $50.00 per share merger consideration represented the highest consideration that Parent was willing to agree to;

•

the Board’s belief, based on the competitive process engaged in by Multi-Color in which representatives of Goldman Sachs, at the direction of Multi-Color, contacted 13 parties, Multi-Color entered into confidentiality agreements with 11 bidders and Multi-Color received five written initial indications of interest, that it was unlikely that any other buyer would be willing to acquire Multi-Color at a price in excess of $50.00 per share merger consideration;

•

the fact that no third parties contacted Multi-Color even following the January 22, 2019 release of media reports regarding a possible sale of Multi-Color or the February 11, 2019 announcement that Multi-Color was exploring strategic alternatives and the fact that, following such release and such announcement, representatives of Goldman Sachs did not receive any inquiries from any potential strategic buyers or any private equity firms believed by the Board, after consultation with representatives of Goldman Sachs, to be willing or able to pay a higher price for Multi-Color than parties with potential synergies; and

•

the financial analyses reviewed and discussed with the Board by representatives of Goldman Sachs and William Blair on February 23, 2019 and the opinions (as confirmed in writing dated February 24, 2019) delivered by Goldman Sachs and William Blair, respectively, that, as of February 24, 2019 and subject to the assumptions and limitations set forth in the respective opinions, the $50.00 per share merger consideration in cash to be paid to the holders of the shares of Multi-Color common stock (other than Parent or its affiliates) pursuant to the merger agreement was fair from a financial point of view to such holders (described under “—Opinions of Our Financial Advisors” beginning on page 48).

Merger Agreement

•

General Terms. The Board considered the general terms and conditions of the merger agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations as well as the likelihood of the consummation of the merger, the proposed transaction structure, the termination provisions of the merger agreement and the Board’s evaluation of the likely time period necessary to close the transactions contemplated by the merger agreement.

•

Structure; Shareholder Approval. The Board considered that the structure of the transaction as a one-step statutory merger will result in detailed public disclosure and a substantial period of time prior to consummation of the merger during which an unsolicited superior proposal could be brought forth. The Board also considered that completion of the merger requires the affirmative vote of Multi-Color shareholders entitled to exercise a majority of the voting power entitled to vote on such matter (i.e., the holders of a majority of the outstanding shares of Multi-Color common stock).

•

No Financing Condition. The Board considered the absence of a financing condition and the fact that Parent had represented that, assuming the financing is funded in accordance with the financing commitments, Parent will have sufficient available funds to fund all of the amounts required to be provided by Parent under the merger agreement for the consummation of the transactions contemplated thereby. As such, the Board considered the fact that, concurrently with the execution of the merger agreement, Parent delivered (i) an equity commitment letter that names Multi-Color as a third-party beneficiary pursuant to which, immediately prior to the closing, Platinum Fund IV would provide Parent with a cash contribution of up to $500,000,000 as necessary for Parent to fund the transactions contemplated by the merger agreement and (ii) the guaranty in favor of Multi-Color pursuant to which Platinum Fund IV guaranteed certain payment obligations of Parent under the merger agreement up to a cap of $108,300,000.

•

Committed Financing. The fact that Parent has obtained committed debt and equity financing for the transaction, the limited number and nature of the conditions to the debt and equity financing, the reputation of the financing sources (including Bank of America, N.A. (which we refer to as “Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its designated affiliates, which we refer to as “Merrill Lynch”), Deutsche Bank AG New York Branch (which we refer to as “DB New York”), Deutsche Bank Securities Inc. (which we refer to as “DB Securities”) and Deutsche Bank AG Cayman Islands Branch’s (which we refer to as “DB Cayman”)) and their demonstrated ability to complete large acquisition financing transactions and the obligation of Parent to use its reasonable best efforts to obtain the financing.

•

Regulatory Undertaking. The Board considered that the merger is subject to a waiting period under the HSR Act, and certain foreign antitrust approvals and clearances and that Parent is obligated to use its reasonable best efforts to consummate the transactions contemplated by the merger agreement.

•

Treatment of Employees. The Board considered that the merger agreement included customary provisions related to the treatment by Parent and Sub of Multi-Color’s employees after consummation of the merger, which the Board concluded would be of assistance in retaining Multi-Color’s employees prior to closing.

•

Ability to Respond to Certain Unsolicited Acquisition Proposals. The Board considered Multi-Color’s ability, under certain circumstances, to furnish information to and conduct negotiations with a third party if the Board (or any committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that the third party has made a competing proposal that constitutes or could reasonably be expected to lead to a superior proposal from the same person making such competing proposal.

•

Ability to Change Recommendation. The Board considered the fact that, in certain circumstances, the Board is permitted to change its recommendation that Multi-Color’s shareholders vote in favor of the merger and terminate the merger agreement, including to enter into an agreement with respect to a superior proposal (as defined in the merger agreement and described under “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals,” beginning on page 92), subject to the payment to Parent of a termination fee of $36,200,000 in connection with the termination of the merger agreement.

•

Termination Fee. The Board considered the fact that the Board believed that the termination fee of $36,200,000 payable to Parent under the merger agreement in certain circumstances, or approximately 3.5% and 1.4% of the aggregate equity value and the aggregate enterprise value, respectively, of the transaction, is reasonable and not preclusive of other offers.

•

Voting and Support Agreements. The Board considered the support for the transaction of Constantia and Diamond Castle, which collectively beneficially owned approximately 28% of the outstanding shares of Multi-Color common stock, as evidenced by their agreement to execute and deliver the voting agreements to Parent. The Board considered that the voting agreements will terminate under certain circumstances including if the Board changes its recommendation in accordance with the merger agreement or Multi-Color terminates the merger agreement for any reason, including in connection with a superior proposal, thereby permitting the shareholders who signed such agreements to support the superior proposal. The Board also considered that the voting agreements do not preclude the shareholders signing the voting agreements or any of their affiliates, employees or representatives from exercising their fiduciary duties as directors of Multi-Color.

•

Specific Performance Right. The Board considered the fact that Multi-Color is entitled, subject to certain conditions, to specifically enforce the merger agreement, in addition to any other remedies to which Multi-Color may be entitled, and the Board considered the fact that Multi-Color would have the right to specifically enforce, subject to certain conditions, Parent’s rights under the equity commitment letter.

•

Reverse Termination Fee. The Board considered the fact that the merger agreement provides that, in the event of a failure of the closing of the merger under certain circumstances, Parent will pay Multi-Color a termination fee of $103,300,000, or approximately 10.0% and 4.1% of the aggregate equity value and the aggregate enterprise value, respectively, of the transaction, the payment of which is guaranteed pursuant to the Guaranty between Platinum Fund IV and Multi-Color (described under “Summary Term Sheet – Platinum Fund IV Guaranty”).

•

Availability of Dissenters’ Rights. The Board considered the availability of dissenters’ rights under the OGCL to Multi-Color’s shareholders who do not vote in favor of the adoption of the merger agreement and who otherwise comply with all of the required procedures under the OGCL.

Negative Factors

The Board also considered certain risks and other potentially negative factors concerning the transactions contemplated by the merger agreement, including:

•

the fact that the $50.00 per share merger consideration represented a discount of 30.9% to the highest closing price of the shares of Multi-Color common stock over the 52-week period ended February 22, 2019 and a discount of 18.2%, 19.8% and 24.8% to the volume-weighted average closing price of the shares of Multi-Color common stock reported for the 180, 270 and 365-day periods, respectively, prior to February 22, 2019;

•	the fact that the merger agreement precludes Multi-Color from soliciting alternative proposals;

•

the possibility that Parent’s matching rights and Multi-Color’s obligation to pay Parent a termination fee of $36,200,000 if the merger agreement is terminated under certain circumstances could discourage other potential acquirers from making an alternative proposal to acquire Multi-Color;

•

the fact that, following the merger, Multi-Color will no longer exist as an independent public company and Multi-Color’s existing shareholders will not participate in Multi-Color’s or Parent’s future earnings or growth or benefit from any synergies resulting from the consummation of the transactions contemplated by the merger agreement;

•

the fact that the merger might not be consummated in a timely manner or at all, due to a failure of certain closing conditions, including conditions involving factors outside of either party’s control, and the impact on timing relating to the condition requiring the expiration or termination of the waiting period (or any extensions thereof) under the HSR Act and certain other antitrust approvals, as well as the risk that the merger is not consummated before August 24, 2019 as a result of the marketing period not commencing on a timely basis due to the antitrust approval process or otherwise;

•

the potential risk associated with the possibility that Multi-Color shareholders may object to and challenge the merger and take actions that may prevent or delay the closing, including voting against the merger agreement;

•

the restrictions on the conduct of Multi-Color’s business prior to the consummation of the merger, which may delay or prevent Multi-Color from undertaking business opportunities that may arise or any other action that it might otherwise take with respect to the operations of Multi-Color;

•

the risk that the merger will not occur if the financing contemplated by the financing commitments described under “Financing of the Merger” is not obtained, including as a result of the unavailability of the debt financing as a result of the inability to refinance the indebtedness of Parent, as Parent and Sub do not on their own possess sufficient funds to complete the transactions contemplated by the merger agreement;

•	the fact that Multi-Color has incurred and will incur substantial expenses related to the transactions contemplated by the merger agreement, regardless of whether the merger is consummated;

•

that, if the transactions contemplated by the merger agreement are not consummated, Multi-Color’s sole monetary remedy in the event of a breach of the merger agreement by Parent or Sub is generally limited to the receipt of the $103,300,000 Parent termination fee;

•	the fact that, for United States federal income tax purposes, the $50.00 per share merger consideration will be taxable to Multi-Color’s shareholders who are entitled to receive such consideration;

•

the significant costs involved in connection with entering into and completing the merger and the diversion of substantial time and effort of management required to complete the transactions contemplated by the merger agreement, which may disrupt Multi-Color’s business operations; and

•

the risks and contingencies related to the announcement and pendency of the transactions contemplated by the merger agreement, including the impact on Multi-Color’s employees and its relationships with existing and prospective customers and suppliers and other third parties, the possibility of a suit, action or proceeding in respect of the merger agreement or the transactions contemplated by the merger agreement and the price of the shares of Multi-Color common stock.

Other

The Board also considered the following other factors:

•

the fact that Multi-Color’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of Multi-Color’s shareholders (See the section entitled “Interests of Directors and Executive Officers in the Merger” on page 65);

•	the interests of Multi-Color’s employees, suppliers, creditors and customers as well as community and societal considerations identified in Section 1701.59(F) of the OGCL; and

•

the fact that, as of the execution of the merger agreement, members of senior management were not party to any binding agreements with Parent regarding their post-closing employment with or equity participation in the surviving corporation or its affiliates.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented, including the factors described above. The factors above are not necessarily presented in order of importance to the Board and its deliberations.

Forward-Looking Financial Information

Due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections, Multi-Color does not as a matter of general practice publicly disclose detailed projections as to its anticipated financial position or results of operations, other than providing, from time to time, estimated ranges of certain expected financial results in its regular earnings press releases and other investor material. In November 2018, in connection with the Board’s exploration of strategic alternatives to maximize shareholder value, as discussed above in the section entitled “The Merger – Background of the Merger,” at the request of the Board, Multi-Color management prepared forward-looking financial information, which reflected actual results through the month of September 2018 and included a base case and an acquisition case for the 2019 through 2024 fiscal years (which we refer to as the “November Financial Projections”). At the November 26, 2018 Board meeting, Multi-Color management reviewed the November Financial Projections with the Board, and the Board authorized Multi-Color management to provide the November Financial Projections to Goldman Sachs and potential bidders, including Platinum Equity, who entered into confidentiality and standstill agreements with Multi-Color. The Initial IOIs submitted by bidders, including Platinum Equity, on December 20, 2019 were based on the November Financial Projections.

At the December 21, 2018 Board meeting, Multi-Color management discussed with the Board updated forward-looking financial information for the 2019 through 2024 fiscal years, which reflected actual results for the months of October and November 2018, the impact of recent re-negotiations with a major customer that were anticipated to result in reduced revenues from such customer, updated foreign exchange rates and various other adjustments. At the December 21, 2018 Board meeting, the Board accepted such updated forward-looking financial information (which we refer to as the “Base Case Projections”) and authorized Multi-Color management to provide the Base Case Projections, an acquisition case based thereon and additional forward-looking information reflecting estimated take-private savings (which we refer to, collectively, as the “Financial Projections”) to Goldman Sachs and the bidders, including Platinum Equity, who were invited to submit Revised IOIs or, in the case of Party E, an initial indication of interest on January 7, 2019 (which we refer to, collectively, as the “Bidders”). The Financial Projections were made available to the Bidders in the virtual data room, and the Company directed representatives of Goldman Sachs to use the Base Case Projections in its financial analysis as described in the section entitled “Opinions of Multi-Color’s Financial Advisors – Opinion of Goldman Sachs & Co. LLC.” Unlevered free cash flow contained in the Base Case Projections was lower than unlevered free cash flow contained in the base case forward-looking financial information contained in the November Financial Projections by $17 million, $12 million, $17 million, $12 million, $12 million and $12 million, for 2019, 2020, 2021, 2022, 2023 and 2024, respectively. The Financial Projections are summarized below.

None of the Financial Projections were intended for public disclosure. Nonetheless, a summary of the Financial Projections is included in this proxy statement only because certain of the Financial Projections were made available to the Board, Goldman Sachs, William Blair and the Bidders, and not to influence your decision whether to vote for the merger. The inclusion of the Financial Projections in this proxy statement does not constitute an admission or representation by Multi-Color, Goldman Sachs, William Blair, Platinum Equity, Parent, Sub or any other recipient of this information that the information is material.

The Financial Projections are unaudited and were not prepared with a view toward public disclosure or compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or United States generally accepted accounting principles (which we refer to as “GAAP”) or the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures. Neither Multi-Color’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Financial Projections, nor have they expressed any opinion or any other form of assurance on the Financial Projections or their achievability, and they assume no responsibility for, and disclaim any association with, the Financial Projections.

In the view of Multi-Color management, the Financial Projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding Multi-Color’s future financial performance at the time the Financial Projections were prepared. The Financial Projections have not been updated since the time of their preparation, are not facts and should not be relied upon as necessarily indicative of Multi-Color’s actual future results, and you are cautioned not to rely on the Financial Projections. Some or all of the assumptions that have been made in connection with the preparation of the Financial Projections may have changed since the date the Financial Projections were prepared. None of Multi-Color, Platinum Equity, Parent, Sub or any of their respective affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Financial Projections. Neither Multi-Color nor any of its controlled affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the Financial Projections if any or all of them have become, are or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the Financial Projections, which were prepared as of an earlier date.

The Financial Projections reflect various estimates, assumptions and methodologies of Multi-Color, all of which are difficult to predict and many of which are beyond Multi-Color’s control, including, among others, assumptions with respect to industry performance, general business, economic, regulatory, litigation, market and financial conditions, foreign currency rates, raw material prices, Multi-Color’s ability to execute and deliver productivity improvements and matters specific to Multi-Color’s business, including, without limitation, assumptions that Multi-Color can achieve a compound annual growth rate of 3.2% from 2019 through 2024.

The Financial Projections do not necessarily reflect revised prospects for Multi-Color’s business, changes in general business or economic conditions or any other transactions or events that have occurred or that may occur and that were not anticipated at the time the Financial Projections were prepared, and the Financial Projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the Financial Projections will be achieved.

Because the Financial Projections reflect subjective judgments in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The Financial Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Financial Projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results, including, without limitation, the factors described in the section entitled “Risk Factors” in Multi-Color’s Annual Report on Form 10-K for the year ended March 31, 2018 and in Multi-Color’s other filings with the SEC. For additional information on factors that may cause Multi-Color’s future financial results to vary materially from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 20. Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the Financial Projections cannot be considered a guarantee of future operating results and should not be relied upon as such.

The Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Multi-Color contained in Multi-Color’s public filings with the SEC. The Financial Projections do not take into account any circumstances or events occurring after the date they were prepared, including the merger. Further, the Financial Projections do not take into account the effect of any failure of the merger and should not be viewed as accurate or continuing in that context.

Financial Projections

The information summarized in the tables below was shared with Goldman Sachs, William Blair and the Board. Multi-Color provided the same information to the Bidders. The Financial Projections reflect various estimates and assumptions made by Multi-Color, all of which are difficult to predict and many of which are beyond Multi-Color’s control, including, among others, the following assumptions:

•	decreased revenue and adjusted EBITDA for 2020 due to contract renewals with a major customer, partially mitigated by accelerating growth initiatives and operating cost efficiencies;

•	approximately $58.5 million of aggregate savings from operational improvement initiatives from fiscal 2020 through fiscal 2024;

•	total revenue increases at a cumulative annual growth rate of 3.2%; and

•	a tax rate of 23%.

In addition to the above, the acquisition case forward-looking financial information included in the Financial Projections (which we refer to as the “acquisition case projections”) reflect the following assumptions:

•	acquisitions commence in year 2020;

•	acquisitions at an average multiple of 8 times EBITDA;

•	acquired revenues of $200 million per year and growing post-acquisition at Multi-Color’s applicable base case growth rate;

•	15% EBITDA margin on all acquisitions excluding synergies; and

•	acquisition synergies average 3% of acquired revenues and are one-year deferred.

The following table summarizes the Base Case Projections that were provided to the Board, Goldman Sachs, William Blair and the Bidders:

	Management Base Case
Fiscal Year Ended March 31,	2019E	2020E	2021E	2022E	2023E	2024E
Net Revenue	$1,726	$1,749	$1,805	$1,867	$1,942	$2,020
Adjusted EBITDA[1]	$281	$278	$304	$320	$335	$351
Capital Expenditures	$90	$88	$90	$93	$97	$101
Unlevered Free Cash Flow[2]	$138	$139	$154	$167	$174	$183
[1]

Adjusted EBITDA is earnings before interest expense, income taxes, depreciation and amortization, facility closure expenses, acquisition and integration expenses and purchase accounting charges related to acquisitions.

[2]	Unlevered free cash flow is Adjusted EBITDA less GAAP taxes less capital expenditures less change in net working capital less closure costs.

The following table summarizes the acquisition case projections that were provided to the Board, Goldman Sachs, William Blair and the Bidders:

	Management Acquisition Case
Fiscal Year Ended March 31,	2019E	2020E	2021E	2022E	2023E	2024E
Net Revenue	$1,726	$1,949	$2,211	$2,487	$2,784	$3,093
Adjusted EBITDA[1]	$281	$308	$370	$425	$480	$536
Capital Expenditures	$90	$88	$101	$114	$129	$145
Unlevered Free Cash Flow[2]	$138	$165	$199	$233	$261	$291
[1]

Adjusted EBITDA is earnings before interest expense, income taxes, depreciation and amortization, facility closure expenses, acquisition and integration expenses and purchase accounting charges related to acquisitions.

[2]	Unlevered free cash flow is Adjusted EBITDA less GAAP taxes less capital expenditures less change in net working capital less closure costs.

In addition to the Base Case Projections and the acquisition case projections, Multi-Color provided information to the Board, Goldman Sachs, William Blair and the Bidders regarding estimated take-private savings. The estimated take-private savings (related to salaries and wages, incentive pay, stock option expenses, audit and compliance expenses, stock related and public reporting costs, director compensation expense, director and officer insurance expense, legal fees and tax fees) were assumed to be $10 million per year in 2019, increasing to approximately $12 million per year by 2021. The following table summarizes the projections including take-private savings that were provided to the Board, Goldman Sachs, William Blair and the Bidders:

	Cases Including Take-Private Savings
Fiscal Year Ended March 31,	2019E	2020E	2021E	2022E	2023E	2024E
Base Case
Adjusted EBITDA[1] (Including Take- Private Savings)	$291	$289	$315	$333	$348	$363
Unlevered Free Cash Flow[2] (Including Take-Private Savings)	$146	$148	$163	$176	$184	$192
Acquisition Case
Adjusted EBITDA[1] (Including Take- Private Savings)	$291	$319	$382	$438	$492	$548
Unlevered Free Cash Flow[2] (Including Take-Private Savings)	$146	$173	$208	$242	$270	$300
[1]

Adjusted EBITDA is earnings before interest expense, income taxes, depreciation and amortization, facility closure expenses, acquisition and integration expenses and purchase accounting charges related to acquisitions.

[2]	Unlevered free cash flow is Adjusted EBITDA less GAAP taxes less capital expenditures less change in net working capital less closure costs.

Non-GAAP Financial Measures

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Both Adjusted EBITDA and Unlevered Free Cash Flow provide measures by which to evaluate Multi-Color’s core operating performance and trends. However, Multi-Color does not use Adjusted EBITDA or Unlevered Free Cash Flow for financial or operational decision-making or as a means to evaluate period-to-period comparisons. Multi-Color included Adjusted EBITDA in the Financial Projections because it is a key measure to, among other things, understand and evaluate Multi-Color’s core operating performance and trends.

Non-GAAP financial measures, including Adjusted EBITDA and Unlevered Free Cash Flow, have limitations as analytical tools, and you should not consider any non-GAAP financial measure in isolation or as a substitute for analysis of Multi-Color’s results as reported under GAAP. Some of these limitations include the omission of certain material costs, such as depreciation, amortization and interest, necessary to operate Multi-Color’s business. Other companies, including companies in Multi-Color’s industry, may calculate similarly titled non-GAAP financial measures differently, which reduces their usefulness as a comparative measure.

Because of these limitations, Multi-Color’s non-GAAP financial measures should not be considered in isolated form or as substitutes for financial information presented in compliance with GAAP and you should consider Multi-Color’s non-GAAP financial measures alongside other financial performance measures, including various cash flow metrics, net income and Multi-Color’s other GAAP results.

The following table reconciles Multi-Color’s Adjusted EBITDA (with and without take-private savings) and Unlevered Free Cash Flow (with and without take-private savings) to their most directly comparable GAAP financial measures:

	EBITDA Reconciliation to Comparable GAAP Measure[1]
Fiscal Year Ended March 31,	2019E	2020E	2021E	2022E	2023E	2024E
Acquisition Case Adjusted EBITDA	$281	$308	$370	$425	$480	$536
Add: Take Private Savings	10	11	12	12	12	12
Acquisition Case Adjusted EBITDA (Including Take-Private Savings)	$291	$319	$382	$438	$492	$548
Less: Acquired EBITDA	-	(30)	(61)	(93)	(126)	(161)
Less: Acquisition Synergies	-	-	(6)	(12)	(18)	(24)
Base Case Adjusted EBITDA (Including Take-Private Savings)	$291	$289	$315	$333	$348	$363
Less: Take-Private Savings	(10)	(11)	(12)	(12)	(12)	(12)
Base Case Adjusted EBITDA	$281	$278	$304	$320	$335	$351
Less: Interest	(76)	(77)	(73)	(69)	(63)	(58)
Less: Taxes	(22)	(21)	(28)	(32)	(36)	(40)
Less: Depreciation & Amortization	(104)	(107)	(109)	(111)	(114)	(117)
Less: Other Expense	(2)	-	-	-	-	-
Less: Closure Costs & Other Adjustments	(8)	-	(3)	-	-	-
Net Income	$69	$73	$90	$108	$122	$136
[1] The sum of the amounts in the table may not equal the totals due to rounding.

	Unlevered Free Cash Flow Reconciliation to Comparable GAAP Measure[1]
Fiscal Year Ended March 31,	2019E	2020E	2021E	2022E	2023E	2024E
Net Income	$69	$73	$90	$108	122	136
Add: Interest, Taxes, Depreciation & Amortization, Other Expense and Closure Costs & Other Adjustments	212	205	213	213	213	215
Base Case Adjusted EBITDA	$281	$278	$304	$320	$335	$351
Less: GAAP Taxes	(41)	(39)	(45)	(48)	(51)	(54)
Less: Capital Expenditures	(90)	(88)	(90)	(93)	(97)	(101)
Less: Change in Net Working Capital	(4)	(12)	(12)	(12)	(13)	(13)
Less: Closure Costs & Other Adjustments	(8)	-	(3)	-	-	-

	Unlevered Free Cash Flow Reconciliation to Comparable GAAP Measure[1]
Fiscal Year Ended March 31,	2019E	2020E	2021E	2022E	2023E	2024E
Base Case Unlevered Free Cash Flow	$138	$139	$154	$167	$174	$183
Add: Take Private Savings	10	11	12	12	12	12
Less: GAAP Taxes on Take Private Savings	(2)	(3)	(3)	(3)	(3)	(3)
Base Case Unlevered Free Cash Flow (Including Take-Private Savings)	$146	$148	$163	$176	$184	$192
Add: Acquired EBITDA	-	30	61	93	126	161
Add: Acquisition Synergies	-	-	6	12	18	24
Less: Acquisition Incremental Capital Expenditures	-	-	(10)	(21)	(32)	(44)
Less: Acquisition Incremental Change in Net Working Capital	-	-	(1)	(3)	(4)	(6)
Less: Incremental Acquisition GAAP Taxes	-	(4)	(10)	(16)	(22)	(28)
Acquisition Case Unlevered Free Cash Flow (Including Take-Private Savings)	$146	$173	$208	$242	$270	$300
Less: Take Private Savings	(10)	(11)	(12)	(12)	(12)	(12)
Add: GAAP Taxes on Take Private Savings	2	3	3	3	3	3
Acquisition Case Unlevered Free Cash Flow	$138	$165	$199	$233	$261	$291
[1]	The sum of the amounts in the table may not equal the totals due to rounding.

MULTI-COLOR DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN THEY WERE PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Opinions of Our Financial Advisors

Opinion of Goldman Sachs & Co. LLC

On February 23, 2019, at a meeting of the Board, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing, that, as of February 24, 2019 and based upon and subject to the factors and assumptions set forth therein, the $50.00 in cash per share of Multi-Color common stock to be paid to the holders of Multi-Color common stock (other than Parent and its affiliates) pursuant to the merger agreement, was fair from a financial point of view to such holders.

THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED FEBRUARY 24, 2019, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. GOLDMAN SACHS PROVIDED ADVISORY SERVICES AND ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. THE GOLDMAN SACHS OPINION DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW

ANY HOLDER OF THE SHARES OF MULTI-COLOR COMMON STOCK SHOULD VOTE WITH RESPECT TO THE MERGER OR ANY OTHER MATTER.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to shareholders and Annual Reports on Form 10-K of Multi-Color for the five fiscal years ended March 31, 2018;

•	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Multi-Color;

•	certain other communications from Multi-Color to its shareholders;

•	certain publicly available research analyst reports for Multi-Color; and

•

certain internal financial analyses and forecasts for Multi-Color prepared by its management as approved for Goldman Sachs’ use by Multi-Color, which are referred to in this proxy statement as the “Base Case Projections.”

For information regarding preparation of the Base Case Projections, see the section of this proxy statement entitled “—Forward-Looking Financial Information” beginning on page 43.

Goldman Sachs also held discussions with members of the senior management of Multi-Color regarding their assessment of the past and current business operations, financial condition and future prospects of Multi-Color; reviewed the reported price and trading activity for the shares of Multi-Color common stock; compared certain financial and stock market information for Multi-Color with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the packaging industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the consent of Multi-Color, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of Multi-Color that the Base Case Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Multi-Color. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Multi-Color or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the merger agreement will be obtained without any adverse effect on the expected benefits of the transaction contemplated by the merger agreement in any way meaningful to its analysis. Goldman Sachs has also assumed that the transaction contemplated by the merger agreement will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Multi-Color to engage in, or the relative merits of, the transaction contemplated by the merger agreement as compared to any strategic alternatives that may be available to Multi-Color; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the written opinion, of the $50.00 in cash per share of Multi-Color common stock to be paid to the holders (other than Parent and its affiliates) of Multi-Color common stock pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the transaction contemplated by the merger agreement or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the transaction contemplated by the merger agreement, the fairness of the transaction contemplated by the merger agreement to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Multi-Color; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Multi-Color, or class of such persons, in connection with the transaction contemplated by the merger agreement, whether relative to the $50.00 in cash per share of Multi-Color common stock to be paid to the holders (other than Parent and its affiliates) of Multi-Color common stock pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion does not express any opinion as to the impact of the transaction contemplated by the merger agreement on the solvency or viability of Multi-Color or Parent or the ability of Multi-Color or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the written opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its written opinion based on circumstances, developments or events occurring after the date of its written opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to Multi-Color in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 22, 2019, the last trading day before the public announcement of the transaction contemplated by the merger agreement and is not necessarily indicative of current market conditions.

Financial Analyses of Multi-Color

Historical Stock Trading Analysis

Goldman Sachs reviewed the historical trading prices and volumes for Multi-Color common stock for the period from November 16, 2019 to February 22, 2019, the last trading day prior to public announcement of the transaction. In addition, Goldman Sachs analyzed the $50.00 in cash per share of Multi-Color common stock to be paid to the holders of Multi-Color common stock pursuant to the merger agreement in relation to (i) the closing price of Multi-Color common stock on February 22, 2019, (ii) the volume-weighted average prices (which we refer to as the “VWAP”) of Multi-Color common stock during the 30 trading day period ended January 22, 2019, the last full trading day before Bloomberg reported that Multi-Color may be exploring a sale, (iii) the VWAP of Multi-Color common stock during the 60 trading day period ended January 22, 2019, and (iv) the VWAP of Multi-Color common stock during the 90 trading day period ended January 22, 2019.

This analysis indicated that the price per share to be paid to the holders of Multi-Color common stock pursuant to the merger agreement represented:

•	a premium of 3.0% to the closing price of $48.55 per share of Multi-Color common stock on February 22, 2019;

•	a premium of 32.4% to the VWAP of $37.77 per share of Multi-Color common stock during the 30 trading day period ended January 22, 2019;

•	a premium of 31.6% to the VWAP of $38.00 per share of Multi-Color common stock during the 60 trading day period ended January 22, 2019; and

•	a premium of 21.4% to the VWAP of $41.18 per share of Multi-Color common stock during the 90 trading day period ended January 22, 2019.

Illustrative Discounted Cash Flow Analysis

Using the Base Case Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on Multi-Color. Using discount rates ranging from 8.25% to 9.25%, reflecting estimates of Multi-Color’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2018: (i) estimates of unlevered free cash flow for Multi-Color for the three months ended March 31, 2019 and the fiscal years 2020 to 2024 as reflected in the Base Case Projections and (ii) a range of illustrative terminal values for Multi-Color, which were calculated by applying perpetuity growth rates ranging from 1.5% to 2.5%, to a terminal year estimate of the free cash flow to be generated by Multi-Color, as reflected in the Base Case Projections (which analysis implied exit terminal year EBITDA multiples ranging from 7.0x to 9.5x). Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model (which we refer to as the “CAPM”), which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs using its professional judgment and experience and taking into account the Base Case Projections and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for Multi-Color by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Multi-Color the net debt of Multi-Color as of December 31, 2018, as provided by the management of Multi-Color to derive a range of illustrative equity values for Multi-Color. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Multi-Color common stock, as provided by the management of Multi-Color, to derive a range of illustrative values per share of Multi-Color common stock ranging from $35 to $67, rounded to the nearest dollar.

Illustrative Present Value of Future Share Price Analysis

Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Multi-Color common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples. For this analysis, Goldman Sachs used the Base Case Projections for each of the fiscal years 2019 to 2021. Goldman Sachs first calculated the implied enterprise values for Multi-Color as of March 31 for each of the fiscal years 2019 to 2021, by applying next twelve months’ enterprise value to EBITDA multiples, which are referred to in this section entitled “Opinions of Multi-Color’s Financial Advisors—Opinion of Goldman Sachs & Co. LLC” as “NTM EV/EBITDA,” of 8.0x to 9.5x to EBITDA estimates for Multi-Color for each of the fiscal years 2019 to 2021. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical NTM EV/EBITDA multiples for Multi-Color and the selected companies (as described below under “– Selected Companies Analysis”). Goldman Sachs then subtracted the amount of Multi-Color’s forecasted net debt for each of the fiscal years 2019 to 2021, as provided by the management of Multi-Color, as of the relevant year-end per the Base Case Projections, from the respective implied enterprise values in order to derive a range of illustrative equity values for Multi-Color for each of the fiscal years 2019 to 2021. Goldman Sachs then divided the results by the projected year-end fully diluted outstanding shares of Multi-Color common stock, as reflected in the Base Case Projections to derive a range of implied future share prices (excluding dividends). Goldman Sachs then added the cumulative dividends per share expected to be paid to Company shareholders in the fourth fiscal quarter of 2019 and each of the fiscal years 2020 and 2021, using the Base Case Projections.

Goldman Sachs then discounted the March 31, 2019 to March 31, 2021 implied future share price values (including cumulative dividends) back to December 31, 2018 using an illustrative discount rate of 9.85%, reflecting an estimate of Multi-Color’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $35 to $67 per share of Multi-Color common stock, rounded to the nearest dollar.

Premia Analysis

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced during the time period from January 2014 through December 2018 involving a public company based in the United States as the target where the disclosed enterprise values for the transaction were between $1 billion and $5 billion. This analysis excluded transactions in the financial institutions and real estate sectors. For the entire period, using information obtained from Thompson Reuters, Goldman Sachs calculated the 25th percentile and 75th percentile premiums of the price paid in the transactions relative to the target’s closing stock price one day prior to announcement of the transaction. This analysis indicated a 25th percentile premium of 12% and 75th percentile premium of 44% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 12% to 44% to the undisturbed closing price per share of Multi-Color common stock of $41.65 as of January 22, 2019, the last full trading day before Bloomberg reported that Multi-Color may be exploring a sale, and calculated a range of implied equity values per share of Multi-Color common stock of $47 to $60, rounded to the nearest dollar.

Selected Transactions Analysis

Goldman Sachs analyzed certain publicly available information relating to selected transactions in the packaging industry since August 2011.

For each of the selected transactions where information was publicly available, Goldman Sachs calculated and compared the implied enterprise value to EBITDA multiple, which is referred to in this section entitled “Opinions of Multi-Color’s Financial Advisors—Opinion of Goldman Sachs & Co. LLC” as “EV/EBITDA,” of the applicable target company based on the total consideration paid in the transaction as a multiple of the target company’s EBITDA based on publicly available information at the time each such selected transaction was announced. While none of the target companies that participated in the selected transactions are directly comparable to Multi-Color, the target companies that participated in the selected transactions are companies that, for the purpose of analysis, may be considered similar to Multi-Color with respect to certain of its results, market size and product profile.

The following table presents the results of this analysis:

Selected Precedent Transactions
Announcement Date	Acquiror	Target	Enterprise Value $ in millions[1]	EV/EBITDA[1]
April 2, 2018	Transcontinental Inc.	Coveris Americas	$1,320	10.3x

February 4, 2018	Platinum Equity	WS Packaging Group	N/A	N/A

November 16, 2017	Berry Global Group, Inc. (“Berry”)	Clopay Plastics Products Company, Inc.	$475	9.0x

October 17, 2017	Genstar Capital	Tekni-Plex, Inc.	$1,450	10.0x

July 17, 2017	Multi-Color Corporation	Constantia Labels	$1,300	10.3x

May 31, 2017	Goldman Sachs Merchant Banking Division	Transcendia Inc.	N/A	N/A

January 24, 2017	WestRock Company	Multi Packaging Solutions International Limited	$2,280	9.6x

December 19, 2016	CCL Industries Inc. (“CCL”)	Innovia Group	CAD$1,130	7.3x

August 25, 2016	Berry	AEP Industries Inc.	$765	7.4x

October 17, 2016	Pritzker Group Private Capital	ProAmpac LLC	N/A	N/A

August 11, 2016	Advent International Corp.	Fort Dearborn	N/A	N/A

December 23, 2014	Wendel	Constantia Flexibles GmbH	€2,300	9.0x

August 26, 2011	Multi-Color Corporation	York Label Group	N/A	N/A

1 Enterprise Value and EV/EBITDA multiples that were not publicly disclosed are labeled as “N/A.”

Based on the results of the foregoing calculations and Goldman Sachs’ analyses of the various transactions and its professional judgment, Goldman Sachs applied a reference range of EV/EBITDA revenue multiples of 8.0x to 10.0x to Multi-Color’s estimated EBITDA for Multi-Color’s fiscal year ended March 31, 2020, as reflected in the Base Case Projections, to derive a range of implied enterprise values for Multi-Color. Goldman Sachs then subtracted from the range of implied enterprise values the net debt of Multi-Color as of December 31, 2018, as provided by the management of Multi-Color, to derive a range of illustrative equity values for Multi-Color. Goldman Sachs divided the results by the number of fully diluted outstanding shares of Multi-Color common stock, as provided by the management of Multi-Color, to derive a range of implied values per share of Multi-Color common stock of $35 to $62, rounded to the nearest dollar.

Selected Companies Analysis

Goldman Sachs reviewed and compared certain financial and stock market information, ratios and public market multiples for Multi-Color to corresponding financial and stock market information, ratios and public market multiples for the following label companies and specialty packaging companies (collectively referred to as the “selected companies”):

•	Label Companies

○	Avery Dennison Corporation (“Avery”)

○	Brady Corporation (“Brady”)

○	CCL

○	Fuji Seal International, Inc. (“Fuji”)

•	Specialty Packaging Companies

○	Amcor Limited (“Amcor”)

○	AptarGroup, Inc. (“Aptar”)

○	Berry

○	Sealed Air Corporation (“Sealed Air”)

Although none of the selected companies are directly comparable to Multi-Color, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Multi-Color.

Goldman Sachs calculated and compared NTM EV/EBITDA multiples for Multi-Color and the selected companies based on financial and trading data as of February 22, 2019, information Goldman Sachs obtained from Bloomberg, publicly available historical data, the Base Case Projections, market data, and Institutional Brokers’ Estimate System, or “IBES”, estimates.

With respect to the selected companies, Goldman Sachs calculated median NTM EV/EBITDA multiples over certain time periods prior to and including February 22, 2019, the last trading day before the public announcement of the transaction, and with respect to Multi-Color, NTM EV/EBITDA multiples over certain time periods prior to and including January 22, 2019, the last full trading day before Bloomberg reported that Multi-Color may be exploring a sale. The results of these analyses are summarized as follows:

Selected Companies

YEARLY AVERAGE of

NTM EV/EBITDA

Year	Company	Median of Label Companies[1]	Median of Specialty Packaging Companies[1]

2008	N/A	6.4x	6.1x

2009	N/A	6.4x	6.3x

2010	N/A	6.5x	6.5x

2011	5.0x	5.9x	6.9x

2012	6.8x	6.0x	7.4x

2013	7.5x	7.2x	8.4x

2014	8.3x	7.8x	9.2x

2015	9.4x	8.7x	10.3x

2016	9.3x	9.9x	10.6x

2017	10.4x	10.9x	11.2x

2018	9.2x	10.7x	10.4x

As of 22-Feb-2019	8.9x	10.7x	10.6x

As of 22-Jan-2019	7.9x

Average Multiple over Last 10 Years:	8.6x	8.1x	8.8x

1 Multiples presented represent the yearly average of the median NTM EV/EBITDA for the subset of selected companies.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Multi-Color or the merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Board that, as of February 24, 2019 and based upon and subject to the factors and assumptions therein, the $50.00 in cash per share of Multi-Color common stock to be paid to the holders (other than Parent and its affiliates) of Multi-Color common stock pursuant to the merger agreement was fair from a financial point of view to such holders. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Multi-Color, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The consideration to be paid to holders of Multi-Color common stock was determined through arm’s-length negotiations between Multi-Color and Parent and was approved by the Board. Goldman Sachs provided advice to Multi-Color during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Multi-Color or the Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction contemplated by the merger agreement.

As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the transaction contemplated by the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B to this proxy statement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests, or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Multi-Color, Parent, and any of their respective affiliates and third parties, including Wendel and Diamond Castle Holdings, LLC, affiliates of each of which are significant shareholders of Multi-Color, and Platinum Equity, an affiliate of Parent, and their respective affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the merger agreement. Goldman Sachs acted as financial advisor to Multi-Color in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Multi-Color from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner and manager with respect to a private placement by Multi-Color of its 4.875% Senior Notes due 2025 (aggregate principal amount $600 million) in September 2017; and as lead agent and joint bookrunner with respect to a bank loan (aggregate principal amount $500 million) for Multi-Color in September 2017. During the two-year period ended February 24, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Multi-Color and/or to its affiliates of approximately $1.6 million. Goldman Sachs has provided certain financial advisory and/or underwriting services to Wendel and/or its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner with respect to the public offering by Compagnie de Saint-Gobain SA, a portfolio company of funds affiliated with Wendel, of 20,000,000 shares of common stock in June 2017; as financial advisor to Constantia Flexibles Holding GmbH, a portfolio company of funds affiliated with Wendel, with respect to the sale of its Constantia Labels division in November 2017; as financial advisor to CSP Technologies, Inc., a portfolio company of funds affiliated with Wendel, with respect to its sale in August 2018; and as sole bookrunner with respect to the private placement by Bureau Veritas S.A., a portfolio company of funds affiliated with Wendel, of 20,920,503 shares of common stock in October 2018. During the two-year period ended February 24, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Wendel and/or to its affiliates and portfolio companies (which may include companies that are not controlled by Wendel) of approximately $10.8 million. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Platinum Equity and/or its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner with respect to the public offering by BlueLine Rental LLC, a portfolio company of funds affiliated with Platinum Equity, of its 9.250% Senior Secured Notes due 2024 (aggregate principal amount $1,100 million) in March 2017; as joint lead agent with respect to a bank loan (aggregate principal amount $1,150 million) for Securus Technologies, a portfolio company of funds affiliated with Platinum Equity, in May 2017; as joint bookrunner with respect to the public offering by Husky IMS International Ltd. (which we refer to as “Husky”), a portfolio company of funds affiliated with Platinum Equity, of its 7.750% Senior Secured Notes due 2026 (aggregate principal amount $650 million) in March 2018; as joint lead agent with respect to a bank loan (aggregate principal amount $2,000 million) for Husky in March 2018; as joint lead agent with respect to a bank loan (aggregate principal amount €857million) for Wyndham Worldwide Corporation’s European vacation rental business, a portfolio company of funds affiliated with Platinum Equity, in April 2018; as joint lead agent with respect to a bank loan (aggregate principal amount $800 million) for USS Ultimate Holdings, Inc., a portfolio company of funds affiliated with Platinum Equity, in July 2018; as financial advisor to Exterion Media Group, a portfolio company of funds affiliated with Platinum Equity, with respect to its sale in November 2018; and as joint lead agent with respect to a bank loan (aggregate principal amount $900 million) for Platinum Equity in December 2018. During the two-year period ended February 24, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Platinum Equity and/or to its affiliates and portfolio companies (which may include companies that are not controlled by Platinum Equity) of approximately $53.2 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Multi-Color, Parent, Wendel, Diamond Castle Holdings, LLC, Platinum Equity and their respective affiliates and, as applicable, portfolio companies for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Wendel, Diamond Castle Holdings, LLC and Platinum Equity and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Wendel, Diamond Castle Holdings, LLC and Platinum Equity from time to time and may do so in the future.

The Board selected Goldman Sachs as Multi-Color’s financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the merger agreement. Pursuant to a letter agreement, executed on November 27, 2018, Multi-Color engaged Goldman Sachs to act as its financial advisor in connection with the transaction contemplated by the merger agreement. The engagement letter between Multi-Color and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement of the transaction contemplated by the merger agreement, at approximately $15.2 million, $1.0 million of which became payable upon execution of the merger agreement, and the remainder of which is contingent upon consummation of the merger. In addition, Multi-Color has agreed to reimburse Goldman Sachs for certain of its expenses, including reasonable attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of William Blair & Company, L.L.C.

William Blair was retained to act as financial advisor to Multi-Color in connection with the possible sale of Multi-Color. Pursuant to its engagement, Multi-Color requested that William Blair render an opinion to the Board as to whether the merger consideration to be received by holders of Multi-Color common stock (other than Parent or its affiliates) was fair, from a financial point of view, to such holders. On February 23, 2019, William Blair delivered its oral opinion to the Board (subsequently confirmed in its written opinion dated February 24, 2019) that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, the merger consideration to be received by holders of Multi-Color common stock (other than Parent or its affiliates) was fair, from a financial point of view, to such holders.

THE FULL TEXT OF WILLIAM BLAIR’S WRITTEN OPINION, DATED FEBRUARY 24, 2019, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT AND INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE FAIRNESS

OPINION CAREFULLY AND IN ITS ENTIRETY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY WILLIAM BLAIR IN RENDERING ITS OPINION. THE ANALYSIS PERFORMED BY WILLIAM BLAIR SHOULD BE VIEWED IN ITS ENTIRETY; NONE OF THE METHODS OF ANALYSIS SHOULD BE VIEWED IN ISOLATION. WILLIAM BLAIR’S FAIRNESS OPINION WAS DIRECTED TO THE BOARD FOR ITS USE AND BENEFIT IN EVALUATING THE FAIRNESS OF THE MERGER CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF MULTI-COLOR COMMON STOCK (OTHER THAN PARENT OR ITS AFFILIATES) PURSUANT TO THE MERGER AGREEMENT AND RELATES ONLY TO THE FAIRNESS, AS OF THE DATE OF WILLIAM BLAIR’S FAIRNESS OPINION AND FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF MULTI-COLOR COMMON STOCK (OTHER THAN PARENT OR ITS AFFILIATES) IN THE MERGER. WILLIAM BLAIR’S FAIRNESS OPINION DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER OR ANY RELATED TRANSACTION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF MULTI-COLOR COMMON STOCK AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. WILLIAM BLAIR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY MULTI-COLOR TO ENGAGE IN THE MERGER. THE FOLLOWING SUMMARY OF WILLIAM BLAIR’S FAIRNESS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS FAIRNESS OPINION ATTACHED TO THIS PROXY STATEMENT AS ANNEX C.

In connection with William Blair’s review of the merger and the preparation of its opinion, William Blair examined or discussed:

•	a draft of the merger agreement dated February 23, 2019, and William Blair has assumed that the final form of the merger agreement did not differ materially from such draft in any material respects;

•	audited historical financial statements for Multi-Color set forth in its public filings with the SEC for the three fiscal years ended March 31, 2016, 2017 and 2018;

•	unaudited historical financial statements of Multi-Color set forth in its public filings with the SEC for the nine month periods ended December 31, 2017 and 2018;

•

certain internal business operating and financial information and forecasts of Multi-Color for the fiscal years ending March 31, 2019 through March 31, 2024 prepared by the senior management of Multi-Color (which are referred to in this proxy statement as the “Base Case Projections”);

•	certain information regarding publicly available financial terms of certain other transactions William Blair deemed relevant;

•	information regarding certain other publicly traded companies that William Blair deemed relevant;

•	current and historical market prices and trading volumes of shares of Multi-Color common stock; and

•	certain other publicly available information on Multi-Color.

William Blair also held discussions with members of the senior management of Multi-Color to discuss the foregoing, considered other matters that it deemed relevant to its analysis, and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant.

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its fairness opinion including, without limitation, the Base Case Projections provided by the senior management of Multi-Color. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of Multi-Color. William Blair was advised by the senior management of Multi-Color that the Base Case Projections examined by William Blair were reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Multi-Color. In that regard, William Blair assumed, with the consent of the Board, that (i) the Base Case Projections would be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of Multi-Color were as set forth in Multi-Color’s financial statements or other information made available to William Blair. William Blair did not express an opinion with respect to the Base Case Projections or the estimates and judgments on which they were based. William Blair did not consider and expressed no opinion as to the amount or nature of the compensation to any of Multi-Color’s officers, directors or employees (or any class of such persons) relative to the merger consideration payable to Multi-Color’s shareholders. William Blair was not asked to consider, and its opinion did not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Multi-Color or the effect of any other transaction in which Multi-Color might engage. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, the date of its opinion. It should be understood that, although subsequent developments may affect William Blair’s opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair did not make any determinations as to legal matters related to the Merger. William Blair assumed that the terms of the merger agreement, when executed, would conform in all material respects to the terms reflected in the February 23, 2019 draft of the merger agreement reviewed by William Blair and that the Merger would be consummated in accordance with applicable laws and on the terms described in the merger agreement, without any waiver of any material terms or conditions by Multi-Color. William Blair was not requested to, nor did it, seek alternative participants for the merger.

The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the Board the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its fairness opinion. The financial analyses summarized below include information presented in a tabular format. In order to fully understand the financial analyses performed by William Blair, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by William Blair. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by William Blair. The order of the summaries of the analyses described below does not represent the relative importance or weight given to those analyses by William Blair.

Selected Publicly Traded Companies Analysis

William Blair reviewed and compared certain financial information relating to Multi-Color to corresponding financial information, ratios and public market multiples for six publicly traded labels companies and eight publicly traded flexible packaging companies with similar business models and financial profiles that William Blair deemed relevant. The companies selected by William Blair were: (i) Avery Dennison Corporation, (ii) CCL Industries Inc., (iii) Fuji Seal International, Inc., (iv) LINTEC Corporation, (v) Nissha Co., Ltd., (vi) R.R. Donnelley & Sons Company, (vii) Amcor Limited (pro forma for the acquisition of Bemis Company, Inc. announced on August 8, 2018), (viii) Berry Global Group, Inc., (ix) Huhtamäki Oyj, (x) Mondi plc, (xi) Sealed Air Corporation, (xii) Sonoco Products Company, (xiii) Transcontinental Inc. and (xiv) Winpak Ltd. Public companies (i) through (vi) were identified as labels companies and public companies (vii) through (xiv) were identified as flexible packaging companies.

William Blair considered the enterprise value for each company (including Multi-Color), which William Blair calculated as the equity value of Multi-Color, plus total debt, minority interest and preferred stock, less cash and cash equivalents. The equity value of each company was calculated using the closing stock price as of February 22, 2019 (the last trading day prior to the entry into the merger agreement), multiplied by the total diluted shares outstanding (using the most recent publicly available information as of February 22, 2019). William Blair considered the enterprise value as a multiple of (i) adjusted EBITDA for each company for the last twelve-month (which we refer to as “LTM”) period for which results were publicly available, (ii) LTM adjusted operating cash flow and (iii) calendar year 2019 expected (which we refer to as “CY 2019E”) adjusted EBITDA for each company. The operating results and the corresponding derived multiples for Multi-Color were for the LTM period ended December 31, 2018 and for each of the selected public companies were based on each company’s most recent publicly available financial information and, in all cases, closing share prices as of February 22, 2019 (the last trading day prior to the entry into the merger agreement). William Blair then used the implied enterprise value based on the terms of the merger to derive implied valuation multiples for Multi-Color based on LTM adjusted EBITDA, LTM adjusted operating cash flow (calculated as LTM adjusted EBITDA minus LTM adjusted capital expenditures) and CY 2019E adjusted EBITDA based on both the consensus estimate and the Base Case Projections. William Blair compared the multiples implied for Multi-Color based on the terms of the Merger to the range of trading multiples of the aggregate group of selected publicly traded labels companies and the aggregate group of publicly traded flexible packaging companies. Information regarding the multiples derived from William Blair’s selected public company analysis is set forth in the following table.

	Implied Transaction Multiple	Selected Public Company Valuation Multiples
		Labels				Flexible Packaging
		Min	Mean	Median	Max	Min	Mean	Median	Max

Enterprise Value / LTM Adjusted EBITDA(1)	8.8x	4.5x	8.1x	8.1x	11.6x	5.0x	9.6x	10.1x	12.2x
Enterprise Value / LTM Adjusted Operating Cash Flow(1)	12.5x	6.7x	13.4x	14.4x	19.1x	5.6x	14.3x	14.4x	23.4x
Enterprise Value / CY 2019E Adjusted EBITDA
Consensus Estimate(2)	9.6x	4.3x	7.7x	7.8x	11.3x	6.4x	9.1x	9.8x	10.7x
Management Forecast(3)	9.1x	4.3x	7.7x	7.8x	11.3x	6.4x	9.1x	9.8x	10.7x

(1) LTM Adjusted EBITDA as of December 31, 2018 calculated using Multi-Color’s SEC filings. LTM Operating Cash Flow defined as LTM Adjusted EBITDA less LTM Adjusted Capital Expenditures as of December 31, 2018. Calculated using Multi-Color’s SEC filings.

(2) Consensus estimate per FactSet as of February 22, 2019.

(3) Calculated using Q4 FY 2019 Forecast and Q1 – Q3 FY 2020 Budget figures from Multi-Color Management.

William Blair noted that, with respect to the enterprise value / LTM adjusted EBITDA valuation multiple, the analyzed implied valuation multiple for Multi-Color based on the merger consideration was within the range of multiples of the selected publicly traded labels and flexible packaging companies. William Blair also noted that, with respect to the enterprise value / LTM adjusted operating cash flow multiple, the analyzed implied valuation multiple for Multi-Color based on the merger consideration was within the range of multiples of the selected publicly traded labels and flexible packaging companies. William Blair also noted that, with respect to the enterprise value / CY 2019E adjusted EBITDA valuation multiples, both of the analyzed implied valuation multiples for Multi-Color based on the merger consideration were within the range of multiples of the selected publicly traded labels and flexible packaging companies.

Although William Blair compared the trading multiples of the selected public companies to those implied for Multi-Color, none of the selected public companies is directly comparable to Multi-Color. Accordingly, any analysis of the selected public companies involves considerations and judgments concerning the differences in financial and operating characteristics and other factors that would affect the analysis of trading multiples of the selected public companies.

Selected Precedent Transactions Analysis

William Blair performed an analysis of 14 selected transactions that closed subsequent to January 1, 2013 within the labels and other flexible packaging products sectors. William Blair’s analysis was based solely on publicly available information regarding such transactions. William Blair did not take into account any announced or consummated transaction whereby relevant financial information was not publicly disclosed and available. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries. The transactions examined were (identified by target/acquirer and month and year of closing):

•	Treofan Americas / CCL Industries Inc. (July 2018)

•	Coveris Americas / Transcontinental Inc. (May 2018)

•	Fedrigoni S.p.A. / Bain Capital (April 2018)

•	Clopay Plastic Products Company / Berry Global Group, Inc. (February 2018)

•	Constantia Labels Gmbh / Multi-Color (October 2017)

•	Multi Packaging Solutions / WestRock Company (June 2017)

•	Innovia Group / CCL Industries Inc. (February 2017)

•	Alusa S.A. / Amcor Limited (June 2016)

•	Checkpoint Systems Inc. / CCL Industries Inc. (May 2016)

•	Woelco AG / CCL Industries Inc. (January 2016)

•	AR Metalizing N.V. / Nissha Printing Co. Ltd. (August 2015)

•	Constantia Flexibles / Wendel (December 2014)

•	Sancoa and TubeDec / CCL Industries Inc. (February 2014)

•	Avery Dennison Label Converting Business / CCL Industries Inc. (July 2013)

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of adjusted EBITDA for the LTM period prior to the announcement of the applicable transaction. William Blair considered the transaction multiple of adjusted EBITDA for Multi-Color for the LTM period ended December 31, 2018 and compared it to the resulting range of transaction multiples of LTM adjusted EBITDA for the selected transactions. Information regarding the multiples from William Blair’s analysis of the selected transactions is set forth in the following table:

	Implied Transaction Multiple(1)	Selected Precedent Transaction Valuation Multiples

Multiple		Min	Mean	Median	Max
Enterprise Value / LTM Adjusted EBITDA	8.8x	4.4x	7.9x	8.2x	10.8x

(1) LTM Adjusted EBITDA as of December 31, 2018 calculated using Multi-Color’s SEC filings.

William Blair noted that the implied valuation multiple of enterprise value / LTM adjusted EBITDA for Multi-Color based on the Merger was within the range of multiples of the selected transactions.

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiple of Multi-Color, none of these transactions or associated companies is identical to Multi-Color or the transactions contemplated by the merger agreement. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of Multi-Color versus the values of the companies in the selected transactions.

Discounted Cash Flow Analysis

William Blair utilized the Base Case Projections to perform a discounted cash flow analysis of Multi-Color’s projected future free cash flows for the fiscal years ending March 31, 2019 through March 31, 2024. Using discounted cash flow methodology, William Blair calculated the present values of the projected unlevered free cash flows for Multi-Color. In this analysis, William Blair calculated the assumed terminal value of Multi-Color by multiplying projected adjusted EBITDA for fiscal year 2024 (which we refer to as “FY 2024P”) by exit multiples ranging from 7.2x to 9.2x. To discount the projected unlevered free cash flows and assumed terminal value to present value, William Blair used discount rates ranging from 8.0% to 12.0%. The terminal value exit multiple range was derived from relevant precedent transactions. The discount rate range was derived based upon a weighted average cost of capital using the capital asset pricing model.

William Blair aggregated the present value of the unlevered free cash flows over the applicable forecast period with the present value of the range of terminal values to arrive at an implied enterprise value range. William Blair then derived a range of implied equity values per share by deducting Multi-Color’s net debt as of December 31, 2018 and dividing such amount by Multi-Color’s total diluted shares outstanding as of February 22, 2019, as adjusted to take into account the impact of dilutive securities based on the treasury stock method at the implied share price. This analysis resulted in a range of implied equity values of $26.94 to $66.64 per share, as compared to the merger consideration of $50.00 per share.

Leveraged Buyout Analysis

William Blair performed a leveraged buyout analysis and projected illustrative implied purchase prices at which a leveraged buyout of Multi-Color could occur and yield internal rates of return ranging from 16.0% to 20.0% for a potential investor. In this analysis, William Blair estimated a terminal value by utilizing a range of FY 2024P adjusted EBITDA multiples of 7.2x to 9.2x. The terminal value exit multiple range was derived from relevant precedent transactions. The internal rate of return was derived by William Blair utilizing its professional judgment and experience. This analysis resulted in a range of implied purchase prices of $28.20 to $47.04 per share of Multi-Color common stock, as compared to the merger consideration of $50.00 per share of Multi-Color common stock.

M&A Premiums Paid Analysis

William Blair reviewed data from 138 acquisitions of U.S. publicly traded companies announced since January 1, 2014 in which 100% of the target’s equity was acquired with equity values between $750 million and $1.5 billion. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price one day, one week, one month, 60 days, 90 days, 180 days, 270 days and 365 days prior to the announcement of each transaction. William Blair compared the range of resulting per share common share price premiums for the reviewed transactions to the premiums implied by the Merger based on Multi-Color common stock prices one day, one week, one month, 60 days, 90 days, 180 days, 270 days and 365 days prior to each of February 22, 2019 (the last trading day prior to the entry into the merger agreement) and January 22, 2019 (the day Bloomberg reported that Multi-Color may be exploring a sale). Information regarding the premiums from William Blair’s analysis of selected transactions is set forth in the following tables:

Premium Paid Relative to February 22, 2019

	Multi- Color Common Share Price		Premiums Paid Data Percentile
Period		Implied Premium at $50.00 / share	5th	10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	$47.61	5.0%	(10.9)%	(0.4)%	5.0%	9.1%	15.2%	19.4%	25.0%	32.4%	41.0%	54.4%
One Week Prior	$46.80	6.8%	(11.2)%	(1.1)%	5.9%	11.3%	13.3%	18.9%	24.5%	31.9%	43.9%	55.7%
One Month Prior	$44.58	12.2%	(10.8)%	(0.9)%	10.5%	17.1%	21.1%	25.5%	31.2%	38.5%	45.8%	56.9%
60 Days Prior	$31.29	59.8%	(13.6)%	(2.8)%	8.3%	17.0%	21.6%	29.2%	35.2%	41.0%	48.7%	57.6%
90 Days Prior	$44.93	11.3%	(14.6)%	(4.5)%	11.2%	15.9%	22.0%	28.4%	38.1%	43.4%	55.0%	68.1%
180 Days Prior	$61.10	(18.2)%	(17.7)%	(7.2)%	6.4%	15.2%	23.0%	31.7%	41.2%	46.1%	66.2%	91.1%
270 Days Prior	$62.35	(19.8)%	(21.9)%	(12.2)%	8.5%	15.2%	21.9%	31.7%	45.1%	53.1%	67.1%	88.8%
365 Days Prior	$66.45	(24.8)%	(18.3)%	(14.1)%	(1.8)%	10.0%	19.5%	29.2%	37.2%	53.7%	68.2%	84.4%

William Blair noted for the Board that the merger consideration premiums to Multi-Color’s closing stock prices one day, one week, one month and 90 days prior to February 22, 2019 were above the 20th percentile and below the 30th percentile of the analyzed precedent public transactions, the merger consideration premium to Multi-Color’s closing stock price 60 days prior to February 22, 2019 was above the 90th percentile of the analyzed precedent public transactions, the merger consideration premiums to Multi-Color’s closing stock price 180 and 365 days prior to February 22, 2019 were below the 5th percentile of the analyzed precedent public transactions and the merger consideration premium to Multi-Color’s closing stock price 270 days prior to February 22, 2019 was above the 5th percentile and below the 10th percentile of the analyzed precedent public transactions.

Premium Paid Relative to January 22, 2019

	Multi- Color Common Share Price		Premiums Paid Data Percentile
Period		Implied Premium at $50.00 / share	5th	10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	$42.98	16.3%	(10.9)%	(0.4)%	5.0%	9.1%	15.2%	19.4%	25.0%	32.4%	41.0%	54.4%
One Week Prior	$42.97	16.4%	(11.2)%	(1.1)%	5.9%	11.3%	13.3%	18.9%	24.5%	31.9%	43.9%	55.7%
One Month Prior	$31.29	59.8%	(10.8)%	(0.9)%	10.5%	17.1%	21.1%	25.5%	31.2%	38.5%	45.8%	56.9%
60 Days Prior	$44.93	11.3%	(13.6)%	(2.8)%	8.3%	17.0%	21.6%	29.2%	35.2%	41.0%	48.7%	57.6%
90 Days Prior	$51.24	(2.4)%	(14.6)%	(4.5)%	11.2%	15.9%	22.0%	28.4%	38.1%	43.4%	55.0%	68.1%
180 Days Prior	$65.15	(23.3)%	(17.7)%	(7.2)%	6.4%	15.2%	23.0%	31.7%	41.2%	46.1%	66.2%	91.1%
270 Days Prior	$65.00	(23.1)%	(21.9)%	(12.2)%	8.5%	15.2%	21.9%	31.7%	45.1%	53.1%	67.1%	88.8%
365 Days Prior	$80.10	(37.6)%	(18.3)%	(14.1)%	(1.8)%	10.0%	19.5%	29.2%	37.2%	53.7%	68.2%	84.4%

William Blair noted for the Board that the merger consideration premiums to Multi-Color’s closing stock prices one day and one week prior to January 22, 2019 were above the 40th percentile and below the 50th percentile of the analyzed precedent public transactions, the merger consideration premium to Multi-Color’s closing stock price one month prior to January 22, 2019 was above the 90th percentile of the analyzed precedent public transactions, the merger consideration premium to Multi-Color’s closing stock price 60 days prior to January 22, 2019 was above the 20th percentile and below the 30th percentile of the analyzed precedent public transactions, the merger consideration premium to Multi-Color’s closing stock price 90 days prior to January 22, 2019 was above the 10th percentile and below the 20th percentile of the analyzed precedent public transactions and the merger consideration premiums to Multi-Color’s closing stock prices 180, 270 and 365 days prior to January 22, 2019 were below the 5th percentile of the analyzed precedent public transactions.

General

This summary is not a complete description of the analysis performed by William Blair, but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the Merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the merger consideration to be received by the holders of Multi-Color common stock (other than Parent or its affiliates). Rather, in rendering its oral opinion on February 23, 2019 (subsequently confirmed in its written opinion dated February 24, 2019) to the Board, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, as to whether the merger consideration to be received by the holders of Multi-Color common stock (other than Parent or its affiliates) was fair, from a financial point of view, to such holders, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair’s fairness opinion considered each valuation method equally and did not place any particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to Multi-Color or the proposed transaction under the merger agreement. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair has been engaged in the investment banking business since 1935. William Blair continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of its business, William Blair may from time to time trade the securities of Multi-Color for its own account and for the accounts of its customers, and accordingly may at any time hold a long or short position in such securities. The Board hired William Blair based on its qualifications and expertise in providing financial advice to companies in the labeling and packaging industry and its reputation as an internationally recognized investment banking firm.

Fees

Pursuant to a letter agreement dated February 12, 2019, a fairness opinion fee of $1,500,000 became payable to William Blair upon delivery of its fairness opinion. No portion of the fees payable to William Blair were contingent on the conclusions reached by William Blair in William Blair’s fairness opinion. In addition, Multi-Color agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel and any other independent experts retained by William Blair) reasonably incurred by it in connection with its services and to indemnify William Blair against certain potential liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws.

Interests of Directors and Executive Officers in the Merger

Members of the Board and our executive officers have various interests in the merger described in this section that may be in addition to, or different from, the interests of Multi-Color shareholders generally. You should keep this in mind when considering the recommendation of the Board for the adoption of the merger agreement. The members of the Board were aware of these interests and considered them at the time they approved the merger agreement and in making their recommendation that Multi-Color shareholders adopt the merger agreement. These interests are described below.

Certain Assumptions

Except as specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table in the section titled “—Golden Parachute Compensation” below, were used:

(1)	The relevant per share equity award consideration is $50.00, as provided in the merger agreement;

(2)	The effective time is April 4, 2019, which is the assumed date of the effective time of the merger solely for the purposes of the disclosures in this section; and

(3)

The employment of each executive officer of Multi-Color is terminated without “Cause” or due to the executive officer’s resignation for “Good Reason” (as each such term is defined in the relevant plan(s) and/ or agreement(s)), in each case immediately following the assumed effective time.

Treatment of Outstanding Equity Awards

The merger agreement provides that:

•

prior to the effective time of the merger, the Board (or, if appropriate, any committee of the Board) will adopt appropriate resolutions to provide that immediately prior to the effective time, each company option will be fully vested and at the effective time of the merger will be automatically cancelled, and each holder of a cancelled company option will be entitled to receive a payment in cash in an amount equal to the product of (i) the total number of shares subject to the cancelled company option, multiplied by (ii) the excess, if any, of (A) the merger consideration over (B) the exercise price per share subject to the cancelled company option, without interest; provided, however, that any such company option with respect to which the exercise price per share is greater than or equal to the merger consideration will be cancelled in exchange for no consideration upon the effective time;

•

prior to the effective time of the merger, the Board (or, if appropriate, any committee of the Board) will adopt appropriate resolutions to provide that immediately prior to the effective time, each stock unit will be fully vested, with applicable performance goals deemed to have been satisfied at the target level of performance, and at the effective time will be automatically cancelled and converted into the right to receive a payment in cash in an amount equal to the sum of (i) the product of the merger consideration multiplied by the number of shares subject to each such award, without interest, and (ii) the dividend equivalents accrued on such award prior to the closing date; and

•

immediately prior to the effective time, each restricted stock award will be fully vested and the restrictions thereon will lapse, and at the effective time will be automatically cancelled and converted into the right to receive a payment in cash in an amount equal to the sum of (i) the product of the merger consideration multiplied by the number of shares subject to such restricted stock award, without interest, and (ii) the dividends accrued on such restricted stock award prior to the closing date.

Any payments made in respect of Multi-Color’s outstanding equity awards will be subject to any required tax withholding and made as promptly as practicable after the effective time (but no later than the first payroll date that is at least 10 business days after the effective time). Each Multi-Color equity plan will terminate effective as of the effective time of the merger.

Summary Tables

The following table sets forth the cash proceeds that each person who has served as a non-employee director of Multi-Color since April 1, 2018 would receive at or promptly after the effective time of the merger in respect of outstanding equity awards, whether or not vested, held by such director as of April 4, 2019. The table includes payments in respect of vested company options and unvested equity awards that may vest prior to the completion of the merger based upon the completion of continued service with Multi-Color and independent of the occurrence of the merger. All share and unit numbers have been rounded to the nearest whole number.

Director Equity Summary Table

Non- Employee Director	Number of Shares of Restricted Stock (#)	Value of Restricted Stock Awards ($)(1)	Number of Shares Subject to Company Options (#)	Value of Company Options ($)(2)	Number of Stock Units (#)	Value of Stock Units ($)(3)
Alex Baumgartner	1,062	53,206	—	—	—	—
Ari J. Benacerraf	1,907(4)	95,776	—	—	—	—
Robert R. Buck	1,907	95,776	—	—	—	—
Charles B. Connolly	1,907	95,776	—	—	—	—
Robert W. Kuhn	1,576	79,060	—	—	—	—
Roland Lienau	1,062	53,206	—	—	—	—
Vadis A. Rodato	1,062	53,206	15,400	318,277	6,649	336,090

(1)

As of immediately prior to the effective time of the merger, each outstanding restricted stock award will vest in full and be cancelled and terminated, and at the effective time of the merger, each holder of a restricted stock award will be entitled to receive an amount in cash equal to the sum of (a) the product of (i) the merger consideration of $50.00 per share and (ii) the number of shares subject to such restricted stock award, and (b) the dividends accrued on such award prior to the closing date.

(2)

As of immediately prior to the effective time of the merger, each outstanding company option will vest in full and be cancelled and terminated, and at the effective time of the merger, each holder of a company option will be entitled to receive a cash payment in an amount equal to the product of (i) the total number of shares of Multi-Color common stock subject to such company option and (ii) the excess, if any, of the merger consideration of $50.00 per share over the per share exercise price of such company option.

(3)

As of immediately prior to the effective time of the merger, each outstanding stock unit will vest in full and be cancelled and terminated, and each holder of a stock unit will be entitled to receive an amount in cash equal to the sum of (a) the product of (i) the merger consideration of $50.00 per share and (ii) the number of shares subject to such award, and (b) the dividend equivalents accrued on such award prior to the closing date. Any applicable performance goal(s) for each stock unit will be deemed to have been satisfied at the target level of performance.

(4)	Includes 1,907 unvested restricted shares granted in connection with director services over which Mr. Benacerraf has shared voting power.

The following table sets forth the cash proceeds that each person who has served as an executive officer of Multi-Color since April 1, 2018 would receive at or promptly after the effective time of the merger in respect of vested company options held by each such executive officer as of April 4, 2019. No such executive officer held any other vested equity awards as of April 4, 2019. All share numbers have been rounded to the nearest whole number.

Executive Officer Vested Equity Awards Summary Table

Executive Officer	Number of Vested Company Options (#)	Value of Vested Company Options ($)(1)
Nigel A. Vinecombe*	—	—
Michael J. Henry*	—	—
Sharon E. Birkett	14,000	306,200
Oliver Apel	—	—
David G. Buse	4,400	39,380
Michael D. Cook	12,600	283,772
Timothy P. Lutz	2,200	0

*	Also a director.

(1)

As of immediately prior to the effective time of the merger, each outstanding vested company option will be canceled and terminated, and at the effective time of the merger, each holder of a vested company option will be entitled to receive a cash payment in an amount equal to the product of (i) the total number of shares of Multi-Color common stock subject to such company option and (ii) the excess, if any, of the merger consideration of $50.00 per share over the per share exercise price of such company option.

The following table sets forth the cash proceeds that each person who has served as an executive officer of Multi-Color since April 1, 2018 would receive at or promptly after the effective time of the merger in respect of unvested company options, restricted stock awards and stock units, held by each such executive officer as of April 4, 2019, including in respect of awards that may vest prior to the completion of the merger based upon the completion of continued service and/or the prior achievement of the applicable performance goals, in either case, independent of the occurrence of the merger. All share and unit numbers have been rounded to the nearest whole number.

Executive Officer Unvested Equity Awards Summary Table

Executive Officer	Number of Unvested Stock Units (#)	Value of Unvested Stock Units ($)(1)	Number of Unvested Shares of Restricted Stock (#)	Value of Unvested Restricted Stock Awards ($)(2)	Number of Shares Subject to Unvested Company Options (#)	Value of Unvested Company Options ($)(3)	Estimated Total Value of Unvested Equity Awards ($)
Nigel A. Vinecombe*	—	—	2,762	139,026	—	—	139,026
Michael J. Henry*	11,364	570,473	2,525	126,755	—	—	697,228
Sharon E. Birkett	14,427	726,965	2,116	106,394	1,000	15,850	849,209
Oliver Apel	4,318	216,764	959	48,142	—	—	264,906
David G. Buse	13,284	669,551	2,385	119,890	2,100	10,926	800,367
Michael D. Cook	4,545	228,159	1,010	50,702	5,600	9,712	288,573
Timothy P. Lutz	—	—	—	—	9,800	—	—

*	Also a director.

(1)

As of immediately prior to the effective time of the merger, each outstanding stock unit will vest in full and be canceled and terminated, and at the effective time of the merger, each holder of a stock unit award will be entitled to receive an amount in cash equal to the sum of (a) the product of (i) the merger consideration of $50.00 per share and (ii) the number of shares subject to such award, and (b) the dividend equivalents accrued on such award prior to the closing date. Any applicable performance goal(s) for each stock unit award will be deemed to have been satisfied at the target level of performance.

(2)

As of immediately prior to the effective time of the merger, each outstanding restricted stock award will vest in full and be canceled and terminated, and each holder of a restricted stock award will be entitled to receive an amount in cash equal to the sum of (a) the product of (i) the merger consideration of $50.00 per share and (ii) the number of shares subject to such restricted stock award, and (b) the dividends accrued on such award prior to the closing date.

(3)

As of immediately prior to the effective time of the merger, each outstanding company option will vest in full and be canceled and terminated, and each holder of a company option will be entitled to receive a cash payment in an amount equal to the product of (i) the total number of shares of Multi-Color common stock subject to such company option and (ii) the excess, if any, of the merger consideration of $50.00 per share over the per share exercise price of such company option.

Change in Control Severance Benefits in Executive Officer Employment Arrangements

Each executive officer has entered into an employment agreement, service agreement (in the case of Oliver Apel) or employment letter (in the case of Timothy Lutz) with Multi-Color or an affiliate or subsidiary thereof (which we refer to as the “Executive Employment Arrangements”) pursuant to which such executive officer is entitled to certain severance benefits upon a qualifying termination of employment.

Under the terms of Multi-Color’s employment agreements with Michael Henry, Sharon Birkett, David Buse and Michael Cook, if the executive officer’s employment is terminated by Multi-Color for any reason other than for “Cause,” or by the executive officer for “Good Reason,” the executive officer is entitled to receive the following severance benefits in addition to accrued wages and benefits, and subject to execution of a waiver and release:

•	Payment, in accordance with Multi-Color’s regular payroll processing cycle, of an amount equal to one times the executive officer’s annual base salary;

•

Continued provision by Multi-Color of welfare benefits for 30 days (or, in the case of David Buse and Michael Cook, one year); provided, however, that the benefits shall be offset by any benefits provided by any subsequent employment of such executive officer (determined on a benefit-by-benefit basis);

•

Payment of any compensation previously deferred by the executive officer and any other non-qualified benefit plan balances to the extent not previously paid, in accordance with the terms of deferral or the other non-qualified plan, as applicable;

•	In the case of Sharon Birkett, reimbursement for all reasonable out-of-pocket costs and expenses incurred to return Ms. Birkett, her family and their household goods to Australia; and

•

Except as otherwise prohibited in the applicable option/incentive plans, all stock option and restricted stock awards that were outstanding immediately prior to the executive officer’s termination date will become fully and immediately exercisable and/or vested, as the case may be, with no further restrictions on sale or transferability other than those mandated by law, and each nonqualified stock option (including already vested nonqualified stock options) will remain exercisable through the latest date upon which the nonqualified stock option could have expired by its original terms, and each incentive stock option (including already vested incentive stock options) will remain exercisable for 90 days following the executive officer’s termination date unless such stock option no longer qualifies as an incentive stock option as a result of such accelerated vesting and exercisability, in which case the portion of such stock option that no longer qualifies will remain exercisable through the latest date upon which the stock option could have expired by its original terms.

Multi-Color’s employment agreements with Messrs. Henry, Buse and Cook and Ms. Birkett do not provide for any additional severance benefits upon a termination in connection with a change in control. However, the agreements provide that in the event of a change in control, and for 12 months following the date of such change in control, the definition of “Cause” under Multi-Color’s employment agreements will be narrowed to include fewer possible triggering events, and the definition of “Good Reason” will be broadened to include a larger set of possible triggering events.

For example, in the event of a change in control, and for a period of 12 months following the date of such change in control, under each such employment agreement, the definition of “Good Reason” will be expanded to include the assignment to the executive officer of any duties inconsistent in any material adverse respect with the executive officer’s position, authority or responsibilities, or any other material adverse change in such position, including title, authority or responsibilities in each case without the prior written consent of the executive officer.

For illustrative purposes only, based on the assumptions described under “—Certain Assumptions,” it is currently estimated that Multi-Color’s executive officers would be entitled to receive, in the aggregate, approximately $2,886,975 in severance benefits under the Executive Employment Arrangements. See the section titled

“—Golden Parachute Compensation” below for an estimate of the amounts that would become payable to each of Multi-Color’s named executive officers under their individual agreements.

Under the terms of Nigel Vinecombe’s employment agreement with Multi-Color, in the event that Mr. Vinecombe’s employment is terminated either by Multi-Color without “Cause” or by Mr. Vinecombe for “Good Reason,” Mr. Vinecombe is entitled to receive the following severance benefits in addition to accrued wages and benefits:

•

Continued provision by Multi-Color of welfare benefits for one year; provided, however, that the benefits shall be offset by any benefits provided by any subsequent employment of such executive officer (determined on a benefit-by-benefit basis); and

•

Except as otherwise prohibited in the applicable option/incentive plans, all stock option and restricted stock awards that were outstanding immediately prior to Mr. Vinecombe’s termination date will become fully and immediately exercisable and/or vested, as the case may be, with no further restrictions on sale or transferability other than those mandated by law, and each nonqualified stock option (including already vested nonqualified stock options) will remain exercisable through the latest date upon which the nonqualified stock option could have expired by its original terms, and each incentive stock option (including already vested incentive stock options) will remain exercisable for 90 days following Mr. Vinecombe’s termination date unless such stock option no longer qualifies as an incentive stock option as a result of such accelerated vesting and exercisability, in which case the portion of the such stock option that no longer qualifies will remain exercisable through the latest date upon which the stock option could have expired by its original terms.

Under the terms of Dr. Oliver Apel’s Service Agreement with Multi-Color Germany Holding GmbH (“Multi-Color Germany”), if Dr. Apel’s service relationship with Multi-Color Germany is terminated by Multi-Color Germany without “Cause” or by Dr. Apel for “Good Reason,” as defined within the Service Agreement, Dr. Apel is entitled to the following severance benefits, in addition to accrued wages and benefits:

•

Except as otherwise prohibited in the applicable option/incentive plans, all stock option and restricted stock awards that were outstanding immediately prior to Dr. Apel’s termination date shall become fully and immediately exercisable and/or vested, as the case may be, with no further restrictions on sale or transferability other than those mandated by law, and each nonqualified stock option (including already vested nonqualified stock options) will remain exercisable through the latest date upon which the nonqualified stock option could have expired by its original terms, and each incentive stock option (including already vested incentive stock options) will remain exercisable for 90 days following the date of Dr. Apel’s termination unless such stock option no longer qualifies as an incentive stock option as a result of such accelerated vesting and exercisability, in which case the portion of such stock option that no longer qualifies will remain exercisable through the latest date upon which the stock option could have expired by its original terms;

•

Dr. Apel’s bonus entitlement under the Management Incentive Compensation Program, if any, calculated according to the level of target achievement at the time of termination, and in the event such termination is preceded by an irrevocable release by Multi-Color of Dr. Apel from duty, calculated according to the level of target achievement at the time of such release; and

•

As consideration for complying with the post-contractual non-competition provision set forth in the agreement, for 18 months following Dr. Apel’s termination date, he will receive an amount that, for every year in which the post-contractual non-competition covenant applies, equals 50% of Dr. Apel’s total remuneration most recently provided to him pursuant to the agreement, which amount may be subject to certain deductions.

Under Timothy Lutz’s employment letter from Multi-Color, as well as the addendum to that letter dated January 20, 2016, in the event that Mr. Lutz’s employment with Multi-Color is voluntarily terminated by

Multi-Color without “Cause,” Multi-Color will provide severance pay continuation at Mr. Lutz’s bi-weekly salary for a period of 26 weeks following Mr. Lutz’s termination of employment, payable in accordance with Multi-Color’s payroll policy from time to time in effect. This severance payment is contingent upon Mr. Lutz’s execution of a waiver, release, and restrictive covenant agreement.

New Employment Arrangements

As of the date of this proxy statement, none of our executive officers has entered into any agreement, arrangement or understanding with Parent or any of its executive officers, directors or affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent, the surviving corporation or any of their affiliates. Although no such agreement, arrangement or understanding exists as of the date of this proxy statement, certain of our executive officers may, prior to the completion of the merger, enter into new arrangements with Parent or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or certain of its affiliates, including the surviving corporation.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below presents the estimated amounts of compensation that each named executive officer listed in Multi-Color’s most recently filed proxy statement could receive that are based on or otherwise relate to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to Multi-Color’s named executive officers. This merger-related compensation is subject to a non-binding advisory vote of Multi-Color’s shareholders. See the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” on page 26.

The amounts set forth below have been calculated assuming the merger is consummated on April 4, 2019, the latest practicable date prior to the filing of this proxy statement, and, where applicable, assuming each named executive officer experiences a qualifying termination of employment as of April 4, 2019. The amounts indicated below are estimates of amounts that would be payable to the named executive officers, and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available, and as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number.

Golden Parachute Compensation(1)

Name	Cash ($)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Nigel A. Vinecombe	—	139,026	—	9,893	—	—	148,919
Michael J. Henry	1,000,000	697,228	—	105	—	—	1,697,333
Sharon E. Birkett	500,000	1,155,409	—	2,267	—	36,102(3)	1,693,778
David G. Buse	440,000	839,747	—	22,843	—	—	1,302,590
Michael D. Cook	400,000	572,345	—	27,204	—	—	999,549
Vadis A. Rodato	—	707,573	—	—	—	—	707,573

(1)

All amounts reflected in the table, other than amounts provided under the “Equity” column, are attributable to “double-trigger” arrangements (i.e., the amounts triggered by the change in control that will occur upon completion of the transactions and payment is conditioned upon the named executive officer’s qualifying termination of employment following the change in control.) In each case, this table assumes that the employment of each named executive officer of Multi-Color is terminated without “Cause” or due to the executive officer’s resignation for “Good Reason” immediately following the assumed effective time.

(2)

Amounts reflect the value of payments in cancellation of the equity awards held by each named executive officer, which will become vested and canceled in exchange for cash pursuant to the merger agreement as described in the “Executive Officer Vested Equity Awards Summary Table” and the “Executive Officer Unvested Equity Awards Summary Table” above or, in the case of Mr. Rodato, the “Director Equity Summary Table” above.

(3)	Reimbursement for all reasonable out-of-pocket costs and expenses incurred to return Ms. Birkett, her family and their household goods to Australia.

Director and Officer Indemnification and Insurance; Indemnification Agreements

After the effective time of the merger, Parent is obligated to cause the surviving corporation to indemnify, defend and hold harmless each current or former director or officer of Multi-Color or any of our subsidiaries, to the fullest extent permitted by applicable law, against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the effective time (and whether asserted or claimed prior to, at or after the effective time) to the extent that they are based on or arise out of the fact that such person is or was a director, officer, employee or fiduciary under benefit plans or performed services at the request of Multi-Color or any of our subsidiaries (which we refer to as “indemnified liabilities”), and (ii) all indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement, whether asserted or claimed prior to, at or after the effective time, including any expenses incurred in enforcing such person’s rights under such section of the merger agreement. The surviving corporation is required to pay the reasonable fees and expenses of counsel selected by such director or officer promptly after statements therefor are received and otherwise advance to such director or officer upon request, reimbursement of documented expenses reasonably incurred (provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under law).

Multi-Color is permitted to, prior to the effective time of the merger, and if Multi-Color fails to do so, Parent is obligated to cause the surviving corporation to, obtain and fully pay the premium for an insurance and indemnification policy that provides coverage with respect to indemnified liabilities for a period of six years from and after the effective time of the merger that is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than Multi-Color’s existing directors’ and officers’ liability insurance policy (but in no event shall compliance with the foregoing obligations require Parent or the surviving corporation to pay a premium for such insurance in excess of 300% of the annual premium paid as of the date of the merger agreement by Multi-Color for such insurance).

If Multi-Color and the surviving corporation for any reason fail to obtain such “tail” insurance policy as of the effective time, the surviving corporation is required to, for not less than six years following the effective time of the merger, maintain in effect or purchase comparable insurance for a period of at least six (6) years from and after the effective time the insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in Multi-Color’s existing policies as of the date of the merger agreement (provided that in the event the annual costs of such a policy would exceed 300% of the annual premium paid as of the date of the merger agreement by Multi-Color for such insurance, then on terms, conditions, retentions and limits of liability that provide the best coverage as is then available at a cost up to such amount).

All contractual indemnification rights in existence on the date of the merger agreement with any of the directors, officers or employees of Multi-Color or any of its subsidiaries will be assumed by the surviving corporation and will continue in full force and effect in accordance with their terms following the effective time of the merger.

For additional information, see the section entitled “The Agreement and Plan of Merger—Director and Officer Indemnification and Insurance,” beginning on page 98.

Certain Effects of the Merger

If the merger agreement is adopted by the affirmative vote of shareholders entitled to exercise a majority of the voting power of the shares entitled to vote on such matter (i.e., the holders of a majority of the outstanding shares of Multi-Color common stock) and the other conditions to the closing of the merger are either satisfied or (to the extent permitted by applicable law) waived, Sub will be merged with and into Multi-Color upon the terms set forth in the merger agreement. As the surviving corporation in the merger, Multi-Color will continue to exist following the merger as a wholly-owned subsidiary of Parent.

Following the merger, all of Multi-Color’s equity interests will be beneficially owned by Parent, and by virtue of the merger, none of Multi-Color’s current shareholders will have any ownership interest in, or be a shareholder of, Multi-Color, the surviving corporation or Parent after the completion of the merger. As a result, Multi-Color’s current shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Multi-Color common stock. Following the merger, Parent will benefit from any increase in Multi-Color’s value and also will bear the risk of any decrease in Multi-Color’s value.

Upon completion of the merger, each share of Multi-Color common stock issued and outstanding immediately prior to the effective time of the merger (other than (i) shares held by shareholders who have not voted in favor of the adoption of the merger agreement and have complied with the provisions of the OGCL concerning the right of holders of common stock to require payment of fair cash value of their shares in accordance with the provisions of Section 1701.85 of the OGCL and (ii) shares that are held in the treasury of Multi-Color owned of record by any wholly-owned subsidiary of Multi-Color, Parent or any wholly-owned subsidiary of Parent) will be converted into the right to receive the merger consideration, without interest, subject to any applicable withholding taxes. See the section entitled “The Agreement and Plan of Merger—Merger Consideration,” beginning on page 81.

For information regarding the effects of the merger on Multi-Color’s outstanding equity awards, please see the section entitled “—Interests of Directors and Executive Officers in the Merger,” beginning on page 65, and the section entitled “The Agreement and Plan of Merger—Treatment of Company Options, Stock Units and Restricted Stock Awards and Equity Plans” beginning on page 82.

Multi-Color common stock is currently registered under the Exchange Act and trades on Nasdaq under the symbol “LABL.” Following the completion of the merger, shares of Multi-Color common stock will no longer be traded on Nasdaq or any other public market. In addition, the registration of shares of Multi-Color common stock under the Exchange Act will be terminated, and Multi-Color will no longer be required to file periodic and other reports with the SEC with respect to Multi-Color common stock. Termination of registration of Multi-Color common stock under the Exchange Act will reduce the information required to be furnished by Multi-Color to Multi-Color’s shareholders and the SEC, and will make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with shareholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to Multi-Color to the extent that they apply solely as a result of the registration of Multi-Color common stock under the Exchange Act.

Consequences if the Merger is Not Completed

If the merger agreement is not adopted by the holders of shares entitled to exercise a majority of the voting power of the shares entitled to vote on such matter (i.e., the holders of a majority of the outstanding shares of Multi-Color common stock) or if the merger is not completed for any other reason, you will not receive any consideration from Parent or Sub for your shares of Multi-Color common stock. Instead, Multi-Color will remain a public company, and Multi-Color common stock will continue to be listed and traded on Nasdaq. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of Multi-Color common stock will continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of Multi-Color common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of Multi-Color common stock, including the risk that the market price of Multi-Color common stock may decline to the extent that the current market price of Multi-Color common stock reflects a market assumption that the merger will be completed. If the merger agreement is not adopted by the holders of shares entitled to exercise a majority of the voting power of the shares entitled to vote on such matter (i.e., the holders of a majority of the outstanding shares of Multi-Color common stock) or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, if the merger agreement is terminated under specified circumstances, Multi-Color is required to pay Parent a termination fee of $36,200,000, and if the merger agreement is terminated under certain other circumstances, Parent is required to pay Multi-Color a reverse termination fee of $103,300,000. See the section entitled “The Agreement and Plan of Merger—Expenses; Termination Fees,” beginning on page 106.

Financing of the Merger

Assuming the funding thereof, the financing obtained by Parent includes the funds needed to cover (i) the payment to shareholders and holders of other equity-based awards of the amounts payable in connection with the merger pursuant to the merger agreement, (ii) payment of all costs and expenses of the transactions contemplated by the merger agreement that become due or payable by the surviving corporation or any Multi-Color subsidiary in connection with the transactions and (iii) the repayment in full (or satisfaction and discharge) of obligations under any related indentures or notes, as applicable, of Multi-Color and its subsidiaries and the repayment in full (or satisfaction and discharge) of certain outstanding indebtedness of Parent and its subsidiaries. However, the amount of the financing might be insufficient if, among other things, one or more of the parties to the debt commitment letter or equity commitment letter fails to fund the committed amounts in breach of such commitment letter or if the conditions to such commitments are not met. Although obtaining the proceeds of any financing is not a condition to the consummation of the merger, the failure of Parent and Sub to obtain any portion of the debt financing (or any alternative financing) or the cash equity financing is likely to result in the failure of the merger to be completed. In that case, Parent may be obligated to pay Multi-Color a termination fee of $103,300,000, as described in the section of entitled “The Agreement and Plan of Merger—Expenses; Termination Fees,” beginning on page 106.

Debt Financing

Parent has entered into a debt commitment letter (which we refer to as the “debt commitment letter”), dated as of February 24, 2019, with Bank of America, Merrill Lynch, DB New York, DB Securities, DB New York and DB Cayman (together with Bank of America and DB New York, we refer to as the “Lenders”, and the Lenders together with, Merrill Lynch and DB Securities, we refer to as the “Debt Commitment Parties”) and the additional parties thereto as commitment parties thereunder. Pursuant to and subject to the terms of the debt commitment letter, the Debt Commitment Parties have committed to arrange and underwrite senior secured credit facilities and secured and unsecured bridge loans in an aggregate amount of up to $2.890 billion to, among other things, (i) pay the consideration payable under the merger agreement, (ii) repay in full (or satisfy and discharge in full the obligations under any related indentures or notes, as applicable) of Multi-Color and its subsidiaries, (iii) repay in full (or satisfy and discharge in full the obligations under any related indentures or notes, as applicable) certain outstanding indebtedness of Parent and its subsidiaries; and (iv) pay fees, commissions and expenses in connection with the foregoing. The debt commitment letter terminates automatically on the earliest to occur of (a) August 24, 2019, (b) the termination of the merger agreement in accordance with its terms prior to the consummation of the merger and (c) as to each facility, the consummation of the merger without the use or effectiveness of such facility.

The availability of the debt financing is subject to limited conditions precedent, customary for financings of transactions comparable to the merger. Pursuant to the merger agreement, Parent and Sub have agreed to use their respective reasonable best efforts to satisfy all such conditions precedent, to cause the Lenders to fund the debt financing at closing and to otherwise enforce their rights under the debt commitment letters. Parent and Sub have also agreed not to permit any amendment, replacement, supplement, modification or waiver of the debt commitment letter or the equity commitment letter in a manner that would or would reasonably be expected to reduce the aggregate amount of the Financing (as defined in the merger agreement) to less than the amount required to consummate the merger, impose new or additional conditions, amend or modify any of the disclosed conditions in any manner materially adverse to the interests of Multi-Color or otherwise expand any conditions, delay or prevent the closing of the merger, make the funding of the debt financing or the cash equity financing less likely to occur or adversely impact the rights of Parent to enforce its rights against the parties to the debt commitment letter or equity commitment letter.

If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the debt commitment letter and such portion is required to fund the Financing Uses (as defined in the merger agreement), Parent is required to promptly notify Multi-Color and Parent and Sub are required to use their reasonable best efforts to obtain alternative financing in an amount sufficient to enable Parent and Sub to meet their funding obligations contemplated by the merger agreement, provided that the terms of such alternative financing are no less favorable in any material respect to Parent or Multi-Color than the terms contained in the debt commitment letter or such terms are otherwise acceptable to Parent and, provided further, that in each case, such terms do not expand upon any conditions precedent or contingencies to the funding of the debt financing or the cash equity financing in effect on the date of the merger agreement. As of the last practicable date before the filing of this proxy statement with the SEC, the debt commitment letter remains in effect. The documentation governing the debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement. The Debt Commitment Parties may invite other banks, financial institutions and institutional lenders to participate in the debt financing contemplated by the debt commitment letter.

Equity Financing

On February 24, 2019, Platinum Fund IV entered into an equity commitment letter (the “equity commitment letter”) with Parent pursuant to which Platinum Fund IV committed to make cash equity contribution of up to $500,000,000 to Parent. We refer to the financing described in the immediately preceding sentence as the “cash equity financing.” The cash equity financing is subject to the following conditions:

•

satisfaction or waiver of the conditions precedent to Parent’s, Sub’s and Multi-Color’s obligations to complete the merger as set forth in the merger agreement are satisfied or waived (prior to or simultaneously with the closing); and

•	the debt financing has been funded or will be funded if the cash equity financing is funded.

Platinum Fund IV’s obligations to fund the cash equity financing will automatically terminate upon the earliest to occur of: (i) the valid termination of the merger agreement in accordance with its terms, (ii) the assertion by Multi-Color or any of its controlled affiliates in any litigation or similar proceeding of any claims against Platinum Fund IV, any other investor (as defined in the equity commitment letter) or affiliates of such investors (other than Parent or Sub) other than specified retained claims, (iii) the consummation of the merger and (iv) any judgment against Parent or Platinum Fund IV or any assignee of the equity commitment in any action that includes any award of money damages or the payment of any amount, in each case in this clause (iv), due pursuant to the guaranty.

Multi-Color is an express third-party beneficiary of the equity commitment letter and is entitled to specifically enforce the terms of the equity commitment letter solely (i) to cause Platinum Fund IV to perform its obligations under the equity commitment letter and fund its commitment thereunder in the event the conditions set forth in the merger agreement with respect to specific performance of the cash equity financing are satisfied and (ii) to enforce its rights in the equity commitment letter where rights of Multi-Color are expressly contemplated.

Platinum Fund IV Guaranty

To induce Multi-Color to enter into the merger agreement, Platinum Fund IV entered into a guaranty (which we refer to in this proxy statement as the “guaranty”) in favor of Multi-Color pursuant to which Platinum Fund IV guaranteed (i) the obligation of Parent to pay the reverse termination fee (or, if applicable, damages for willful breach by Parent or Sub) to Multi-Color, if due and subject to the limitations under the merger agreement, (ii) the payment and performance of the reimbursement and indemnification obligations of Parent pursuant to the merger agreement with respect to the debt financing and the treatment of Multi-Color’s existing notes, (iii) the amount of all costs and expenses paid or incurred by Multi-Color in enforcing its rights under the guaranty and (iv) all liabilities and damages incurred or suffered by Multi-Color as a result of actual common law fraud (which we collectively refer to as the “obligations”). The liability of Platinum Fund IV as guarantor under the merger agreement is absolute, unconditional and irrevocable. However, the amount payable by Platinum Fund IV under the guaranty may not exceed $108,300,000.

The guaranty by Platinum Fund IV of the obligations under the guaranty may be enforced only for money damages. The guaranty will remain in full force and effect until all of the obligations and all other amounts payable under the guaranty (subject to the terms and conditions of the guaranty, including the $108,300,000 cap) with respect to the obligations have been indefeasibly paid in full. However, the guaranty will terminate as of the earliest of (i) the closing of the merger, (ii) the date on which Platinum Fund IV has made payments in respect of obligations under the guaranty that, in the aggregate, equal or exceed the $108,300,000 cap, and (iii) following the valid termination of the merger agreement in accordance with its terms, the date that is the earlier of (A) the date on which there are no further outstanding obligations as confirmed in writing by Multi-Color and (B) the 60th day following such termination (except that if Multi-Color has presented a written notice asserting a claim with respect to any obligation on or prior to such 60th day, the guaranty will not terminate until such claim has been finally settled or otherwise resolved either in a final non-appealable judicial determination or by written agreement of Multi-Color and Platinum Fund IV and all obligations finally determined or agreed to be owed by Platinum Fund IV are satisfied in full). In the event Multi-Color makes certain claims against Platinum Fund IV, its affiliates or other non-recourse parties (as defined in the guaranty), the obligations of Platinum Fund IV under the guaranty will terminate and Platinum Fund IV will be entitled to recover any payment made pursuant to the guaranty prior to such termination.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general summary of certain material U.S. federal income tax consequences of the merger to beneficial owners of Multi-Color common stock who receive cash for their shares of Multi-Color common stock in the merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a beneficial owner of shares in light of such beneficial owner’s particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This summary only addresses shares of Multi-Color common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the U.S. federal income tax consequences to holders of shares who demand dissenters’ rights under the OGCL. This summary also does not address tax considerations applicable to any holder of shares that may be subject to special treatment under the U.S. federal income tax laws, including:

•	a bank, insurance company or other financial institution;

•	a tax-exempt organization;

•	holders who have owned or are treated as having owned more than 5% of Multi-Color common stock, or holders that hold an interest in Platinum Equity, LLC or its affiliates;

•	a retirement plan or other tax-deferred account;

•	a partnership, an S corporation or other entity treated as a pass-through entity for U.S. federal income tax purposes (or an investor in such an entity);

•	a mutual fund;

•	a real estate investment trust or regulated investment company;

•	a personal holding company;

•	a dealer or broker in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of shares subject to the alternative minimum tax provisions of the Code;

•	a holder of shares that received the shares through the exercise of an employee stock option or a restricted stock unit, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a “controlled foreign corporation,” “passive foreign investment company” or corporation that accumulates earnings to avoid U.S. federal income tax;

•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction; or

•	a U.S. expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), the Treasury regulations promulgated under the Code and rulings and judicial decisions, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (which we refer to as the “IRS”) with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF SHARES OF MULTI-COLOR COMMON STOCK. WE URGE BENEFICIAL OWNERS OF SHARES TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Multi-Color common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

We use the term “non-U.S. holder” to mean a beneficial owner of Multi-Color common stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes beneficially owns shares of Multi-Color common stock, the tax treatment of the partnership and its partners generally will depend on the status of the partners and the activities of the partnership. A partner in a partnership holding shares of Multi-Color common stock should consult such partner’s tax advisor.

U.S. Holders

General. A U.S. holder’s receipt of cash in exchange for shares of Multi-Color common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. holder who receives cash in exchange for shares of Multi-Color common stock in the merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of Multi-Color common stock (that is, shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will generally be long-term capital gain or loss if the U.S. holder’s holding period for the shares is more than one year at the effective time of the merger. Long-term capital gain recognized by individuals and other non-corporate persons that are U.S. holders generally is subject to tax at a reduced rate of U.S. federal income tax. There are limitations on the deductibility of capital losses.

Tax on Net Investment Income. A 3.8% tax is imposed on all or a portion of the “net investment income” (within the meaning of Section 1411 of the Code) of certain individuals, trusts and estates if their income exceeds certain thresholds. For individuals, the additional 3.8% tax will be imposed on the lesser of (i) an individual’s “net investment income” or (ii) the amount by which an individual’s modified adjusted gross income exceeds $250,000 (if the individual is married and filing jointly or a surviving spouse), $125,000 (if the individual is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed “net investment income” or (ii) the excess of adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. For these purposes, “net investment income” generally will include any gain recognized on the receipt of cash for shares in the merger.

Information Reporting and Backup Withholding. A U.S. holder may be subject to information reporting. In addition, all payments to which a U.S. holder would be entitled pursuant to the merger will be subject to backup withholding at the statutory rate unless such holder (i) is a corporation or other exempt recipient (and, when required, demonstrates this fact) or (ii) provides a taxpayer identification number (which we refer to as a “TIN”) and certifies, under penalty of perjury, that the U.S. holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not otherwise establish exemption should complete and sign the IRS Form W-9 in order to provide the information and certification necessary to avoid backup withholding and possible penalties. If a U.S. holder does not provide a correct TIN, such U.S. holder may be subject to backup withholding and penalties imposed by the IRS.

Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a U.S. holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

Non-U.S. Holders

General. Any gain realized upon a non-U.S. holder’s receipt of cash for shares of Multi-Color common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	the non-U.S. holder is an individual who was present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are met;

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•

we are or have been a United States real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger or the period that the non-U.S. holder held our shares and the non-U.S. holder held (actually or constructively) more than five percent of our shares at any time during the five-year period ending on the date of the merger.

Gain described in the first bullet point above generally will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), net of applicable U.S.-source losses from sales or exchanges of other capital assets recognized by such non-U.S. holder during the taxable year. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a 30% branch profits tax (or applicable lower treaty rate). Non-U.S. holders are urged to consult their tax advisors as to any applicable tax treaties that might provide for different rules.

With respect to the third bullet point above, the determination as to whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our United States and foreign real property interests. We believe that we have not been a USRPHC for U.S. federal income tax purposes at any time during the five-year period ending on the date of the merger.

Information Reporting and Backup Withholding. Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a non-U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. Non-U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES OF MULTI-COLOR COMMON STOCK. HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS.

Regulatory Approvals Required for the Merger

Completion of the merger is conditioned on the expiration or termination of any applicable waiting period (and any extension thereof) applicable to the completion of the merger under the HSR Act. On March 1, 2019, Multi-Color and Parent filed their respective notification and report forms under the HSR Act with the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) and the United States Federal Trade Commission (which we refer to as the “FTC”), which triggered the start of the HSR Act waiting period. The waiting period under the HSR Act expired at 11:59 p.m. on April 1, 2019.

The transaction is also subject to the receipt of approvals under the Mexico Competition Law, the EU Competition Law and the South Africa Competition Act. Parent filed a merger notification to the Federal Economic Competition Commission in Mexico on March 5, 2019, a merger notification to the Competition Commission in South Africa on March 6, 2019 and a draft merger notification to the Directorate General for Competition of the European Commission on March 22, 2019. The transaction was approved by the Competition Commission in South Africa on March 26, 2019.

At any time before or after the effective time of the merger, the DOJ, the FTC, antitrust authorities outside the United States or U.S. state attorneys general could take action under applicable antitrust laws, including seeking to enjoin the completion of the merger, conditionally approving the merger upon the divestiture of Multi-Color’s or Parent’s assets, subjecting the completion of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

We currently expect to obtain all antitrust and other regulatory approvals that are required for the completion of the merger by the third calendar quarter of 2019. However, we cannot guarantee when any such approvals will be obtained, or that they will be obtained at all.

THE AGREEMENT AND PLAN OF MERGER

Explanatory Note Regarding the Merger Agreement

The summary of the material provisions of the merger agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.

The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding Multi-Color, Parent, Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of Multi-Color, in the public filings that Multi-Color makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section entitled “Where You Can Find More Information,” on page 117.

The representations, warranties and covenants made in the merger agreement by Multi-Color, Parent and Sub are qualified and subject to important limitations agreed to by Multi-Color, Parent and Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or those generally applicable to reports and documents filed with the SEC and in some cases were qualified by disclosures filed with or furnished to the SEC and confidential disclosures made by the parties to each other. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Date of the Merger Agreement

The merger agreement was executed by Multi-Color, Parent and Sub on February 24, 2019 (which we refer to as the “date of the merger agreement”).

The Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement and in accordance with the OGCL, at the effective time of the merger, Sub will be merged with and into Multi-Color, the separate existence of Sub will cease and Multi-Color will continue as the surviving corporation of the merger. As a result of the merger, Multi-Color, as the surviving corporation, will succeed to and assume all of the rights and obligations of Multi-Color and Sub in accordance with the provisions of the OGCL.

Closing; Effective Time of the Merger

Upon the terms and subject to the conditions of the merger agreement, the closing of the merger will take place on the third business day after the satisfaction or, to the extent permitted by law, waiver of the conditions set forth in the merger agreement (other than those conditions that, by their nature, can only be satisfied by deliveries made on the closing date).

However, Parent is not required to close before the earlier of (i) a date during the marketing period (as described below in the section entitled “—Financing—Marketing Period and Efforts by Parent and Sub”) specified by Parent on no less than two business days’ notice to Multi-Color and (ii) the second business day after the end of the marketing period.

Concurrently with the closing of the merger, Multi-Color will file a certificate of merger with respect to the merger with the Secretary of State of the State of Ohio in such form as required by, and executed in accordance with, the applicable provisions of the OGCL. The merger will become effective on the date and time at which the certificate of merger was duly filed or at such other date and time after the filing of the certificate of merger as is agreed by the parties and specified in the certificate of merger.

Organizational Documents; Directors and Officers

At the effective time of the merger, Multi-Color’s Amended Articles of Incorporation, as amended (which we refer to as “Multi-Color’s charter”), will be amended and restated in its entirety to read as set forth in Exhibit B to the merger agreement, and such amended and restated articles of incorporation will become the articles of incorporation of the surviving corporation. Additionally, at the effective time of the merger, Multi-Color’s Amended and Restated Code of Regulations (which refer to as “Multi-Color’s code”) will be amended and restated in its entirety to read as the code of regulations of Sub, as in effect immediately prior to the effective time of the merger, and such code will be the code of regulations of the surviving corporation (except that references to the name of Sub will be replaced by references to the name of the surviving corporation).

The merger agreement provides that, at the effective time, (i) the directors of Sub immediately prior to the effective time of the merger will become the initial directors of the surviving corporation and (ii) the officers of Sub immediately prior to the effective time of the merger will become the initial officers of the surviving corporation.

Merger Consideration

Outstanding Multi-Color Common Stock

At the effective time of the merger, each share of Multi-Color common stock (including shares of restricted stock) issued and outstanding immediately prior to the effective time of the merger (other than dissenting shares (as defined under “—Dissenting Shares”) and shares that are held in the treasury of Multi-Color or owned of record by any wholly-owned subsidiary of Multi-Color, Parent or any wholly-owned subsidiary of Parent) will automatically be converted into the right to receive $50.00 in cash (which we refer to as the “merger consideration”), without interest, less any applicable withholding taxes, and all such shares will automatically cease to be outstanding, will be cancelled and will cease to exist and each certificate that immediately prior to the effective time of the merger represented a share of Multi-Color common stock and each non-certificated share represented by book entry immediately prior to the effective time of the merger (which we refer to as “book-entry shares”) will be cancelled and will cease to have any rights with respect thereto, except the right to receive the merger consideration, without interest, less any applicable withholding taxes.

Sub Common Stock

At the effective time of the merger, each issued and outstanding share of capital stock of Sub will be automatically converted into one validly issued, fully paid and nonassessable share of common stock, without par value, of the surviving corporation.

Dissenting Shares

Any issued and outstanding shares of Multi-Color common stock held by a person (which we refer to as a “dissenting shareholder”) who has not voted in favor of the adoption of the merger agreement and who has complied with all the provisions of the OGCL concerning the right of holders of shares to require payment of fair cash value of their shares in accordance with Sections 1701.84 and 1701.85 of the OGCL (which we refer to as “dissenting shares”) will not be converted into the right to receive the merger consideration. Instead, the dissenting shares will be converted into the right to payment of such consideration as may be determined to be due to such dissenting shareholder in accordance with Section 1701.84 and Section 1701.85 of the OGCL. However, if any dissenting shareholder fails to perfect, withdraws or otherwise loses such dissenting shareholder’s right to payment of fair cash value pursuant to Sections 1701.84 and 1701.85 of the OGCL, or if a court of competent jurisdiction determines that such dissenting shareholder is not entitled to the relief provided by Sections 1701.84 and 1701.85 of the OGCL, such shares will be deemed not to be dissenting shares and will be deemed to be converted as of the effective time of the merger into the right to receive the merger consideration, without interest, and subject to the merger agreement.

Multi-Color is required to provide Parent with prompt notice of any written demands for appraisal received by Multi-Color, any withdrawals of such demands and any other instruments served on Multi-Color pursuant to Section 1701.85 of the OGCL. Parent will have the opportunity and right to direct all negotiations and proceedings with respect to demands for appraisal of shares of Multi-Color common stock. Absent the prior written consent of Parent, Multi-Color is prohibited from making any payment with respect to any demand for appraisal of shares of Multi-Color common stock or from settling or offering to settle any such demands.

Treatment of Company Options, Stock Units, Restricted Stock and Equity Plans

Company Options

Prior to the effective time of the merger, the Board (or, if appropriate, any committee of the Board) will adopt appropriate resolutions to provide that each option to purchase shares of Multi-Color common stock granted under a company stock plan (as defined below) (which is referred to in this proxy statement as a “company option”) that remains outstanding as of immediately prior to the effective time of the merger will be fully vested and at the effective time of the merger will be automatically cancelled and terminated, and each holder of any such cancelled company option will cease to have any rights with respect thereto, except the right to be paid an amount in cash equal to the product obtained by multiplying (i) the total number of shares of Multi-Color common stock subject to such cancelled company option, by (ii) the excess, if any, of the merger consideration over the per share exercise price of such company option, without interest. However, any company options with respect to which the exercise price per share subject thereto is greater than or equal to the merger consideration will be cancelled in exchange for no consideration upon the effective time of the merger. The option payments described in this paragraph will be reduced by the amount of any required tax withholdings, and the option payments will be made at or as promptly as practicable after the effective time of the merger (but no later than the first payroll date that is at least 10 business days after the effective time of the merger). From and after the effective time of the merger, no company options will be outstanding and exercisable.

Stock Units

Prior to the effective time of the merger, the Board (or, if appropriate, any committee of the Board) will adopt appropriate resolutions to provide that immediately prior to the effective time of the merger, each outstanding award of restricted stock units (which are referred to in this proxy statement as “stock units”), including performance-based stock units, (which are referred to in this proxy statement as “stock unit awards”) granted pursuant to a company stock plan will be fully vested, with applicable performance goals deemed to have been satisfied at the target level of performance, and at the effective of the merger will be automatically cancelled and converted into a right to receive a payment in cash of an amount (each such amount is referred to in this proxy statement as, a “stock unit payment”) equal to the sum of (i) the product of (A) the merger consideration multiplied by (B) the number of shares subject to such stock unit award, without interest, and (ii) the dividend equivalents accrued on such stock unit award prior to the closing date. Stock unit payments, reduced by the amount of any required tax withholdings, will be made at or as promptly as practicable after the effective time of the merger (but no later than the first payroll date that is at least 10 business days after the effective time of the merger).

Restricted Stock

Upon the terms and subject to the conditions set forth in merger agreement, immediately prior to the effective time of the merger, each award of restricted stock (which is referred to in this proxy statement as “restricted stock”) that remains outstanding under a company stock plan (each such award is referred to in this proxy statement as, a “restricted stock award”) will become fully vested and the restrictions thereon will lapse, and at the effective time of the merger, each restricted stock award will be automatically cancelled and converted into the right to receive an amount equal to the sum of (i) the product of the merger consideration multiplied by the number of shares of Multi-Color common stock subject to such restricted stock award, without interest, and (ii) the dividends accrued on such restricted stock award prior to the closing date, reduced by any required tax withholdings. Any payments made with respect to restricted stock will be made at or as promptly as practicable after the effective time of the merger (but no later than the first payroll date that is at least 10 business days after the effective time of the merger).

Company Stock Plans

As of the effective time of the merger, no further company options, stock units, restricted stock or other rights with respect to shares will be granted under the Multi-Color Corporation Amended and Restated 2012 Stock Incentive Plan or the Multi-Color Corporation 2003 Stock Incentive Plan, as amended (which we refer to, together, as the “company stock plans”), and the company stock plans will terminate.

Exchange Procedures

Prior to the effective time of the merger, Parent will designate Computershare Trust Company N.A. or another U.S.-based nationally recognized financial institution reasonably acceptable to Multi-Color to act as the paying agent for the holders of shares of Multi-Color common stock to receive the funds to which such holders will become entitled pursuant to the merger agreement. At the closing and prior to the effective time of the merger, Parent will deposit, or cause to be deposited, with the paying agent a cash amount equal to the “aggregate common stock consideration” (as defined in the merger agreement) (other than amounts attributable to shares of restricted stock). As promptly as practicable after the effective time of the merger (but in no event later than the third business day after the effective time of the merger), Parent will cause the paying agent to mail to each holder of record of a certificate which immediately prior to the effective time represented outstanding shares of Multi-Color common stock and whose shares were converted into the right to receive the merger consideration a customary letter of transmittal and instructions for surrendering the certificate in exchange for payment of the merger consideration. Upon surrender of a certificate (or affidavit of loss in lieu thereof) for cancellation to the paying agent and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such certificate, together with such other customary documents as may reasonably be requested by the paying agent, the holder of such certificate will be entitled to receive the portion of the aggregate common stock consideration into which the shares formerly represented by such certificate were converted, and the certificate so surrendered will be cancelled.

As promptly as practicable after the effective time of the merger (but in no event later than the third business day after the effective time of the merger), Parent will cause the paying agent to mail to each holder of record of book-entry shares whose shares were converted into the right to receive the merger consideration customary instructions for effecting the transfer of such book-entry shares in exchange for payment of the merger consideration for each such share. Upon receipt by the paying agent of an “agent’s message” or such other evidence, if any, of transfer as the paying agent may reasonably request in the case of book-entry shares, the holder of such book-entry share will be entitled to receive the portion of the aggregate common stock consideration into which the shares formerly represented by such book-entry shares were converted and the book-entry shares so transferred will be cancelled. Payment of the merger consideration with respect to book-entry shares will only be made to the person in whose name such book-entry shares are registered.

No interest will be paid or accrue on any portion of the merger consideration payable upon surrender of any certificate (or affidavit of loss in lieu thereof) or in respect of any book-entry share.

You should not send in your stock certificate(s) with your proxy card. A letter of transmittal with instructions for the surrender of certificates representing shares of Multi-Color common stock will be mailed to shareholders holding certificated shares of Multi-Color common stock if the merger is completed.

Lost, Stolen and Destroyed Certificates

If a Multi-Color stock certificate is lost, stolen or destroyed, the holder of such certificate must deliver an affidavit of that fact (together with the other deliveries described above) prior to receiving any merger consideration and, if required by Parent or the paying agent in its reasonable discretion, may also be required to post a bond in a customary amount prior to receiving any merger consideration.

Representations and Warranties

Multi-Color, on the one hand, and Parent and Sub, on the other hand, have each made representations and warranties to each other in the merger agreement. The representations and warranties referenced below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or those generally applicable to reports and documents filed with the SEC, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures filed with or furnished to the SEC and confidential disclosures made by the parties to each other (including in the disclosure letter delivered by Multi-Color in connection with the merger agreement (which we refer to as the “Multi-Color disclosure letter”) and the disclosure letter delivered by Parent in connection with the merger agreement (which we refer to as the “Parent disclosure letter”)). The representations and warranties contained in the merger agreement should not be relied upon as characterizations of the actual state of facts or condition of Multi-Color, Parent, Sub or any of their respective subsidiaries, affiliates or businesses. The representations and warranties of each of the parties to the merger agreement will expire at the effective time of the merger and will not survive the consummation of the merger.

Representations and Warranties of Multi-Color

Multi-Color has made representations and warranties to Parent and Sub in the merger agreement regarding aspects of Multi-Color’s business and various other matters pertinent to the merger. The topics covered by its representations and warranties include the following:

•	the organization, qualification to do business and good standing of Multi-Color;

•	Multi-Color’s subsidiaries, including, among other things, the organization, qualification to do business, good standing and ownership of such subsidiaries;

•	the capital structure of, and the absence of restrictions with respect to the capital stock of, Multi-Color and its subsidiaries;

•

Multi-Color’s authority to execute, deliver and perform the merger agreement, and, subject to obtaining Multi-Color shareholder approval, consummate the transactions contemplated by the merger agreement;

•

the absence of conflicts with, or violations of, laws, organizational documents or contracts, in each case as a result of Multi-Color’s execution, delivery or performance of the merger agreement or the consummation by Multi-Color of the transactions contemplated by the merger agreement;

•	the governmental and regulatory approvals required to complete the transactions contemplated by the merger agreement;

•	Multi-Color’s governmental permits;

•	Multi-Color’s compliance with laws;

•	Multi-Color’s SEC filings since January 1, 2017 and the financial statements contained in those filings;

•	this proxy statement and other soliciting material to be sent by Multi-Color to its shareholders in connection with the Multi-Color shareholder meeting;

•	Multi-Color’s internal controls, disclosure controls and off-balance sheet arrangements;

•	no company material adverse effect (as defined below), and the absence of certain changes or events, since September 30, 2018;

•	the absence of undisclosed liabilities;

•	litigation, including the absence of pending material litigation or outstanding orders and judgments which seek to prevent or delay any of the transactions contemplated by the merger agreement;

•	employee benefits matters;

•	labor matters;

•	tax matters;

•	real property matters;

•	environmental matters;

•	intellectual property matters;

•

contracts that would be required to be filed by Multi-Color pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, and other contracts that are described in the material contracts representation and warranty in the merger agreement (which we refer to as “Company material contracts”);

•	insurance coverage;

•	material customers and suppliers;

•	anti-corruption and trade matters;

•	the opinions of Multi-Color’s financial advisors;

•	the inapplicability of takeover laws to the merger and the absence of a shareholder rights plan;

•	the vote of holders of Multi-Color capital stock required to adopt the merger agreement and approve the merger;

•

the absence of fees or commissions payable to brokers, finders or investment bankers in connection with the transactions contemplated by the merger agreement, other than those payable to Goldman Sachs and William Blair; and

•	the absence of related-party transactions.

Some of Multi-Color’s representations and warranties are qualified by the concept of a “company material adverse effect.” Under the terms of the merger agreement, a material adverse effect on Multi-Color means any change, circumstance, occurrence, event or effect that, individually or in the aggregate together with all other changes, circumstances, occurrences, events and effects, has had or would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Multi-Color and its subsidiaries taken as a whole. However, no change, circumstance, occurrence, event or effect arising out of or resulting from the following will constitute or be taken into account in determining whether there has been a company material adverse effect:

•

the entry into or the announcement or pendency of the merger agreement or the transactions contemplated by the merger agreement or the performance of (or compliance with) the merger agreement or the consummation of the transactions contemplated by the merger agreement, in each case, including by reason of the identity of, or any facts or circumstances relating to, Parent, Sub or any of their respective affiliates, by reason of any communication by Parent or its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of Multi-Color and its subsidiaries after the effective time of the merger and any impact on relationships with customers, suppliers, vendors, business partners, employees or regulators (including the failure of any customer to provide any consent in connection with the transactions contemplated by the merger agreement) or any labor strike, slowdown, lockout or stoppage by reason of the identity of or any facts or circumstances relating to Parent, Sub or any of their respective affiliates;

•

any change, circumstance, occurrence, event or effect generally affecting the economy or the financial, credit or securities markets in the United States or elsewhere in the world (including changes in interest rates and exchange rates) or any change, circumstance, occurrence, event or effect affecting any business or industries in which Multi-Color or any of its subsidiaries operates;

•	the suspension of trading in securities generally on the Nasdaq;

•	any development or change in applicable law, GAAP or accounting standards or the interpretation of any of the foregoing;

•

any action taken by Multi-Color or any of its subsidiaries that is expressly required by the merger agreement or with Parent’s written consent or at Parent’s express written request or the failure by Multi-Color or any of its subsidiaries to take any action that is prohibited by the merger agreement to the extent that Parent fails to promptly provide its consent to such action after receipt of a written request therefor, provided that, in the case of such consent or failure to consent, Multi-Color has disclosed to Parent all material and relevant facts and information known to Multi-Color;

•	the commencement, occurrence, continuation or escalation of any armed hostilities or acts of war (whether or not declared) or terrorism;

•

any actions or claims made or brought by any of the current or former Multi-Color shareholders (or on their behalf or on behalf of Multi-Color, but only in their capacities as current or former shareholders) arising out of the merger agreement or any of the transactions contemplated by the merger agreement;

•

the existence, occurrence or continuation of any weather-related or force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity; or

•

any changes in the market price or trading volume of the shares of Multi-Color common stock, any changes in the ratings or the ratings outlook for Multi-Color or any of its subsidiaries by any applicable rating agency, any changes in any analyst’s recommendations or ratings with respect to Multi-Color or any its subsidiaries or any failure of Multi-Color to meet any internal or public projections, budgets, guidance, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of the merger agreement.

However, the exception described in the last bullet above will not prevent or otherwise affect any underlying cause of any such change or failure from being taken into account in determining whether a company material adverse effect has occurred (to the extent not otherwise falling within another exception). Additionally, with respect to the second, fourth, sixth and eighth bullets above, such changes, circumstances, occurrences, events or effects will be considered for purposes of determining whether a company material adverse effect occurred to the extent they disproportionately adversely affect Multi-Color and its subsidiaries, taken as a whole, compared to other companies operating primarily in the same industries in which Multi-Color and its subsidiaries operate.

Representations and Warranties of Parent and Sub

Parent and Sub made representations and warranties to Multi-Color in the merger agreement, including representations and warranties relating to the following:

•	the organization and good standing of Parent, Sub and certain of Parent’s subsidiaries;

•	each of Parent’s and Sub’s authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;

•

the absence of conflicts with, or violations of, laws, organizational documents or certain contracts to which Parent or Sub is a party, in each case as a result of Parent’s and Sub’s execution, delivery or performance of the merger agreement, or the consummation by Parent and Sub of the transactions contemplated by, the merger agreement;

•	the governmental and regulatory approvals required to complete the transactions contemplated by the merger agreement;

•	the accuracy of the information supplied by Parent and Sub and their respective subsidiaries and affiliates for this proxy statement;

•

the absence of pending or threatened litigation and outstanding judgments that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

•	the ownership of Sub by Parent;

•	Sub’s lack of operating activities;

•	the absence of ownership of more than 1% of shares of Multi-Color common stock by Parent, Sub or any of their respective affiliates or associates;

•	Parent’s financial statements and internal controls over financial reporting;

•	the absence of undisclosed liabilities;

•	the enforceability of, and absence of breach or default under, equity commitment letter and the debt commitment letter;

•

following the funding of the contemplated financing, the sufficiency of funds to satisfy all amounts required to be provided by Parent or Sub for the consummation of the transactions contemplated by the merger agreement;

•

the absence of any exclusivity, lock-up or other similar agreement or arrangement with any bank or investment bank or other potential financing source prohibiting such bank or financing source from providing or seeking to provide financing to any third party in connection with a transaction relating to Multi-Color or its subsidiaries;

•	the enforceability of, and absence of breach or default under, the guaranty;

•

the absence of broker’s, finder’s or other fees or commissions for which Multi-Color could be responsible in connection with the transactions contemplated by the merger agreement based on arrangements made by Parent, Sub or their respective affiliates, other than those payable by the surviving corporation after the consummation of the merger;

•

the solvency, on a consolidated basis, of Parent and its subsidiaries as of February 24, 2019 and the solvency, on a consolidated basis, of Parent, the surviving corporation and each subsidiary of Parent and the surviving corporation immediately following the effective time of the merger;

•	the absence of any default or event of default under certain of Parent’s existing debt documents as of February 24, 2019; and

•

the absence of arrangements pursuant to which any shareholder of Multi-Color would be entitled to receive consideration for its shares of Multi-Color common stock of a different amount or nature than the merger consideration or pursuant to which any shareholder of Multi-Color agrees to vote to adopt the merger agreement or approve the merger or agrees to vote against any competing proposal (as defined under the section entitled “—Restrictions on Solicitation of Competing Proposals”) (except for the voting agreements delivered concurrently with the execution of the merger agreement).

Covenants Regarding Conduct of Business by Multi-Color Prior to the Merger

Under the merger agreement, Multi-Color agreed that, between the date of the merger agreement and the earlier of the effective time of the merger or the termination of the merger agreement, except as required by applicable law, any order of a governmental entity or Nasdaq rules, as agreed to in writing by Parent (which agreement may not be unreasonably withheld, conditioned or delayed), as expressly contemplated or required by the merger agreement or as set forth in the Multi-Color disclosure letter, Multi-Color will, and will cause its subsidiaries to, use reasonable best efforts to conduct its operations in the ordinary course of business consistent with past practice. In addition, Multi-Color and its subsidiaries are obligated to use their commercially reasonable efforts to:

•	preserve substantially intact Multi-Color’s and its subsidiaries’ respective business organizations;

•	keep available the services of their current officers and employees; and

•

preserve their respective present relationships with material customers, suppliers, distributors, licensors and licensees, governmental entities and other persons with which Multi-Color or any of its subsidiaries has material business relationships.

In addition, between the date of the merger agreement and the earlier of the effective time of the merger and the termination of the merger agreement, except as required by applicable law or any order of a governmental entity, as consented to in writing by Parent (which consent may not be unreasonably withheld, conditioned or delayed), as may be expressly contemplated or required by the merger agreement or as set forth in the Multi-Color disclosure letter, Multi-Color has agreed that it will not, and will cause its subsidiaries not to:

•

amend Multi-Color’s charter or Multi-Color’s code or any organizational documents of a subsidiary of Multi-Color, except, in the case of a subsidiary that is not a significant subsidiary, for amendments that would not be materially adverse to Multi-Color, or adopt a rights plan, “poison pill” or similar agreement that is or at the effective time of the merger will be applicable to the merger agreement or the transactions contemplated thereby;

•

issue, sell, pledge, dispose of, grant or authorize the issuance of any, or subject to any lien, equity interests in Multi-Color or any of its subsidiaries, other than the issuance of shares of Multi-Color common stock upon the exercise of company options and the vesting or settlement of stock units, in each case outstanding as of the date of the merger agreement and in accordance with their terms as of the date of the merger agreement, except that this covenant does not restrict the purchase of shares of Multi-Color common stock made in the open market under and in accordance with the Multi-Color 401(k) Plan and participant elections thereunder;

•

sell, lease, license, abandon, permit to lapse or expire or otherwise dispose of or subject to any lien (other than a permitted lien (as defined in the merger agreement)), any properties or assets with a value (including any intellectual property rights) in excess of $5,000,000 in the aggregate or that are owned by and material to Multi-Color and its subsidiaries, taken as a whole, except (i) sales or dispositions made in connection with any transaction exclusively between or among Multi-Color and any of its wholly-owned subsidiaries or between or among Multi-Color’s wholly-owned subsidiaries, (ii) sales or dispositions of supplies or inventory made in the ordinary course of business consistent with past practices or (iii) the expiration of any patents at the end of the prescribed statutory term;

•

declare, set aside, make or pay any dividend or other distribution with respect to its equity interests, whether payable in cash, stock, property or a combination thereof other than quarterly cash dividends to holders of shares of Multi-Color common stock in a per share amount no greater than Multi-Color’s most recently declared quarterly dividend, with record and payment dates in accordance with Multi-Color’s customary dividend schedule or dividends or distributions in cash by a wholly-owned subsidiary of Multi-Color to Multi-Color or another Multi-Color subsidiary;

•

other than in connection with the exercise of any outstanding company options or the payment of related withholding taxes, by net exercise or by the tendering of shares, or tax withholdings on the vesting or payment of outstanding stock units or restricted stock, reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its equity interests;

•

merge or consolidate Multi-Color or any of its subsidiaries with any other person or adopt or enter into a plan of, or adopt resolutions providing for, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Multi-Color or any of its subsidiaries;

•

make or offer to make any acquisition of the equity interests of any person or any material assets or any business or real property, other than acquisitions of inventory, supplies, raw materials, equipment or similar assets in the ordinary course of business consistent with past practice;

•

incur, assume, modify the terms of or otherwise become liable for any indebtedness for borrowed money, enter into any interest rate and currency obligation swaps, hedges or similar arrangements or issue any debt securities, or assume or guarantee the obligations of any person (other than a wholly-owned Multi-Color subsidiary) for borrowed money, except for indebtedness (including hedges) in the ordinary course of business consistent with past practice not in excess of $1,000,000 (or in the case of hedges, $5,000,000), indebtedness solely between or among Multi-Color and its wholly-owned subsidiaries or between and among Multi-Color’s wholly-owned subsidiaries, indebtedness under any revolving credit facility under the senior credit facility (as defined in the merger agreement) or other existing credit facilities (as defined in the merger agreement) not to exceed the aggregate commitments under such revolving credit facility as of the date of the merger agreement and for any guarantee by Multi-Color of indebtedness of its subsidiaries or guarantees by Multi-Color’s subsidiaries of indebtedness of Multi-Color or any of its subsidiaries;

•

make any loans, advances or capital contributions to, or investments in, any other person (other than in any of its wholly-owned subsidiaries) other than advances for business expenses incurred in the ordinary course of business consistent with past practices;

•

except as required by law or the terms of any “company benefit plan” (as defined in the merger agreement) or employment agreement in effect on the date of the merger agreement, or as specifically contemplated by the merger agreement: (i) other than increases in annual salaries or other base wages and corresponding increases in target annual bonuses that result solely from such increases in base salaries, in any case, made in the ordinary course of business and consistent with past practice of not more than (A) 3% of the aggregate salaries and other base wages and target bonus opportunities otherwise payable by Multi-Color and its subsidiaries with respect to the 2019 fiscal year and (B) for employees with total annual target cash compensation of $250,000 or more, 4% of salary or other base wage and target bonus opportunity otherwise payable by Multi-Color and its subsidiaries with respect to such employee for the 2019 fiscal year, materially increase or accelerate the vesting or payment of compensation or benefits payable or to become payable to its directors, officers or employees; (ii) other than in the ordinary course of business consistent with past practice for new employees whose hiring is permitted under the merger agreement, grant any rights to severance or termination pay or other termination benefit, or enter into any employment or severance agreement; (iii) except for amendments to company benefit plans made in the ordinary course of business consistent with past practice and that do not, individually or in the aggregate, result in any material increase in costs, obligations or liabilities for Multi-Color or its subsidiaries, establish, adopt, enter into, terminate or materially amend (including accelerating the vesting, funding or payment under) any company benefit plan or any other bonus, profit sharing, thrift, pension, retirement, deferred compensation, employment, termination, severance, change in control, retention or other plan or agreement; (iv) terminate (other than for cause) the employment of, or hire or promote any employee whose total annual target cash compensation exceeds $250,000; or (v) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any company benefit plan or any agreement, plan, policy, trust, fund or other arrangement that would constitute a company benefit plan if it were in existence on the date of the merger agreement;

•	engage in any “mass layoff” or “plant closing” (within the meaning of the Working Adjustment and Retraining Notification Act or any similar law);

•

modify, extend, cancel, terminate or enter into any collective bargaining agreement, or recognize or certify any labor organization as the bargaining representative for any employees of Multi-Color or any of its subsidiaries, other than any modification or extension made in the ordinary course of business that does not result, individually or in the aggregate, in any material increase in costs, obligations or liabilities for Multi-Color or any of its subsidiaries or otherwise materially adversely affect Multi-Color or any of its subsidiaries;

•	make any material change in accounting principles, practices, policies or procedures, other than as required by GAAP, applicable law or governmental order;

•

make, incur or commit to incur any capital expenditures that, individually or in the aggregate, exceeds $5,000,000 in any calendar year; except capital expenditures set forth in the 2019 capital expenditure budget or the 2020 capital expenditure forecast set forth in the Multi-Color disclosure letter;

•

waive, release, assign, settle or compromise any proceedings made by or against Multi-Color or any of its subsidiaries other than settlements or compromises (i) that do not, individually or in the aggregate, involve the payment (in cash or other assets) by Multi-Color or any of its subsidiaries of more than $5,000,000 in excess of the amount reserved on the latest consolidated balance sheet of Multi-Color in respect of the proceedings, as set forth in Multi-Color’s SEC filings, and do not involve any conduct remedy, injunction or other non-monetary relief on Multi-Color or any of its subsidiaries or (ii) permitted pursuant to the merger agreement;

•

other than in the ordinary course of business consistent in all material respects with past practice, amend in any material respect adverse to Multi-Color or any of its subsidiaries, terminate, renew on terms that are in any material respect unfavorable to Multi-Color or any of its subsidiaries or waive any material rights under any Company material contract or any contract that would have been a Company material contract if it had been in effect on the date of the merger agreement, or enter into any contract that would have been a Company material contract if it had been in effect on the date of the merger agreement, with certain exceptions;

•

knowingly take any action that would be reasonably likely to cause or materially contribute to, or fail to use commercially reasonable efforts to take any action that would be reasonably likely to prevent, the lapsing, revocation or the materially adverse modification of any obligations under any material permits or the materially adverse treatment of any application for a material permit by Multi-Color or any of its subsidiaries;

•	fail to maintain in full force and effect material insurance policies;

•

make or change any material tax election except in the ordinary course of business consistent with past practice, settle or compromise any claim in respect of material taxes, change any material tax accounting policies, enter into any material closing or similar agreement with a tax authority, extend the limitations period applicable to the assessment of any material tax, or file any material tax return inconsistent with past practice;

•	enter into any line of business that does not relate to the manufacture, marketing or sale of labels; or

•	agree or enter into any contract to do any of the foregoing.

Covenants Regarding Conduct of Business by Parent and Sub Prior to the Merger

Under the merger agreement, Parent and Sub agreed that, between the date of the merger agreement and the earlier of the effective time of the merger or the termination of the merger agreement, except as required by applicable law, any order of a governmental entity, as agreed to in writing by Multi-Color (which agreement may not be unreasonably withheld, conditioned or delayed), as expressly contemplated or required by the merger agreement or as set forth in the Parent disclosure letter, Parent will, and will cause each of its subsidiaries to, conduct its operations in all material respects in the ordinary course of business and not (i) declare, set aside, make or pay any dividend or other distribution with respect to capital stock of Parent or any of its subsidiaries (other than to Parent or another subsidiary), (ii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of Parent, (iii) make any material change in accounting principles, practices, policies or procedures, other than as require by GAAP, applicable law or order of any governmental entity, (iv) incur, assume, modify the terms of or otherwise become liable for any indebtedness for borrowed money or issue any debt securities, or assume or guarantee the obligations of any person (other than a wholly-owned subsidiary) for borrowed money or (v) agree or enter into any contract to do any of the foregoing, except, in each case, as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement.

Restrictions on Solicitation of Competing Proposals

Subject to certain exceptions described below, Multi-Color has agreed that it will, and Multi-Color will cause its subsidiaries to and will use reasonable best efforts to cause its controlled affiliates and Multi-Color’s and such affiliates’ directors, officers, employees, investment bankers, financial advisors, counsel, accountants or other similar advisors or representatives (collectively, “Multi-Color representatives”) to, immediately cease and cause to be terminated any solicitations, encouragements, discussions or negotiations with any persons that may be ongoing with respect to any competing proposal (as described below) or any inquiry or proposal that constitutes or could reasonably be expected to lead to a competing proposal. Multi-Color also agreed to terminate access to its data rooms and to promptly request that all confidential information previously furnished to such persons and their representatives be returned or destroyed. Additionally, until the earlier of the effective time of the merger or termination of the merger agreement, Multi-Color has agreed that Multi-Color and its subsidiaries will not, and Multi-Color will use reasonable best efforts to cause the Multi-Color representatives not to, directly or indirectly:

•

initiate, solicit, knowingly encourage or knowingly facilitate the submission of any competing proposal or any inquiries regarding, or the making, disclosure or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, a competing proposal;

•	furnish any non-public information regarding Multi-Color or any of its subsidiaries to any third person in connection with or in response to a competing proposal;

•

engage in, knowingly facilitate, knowingly encourage or otherwise participate in any discussions or negotiations with any third person with respect to any competing proposal, or any proposal, inquiry or offer that would reasonably be expected to lead to, a competing proposal made by such person; or

•

terminate, amend, release, modify or knowingly fail to enforce, or waive, any provision of any standstill or confidentiality agreement with any person (other than with Parent, Sub or any of their respective affiliates), in connection with any potential competing proposal, including any inquiry, proposal or offer that relates to or constitutes, or would reasonably be expected to lead to, a competing proposal, except following receipt of a competing proposal that satisfies certain requirements, to the extent that such failure to take such actions would reasonably be expected to be inconsistent with the fiduciary duties of the Board.

A “competing proposal” is defined in the merger agreement to mean any proposal or offer from any person (other than Parent, Sub or any of their respective affiliates) or group (as defined in Section 13(d) of the Exchange Act) relating to one or a series of transactions that, if consummated, would result in:

•

the direct or indirect acquisition or purchase (whether by merger, consolidation, equity investment, joint venture, recapitalization, reorganization, tender offer, exchange offer or otherwise) by any person or group of persons of an interest in assets representing more than 20% of the consolidated assets of Multi-Color and its subsidiaries (measured by either book value or fair market value), taken as a whole; or

•	the acquisition in any manner, directly or indirectly, by any person or group of persons of more than 20% of the issued and outstanding shares of Multi-Color common stock.

Notwithstanding the non-solicitation provisions described above, if, at any time following the date of the merger agreement and prior to the receipt of the affirmative vote of shareholders entitled to exercise a majority of the voting power to adopt the merger agreement (the “Multi-Color shareholder approval”), (i) Multi-Color receives a written competing proposal that the Board believes to be bona fide and did not result from a breach of the non-solicitation provisions described above and (ii) the Board determines in good faith, after consultation with Multi-Color’s financial advisors and outside legal counsel, that such competing proposal constitutes or could reasonably be expected to lead to a superior proposal (as such term is described below) from the same person making such competing proposal, then Multi-Color may only after execution of a confidentiality agreement that satisfies certain requirements furnish information with respect to Multi-Color and its subsidiaries to the person making such competing proposal and its representatives and participate in discussions or negotiations with the person making such competing proposal and its representatives regarding such competing proposal. However, Multi-Color must as promptly as practicable (and in any event within 48 hours) notify Parent of the receipt of any competing proposal that constitutes or could reasonably be expected to lead to a superior proposal, including the identity of any person making such competing proposal and its material terms, furnish to Parent a true and correct copy of any confidentiality or other agreement entered into with such person and as promptly as practicable (and in any event within 24 hours after providing material) provide to Parent any material information concerning Multi-Color or its subsidiaries provided or made available to such other person (or its representatives) that was not previously provided or made available to Parent.

A “superior proposal” is defined in the merger agreement to mean any bona fide written competing proposal (with all percentages in the definition of competing proposal increased to 50%) made by any person on terms that the Board determines in good faith, after consultation with Multi-Color’s financial advisors and outside legal counsel, and considering all such factors as the Board considers to be appropriate (including all financial considerations, the identity of the person making such competing proposal, the conditionality and the timing and likelihood of consummation of such proposal), that, if consummated, would result in a transaction that is more favorable to Multi-Color and its shareholders than the transactions contemplated by the merger agreement (including taking into account any applicable Company termination fee (as defined below under “—Expenses; Termination Fees”) and any changes to the terms of the merger agreement offered by Parent in a binding irrevocable written offer to Multi-Color pursuant to the terms of the merger agreement).

Obligation of the Board with Respect to Its Recommendation

The merger agreement provides that, except as described below, neither the Board nor any committee of the Board will (i) adopt, authorize, approve, endorse, declare advisable or recommend to the shareholders of Multi-Color any competing proposal (or publicly propose to do so), (ii) withhold, modify, amend, change, qualify or withdraw in a manner adverse to Parent or Sub, the recommendation of the Board that the shareholders of Multi-Color vote in favor of Company shareholder approval (which we refer to as the “Company recommendation”) (or publicly propose to do so) or fail to include Multi-Color recommendation in this proxy statement, (iii) allow, authorize, cause or permit Multi-Color or any of its subsidiaries to execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement to effect any competing proposal with the person that made such competing proposal (other than a confidentiality agreement that satisfies certain requirements), or requiring Multi-Color to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or (iv) resolve or agree to do any of the foregoing. We refer to any action described in clauses (i) - (iv) above as a “change of Company recommendation.”

Notwithstanding the foregoing, at any time prior to the receipt of Multi-Color shareholder approval, the Board may make a change of Company recommendation and, if so desired by the Board, terminate the merger agreement in accordance with its terms in order to cause Multi-Color to concurrently enter into a definitive agreement with respect to a competing proposal but, only if, prior to taking any such action (i) a bona fide written competing proposal is made to Multi-Color by a third person after the date of the merger agreement and is not withdrawn and the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such competing proposal constitutes a superior proposal and the failure to make a change of Company recommendation in connection with such superior proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, (ii) Multi-Color provides Parent prior written notice of the intention of the Board to make a change of Company recommendation or to terminate the merger agreement to enter into a definitive agreement with respect to a competing proposal (which we refer to as a “notice of change of recommendation”) at least three business days in advance of taking any such action, which notice must include the material terms and conditions of the superior proposal and copies of the proposed transaction documents in respect of such competing proposal, including the identity of the person making such superior proposal, (iii) if requested by Parent, Multi-Color has negotiated, and caused any applicable Multi-Color representatives to negotiate, in good faith with Parent with respect to any changes to the terms of the merger agreement, the financing commitments and the guaranty proposed by Parent in a written binding offer, for at least three business days following receipt by Parent of such notice of change of recommendation (it being agreed that any amendment to any material term of the superior proposal will require a new notice of change of recommendation and an additional two business day period from the date of such notice) and during each such period, the Board has considered in good faith any such proposed changes by Parent and (iv) taking into account any changes to the terms of the merger agreement, the financing commitments and the guaranty offered by Parent in a binding irrevocable written offer to Multi-Color pursuant to clause (iii) above, the Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that such competing proposal would continue to constitute a superior proposal if such changes irrevocably offered in writing by Parent were to be given effect.

Other than in connection with a competing proposal, nothing in the merger agreement will prohibit or restrict the Board from effecting a change of Company recommendation in response to an intervening event (as defined below) if the Board determines in good faith, after consultation with Multi-Color’s financial advisors and outside legal counsel, that the failure of the Board to effect a change of Company recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law. However, Multi-Color must give Parent at least three business days’ notice of such determination and the intention of the Board to take such action, which notice must include a reasonably detailed description of the basis for such change of Company recommendation.

The merger agreement defines an “intervening event” as any change, event or development or change in circumstances that is material to Multi-Color and its subsidiaries, taken as a whole, and (i) was not known to or reasonably foreseeable by the Board (or, if known, the material consequences of which were not known to or reasonably foreseeable by the Board) as of the date of the merger agreement, (ii) becomes known or the material consequences of which become known to the Board after the date of the merger agreement prior to obtaining Multi-Color shareholder approval and (iii) does not relate to any competing proposal. However, in no event will any change in the market price or trading volume of the shares of Multi-Color common stock (or the fact that Multi-Color meets or exceeds any internal or public projections, forecasts or estimates of Multi-Color’s revenue, earnings or other financial performance or results of operations for any period) or any change in law or GAAP constitute an intervening event.

Efforts to Complete the Merger

The merger agreement provides that each of Parent and Multi-Color will (and Parent will cause each of its affiliates to) use its reasonable best efforts to consummate the transactions contemplated by the merger agreement and cause the conditions to the merger set forth in the merger agreement to be satisfied as promptly as practicable. Parent will (and cause Sub, Platinum Fund IV and its and their affiliates to) and Multi-Color will (and cause its subsidiaries to) use its reasonable best efforts to (i) promptly obtain all actions or nonactions, consents, permits (including environmental permits), waivers, approvals, authorizations and orders from governmental entities or other persons necessary or advisable in connection with the consummation of the transactions contemplated by the merger agreement, (ii) subject to conditions set forth in the Multi-Color disclosure letter, make and not withdraw (without Multi-Color’s consent) all registrations and filings with any governmental entity or other persons necessary or advisable in connection with the consummation of the transactions contemplated by the merger agreement, including the filings required of the parties or their “ultimate parent entities” under the HSR Act or any other antitrust law within specified timeframes, and promptly make any further filings pursuant thereto that may be necessary or advisable, (iii) defend all lawsuits or other legal, regulatory, administrative or other proceedings to which it or any of its affiliates is a party challenging or affecting the merger agreement or the consummation of the transactions contemplated by the merger agreement, in each case until the issuance of a final, nonappealable order, (iv) seek to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to consummate the transactions contemplated by the merger agreement, in each case until the issuance of a final, non-appealable order with respect thereto, (v) seek to resolve any objection or assertion by any governmental entity challenging the merger agreement or the transactions contemplated by the merger agreement and (vi) execute and deliver any additional instruments necessary or advisable to consummate the transactions contemplated by the merger agreement on the terms contemplated by the merger agreement. Parent, Sub, Multi-Color or any of its subsidiaries are not required (or permitted without the prior consent of Parent) to make, or to offer to make, any payments to any third parties or concede, or offer to concede, anything of value, in order to obtain any consent, approval or authorization under contracts of Multi-Color and its subsidiaries from any person, provided that Multi-Color and its subsidiaries may be so required if such offer, payment or concession is conditioned upon the consummation of the transactions contemplated by the merger agreement.

Parent and Multi-Color will not take any action, including acquiring or making any investment in any person or any division or assets thereof, that would reasonably be expected to prevent or cause a material delay in the satisfaction of the conditions to the merger contained in the merger agreement or the consummation of the transactions contemplated by the merger agreement. Multi-Color and its subsidiaries are not permitted (without the prior consent of Parent) to provide or concede, or offer to provide or concede, anything of value in order to obtain any consent, approval or authorization under law.

The parties to the merger agreement will (i) give the other parties prompt notice of any request, inquiry, investigation, action or other proceeding by or before any governmental entity with respect to the transactions contemplated by the merger agreement, (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or other proceeding and (iii) promptly inform the other parties of any communication to or from the FTC, the DOJ or any other governmental entity regarding the transactions contemplated by the merger agreement. In addition, except as prohibited by any governmental entity or by law, in connection with any such request, inquiry, investigation or proceeding, each party to the merger agreement will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation or proceeding and to have access to, be consulted in connection with and, to the extent practicable, provided the opportunity to review in advance any document, opinion or proposal made or submitted to any governmental entity in connection with such request, inquiry, investigation or proceeding. Each party to the merger agreement will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any governmental entity in connection with the transactions contemplated by the merger agreement.

Obligations with Respect to This Proxy Statement and the Special Meeting

As promptly as reasonably practicable following the date of the merger agreement, Multi-Color was required to prepare and file a preliminary proxy statement with the SEC and, in consultation with Parent, set a record date for the Multi-Color shareholder meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith. After confirmation from the SEC that it will not review, or that it has completed its review of, the preliminary proxy statement, Multi-Color is obligated to (i) cause (and use reasonable best efforts to cause within five business days) this proxy statement in definitive form to be disseminated to the holders of shares of Multi-Color common stock as of the record date and (ii) as promptly as reasonably practicable (and will use reasonable best efforts to do the following within 30 business days after), in accordance with law and Multi-Color’s charter and Multi-Color’s code, duly call, give notice of, convene and hold the Multi-Color shareholder meeting for the purpose of seeking Multi-Color shareholder approval.

Multi-Color may adjourn, recess or postpone the Multi-Color shareholder meeting, and may change the record date of the meeting in connection with such postponement, solely (i) after consultation with Parent, to the extent necessary, in the good faith judgment of the Board, to ensure that any required supplement or amendment to this proxy statement is provided to Multi-Color shareholders a reasonable time in advance of the Multi-Color shareholder meeting or (ii) if as of the time for which the Multi-Color shareholder meeting is originally scheduled there are insufficient shares of Multi-Color common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Multi-Color shareholder meeting or to the extent that at such time Multi-Color has not received proxies sufficient to allow the receipt of Multi-Color shareholder approval at the Multi-Color shareholder meeting.

Multi-Color is obligated to submit the merger agreement for adoption by the holders of shares of Multi-Color common stock even if there is a change of Company recommendation.

Access to Information

Multi-Color has agreed to afford Parent, Sub and their respective representatives, including Parent’s financing sources, upon reasonable prior written notice to Multi-Color, reasonable access during normal business hours to the officers, employees, personnel, properties, offices and other facilities, the books, tax returns, records, files and contracts of Multi-Color and its subsidiaries and to furnish promptly such information, books, tax returns, records, files and contracts concerning the business, properties, contracts, assets and liabilities of Multi-Color and its subsidiaries as Parent, Sub and their respective representatives may reasonably request. However, Multi-Color is not required to afford such access or furnish such information to the extent that Multi-Color reasonably believes in good faith, after consultation with its outside counsel, that doing so would (i) result in the loss of attorney-client privilege (provided that Multi-Color will use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege), (ii) violate any confidentiality obligations of Multi-Color or its subsidiaries to any third person or otherwise breach, contravene or violate any then effective contract to which Multi-Color or any of its subsidiaries is a party or (iii) breach, contravene or violate any applicable law (including privacy laws and the HSR Act or any other antitrust law). If Multi-Color does not provide access or information to Parent, Sub or its respective representatives in reliance on the above, it will provide to Parent a list of the information being withheld.

Parent is required to hold all information provided or furnished pursuant to the above confidential in accordance with the confidentiality agreement between Multi-Color and Platinum Equity, provided Parent and Sub are permitted to disclose such information to any lender or prospective lenders that may become parties to the debt financing. Any lender or prospective lender (and, in each case, their respective representatives) that is disclosed, furnished or provided such information pursuant to the above will be considered a “Representative,” as defined in the confidentiality agreement.

Discharge of Indebtedness and Release of Liens

The merger agreement provides that, no less than one business day prior to the closing date, Multi-Color will obtain from Bank of America, N.A. (the existing agent under the senior credit facility) and deliver to Parent a customary pay-off letter signed by Bank of America, N.A. (a) specifying all amounts of such indebtedness owed under the senior credit facility, as well as any other amounts required to fully pay off all such indebtedness on the closing date and (b) agreeing that, upon Bank of America, N.A.’s receipt of the applicable pay-off amount, (i) all outstanding obligations of Multi-Color and its subsidiaries under the senior credit facility will be repaid and discharged in full (other than in respect of obligations which by their express terms survive such repayment and other than with respect to any outstanding letters of credit that will be cash collateralized, backstopped or grandfathered into the debt financing) and (ii) any liens granted in connection with the senior credit facility will be released (which we refer to as the “pay-off letter”). Neither Multi-Color nor any of its subsidiaries are required to pay or deposit any amounts required under the pay-off letter except to the extent such amounts have been previously provided by Parent to Multi-Color or its subsidiaries, as applicable, in accordance with the merger agreement.

Redemptions

Prior to the closing, if requested in writing by Parent with reasonable advance notice, Multi-Color will reasonably cooperate with Parent to and use reasonable best efforts to, take necessary actions to effect (i) the applicable satisfaction and discharge (which we refer to as the “discharge”) on the closing date of all 2022 notes (as defined in the merger agreement) and the 2022 notes indenture (as defined in the merger agreement) (including a concurrent delivery of a redemption notice with respect to the 2022 notes) or (ii) the conditional redemption on or after the closing date and/or the discharge on the closing date of all 2025 notes (as defined in the merger agreement) and the 2025 notes indenture (as defined in the merger agreement), in accordance with the terms of the applicable senior notes (as defined in the merger agreement) and the applicable senior notes indenture (as defined in the merger agreement). Multi-Color will, at Parent’s reasonable written request, (i) prepare redemption notices or discharge instructions with respect to the senior notes pursuant to the requisite provisions of the senior notes indentures, (ii) provide Parent with a reasonable opportunity to review and comment on drafts of the redemption notices or discharge instructions, (iii) use its reasonable best efforts to give, or request the trustee under each of the senior notes indentures to give to holders of the senior notes on Multi-Color’s behalf, any such redemption notices or discharge instructions in accordance with the senior notes indentures and provide the trustee with any officer’s certificate required by the senior notes indentures in connection therewith, (iv) reasonably cooperate with Parent pursuant to terms of the senior notes indentures to facilitate the discharge on the closing date of the senior notes indentures (to the extent permitted by the senior notes indentures) and (v) use reasonable best efforts to cause the trustee of the senior notes to cooperate with Parent to facilitate such redemptions and/or discharge. Neither Multi-Color nor its subsidiaries is required to (i) pay or deposit any amounts required to redeem or discharge the senior notes except to the extent such amounts have been previously provided by Parent to Multi-Color or its subsidiaries, as applicable, in accordance with the merger agreement, (ii) issue any notices of redemption prior to the closing, with certain exceptions, or (iii) cause the delivery of any legal opinions or reliance letters from Multi-Color or any of its subsidiaries or their respective counsel or, except for any officer’s certificates of Multi-Color required under the senior notes indentures in connection with redemption notices given prior to the closing date, any certificates or representations from Multi-Color, any of its subsidiaries or any of their respective affiliates or representatives.

Multi-Color will take any customary actions reasonably requested in writing by Parent with reasonable advance notice (i) to commence an offer to purchase and, as applicable, a related consent solicitation with respect to the senior notes (which we refer to as an “offer”) (ii) engage a dealer manager and information agent designated by Parent with the consent of Multi-Color (not to be unreasonably withheld) and use its reasonable best efforts to enter into customary agreements with such parties, (iii) timely furnish the dealer manager and information agent with officer’s certificates and other documents reasonably requested by the dealer manager and information agent in connection with any offer and (iv) promptly following any consent date specified in the offer document, execute supplemental indentures to the senior notes indentures which will implement, subject to and conditioned on the closing and certain other conditions, the amendments described in such offer document and will become operative only upon acceptance of the applicable senior notes for payment pursuant to the offer substantially concurrently with the closing. Parent is obligated to assist Multi-Color in connection with the offer. Multi-Color’s obligations to accept for payment and pay for the senior notes tendered pursuant to the offer or to make any payment for the related consents are subject to conditions including that the closing has occurred (or will occur substantially concurrently with such acceptance and payment), the financing has been obtained and other customary conditions.

Parent has agreed to reimburse Multi-Color for all documented and reasonable out-of-pocket costs and expenses incurred by Multi-Color, any of its subsidiaries or any of its representatives in connection with the cooperation described above, subject to limited exceptions. Subject to limited exceptions, Parent has also agreed to indemnify and hold harmless Multi-Color, its subsidiaries and its representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties incurred in connection with any redemption, the discharge or the offer and any information utilized in connection therewith, except to the extent such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties resulted from the willful misconduct, bad faith or gross negligence of Multi-Color, its subsidiaries or its representatives as finally determined by a court of competent jurisdiction.

Director and Officer Indemnification and Insurance

The merger agreement provides that, from and after the effective time of the merger, Parent will cause the surviving corporation to, to the fullest extent permitted by applicable law and provided for in Multi-Color’s charter, Multi-Color’s code or the organizational documents of any Multi-Color subsidiary as in effect on the date of the merger agreement, indemnify, defend and hold harmless each current or former director or officer of Multi-Color or any of its subsidiaries (which we collectively refer to as the “indemnified parties”) against all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the effective time of the merger to the extent that they are based on or arise out of the fact that such person is or was a director, officer, employee or fiduciary under benefit plans or performed services at the request of Multi-Color or any of its subsidiaries (which we refer to as the “indemnified liabilities”) and all indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement (including any expenses incurred in enforcing such person’s rights of indemnification). The merger agreement provides that the surviving corporation will pay the reasonable fees and expenses of counsel selected by the indemnified parties and otherwise advance to such indemnified party (upon request) reimbursement of documented expenses reasonably incurred (provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under law).

If Multi-Color fails to do so prior to the effective time of the merger, Parent is obligated to cause the surviving corporation to obtain and fully pay the premium (which cannot exceed 300% of the amount of the annual premiums paid by Multi-Color for the current year (which we refer to as the “premium cap”)) for an insurance and indemnification policy that provides coverage with respect to the indemnified liabilities for a period of six years from the effective time of the merger for events occurring prior to the effective time of the merger (which we refer to as the “D&O insurance”) that is substantially equivalent to and not less favorable in the aggregate than Multi-Color’s existing directors’ and officers’ liability insurance policy. If Multi-Color and the surviving corporation for any reason fail to obtain such a “tail” insurance policy, the surviving corporation must, and Parent must cause the surviving corporation to, continue to maintain in effect for a period of at least six years from and after the effective time of the merger (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) the D&O insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in Multi-Color’s existing policies as of the date of the merger agreement (provided that in the event the annual costs of such a policy would exceed the premium cap, then on terms, conditions, retentions and limits of liability that provide the best coverage as is then available at a cost up to, but not exceeding, the premium cap). Alternatively, the surviving corporation is obligated to, and Parent must cause the surviving corporation to, purchase comparable D&O insurance for such six-year period (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) with terms, conditions, retentions and limits of liability that are at least as favorable as provided in Multi-Color’s existing policies as of the date of the merger agreement (provided that in the event the annual costs of such a policy would exceed the premium cap, then on terms, conditions, retentions and limits of liability that provide the best coverage as is then available at a cost up to, but not exceeding, the premium cap).

All contractual indemnification rights in existence on the date of the merger agreement with any of the directors, officers or employees of Multi-Color or any of its subsidiaries will be assumed by the surviving corporation and will continue in full force and effect in accordance with their terms following the effective time of the merger.

Employee Benefits

For a period of one year following the effective time of the merger, Parent agreed to provide or cause its subsidiaries, including the surviving corporation, to provide each individual who is an employee of Multi-Color or any subsidiary of Multi-Color immediately prior to the effective time of the merger (each of whom we refer to as a “company employee”) and who continues to be employed by Parent the surviving corporation or any of their affiliates with base salary, base wages or commission opportunities, in each case, at a rate that is no less than the rate provided to such continuing company employee immediately prior to the effective time of the merger. For the period described above, Parent also agreed to provide, or to cause the surviving corporation and its subsidiaries to provide, (i) such company employee that is a participant in Multi-Color’s Management Incentive Plan or Sales Incentive Plan an annual target cash bonus opportunity (excluding equity based compensation, retention, long-term incentive, change in control or transaction-based bonus plans, arrangements or agreements) that is not less than such company employee’s “specified target bonus” (as defined within the merger agreement) under the Management Incentive Plan or Sales Incentive Plan, if any, (ii) severance benefits to each company employee in the United States that are no less favorable than the severance benefits provided under any severance plan, policy or agreement in effect for the benefit of such company employee immediately prior to the effective time of the merger, and (iii) other compensation and benefits (including paid-time off but excluding annual cash bonus opportunities, equity-based compensation, non-qualified deferred compensation, supplemental retirement benefits, defined benefit pensions, retiree medical benefits or any long-term incentive, retention, transaction, change in control or similar bonus plans, agreements or arrangements) to the company employees that are substantially comparable, in the aggregate, to the other compensation and benefits (excluding annual cash bonus opportunities, equity-based compensation, non-qualified deferred compensation, supplemental retirement benefits, defined benefit pensions, retiree medical benefits or any long-term incentive, retention, transaction, change in control or similar bonus plans, agreements or arrangements) provided to the company employees under the company benefit plans immediately prior to the effective time of the merger. Additionally, Parent must, or must cause its subsidiaries, including the surviving corporation, to honor all of Multi-Color’s and its subsidiaries’ legally binding employment, severance, retention and termination plans, agreements and arrangements (including any change in control or severance agreement between Multi-Color or any of its subsidiaries and any company employee), in each case, in accordance with their terms as in effect immediately prior to the effective time of the merger, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by the merger agreement.

For purposes of eligibility and vesting under Parent’s and its subsidiaries’ employee benefit plans providing benefits to any company employees (other than under any defined benefit pension, retiree medical, non-qualified deferred compensation or similar plans or arrangements) and accrual of benefits under any vacation, paid time off and severance plans, each company employee’s service with or otherwise credited by Multi-Color or any of its subsidiaries will be treated as service with Parent or any of its subsidiaries, including the surviving corporation, to the same extent as such company employee was entitled immediately prior to the closing to credit for such service under a comparable company benefit plan. However, such service need not be recognized to the extent that such recognition would result in a duplication of benefits.

Additionally, Parent must, or must cause its subsidiaries, including the surviving corporation to, waive or cause to be waived all pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its subsidiaries, including the surviving corporation, in which company employees (and their eligible dependents) will be eligible to participate from and after the effective time of the merger, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable company benefit plan immediately prior to the effective time of the merger. Parent must also, or must cause its subsidiaries, including the surviving corporation, to use commercially reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each company employee (and his or her eligible dependents) during the calendar year in which the effective time of the merger occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such company employee (and dependents) will be eligible to participate from and after the effective time of the merger. Provided that Parent provides Multi-Color written notice at least five business days prior to the closing date, Multi-Color or any of its subsidiaries must terminate all 401(k) plans and Multi-Color will provide Parent with evidence reasonably satisfactory to Parent that such 401(k) plan(s) have been terminated

(effective as of the day immediately preceding the closing date). Notwithstanding anything in the merger agreement to the contrary, the terms and conditions of employment for any employee covered by a collective bargaining agreement will continue to be governed by the applicable collective bargaining agreement.

Financing

Marketing Period and Efforts by Parent and Sub

The consummation of the merger is not conditioned upon Parent’s receipt of financing. However, Parent is not obligated to close the merger until the lapsing of a period that Parent may use to complete its debt financing for the merger. Subject to certain exceptions, this period (which we refer to as the “marketing period”) is the first period of 15 consecutive business days throughout which (i) Parent has certain specified information about Multi-Color (which we refer to as the “required information”), (ii) the required information remains compliant as set forth in the merger agreement and (iii) the conditions of Parent to consummate the merger (other than those conditions that by their nature are to be satisfied by deliveries made at the closing) have been satisfied or waived and nothing has occurred and no condition exists that would cause any of such conditions to fail to be satisfied or waived assuming the closing were to be scheduled for any time during such period. However, the marketing period will not commence before the date Multi-Color delivers the audited consolidated financial statements of Multi-Color and its subsidiaries as of and for the fiscal year ended March 31, 2019. Also, if the marketing period has not commenced on or prior to July 19, 2019 because the European Union, Mexico and South Africa antitrust approvals have not been obtained, then the marketing period will begin no later than July 19, 2019. For purposes of calculating the marketing period, neither July 4, 2019 nor July 5, 2019, will constitute a business day. Notwithstanding the foregoing, the marketing period will end on any earlier date on which the debt financing is obtained.

Under the merger agreement, Parent and Sub are obligated to use their reasonable best efforts to do all things necessary or advisable to obtain the financing on a timely basis on the terms and conditions (including, to the extent applicable, the “flex” provisions) described in the financing commitments or otherwise on terms acceptable to Parent, including using their reasonable best efforts to (i) enter into the definitive debt financing agreements (as defined in the merger agreement), (ii) satisfy on a timely basis (taking into account the anticipated timing of the marketing period) (or obtain a waiver of) all terms, conditions and covenants, including with respect to the payment of any commitment, engagement or placement fees required as a condition to the financing, applicable to Parent or Sub in the financing commitments and the definitive debt financing agreements, (iii) if the conditions to the availability of the financing have been satisfied or waived (or with the funding of the financing, would be concurrently satisfied), consummate and cause the financing sources to fund the financing at or prior to closing and (iv) in the event that all of the disclosed conditions (as defined in the merger agreement) have been satisfied (or with the funding of the financing, would be concurrently satisfied) or waived, enforce their rights under the financing commitments and the definitive debt financing agreements. The merger agreement further provides that Parent and Sub must use their reasonable best efforts to maintain in effect the financing commitments (including any definitive debt financing agreements) until the transactions contemplated by the merger agreement are consummated (subject to Parent’s and Sub’s right to amend, restate, supplement, modify, replace or waive the financing commitments and the definitive debt financing agreements in accordance with the merger agreement).

If any portion of the debt financing becomes unavailable on the terms and conditions (including any “flex” provisions) contemplated in the debt commitment letter, Parent and Sub are required to use their reasonable best efforts to, as promptly as practicable following the occurrence of such event, arrange and obtain from alternative sources of debt financing an amount sufficient (when added to the equity financing) to satisfy all amounts required to be provided by Parent or Sub for the consummation of the transactions contemplated by the merger agreement, on terms and conditions (i) no less favorable in any material respect to Parent or Multi-Color as those contained in the debt commitment letter (including any “flex” term applicable thereto) or (ii) otherwise acceptable to Parent, which in each case, cannot expand upon the conditions precedent or contingencies to the funding on the closing date of the financing as set forth in the financing commitments in effect on the date of the merger agreement.

Neither Parent nor any of its affiliates may engage any bank, investment bank or other potential provider of debt or equity financing on an exclusive basis or otherwise on terms that prohibit or are designed to prevent such provider from providing or seeking to provide such services or financing to any person in connection with a transaction relating to Multi-Color or its subsidiaries in connection with the transactions contemplated by the merger agreement (including in connection with the making of any competing proposal).

Parent and Sub have agreed to keep Multi-Color reasonably informed of material developments in their efforts to arrange the financing and provide copies of all draft financing documents related to the debt financing to Multi-Color as may be reasonably requested by Multi-Color in writing.

Company Cooperation with Debt Financing

Prior to the closing, subject to certain exceptions, Multi-Color must, must cause its subsidiaries to and must instruct its representatives to use their reasonable best efforts to provide to Parent and Sub all cooperation reasonably requested by Parent in connection with the debt financing.

In addition, Parent has agreed to reimburse Multi-Color for all documented and reasonable out-of-pocket costs and expenses incurred by Multi-Color, any of its subsidiaries or any of its representatives in providing any requested cooperation, subject to limited exceptions. Further, Parent has agreed to indemnify and hold harmless Multi-Color, its subsidiaries and its representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties incurred in connection with the financing and any information utilized in connection therewith (other than historical information provided in writing by Multi-Color or its subsidiaries specifically for use in connection therewith) except as a result of the willful misconduct, bad faith or gross negligence of Multi-Color, its subsidiaries or its representatives as finally determined by a court of competent jurisdiction.

Defense of Litigation

Pursuant to the terms of the merger agreement, Multi-Color is obligated to provide Parent with prompt notice of any proceeding brought by shareholders of Multi-Color against Multi-Color or its directors or officers arising out of or relating to the transactions contemplated by the merger agreement. Multi-Color will control, and to the extent reasonably practicable, Multi-Color will consult with Parent and keep it reasonably informed with respect to any material developments regarding the defense of any proceeding brought by shareholders of Multi-Color against Multi-Color or its directors or officers arising out of or relating to the transactions contemplated by the merger agreement, and provide Parent with reasonable opportunity to review and comment on all filings and responses by Multi-Color in connection with such proceeding. Multi-Color agreed not to settle any such proceeding without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed).

Other Covenants and Agreements

Multi-Color and Parent have made certain other covenants to and agreements with each other regarding various other matters including:

•	public statements and disclosure concerning the merger agreement and the transactions contemplated by the merger agreement;

•	state anti-takeover or other similar laws;

•

taking all actions reasonably necessary or advisable to ensure that the dispositions of equity securities of Multi-Color (including derivative securities) pursuant to or in connection with the transactions contemplated by the merger agreement by each individual who is a director or executive officer of Multi-Color are exempt under Rule 16b-3 promulgated under the Exchange Act;

•

cooperating to delist Multi-Color common stock from the Nasdaq as promptly as practicable after the effective time of the merger and deregister such common stock under the Exchange Act as promptly as practicable following such delisting;

•

Multi-Color’s delivery to Parent of an affidavit to the effect that Multi-Color is not and has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code;

•

Multi-Color’s cooperation with Parent to ensure that no other taxes or withholding obligations are imposed in connection with the transactions contemplated by the merger agreement as a result of the People’s Republic of China Administration of Taxation Circular 7 (2015) (or any similar or associated laws); and

•

Multi-Color’s delivery of evidence of the resignation of all directors and officers of Multi-Color and each of its subsidiaries, as specified by Parent in writing at least seven business days in advance of the closing, with all such resignations effective at the effective time of the merger.

Conditions to the Merger

Conditions to Each Party’s Obligations

Each party’s obligations to effect the merger are subject to the satisfaction (or mutual waiver if permitted by law) of the following conditions:

•	receipt of Multi-Color shareholder approval;

•

any applicable waiting period (or any extensions thereof) under the HSR Act having expired or been terminated and the approvals or clearances under applicable antitrust law by governmental entities in the European Union, Mexico and South Africa having been obtained or applicable waiting periods terminated or expired; and

•

no governmental entity having issued, enacted, entered, promulgated or enforced any law that is in effect and renders the consummation of the merger illegal or prohibits, restrains, enjoins or otherwise prevents the merger.

Conditions to Parent’s and Sub’s Obligations

The obligations of Parent and Sub to effect the merger are also subject to the satisfaction or waiver by Parent of the following additional conditions:

•	Parent must have received a certificate signed by a senior executive officer of Multi-Color confirming the satisfaction of the following:

•

each of Multi-Color’s representations and warranties contained in the merger agreement related to (i) certain provisions of the representations and warranties related to Multi-Color’s organization and organizational documents, (ii) certain provisions of the representations and warranties related to Multi-Color’s capitalization and the capitalization of significant subsidiaries, (iii) Multi-Color’s authority to enter into the merger agreement, and, subject to Multi-Color obtaining the required shareholder approval, consummate the transactions contemplated by the merger agreement, (iv) opinions of Multi-Color’s financial advisors, (v) the inapplicability of takeover laws to the merger, (vi) Multi-Color shareholder approval and (vii) brokers and finders must be true and correct in all material respects in each case as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except that the foregoing will apply with respect to significant subsidiaries only as of the closing date), except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties must be true and correct in all material respects on and as of such other date);

•

each of Multi-Color’s representations and warranties contained in the merger agreement related to certain provisions of the representations and warranties related to Multi-Color’s capitalization, Company options, stock units and restricted stock, ownership of significant subsidiaries and no company material adverse effect since September 30, 2018 must be true and correct in all respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except that the foregoing will apply with respect to significant subsidiaries only as of the closing date), except for (i) any de minimis inaccuracies in the case of certain capitalization representations and warranties and (ii) any inaccuracies that would not result in an increase (other than a de minimis increase) in the aggregate cash amounts payable with respect to company options, restricted stock awards or stock units in connection with the merger in the case of representations and warranties related to outstanding company options, stock unit awards and restricted stock; and

•

each of Multi-Color’s representations and warranties contained in the merger agreement other than those addressed above, without regard to material, materially, materiality or company material adverse effect qualifiers, must be true and correct as of the date of the merger agreement and as of the closing date as though made on and as of the closing date, except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties must be true and correct on and as of such other date) other than such failures to be true and correct that, individually and in the aggregate have not had and would not reasonably be expected to have a company material adverse effect;

•

Multi-Color must have performed or complied with in all material respects all obligations required by the merger agreement to be performed or complied with by Multi-Color at or before the closing date, and Parent must have received a certificate signed on behalf of Multi-Color by a senior executive officer of Multi-Color to such effect; and

•

since the date of the merger agreement, there must not have been any change, circumstance, occurrence, event or effect that, individually or in the aggregate with all other changes, circumstances, occurrences, events and effects since the date of the merger agreement, has had or would reasonably be expected to have a company material adverse effect on Multi-Color.

Conditions to Multi-Color’s Obligations

Multi-Color’s obligations to effect the merger are also subject to the satisfaction or waiver by Multi-Color of the following additional conditions:

•	Multi-Color must have received a certificate signed on behalf of Parent by an executive officer of Parent confirming the satisfaction of the following:

•

each of the representations and warranties of Parent and Sub related to the solvency and acknowledgement of no other representations and warranties of Multi-Color and its subsidiaries must be true and correct in all material respects as of the date of the merger agreement and on the closing date as though made on and as of the closing date, except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties must be true and correct in all material respects on and as of such other date); and

•

each of the representations and warranties of Parent and Sub other than those addressed in the bullet above, without regard to material, materially or materiality or similar qualifiers contained within such representations and warranties, must be true and correct as of the date of the merger agreement and on the closing date as though made on and as of the closing date, except as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement and except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties must be true and correct on and as of such other date, except as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement); and

•

Parent and Sub must have performed or complied with in all material respects all obligations required by the merger agreement to be performed or complied with by them at or before the closing date, and Multi-Color must have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

Termination of the Merger Agreement

Termination Rights Exercisable by Either Parent or Multi-Color

The merger agreement may be terminated prior to the effective time of the merger by the mutual written consent of Parent and Multi-Color. In addition, the merger agreement may be terminated prior to the effective time of the merger by either Parent or Multi-Color if:

•

the merger has not been consummated on or before August 24, 2019 (except that the right to terminate the merger agreement pursuant to the foregoing will not be available to any party to the merger agreement if the failure of the merger to have been consummated on or before August 24, 2019 is primarily the result of such party having materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement);

•

if any governmental entity of competent jurisdiction has issued or entered any order permanently enjoining, restraining or prohibiting the merger and such order has become final and non-appealable (except that the right to terminate the merger agreement pursuant to the foregoing will not be available to any party that has failed to use its reasonable best efforts to contest, resolve or lift, as applicable, such order or to any party that has failed in any material respect to comply with the provisions of the merger agreement described under “—Efforts to Complete the Merger;”); and

•

the Multi-Color shareholder meeting (including any adjournments or postponements thereof) was duly convened, held and completed without obtaining the Multi-Color shareholder approval (as defined above under “—Restriction on Solicitation of Competing Proposals”).

Multi-Color Termination Rights

Multi-Color may also terminate the merger agreement:

•

if Parent or Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement such that (i) a Multi-Color condition to closing or a mutual condition to closing would not be satisfied (or in the case of the breach of certain representations or warranties as of the date of the merger agreement, such breach was material) and (ii) such breach or failure to perform cannot be cured before the earlier of (A) three business days before August 24, 2019 and (B) 30 business days following delivery of written notice of the breach or failure to perform and, at the time of such breach or failure to perform by Parent or Sub, Multi-Color is not then in breach of the merger agreement such that any of Parent’s or Sub’s conditions to closing would not be satisfied; or

•

if, at any time prior to the receipt of Multi-Color shareholder approval, Multi-Color has entered into a definitive agreement with respect to a superior proposal, provided that Multi-Color is compliant (other than any de minimis non-compliance) with the provisions of the merger agreement described under “—Restrictions on Solicitation of Competing Proposals” and it pays Parent the $36,200,000; or

•

if, (i) Parent’s and Sub’s conditions to closing and the mutual conditions to closing (other than those conditions that by their nature are to be satisfied by deliveries made at the closing, provided that such conditions would be satisfied if such date were the closing date) are satisfied or waived, (ii) Multi-Color has notified Parent after the end of the marketing period that the Multi-Color conditions to closing are satisfied or waived and it is ready, willing and able to consummate the closing, (iii) Parent and Sub have failed to consummate the closing by the earlier of August 24, 2019 and the third business day after the later of (A) the delivery of such notice and (B) the date by which the closing is required to have occurred under the merger agreement and (iv) throughout such three business day period, Multi-Color remains ready, willing and able to consummate the closing.

Parent Termination Rights

Parent may also terminate the merger agreement:

•

if Multi-Color has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement such that (i) a Parent and Sub condition to closing or a mutual condition to closing would not be satisfied and (ii) such breach or failure to perform cannot be cured before the earlier of (A) three business days before August 24, 2019 and (B) 30 business days following delivery of written notice of the breach or failure to perform and, at the time of such breach or failure to perform by Multi-Color, Parent and Sub are not in breach of the merger agreement such that a Multi-Color condition to closing would not be satisfied; or

•

if, at any time prior to the receipt of Multi-Color shareholder approval, any of the following “triggering events” has occurred: (i) the Board fails to include the Company recommendation in this proxy statement, (ii) the Board effects a change of Company recommendation, (iii) a competing proposal is made public and the Board does not publicly reaffirm the Company recommendation within 10 business days after Parent’s written request for such reaffirmation (it being acknowledged and agreed that the Board shall only be obligated to make one reaffirmation with respect to any competing proposal and one reaffirmation with respect to any amendment thereto) or (iv) a tender or exchange offer is commenced by a person unaffiliated with Parent and Multi-Color fails to send its shareholders a statement reaffirming the Company recommendation and rejecting such tender or exchange offer within 10 business days after the tender or exchange offer is published.

Effect of Termination

If the merger agreement is terminated, the merger agreement will be void without liability or obligation of any party to the merger agreement (or any subsidiary, director or officer of such party) to any other party or parties to the merger agreement, except that the provisions described below would survive such termination:

•	provisions regarding the treatment of confidential information and public statements and disclosure concerning the merger agreement and the transactions contemplated by the merger agreement;

•

Parent’s obligation to reimburse certain costs and expenses incurred by Multi-Color, its subsidiaries and its representatives, and indemnify and hold harmless Multi-Color, its subsidiaries and its representatives from and against certain liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with (i) providing any requested cooperation with respect to the financing and any information utilized in connection therewith or (ii) any redemption, the discharge or the offer and any information utilized in connection therewith;

•	the parties’ respective obligations in respect of transaction expenses and termination fees, as described below under “—Expenses; Termination Fees;” and

•	certain miscellaneous provisions.

Notwithstanding the above, the termination of the merger agreement will not relieve any party from any liabilities or damages that result from actual common law fraud, in which case the aggrieved party will be entitled to all remedies available at law or in equity. In addition, the termination of the merger agreement will not relieve Multi-Color from any liabilities or damages suffered by Parent as a result of Multi-Color’s willful breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement prior to such termination. Parent and Sub will be liable for up to $103,300,000 in the event of any willful breach by Parent or Sub of any of their respective representations, warranties, covenants or agreements set forth in the merger agreement prior to such termination but only if Multi-Color terminates the merger agreement because the merger has not been consummated on or before August 24, 2019 and the failure of the merger to have been consummated by such date is primarily the result of Parent’s or Sub’s material breach or failure to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement.

In no event will Multi-Color be required to pay Parent more than one Company termination fee, and in no event will Parent be required to pay Multi-Color more than one Parent termination fee or both the Parent termination fee and damages for willful breach.

With certain exceptions, in the event that Multi-Color receives full payment of the Parent termination fee under circumstances where such fee was payable, the receipt of such fee is the sole and exclusive monetary remedy for all losses, damages, claims, liabilities, judgments, inquiries, fines and reasonable fees, costs and expenses incurred by Multi-Color or any of its controlled affiliates in connection with the merger agreement or any matter forming the basis for such termination.

In no event is Multi-Color entitled to seek or obtain from any recovery or judgment under the merger agreement, the equity commitment letter or the guarantee in excess of (i) the Parent termination fee plus (ii) any unpaid indemnification or expense reimbursement obligations of Parent in connection with any requested cooperation with respect to the financing and any information utilized in connection therewith or any redemption, the discharge or the offer and any information utilized in connection therewith plus (iii) the amount of all costs and expenses incurred by Multi-Color in enforcing its rights under the guaranty against Platinum Fund IV. Furthermore, neither Multi-Color nor any of its affiliates or holders of Multi-Color common stock is entitled to seek or obtain any other damages or other relief of any kind against Parent, Sub, Platinum Fund IV, the debt financing sources or any of their respective current or former shareholders, partners, members, affiliates, controlling persons, directors, officers, employees, agents or other representatives for or with respect to the merger agreement or the guaranty or the transactions contemplated by the merger agreement or the guaranty, the termination of the merger agreement, the failure to consummate the transactions contemplated by the merger agreement or any claims or actions under applicable law arising out of any such breach, termination or failure except for (i) Multi-Color’s rights to recover liabilities or damages for willful breach by Parent or Sub as described above which shall be payable under the guaranty (subject to the terms, conditions and limitations thereof), (ii) Multi-Color’s rights against Platinum Fund IV under the guaranty (subject to the terms, conditions and limitations thereof), (iii) prior to the termination of the merger agreement, Multi-Color’s third-party beneficiary rights under the equity commitment letter to specific performance and (iv) certain rights against Platinum Equity under existing confidentiality agreements. However, none of the foregoing will limit the rights of the parties to specific performance as described below under “—Miscellaneous—Specific Performance,” and in no event will Multi-Color be entitled to both (i) the payment of the Parent termination fee or damages for willful breach of Parent or Sub and (ii) specific performance of the merger agreement.

Expenses; Termination Fees

All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will generally be borne by the party that incurs such expenses, regardless of whether the merger is consummated.

Multi-Color has agreed to pay Parent a termination fee of $36,200,000 (which we refer to as the “Company termination fee”) if:

•	Parent terminates the merger agreement due to the occurrence of a triggering event (as described in the second bullet above under “—Termination of the Merger Agreement—Parent Termination Rights”);

•

Multi-Color terminates the merger agreement pursuant to its termination rights to enter into a definitive agreement with respect to a superior proposal (as described in the second bullet above under “—Termination of the Merger Agreement—Multi-Color Termination Rights”); or

•

any person makes a competing proposal (substituting 50% for each reference in the definition of “competing proposal” to 20%) (which we refer to as a “qualifying transaction”) that was (i) publicly disclosed (whether or not withdrawn) or (ii) bona fide and otherwise made known to the Board and not withdrawn, in each case, before the completion of Company shareholder meeting (or prior to the termination of the merger agreement if there has been no Company shareholder meeting), and the merger agreement is thereafter terminated pursuant to the first bullet (if Multi-Color shareholder approval has not been obtained) or the third bullet above under “—Termination of the Merger Agreement— Termination Rights Exercisable by Either Parent or Multi-Color” and within 12 months after such termination, Multi-Color enters into a definitive agreement to consummate, or consummates, a qualifying transaction (whether or not such qualifying transaction was the same qualifying transaction referred to above) and such qualifying transaction is subsequently consummated.

Parent has also agreed to pay Multi-Color a termination fee of $103,300,000, if:

•

Multi-Color terminates the merger agreement pursuant to its termination right for certain breaches of Parent’s representations, warranties, covenants or agreements (as described in the first bullet above under “—Termination of the Merger Agreement—Multi-Color Termination Rights”) or

•	Multi-Color terminates the merger agreement pursuant to its termination right as described in the third bullet above under “—Termination of the Merger Agreement—Multi-Color Termination Rights”).

Miscellaneous

Specific Performance

The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement (in the courts described therein) and in addition to any other remedy to which they are entitled at law or in equity.

However, Multi-Color will not be entitled to any injunction, specific performance or other equitable relief or remedy to enforce the obligation of Parent or Sub to cause the equity financing to be funded or to cause parent and Sub to consummate the transactions contemplated by the merger agreement unless and until (i) all of the mutual conditions to closing and Parent’s and Sub’s conditions to closing have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied by deliveries made at the closing, provided that such conditions would be so satisfied on such date if it were the closing date), (ii) the debt financing has been funded or will be funded at the closing if the equity financing is funded at the closing, (iii) Multi-Color has irrevocably notified Parent in writing that if specific performance is granted and the equity and debt financing are funded, then it would take such actions that are required of it by the merger agreement to cause the closing to occur and (iv) Parent and Sub fail to complete the closing on the date by which the closing is required to have occurred pursuant to the merger agreement.

Amendment and Waiver of the Merger Agreement

The merger agreement provides that subject to certain other provisions of the merger agreement, the merger agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed by each of Multi-Color, Parent and Sub. However, in the event that the merger agreement has been adopted by Multi-Color’s shareholders in accordance with applicable law, no amendment will be made to the merger agreement that requires the approval of such shareholders under applicable law without such approval. Additionally, certain termination and general provisions cannot be modified, waived or terminated in a manner that impacts or is adverse in any material respect to the debt financing sources without the prior written consent of the Lenders.

Governing Law; Submission to Jurisdiction; No Jury Trial

The merger agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law thereof except to the extent the laws of the State of Ohio are mandatorily applicable to the merger, which provisions will be governed by, and construed in accordance with, the laws of the State of Ohio. Each of the parties to the merger agreement has irrevocably consented and submitted itself and its properties in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal or other state court within the State of Delaware) in the event any dispute or controversy arises out of the merger agreement or the transactions contemplated thereby. In addition, each of the parties to the merger agreement has irrevocably waived all right to trial by jury in any litigation arising out of or relating to the merger agreement or the transactions contemplated thereby.

Notwithstanding the foregoing, each of the parties to the merger agreement agreed that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description against any of the debt financing sources (as defined in the merger agreement) in any way relating to merger agreement or any of the transactions contemplated by the merger agreement, including any dispute arising out of or relating in any way to the debt commitment letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York (and in each case appellate courts thereof).

Non-Recourse

Except to the extent otherwise set forth in any guaranty, the merger agreement may only be enforced against, and any claim or cause of action based upon, arising out of or related to the merger agreement may only be brought against, the persons who are expressly named as parties to the merger agreement and then only with respect to the specific obligations set forth in the merger agreement with respect to such person. None of the debt financing sources will have any liability for any obligations or liabilities of any party to the merger agreement under the merger agreement or for any claim based on, in respect of or by reason of, the transactions contemplated by the merger agreement, including any dispute arising out of or relating in any way to the equity commitment letter, the debt commitment letter or the performance of either. In no event will the foregoing relive the debt financing sources from any obligations to Parent or Sub (and following the closing date, Multi-Color and its subsidiaries) arising under the debt commitment letter or the definitive debt financing agreements.

DISSENTERS’ RIGHTS

No dissenting Multi-Color shareholder who has perfected and not withdrawn a demand for dissenters’ rights pursuant to Section 1701.85 of the OGCL will be entitled to receive cash or any dividends or other distributions pursuant to the provisions of the merger agreement unless and until the dissenting Multi-Color shareholder effectively withdraws or loses such dissenting Multi-Color’s shareholder’s right to dissent from the merger under the OGCL, and any dissenting Multi-Color shareholder will be entitled to only such dissenters’ rights as are provided by Section 1701.84 and Section 1701.85 of the OGCL. If any person who otherwise would be deemed to be a dissenting Multi-Color shareholder effectively withdraws or loses the right to dissent under Section 1701.85 of the OGCL or if a court of competent jurisdiction finally determines that the dissenting Multi-Color shareholder is not entitled to relief provided by Section 1701.84 and Section 1701.85 of the OGCL with respect to any Multi-Color shares, such Multi-Color shares will be treated as though such Multi-Color shares had been converted into the right to receive the merger consideration without interest and less any required tax withholding.

The OGCL provides that (i) if a corporation provides notice not later than 20 days before the date of the meeting at which a proposal will be submitted to the shareholders that may entitle shareholders to relief as a dissenting shareholder, a shareholder electing to be eligible as a dissenting shareholder must deliver to the corporation before the vote on the proposal is taken a written demand and (ii) if a corporation does not provide such notice, a shareholder of an Ohio corporation must deliver a written demand to the corporation not later than 10 days after the taking of the vote on the matter giving rise to dissenters’ rights in order to retain those rights.

If the merger agreement is adopted, each Multi-Color shareholder who does not vote in favor of the adoption of the merger agreement may be entitled to seek relief as a dissenting Multi-Color shareholder under Sections 1701.84 and 1701.85 of the OGCL. The following is a summary of the principal steps a shareholder must take to perfect his, her or its dissenters’ rights under the OGCL. This summary is qualified by reference to a complete copy of Sections 1701.84 and 1701.85 of the OGCL, which is attached as Annex D to this proxy statement and incorporated into this proxy statement by reference. Any Multi-Color shareholder considering exercise of his, her or its dissenters’ rights is urged to carefully review the provisions of Sections 1701.84 and 1701.85 of the OGCL and to consult an attorney, since failure to follow fully and precisely the procedural requirements of the statute may result in termination or waiver of such rights.

To perfect dissenters’ rights, a dissenting Multi-Color shareholder must satisfy each of the following conditions and must otherwise comply with Section 1701.85 of the OGCL:

•

Must be a shareholder of record.  A dissenting Multi-Color shareholder must be a record holder of the Multi-Color shares as to which such shareholder seeks to exercise dissenters’ rights on the Multi-Color record date. Because only Multi-Color shareholders of record on the record date may exercise dissenters’ rights, any person or entity who beneficially owns shares that are held of record by a bank, broker, trust, fiduciary, nominee or other holder and who desires to exercise dissenters’ rights must, in all cases, instruct the record holder of the shares to satisfy all of the requirements outlined under Section 1701.85 of the OGCL. Multi-Color may make a written request for evidence of authority if the dissenting demand is executed by a signatory who was designated and approved by the shareholder. The shareholder shall provide the evidence within a reasonable time to Multi-Color, but not sooner than 20 days after receipt of Multi-Color’s written request.

•

Does not vote in favor of adopting the merger agreement.  A dissenting Multi-Color shareholder must not vote his, her or its shares in favor of the adoption of merger agreement at the Multi-Color special meeting. Failing to vote or abstaining from voting does not waive a dissenting shareholder’s dissenters’ rights. However, a proxy returned to Multi-Color signed but not marked to specify voting instructions will be voted in favor of the adoption of the merger agreement and will be deemed a waiver of dissenters’ rights. A dissenting Multi-Color shareholder may revoke his, her or its proxy at any time before its exercise by filing with Multi-Color an instrument revoking it, delivering a duly executed proxy bearing a later date, voting by telephone or over the Internet at a later date than the date of the previous proxy or by attending and giving notice of the revocation of the proxy at the Multi-Color special meeting.

•

File a written demand.  A dissenting Multi-Color shareholder must deliver a written demand for payment of the fair cash value of such shareholder’s Multi-Color shares to Multi-Color prior to the shareholder vote on the merger agreement at the Multi-Color special meeting, which we refer to as a “written demand.” Any written demand must specify the Multi-Color shareholder’s name and address, the number and class of shares held by the shareholder on the record date, and the amount claimed as the fair cash value of the dissenting shares. Voting against the merger agreement is not a written demand required under Section 1701.85 of the OGCL. Because the written demand must be delivered to us prior to the shareholder vote at the special meeting, it is recommended, although it is not required, that a shareholder use certified or registered mail, return receipt requested, to confirm that the shareholder has made a timely delivery.

•

Upon request, deliver certificates for placement of a legend.  If Multi-Color sends a request to a dissenting Multi-Color shareholder at the address specified in the written demand, for the certificates representing the dissenting shares, the dissenting Multi-Color shareholder, within 15 days from the date on which Multi-Color sends such request, must deliver to Multi-Color the certificates requested so that Multi-Color may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. Such a request is not an admission by Multi-Color that a dissenting Multi-Color shareholder is entitled to relief. Multi-Color will promptly return the endorsed share certificates to the dissenting Multi-Color shareholder. At the option of Multi-Color, a dissenting Multi-Color shareholder who fails to deliver his, her or its share certificates upon request from Multi-Color may have his, her or its dissenters’ rights terminated upon delivery by Multi-Color of written notice to such dissenting shareholder within 20 days after the lapse of the 15-day period, unless a court for good cause shown otherwise directs.

Multi-Color and a dissenting Multi-Color shareholder may come to an agreement as to the fair cash value of the dissenting shares. If Multi-Color and the dissenting Multi-Color shareholder cannot agree upon the fair cash value of the dissenting shares, then either Multi-Color or the dissenting Multi-Color shareholder may, within three months after service of demand by the dissenting Multi-Color shareholder, file a petition in the Court of Common Pleas of Hamilton County, Ohio, for a determination that the dissenting Multi-Color shareholder is entitled to exercise dissenters’ rights and to determine the fair cash value of the dissenting shares. If the court finds the dissenting Multi-Color shareholder is entitled to be paid the fair cash value of any dissenting shares, the court may appoint one or more appraisers to receive evidence and recommend a fair cash value. Interest on the fair cash value and the costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, will be assessed as the court considers equitable.

Fair cash value for purposes of Section 1701.85 of the OGCL is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the written demand of the dissenting Multi-Color shareholder. The fair cash value is to be determined as of the day prior to the date of the Multi-Color special meeting. For purposes of determining the fair cash value of a share listed on a national securities exchange (such as the Nasdaq, on which the Multi-Color shares currently are listed) immediately before the effective time of the merger, fair cash value of a share will be the closing sale price on Nasdaq the day before the Multi-Color shareholders vote on the merger agreement (which date will be the day before the Multi-Color special meeting unless the Multi-Color shareholders approve an adjournment proposal). Otherwise, any appreciation or depreciation in the market value of the Multi-Color shares resulting from the merger, and any premium associated with control of Multi-Color, or any discount for lack of marketability or minority status, will be excluded. The fair cash value may be higher than, the same as, or lower than the per share merger consideration. Multi-Color shareholders should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, “fair cash value” under Section 1701.85 of the OGCL.

Payment of the fair cash value must be made within 30 days after the later of the final determination of such value or the effective time of the merger. Such payment must be made only upon simultaneous surrender to Multi-Color of the dissenting Multi-Color shareholder’s share certificates for which such payment is made.

A dissenting Multi-Color shareholder’s rights to receive the fair cash value of his, her or its Multi-Color shares will automatically terminate if:

•	the dissenting Multi-Color shareholder has not complied with Section 1701.85 of the OGCL, unless the Board waives such non-compliance;

•	the merger is abandoned or is finally enjoined or prevented from being carried out, or the Multi-Color shareholders rescind their adoption of the merger agreement;

•	the dissenting Multi-Color shareholder withdraws his, her or its demand with the consent of the Board; or

•

the dissenting Multi-Color shareholder and the Board have not agreed on the fair cash value per share and neither has filed a timely complaint in the Court of Common Pleas of Hamilton County, Ohio within three months after the dissenting Multi-Color shareholder delivered a written demand.

All rights accruing to holders of Multi-Color shares, including voting and dividend and distribution rights, are suspended from the time a dissenting Multi-Color shareholder submits a written demand with respect to any dissenting shares until the termination or satisfaction of the rights and obligations of the dissenting Multi-Color shareholder and Multi-Color arising from the written demand. During this period of suspension, any dividend or distribution paid on the dissenting shares will be paid to the record owner as a credit upon the fair cash value thereof. If a Multi-Color shareholder’s dissenters’ rights are terminated other than by purchase by Multi-Color of the dissenting shares, then at the time of termination all rights will be restored and all distributions that would have been made, but for suspension, will be made.

Any shareholder wishing to exercise dissenters’ rights should consider consulting legal counsel before attempting to exercise such rights.

If you wish to exercise your dissenters’ rights, you should carefully review the text of Sections 1701.84 and 1701.85 of the OGCL set forth in Annex D to this proxy statement and consider consulting your legal advisor. If you fail to timely and properly comply with the requirements of Sections 1701.84 and 1701.85 of the OGCL, your dissenters’ rights will be lost. To exercise appraisal rights with respect to your shares of Multi-Color common stock, you must:

•	NOT vote your shares of Multi-Color common stock in favor of the adoption of the merger agreement;

•

deliver to Multi-Color a written demand for appraisal of your shares before the taking of the vote on the proposal to adopt the merger agreement at the special meeting, as described further below under “—Written Demand by the Record Holder;”

•	continuously hold your shares of Multi-Color common stock through the effective time of the merger; and

•	otherwise comply with the procedures set forth in Sections 1701.84 and 1701.85 of the OGCL.

Written Demand by the Record Holder

All written demands for appraisal should be addressed to Multi-Color Corporation, 4053 Clough Woods Drive, Batavia, Ohio 45103, Attention: Secretary. Such demand will be sufficient if it reasonably informs Multi-Color of the identity and address of the shareholder, that the shareholder intends thereby to demand dissenters’ rights of such shareholder’s shares, the number and class of the shares held by such shareholder and the amount claimed by such shareholder as the fair cash value of the shares.

MARKET PRICE AND DIVIDEND DATA

Multi-Color common stock is traded on Nasdaq under the symbol “LABL.” As of the close of business on April 3, 2019, the latest practicable trading day prior to the filing of this proxy statement, there were 20,543,253 shares of Multi-Color common stock outstanding and entitled to vote, held by approximately 227 holders of record of Multi-Color common stock. The following table presents the high and low closing sale prices of Multi-Color common stock for the period indicated in published financial sources and the dividend declared per share during such period:

		High		Low		Dividend
Fiscal 2017	Quarter ended June 30, 2016		$64.05		$50.38		$0.05
	Quarter ended September 30, 2016		$69.57		$62.41		$0.05
	Quarter ended December 31, 2016		$78.90		$63.80		$0.05
	Quarter ended March 31, 2017		$81.15		$69.55		$0.05
Fiscal 2018	Quarter ended June 30, 2017		$87.50		$67.70		$0.05
	Quarter ended September 30, 2017		$82.60		$75.40		$0.05
	Quarter ended December 31, 2017		$85.40		$71.40		$0.05
	Quarter ended March 31, 2018		$84.05		$63.35		$0.05
Fiscal 2019	Quarter ended June 30, 2018 Quarter ended September 30, 2018 Quarter ended December 31, 2018 Quarter ended March 31, 2019	$ $ $ $	71.15 67.45 62.58 51.48	$ $ $ $	61.85 59.05 31.29 33.59	$ $ $ $	0.05 0.05 0.05 0.05
Fiscal 2020	Quarter ended June 30, 2019 (through April 5, 2019)		$50.03		$49.87		$0.05

The following table presents the closing per share sales price of Multi-Color common stock, as reported on Nasdaq on January 22, 2019, the last full trading day before Bloomberg reported Multi-Color may be exploring a sale and on April 5, 2019 the latest practicable trading day before the filing of this proxy statement:

Date	Closing per Share Price
January 22, 2019	$41.65
April 5, 2019	$50.03

You are encouraged to obtain current market prices of Multi-Color common stock in connection with voting your shares. Following the merger, there will be no further market for Multi-Color common stock, and Multi-Color common stock will be delisted from Nasdaq and deregistered under the Exchange Act.

We paid a regular quarterly dividend on Multi-Color common stock at a rate of $0.05 per share during each of the three fiscal quarters of 2019. The merger agreement prohibits us from declaring or paying any dividend or other distribution with respect to Multi-Color common stock other than the regular quarterly dividend of $0.05 per share.

STOCK OWNERSHIP

We have listed below, as of April 4, 2019 (except as otherwise indicated), the beneficial ownership of Multi-Color common stock by (a) each of our directors, (b) each of our “named executive officers,” (c) all of our directors and executive officers as a group and (d) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Multi-Color common stock. The table is based on information we received from our directors and executive officers and filings made with the SEC. Unless otherwise indicated, each of our directors and “named executive officers” has (a) the same business address as Multi-Color and (b) sole investment and voting power over all of the shares that he or she beneficially owns. All share numbers have been rounded to the nearest whole number.

Name	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class
Constantia Flexibles Holding GmbH (2)	3,383,170	16.5
Diamond Castle Holdings, LLC (3)	2,505,923	12.2
ArrowMark Colorado Holdings, LLC (4)	2,955,850	14.4
FMR LLC (5)	1,695,103	8.3
Blackrock, Inc. (6)	2,054,459	10.0
Dimensional Fund Advisors LP (7)	1,174,145	5.7
Directors
Nigel A. Vinecombe (8)	412,190	2.0
Alexander Baumgartner (9) (10)	3,384,232	16.5
Ari J. Benacerraf (11)	2,538,958	12.4
Robert R. Buck (12)	18,503	*
Charles B. Connolly (13)	20,990	*
Robert W. Kuhn (14)	1,834	*
Roland Lienau (9) (15)	3,384,232	16.5
Vadis A. Rodato (16)	73,398	*
Named Executive Officers
Michael J. Henry (17) †	4,788	*
Sharon E. Birkett (18)	27,069	*
David G. Buse (19)	24,502	*
Michael D. Cook (20)	14,251	*
Oliver Apel (21)	2,539	*
All directors and executive officers as a group (14 persons) (9)	6,526,516	31.8

*	Less than 1%

†	Also a director

(1)

Includes the following shares of common stock that are issuable to directors and executive officers upon the exercise of shares subject to exercisable options or options that become exercisable within 60 days of April 4, 2019.

Name	Options
Executive Officers
Sharon E. Birkett	15,000
David G. Buse	4,400
Michael D. Cook	12,600
Timothy P. Lutz	2,200
Directors
Vadis A. Rodato	15,400
All directors and executive officers as a group (14 persons)	49,600

†	Also a director

(2)

Based on a Schedule 13D/A filed on February 26, 2019 by Constantia Flexibles Holding GmbH with the SEC. The Schedule 13D/A reported shared voting and dispositive power with respect to 3,383,170 shares. The business address of Constantia Flexibles Holding GmbH is Handelskai 92, Rivergate, Vienna C4 1200.

(3)

Based on a Schedule 13D/A filed on February 26, 2019 by Diamond Castle Partners 2014, L.P. with the SEC. The Schedule 13D/A reported shared voting and dispositive power with respect to 2,505,923 shares. The business address of Diamond Castle Holdings, LLC is 280 Park Avenue, 25th Floor, East Tower, New York, NY 10017.

(4)

Based on a Schedule 13G/A filed on February 14, 2019 by ArrowMark Colorado Holdings, LLC with the SEC. The Schedule 13G/A reported sole voting and dispositive power with respect to 2,955,850 shares. The business address of ArrowMark Colorado Holdings, LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(5)

Based on a Schedule 13G/A filed on February 13, 2019 by FMR LLC with the SEC. The Schedule 13G/A reported sole voting power with respect to 1,574,905 shares and sole dispositive power with respect to 1,695,103 shares.

(6)

Based on a Schedule 13G/A filed on January 10, 2019 by Blackrock, Inc. with the SEC. The Schedule 13G/A reported sole voting power with respect to 2,019,813 shares and sole dispositive power with respect to 2,054,459 shares. The business address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.

(7)

Based on a Schedule 13G filed on February 8, 2019 by Dimensional Fund Advisors LP with the SEC. The Schedule 13G reported sole voting power with respect to 1,136,711 shares and sole dispositive power with respect to 1,174,145 shares. The business address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Austin, Texas 78746.

(8)

Includes 350,000 shares held in trust by Tropical Rain Nominees Party Limited (which we refer to as “Tropical Rain”) as trustee for the Vinecombe Absolutely Entitled Trust (which we refer to as “Vinecombe Trust”). Tropical Rain exercises voting and investment power with respect to the shares in accordance with the instructions of Mr. Vinecombe, who is the beneficiary of the Vinecombe Trust. Also includes 2,762 restricted shares with respect to which Mr. Vinecombe has sole voting power.

(9)

Includes 3,383,170 shares owned by Constantia Flexibles Holding GmbH for which Messrs. Baumgartner and Lienau disclaim beneficial ownership. These shares are included in the amounts reported for both individuals above, but are only included once in the total for all directors and executive officers as a group.

(10)	Includes 1,062 restricted shares with respect to which Mr. Baumgartner has sole voting power.

(11)

Includes 2,505,923 shares of which Mr. Benacerraf disclaims beneficial ownership, 16,000 shares purchased in his margin account, 15,128 shares over which Mr. Benacerraf has shared voting power, and 1,907 unvested restricted shares granted in connection with director service over which Mr. Benacerraf has shared voting power.

(12)	Includes 2,250 shares held by Mr. Buck’s wife and 1,907 restricted shares with respect to which Mr. Buck has sole voting power.

(13)	Includes 15,686 shares held in a non-voting revocable trust and 1,907 restricted shares with respect to which Mr. Connolly has sole voting power.

(14)	Includes 1,576 restricted shares with respect to which Mr. Kuhn has sole voting power.

(15)	Includes 1,062 restricted shares with respect to which Mr. Lienau has sole voting power.

(16)

Includes 50,000 shares held in trust by Quo Enterprises Pty Ltd (which we refer to as “Quo Enterprises”) as trustee for the V&J Rodato Family Trust (which we refer to as “Trust”). Quo Enterprises exercises voting and investment power with respect to the shares in accordance with the instructions of Vadis Rodato and his wife, who are the beneficiaries of the Trust. The Trust is revocable at any time by Mr. and Mrs. Rodato. Also includes 1,062 restricted shares with respect to which Mr. Rodato has sole voting power.

(17)	Includes 2,525 restricted shares with respect to which Mr. Henry has sole voting power.

(18)	Includes 4,757 shares held in her 401(k) account and 2,116 restricted shares with respect to which Ms. Birkett has sole voting power.

(19)	Includes 3,309 shares held in his 401(k) account and 2,385 restricted shares with respect to which Mr. Buse has sole voting power.

(20)	Includes 136 shares held in his 401(k) account and 1,010 restricted shares with respect to which Mr. Cook has sole voting power.

(21)	Includes 959 restricted shares with respect to which Mr. Apel has sole voting power.

THE VOTING AGREEMENTS

The summary of the material provisions of the voting agreements set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the voting agreements, copies of which are attached to this proxy statement as Annex E-1 and Annex E-2 and which are incorporated by reference in to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreements that is important to you. We encourage you to read the voting agreements carefully in their entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger.

In connection with the execution of the merger agreement, Constantia and Diamond Castle (which we refer to, collectively, as the “covered shareholders” and each a “covered shareholder”) each entered into a voting agreement with Parent and Sub. The covered shareholders in the aggregate beneficially owned approximately 28.7% of Multi-Color’s outstanding common stock as of the close of business on the record date.

Voting Provisions

Under the voting agreements, the covered shareholders agreed during the term of the voting agreement to (i) vote (or cause to be voted) or otherwise cause to be counted as present thereat all of their covered shares (as the term is defined in the voting agreements, which includes the existing shares as of the date of the voting agreement and any additional owned shares after the date of the voting agreement) of Multi-Color as of the applicable record date so that all of such shares are duly counted for purposes of determining whether a quorum is present at the special meeting and (ii) vote (or cause to be voted) or execute and deliver written consent (or cause a written consent to be executed and delivered) all of their covered shares of Multi-Color as of the applicable record date (A) for the approval and adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger; (B) in favor of any proposal to adjourn or postpone the special meeting to a later date if recommended by Multi-Color, including if there are not a sufficient number of votes to adopt the merger agreement; and (C) against (1) any action or proposal in favor of a competing proposal (without regard to the terms of such competing proposal), (2) any merger agreement or merger (other than the merger agreement and the merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Multi-Color and (3) any proposal action or agreement that would prevent or materially delay consummation of the transactions contemplated by the merger agreement, including the merger.

Restrictions on Transfer

Pursuant to the voting agreements, each covered shareholder agreed that, during the term of the agreement, it will not (i) sell, transfer, pledge, encumber (other than permitted liens), assign or otherwise dispose of (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any or all of its covered shares (which we refer to as a “transfer”); (ii) grant any proxy or power of attorney with respect to any covered shares, deposit any covered shares into a voting trust or enter into a voting agreement with respect to any covered shares, in each case with respect to any vote on the approval and adoption of the merger agreement or that is inconsistent with the voting provisions; or (iii) commit or agree to take any of the actions prohibited by the foregoing clause (i) or (ii), in each case, other than the transfers explicitly set forth in and permitted by the voting agreements.

Non-Solicitation

Pursuant to the voting agreements, the covered shareholders agreed not to, and agreed to cause each of their controlled affiliates not to, directly or indirectly, during the term of the voting agreement encourage, solicit, initiate or participate in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or record of Multi-Color and any of its subsidiaries to, enter into agreement with or otherwise take any other action to assist or facilitate, any person (other than Parent or Sub or any of their respective representatives) relating to any competing proposal (as defined in the merger agreement). For the avoidance of doubt, the voting agreements do not prohibit the shareholders or any of their affiliates or representatives from exercising their fiduciary duties as directors of Multi-Color.

Termination

Each voting agreement terminates and expires upon the earliest of: (i) the mutual written agreement of the parties thereto; (ii) the effective time of the merger; (iii) the entry into, or effectiveness of, any amendment to or modification of, or the grant of any waiver of, any provision of the merger agreement that (A) would reduce, or alter the form of, the merger consideration, (B) would have the effect of adding any conditions precedent to the consummation of the merger, the closing of the merger or the effective time of the merger or (C) would, or would reasonably be expected to, reduce the covered shareholders’ rights, or increase the covered shareholders’ obligations or liabilities, under the voting agreements, in the case of each of the foregoing clauses (A), (B) and (C), without the prior written consent of the covered shareholders; (iv) the termination of the merger agreement pursuant to the terms therein; (v) the Board making a change of its recommendation to Multi-Color’s shareholders pursuant to the terms of the merger agreement; (vi) any termination of any other voting agreement; and (vii) August 24, 2019.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed in the third calendar quarter of 2019, there will be no annual meeting of Multi-Color shareholders. If the merger is not completed, Multi-Color’s shareholders will continue to be entitled to attend and participate in Multi-Color shareholder meetings.

Multi-Color shareholders may submit proposals on matters appropriate for shareholder action at meetings of Multi-Color shareholders in accordance with Rule 14a-8 of the Exchange Act. To be submitted for inclusion in the proxy statement for the 2019 annual meeting, shareholder proposals must satisfy all applicable requirements of Rule 14a-8 and must have been received by the Secretary of Multi-Color no later than the close of business on close of business on March 1, 2019. However, if Multi-Color’s 2019 annual meeting is more than 30 days from the date of Multi-Color’s 2018 annual meeting, then the deadline is a reasonable time before Multi-Color begins to print and send its proxy materials for the 2019 annual meeting. Nothing in this paragraph shall be deemed to require Multi-Color to include in its proxy statement and proxy relating to the 2019 annual meeting any shareholder proposal that may be omitted from the proxy materials of Multi-Color under applicable regulations of the Exchange Act in effect at the time such proposal is received.

Multi-Color’s code provides that for a proposal to be properly brought before an annual meeting by a shareholder, notice of such proposal must be delivered to the Secretary of Multi-Color not less than 90 days nor more than 120 days prior to the meeting. In the event of a special meeting, notice by any shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the 2019 special meeting was mailed or such public disclosure was made.

Shareholder proposals and nominations should be sent to:

Multi-Color Corporation

Attention: Secretary

4053 Clough Woods Drive,

Batavia, Ohio 45103

HOUSEHOLDING OF PROXY MATERIAL

If you and other residents at your mailing address own shares of Multi-Color common stock in “street name,” your bank, broker, trust or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement or notice of Internet availability of proxy materials for each company in which you hold stock through that bank, broker, trust or other nominee. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the bank, broker, trust or other nominee will assume that you have consented and will send only one copy of our annual report and proxy statement or notice of Internet availability of proxy materials to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Multi-Color Corporation at 4053 Clough Woods Drive, Batavia, Ohio 45103. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or if you wish to receive individual copies of our proxy statements, annual reports or notices of Internet availability of proxy materials, as applicable, for future meetings, we will send a copy to you if you write or call Multi-Color Corporation at 4053 Clough Woods Drive, Batavia, Ohio 45103 or telephone: (513) 345-5311.

If you and other residents at your mailing address are registered shareholders and you received more than one copy of this proxy statement, but you wish to receive only one copy of our annual report and proxy statement or notice of Internet availability of proxy materials, you may request, in writing, that Multi-Color eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to Multi-Color Corporation at 4053 Clough Woods Drive, Batavia, Ohio 45103.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains annual, quarter and current reports, proxy statements and other information regarding issuers that file electronically with the SEC. Accordingly, you can obtain the annual, quarterly and current reports, proxy statements and other information we file with the SEC, including the documents incorporated by reference in this proxy statement, without charge through the SEC’s website at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	Multi-Color’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed on May 30, 2018;

•

Multi-Color’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2018, September 30, 2018 and December 31, 2018, filed on August 9, 2018, November 9, 2018 and February 11, 2019, respectively;

•	Multi-Color’s Definitive Proxy Statement for our 2018 annual meeting of shareholders, filed on June 29, 2018; and

•

Multi-Color’s Current Reports on Form 8-K filed on April 6, 2018, May 2, 2018, June 4, 2018, June 5, 2018, August 7, 2018 (other than with respect to Item 2.02), August 10, 2018, October 16, 2018, November 6, 2018 (other than with respect to Item 2.02), February 5, 2019 and February 25, 2019.

Copies of any of the documents we file with the SEC may be obtained free of charge either on our website, by contacting Multi-Color Corporation at 4053 Clough Woods Drive, Batavia, Ohio 45013 or by calling (513) 345-5311.

If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 5, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

among

W/S PACKAGING HOLDINGS, INC.,

MONARCH MERGER CORPORATION

and

MULTI-COLOR CORPORATION

Dated as of February 24, 2019

A-i

A-ii

ARTICLE VIII.
GENERAL PROVISIONS

Section 8.01	Non-Survival of Representations and Warranties	A-57
Section 8.02	Notices	A-58
Section 8.03	Severability	A-59
Section 8.04	Entire Agreement	A-59
Section 8.05	Assignment	A-59
Section 8.06	Parties in Interest	A-59
Section 8.07	Mutual Drafting; Interpretation; Headings	A-60
Section 8.08	Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury	A-60
Section 8.09	Counterparts	A-61
Section 8.10	Specific Performance	A-61
Section 8.11	Non-Recourse	A-62

Annex I	Defined Terms
Exhibit A	Form of Voting and Support Agreement
Exhibit B	Form of Amended and Restated Articles of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER, dated as of February 24, 2019 (this “Agreement”), is made by and among W/S Packaging Holdings, Inc., a Delaware corporation (“Parent”), Monarch Merger Corporation, an Ohio corporation and a wholly-owned subsidiary of Parent (“Sub”), and Multi-Color Corporation, an Ohio corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Annex I and other capitalized terms used in this Agreement are defined in the Sections where such terms first appear.

RECITALS

WHEREAS, the respective boards of directors of Parent, Sub and the Company have each approved the merger of Sub with and into the Company (the “Merger” and, together with the other transactions contemplated by this Agreement, the “Transactions”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Ohio General Corporation Law (the “OGCL”), whereby each issued and outstanding share of common stock, without par value (the “Company Common Stock”) of the Company, other than Excluded Shares, will be converted into the right to receive the Merger Consideration;

WHEREAS, the board of directors of Parent has determined that this Agreement and the Transactions are advisable and in the best interests of Parent and has approved this Agreement and the Transactions;

WHEREAS, each of the board of directors of the Company (the “Company Board”) and the board of directors of Sub has (a) determined that this Agreement, the Merger and the other Transactions are in the best interests of such corporation and its shareholders, (b) approved this Agreement and declared advisable this Agreement and the consummation by such corporation of the Merger and the other Transactions and (c) on the terms and subject to the conditions set forth in this Agreement, resolved to recommend that its shareholders adopt this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Platinum Equity Capital Partners IV, L.P., a Delaware limited partnership (the “Guarantor”), (a) is entering into a guarantee in favor of the Company pursuant to which the Guarantor is guaranteeing certain payment obligations of Parent under this Agreement upon the terms and subject to the conditions of the guarantee (the “Guarantee”) and (b) has delivered the Financing Commitments to the Company;

WHEREAS, immediately prior to the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, certain shareholders of the Company have delivered to Parent and Sub voting and support agreements in the form attached hereto as Exhibit A (the “Voting Agreements”), dated as of the date hereof, providing that such shareholders of the Company have, among other things, agreed to vote all their respective Shares in favor of the approval of the Merger and the Transactions, each on the terms and subject to the conditions set forth in the Voting Agreements; and

WHEREAS, each of Parent, Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements, and subject to the conditions set forth in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

THE MERGER

Section 1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the OGCL, at the Effective Time, Sub shall be merged with and into the Company, whereupon the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all of the rights and obligations of Sub and the Company in accordance with the provisions of the OGCL. The Merger shall have the effects specified in the OGCL.

Section 1.02 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603 (provided that the Closing may take place by conference call and electronic delivery (e.g., email/PDF) of signatures), or at another place agreed to in writing by the parties, at 9:00 a.m. ET on the third (3rd) Business Day following the date on which each of the conditions set forth in Article VI is satisfied, or to the extent permitted by Law, waived by the party entitled to waive such condition (except in any such case for any such conditions that by their nature can be satisfied only by deliveries made on the Closing Date, but subject to the satisfaction of such conditions or waiver by the party entitled to waive such conditions); provided, however, that Parent shall not be required to consummate the Transactions prior to the earlier of (i) a date during the Marketing Period specified by Parent on no less than two (2) Business Days’ notice to the Company and (ii) the second (2nd) Business Day after the end of the Marketing Period. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03 Effective Time. Concurrently with the Closing, the Company shall file a certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Ohio Secretary of State in such form as required by, and executed in accordance with, the applicable provisions of the OGCL. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Ohio Secretary of State or at such other date and time after such filing as is agreed between the parties and specified in the Certificate of Merger (such date and time, the “Effective Time”).

Section 1.04 Organizational Documents, Directors and Officers of the Surviving Corporation.

(a) Organizational Documents. At the Effective Time (i) the Company Charter, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth in Exhibit B, and as so amended and restated shall be the articles of incorporation of the Surviving Corporation, and (ii) the Company Code shall be amended and restated in its entirety to read as the code of regulations of Sub, as in effect immediately prior to the Effective Time, and as so amended and restated, shall be the code of regulations of the Surviving Corporation (except that references to the name of Sub shall be replaced by references to the name of the Surviving Corporation), in each case until thereafter amended in accordance with applicable Law and the applicable provisions of the articles of incorporation and code of regulations of the Surviving Corporation.

(b) Directors. Subject to applicable Law, the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Sub immediately prior to the Effective Time, to hold office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and code of regulations of the Surviving Corporation.

(c) Officers. From and after the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and code of regulations of the Surviving Corporation.

ARTICLE II.

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.01 Conversion of Securities.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any capital stock of the Company, Parent or Sub:

(i) Conversion of Company Common Stock. Each share (each, a “Share” and collectively, the “Shares”) of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, but including Shares of Restricted Stock as provided in Section 2.03(c), shall automatically be converted into and shall thereafter represent the right to receive $50.00 in cash (the “Merger Consideration”), without interest, less any applicable withholding taxes, and all of such Shares automatically shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate that immediately prior to the Effective Time represented such a Share (a “Certificate”) or such a non-certificated Share represented immediately prior to the Effective Time by book-entry (“Book-Entry Shares”) (in each case, other than Excluded Shares) shall thereafter automatically be cancelled and cease to have any rights with respect thereto, except the right to receive the Merger Consideration (subject to any required Tax withholdings as provided in Section 2.05) without interest thereon in accordance with, and subject to the conditions of, this Article II.

(ii) Cancellation of Company-Owned Shares and Parent-Owned Shares. All Shares that are held in the treasury of the Company or owned of record by any wholly-owned Company Subsidiary and all Shares owned of record by Parent or any of its wholly-owned Subsidiaries shall be cancelled and shall cease to exist, with no payment being made with respect thereto.

(iii) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be automatically converted into and become one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

(b) Merger Consideration Adjustment. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the number of outstanding Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within said period, the Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

Section 2.02 Exchange of Certificates; Payment for Shares.

(a) Paying Agent. Prior to the Effective Time, Parent shall designate Computershare Trust Company N.A. or another U.S.-based nationally recognized financial institution reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the funds to which such holders shall become entitled pursuant to this Agreement. At the Closing and prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, by wire transfer of immediately available funds, an amount in cash equal to the Aggregate Common Stock Consideration (other than amounts attributable to Shares of Restricted Stock) (the “Exchange Fund”). The Exchange Fund shall be for the benefit of the holders of Shares that are entitled to receive the Merger Consideration (other than Shares of Restricted Stock). In the event the Exchange Fund shall be insufficient to make the payments contemplated by this Section 2.02, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent by wire transfer of immediately available funds, an amount in cash sufficient to make such payments. Funds made available to the Paying Agent shall be invested by the Paying Agent, as directed by Parent, in short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America with maturities of no more than thirty (30) days, pending payment thereof by the Paying Agent to the holders of Shares pursuant to this Section 2.02; provided, that no investment of such deposited funds shall relieve Parent, the Surviving Corporation or the Paying Agent from promptly making the payments required by this Section 2.02, and following any losses from any such investment that result in the Exchange Fund being insufficient to make the payments contemplated by this Section 2.02, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent by wire transfer of immediately available funds, for the benefit of the holders of Shares (other than Shares of Restricted Stock), an amount in cash equal to the amount necessary to make the Exchange Fund sufficient to make such payments, which additional funds will be held and disbursed in the same manner as funds initially deposited with the Paying Agent to make the payments contemplated by this Section 2.02. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs. Parent shall direct the Paying Agent to hold the Exchange Fund for the benefit of the former holders of Shares (other than Shares of Restricted Stock) and to make payments from the Exchange Fund in accordance with this Section 2.02. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to this Section 2.02, except as expressly provided for in this Agreement.

(b) Procedures for Surrender.

(i) Certificated Shares. As promptly as practicable after the Effective Time (but in no event later than the third (3rd) Business Day following the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of a Certificate whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01(a)(i): (i) a letter of transmittal in customary form, which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.02(e)) to the Paying Agent and shall otherwise be in such form and have such other provisions as Parent may reasonably specify, subject to the reasonable consent of the Company, and (ii) instructions for effecting the surrender of the Certificate in exchange for payment of the Merger Consideration. Upon surrender of such a Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.02(e)) for cancellation to the Paying Agent, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificate, together with such other customary documents as may reasonably be requested by the Paying Agent, the holder of such Certificate shall, subject to Section 2.02(d), be entitled to receive in exchange therefor the portion of the Aggregate Common Stock Consideration into which the Shares formerly represented by such Certificate were converted pursuant to Section 2.01(a)(i), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made and the Merger Consideration may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, and the person requesting such payment shall pay to Parent or the Paying Agent any transfer and other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate so surrendered or shall establish to the reasonable satisfaction of the Paying Agent and Parent that such Taxes either have been paid or are not required to be paid.

(ii) Book-Entry Shares. As promptly as practicable after the Effective Time (but in no event more than three (3) Business Days thereafter), Parent shall cause the Paying Agent to mail to each holder of record of a Book-Entry Share whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01(a)(i) customary instructions for effecting the transfer of the Book-Entry Shares in exchange for payment of the Merger Consideration for each such Share evidenced by such Book-Entry Share. Upon receipt by the Paying Agent of an “agent’s message” or such other evidence, if any, of transfer, in each case, as the Paying Agent may reasonably request in the case of Book-Entry Shares, the holder of such Book-Entry Share shall, subject to Section 2.02(d), be entitled to receive in exchange therefor the portion of the Aggregate Common Stock Consideration into which the Shares formerly represented by such Book-Entry Shares were converted pursuant to Section 2.01(a), and the Book-Entry Shares so transferred shall forthwith be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered.

(iii) No interest shall be paid or accrue on any portion of the Merger Consideration payable upon surrender of any Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.02(e)) or in respect of any Book-Entry Share.

(c) Transfer Books; No Further Ownership Rights in Shares. As of the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of Shares on the records of the Company. The Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to Shares. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d) Termination of Exchange Fund; Abandoned Property; No Liability. At any time following the nine (9) month anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) not disbursed to or claimed by holders of Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Shares and in compliance with the procedures set forth in Section 2.02(b), without interest. Notwithstanding the foregoing, none of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent or their respective directors, officers, employees and agents shall be liable to any person or holder of a Share for Merger Consideration properly delivered to a public official in compliance with any applicable abandoned property, escheat or similar Law. If any Share shall not have been surrendered prior to five (5) years after the Effective Time, or immediately prior to such earlier date on which any cash would otherwise escheat to or become the property of any Governmental Entity, any such cash shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person or holder of a Share for Merger Consideration previously entitled thereto.

(e) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to Parent and the Paying Agent) of that fact (together with the other deliveries required by Section 2.02(b)(i)) by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent or the Surviving Corporation, as applicable, shall issue in exchange for such lost, stolen or destroyed Certificate the portion of the Aggregate Common Stock Consideration into which the Shares formerly represented by such Certificate were converted pursuant to Section 2.01(a)(i); provided, however, that Parent or the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owner of such lost, stolen or destroyed Certificate to provide a bond in a customary amount.

Section 2.03 Treatment of Company Options, Stock Units, Restricted Stock and Equity Plans.

(a) Treatment of Company Options. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions to provide that, (1) immediately prior to the Effective

Time, each outstanding option to purchase Shares granted under a Company Stock Plan (the “Company Options”) shall be fully vested and (2) at the Effective Time shall be automatically cancelled and, in exchange therefor, each holder of any such cancelled Company Option shall be entitled to receive, in consideration of the cancellation of such Company Option and in settlement therefor, a payment in cash of an amount equal to the product of (i) the total number of Shares subject to such cancelled Company Option (whether vested or unvested), multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share subject to such cancelled Company Option, without interest (such amounts payable hereunder, the “Option Payments”), which shall be paid in accordance with Section 2.03(e); provided, however, that (x) any such Company Option with respect to which the exercise price per Share subject thereto is equal to or greater than the Merger Consideration shall be cancelled in exchange for no consideration upon the Effective Time and (y) such Option Payments shall be reduced by the amount of any required Tax withholdings as provided in Section 2.05. From and after the Effective Time, no Company Option shall be outstanding or exercisable, and each Company Option shall only entitle the holder thereof to the payment, if any, provided for in this Section 2.03(a).

(b) Treatment of Stock Units. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions to provide that, (1) immediately prior to the Effective Time, each outstanding award of restricted stock units (“Stock Units”) with respect to Shares, including performance-based Stock Units (each, a “Stock Unit Award”) granted pursuant to a Company Stock Plan shall be fully vested, with applicable performance goals deemed to have been satisfied at the target level of performance, and (2) at the Effective Time be automatically cancelled and converted into a right to receive a payment in cash of an amount equal to the sum of (i) the product of (A) the Merger Consideration multiplied by (B) the number of Shares subject to such Stock Unit Award, without interest and (ii) the dividend equivalents accrued on such Stock Unit Award prior to the Closing Date (such amounts payable hereunder, the “Stock Unit Payments”), which shall be paid in accordance with Section 2.03(e). Such Stock Unit Payments and any dividend equivalents accrued on such Stock Unit Awards may be reduced by the amount of any required Tax withholdings as provided in Section 2.05.

(c) Treatment of Restricted Stock. Upon the terms and subject to the conditions set forth in this Agreement and without any action on the part of Parent, Sub, the Company or any holder of an outstanding award of restricted stock (“Restricted Stock”) under a Company Stock Plan (a “Restricted Stock Award”), (1) immediately prior to the Effective Time, each Restricted Stock Award shall become fully vested and the restrictions thereon shall lapse and (2) at the Effective Time, each Restricted Stock Award shall be automatically cancelled and converted into the right to receive an amount equal to the sum of (i) the product of the Merger Consideration multiplied by the number of Shares subject to such Restricted Stock Award, without interest, and (ii) the dividends accrued on such Restricted Stock Award prior to the Closing Date, which shall be reduced by the amount of any required Tax withholdings as provided in Section 2.05 and be paid in accordance with Section 2.03(e).

(d) Termination of Company Stock Plans. As of the Effective Time, no further Company Options, Stock Units, Restricted Stock or other rights with respect to Shares shall be granted under the Company Stock Plans, and the Company Stock Plans shall terminate.

(e) Parent Funding. At the Effective Time, Parent shall deposit, or cause to be deposited, with the Surviving Corporation or an account identified by Parent prior to the Effective Time (the identity of which shall be reasonably acceptable to the Company) cash in an amount sufficient to allow the Surviving Corporation or one of its Subsidiaries to make the payments required under this Section 2.03, and Parent shall cause the Surviving Corporation to make, or cause one of its Subsidiaries to make, the payments required under this Section 2.03 as promptly as practicable after the Effective Time (but no later than the first payroll date that is at least ten (10) Business Days after the Effective Time), in each case, subject to Section 2.05.

(f) Actions Prior to Closing. The Company shall, prior to the Effective Time, take or cause to be taken all actions (including adopting all resolutions, providing notices and procuring consents (after review and approval by Parent of the forms thereof)) that are required under the Company Stock Plans, applicable Law or this Agreement, or are otherwise reasonably necessary or appropriate to effectuate the cancellation of the Company Options, Stock Units and Restricted Stock Awards and other transactions contemplated by this Section 2.03 and to ensure that, from and after the Effective Time, each holder of a Company Option, Stock Unit Award or Restricted Stock Award cancelled as provided in this Section 2.03 shall cease to have any rights with respect thereto, except the right to receive the consideration (if any) specified in and subject to the terms of this Section 2.03, without interest. In addition, prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions to provide that the Company Stock Plans shall terminate effective as of the Effective Time.

Section 2.04 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a “Dissenting Shareholder”) who has not voted in favor of the adoption of this Agreement and has complied with all the provisions of the OGCL concerning the right of holders of Shares to require payment of fair cash value of their Shares, in accordance with Section 1701.85 of the OGCL (such Shares, “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration as described in Section 2.01(a)(i), but shall instead be converted into the right to payment of such consideration as may be determined to be due to such Dissenting Shareholder in accordance with Section 1701.85 of the OGCL; provided, however, that if such Dissenting Shareholder fails to perfect, withdraws, or otherwise loses such Dissenting Shareholder’s right to payment of fair cash value pursuant to Section 1701.85 of the OGCL with respect to such Shares, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 1701.85 of the OGCL, such Shares shall be deemed not to be Dissenting Shares and shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration for each such Share, without interest and subject to Section 2.02 and Section 2.05. The Company shall give Parent prompt notice of any written demands for appraisal of Shares received by the Company, withdrawals of such demands and any other instruments served on the Company pursuant to Section 1701.85 of the OGCL. Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to demands for appraisal of Shares. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Section 2.05 Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent (and their respective affiliates and representatives) shall be entitled to deduct and withhold from the amounts payable in connection with this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment, or the vesting, waiver of restrictions or other actions provided for in this Agreement, under the Code or any other applicable state, local or foreign Tax Law; provided, however, that under no circumstances will Parent, the Surviving Corporation or the Paying Agent (or any of their respective affiliates or representatives) deduct or withhold any amount under Section 1445 of the Code so long as the Company provides the certification and notice described in Section 5.18. To the extent that amounts are so deducted or withheld by the Surviving Corporation, Parent or the Paying Agent (or their affiliates or representatives), as the case may be, such deducted or withheld amounts (a) shall be remitted by the applicable withholding agent to the applicable Governmental Entity, and (b) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, Company Options, Stock Unit Awards or Restricted Stock in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except to the extent (a) disclosed in the Company SEC Documents filed with or furnished to the SEC and publicly available at least two (2) days prior to the date of this Agreement and after March 31, 2018, other than disclosures in the exhibits thereto, the “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” sections of any such filings and any disclosure of risks included in any “forward-looking statements” disclaimer contained in any such filings (provided that nothing disclosed in any such Company SEC Document shall in any case qualify or apply to the representations and warranties set forth in Section 3.02, 3.04, 3.07, 3.22, 3.24 or 3.25 or the first sentence of Section 3.01), or (b) disclosed in the separate disclosure letter that has been delivered by the Company to Parent prior to the execution of this Agreement, including the documents attached to or incorporated by reference in such disclosure letter (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed only to be disclosed with respect to (i) the corresponding section or subsection in this Agreement and (ii) any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on its face), the Company hereby represents and warrants to Parent and Sub as follows:

Section 3.01 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of Ohio. Each Company Subsidiary that constitutes a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act (each, a “Significant Subsidiary”) is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each Company Subsidiary that is not a Significant Subsidiary is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.01(a) of the Company Disclosure Letter lists each Company Subsidiary as of the date hereof, including: (i) name and (ii) jurisdiction of organization. The Company and each Company Subsidiary has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has made available to Parent true and complete copies of (i) the Amended Articles of Incorporation of the Company, as amended (the “Company Charter”) and (ii) the Amended and Restated Code of Regulations of the Company (the “Company Code”), each as in effect as of the date hereof and (iii) the articles of incorporation and bylaws (or comparable organizational documents) of each Significant Subsidiary, each as in effect as of the date hereof. Each of the Company Charter, the Company Code and the articles of incorporation and bylaws (or comparable organizational documents) of each Significant Subsidiary is in full force and effect. The Company is not in violation of any provision of the Company Charter or the Company Code. No Significant Subsidiary of the Company is in violation of its respective organizational documents, each as amended to date, in any material respect.

Section 3.02 Capitalization.

(a) The authorized capital stock of the Company consists of 40,000,000 Shares and 1,000,000 shares of the Company’s preferred stock, without par value (“Company Preferred Stock”). As of the close of business on February 15, 2019 (the “Specified Date”), (i) 20,517,424 Shares were issued and outstanding (including 25,120 shares of Restricted Stock), (ii) no shares of Company Preferred Stock were issued and outstanding, and (iii) 309,273 Shares were held in treasury. Since the close of business on the Specified Date through the date hereof, the Company has not issued or granted any Equity Interests (other than Shares issued in respect of Company Options or Stock Unit Awards that were outstanding as of the Specified Date).

(b) As of the close of business on the Specified Date, the Company had no Shares or Company Preferred Stock reserved for issuance, except for 881,031 Shares reserved for issuance pursuant to the Company Stock Plans (including 451,627 Shares for outstanding Company Options of which 236,397 are vested and exercisable Company Options, and 54,587 Shares for outstanding Stock Units, assuming the achievement of applicable performance goals at the target level).

(c) As of the date of this Agreement, except for the Company Options, Restricted Stock Awards, and Stock Units set forth on Section 3.02(f) of the Company Disclosure Letter, there are no outstanding or existing (i) stock appreciation rights, options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character to which the Company or any of the Company Subsidiaries is a party obligating the Company or any of the Company Subsidiaries to issue, transfer or sell any shares of capital stock or other Equity Interest in the Company or any of the Company Subsidiaries or securities convertible into or exchangeable for such shares or Equity Interests relating to or based on the value of the Equity Interests of the Company or any Company Subsidiary, (ii) agreements or obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or Equity Interests of the Company or any of the Company Subsidiaries, or (iii) voting trusts or similar agreements to which the Company or any Company Subsidiary is a party with respect to the voting of the Company or any Company Subsidiary.

(d) There are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which shareholders of the Company or any Company Subsidiary may vote.

(e) The Company or a Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Company Subsidiaries, free and clear of any Liens (other than Permitted Liens, transfer and other restrictions under applicable federal and state securities Laws or applicable foreign Laws). All of the issued and outstanding Shares (and all of the Equity Interests of each Company Subsidiary) were duly authorized, validly issued, fully paid and nonassessable, and were issued free of and not in violation of any preemptive rights, and have been offered, issued, sold and delivered by the Company in material compliance with all requirements of applicable Law. As of the date of this Agreement, there are no declared and unpaid dividends with respect to any outstanding Shares. Except for Equity Interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any shares of capital stock or other Equity Interests in any person, or has any material obligation to acquire any such shares of capital stock or equity interests. As of the date hereof, there are no outstanding material obligations to which the Company or any Company Subsidiary is a party limiting the exercise of voting rights with respect to any shares of capital stock or equity interests in any Company Subsidiary.

(f) Section 3.02(f) of the Company Disclosure Letter sets forth, as of the Specified Date, with respect to each outstanding Company Option, Stock Unit Award and Restricted Stock Award, the holder thereof, the type of award, the amount of the award, the grant/exercise price, the portion of the award exercised/lapsed, the portion of the award outstanding, the amount of accrued and unpaid dividends and dividend equivalents corresponding to such award (as applicable), and, with respect to any Stock Unit Award, the scheduled distribution date for the underlying Shares.

Section 3.03 Authority.

(a) The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and, subject to the receipt of the Company Shareholder Approval, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company Board and, other than the Company Shareholder Approval and filing of the Certificate of Merger with the Ohio Secretary of State, no additional corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Transactions. This Agreement has been duly and validly executed and delivered by the Company and (assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Sub and assuming the accuracy of the representations and warranties contained in Section 4.06(b)) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) The Company Board, at a meeting duly called and held, has unanimously (i) determined that the Transactions are in the best interests of the Company and its shareholders, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and, subject to receiving the Company Shareholder Approval, the consummation by the Company of the Transactions, and (iii) resolved to recommend the approval and adoption of this Agreement by the shareholders of the Company at a meeting of the shareholders of the Company in accordance with the terms of this Agreement, in each case, by unanimous resolutions duly adopted, which resolutions, subject to Section 5.03, have not been subsequently modified in a manner adverse to Parent or rescinded or withdrawn.

Section 3.04 No Conflict; Required Filings and Consents.

(a) Assuming the accuracy of the representations and warranties contained in Section 4.06(b), none of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions will (i) subject to obtaining the Company Shareholder Approval, conflict with or violate any provision of the Company Charter or Company Code or any equivalent organizational or governing documents of any Company Subsidiary; (ii) assuming that all consents, approvals and authorizations described in Section 3.04(b) have been obtained and all filings and notifications described in Section 3.04(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or alter the rights or obligations of any third party under, or result in termination or give to others any right of termination, modification, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to, any Company Material Contract to which the Company or any Company Subsidiary is a party (or by which any of their respective properties or assets are bound) or any Company Permit, except, with respect to clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected (x) to have a Company Material Adverse Effect or (y) to prevent or materially delay, interfere with, impair or hinder the consummation by the Company of the Merger and the other Transactions.

(b) None of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity with respect to the Company or any Company Subsidiary or any of their respective properties or assets, other than (i) the filing of the Certificate of Merger with the Ohio Secretary of State, (ii) the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under the HSR Act or any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, “Antitrust Laws”), (iii) compliance with the applicable requirements of the Securities Act or the Exchange Act, (iv) filings as may be required under the rules and regulations of the Nasdaq, (v) compliance with any applicable international, federal or state securities or “blue sky” Laws and (vi) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected (x) to have a Company Material Adverse Effect or (y) to prevent or materially delay, interfere with, impair or hinder the consummation by the Company of the Merger and the other Transactions.

Section 3.05 Permits; Compliance with Laws.

(a) The Company and each Company Subsidiary is and, since April 1, 2016, has been, in possession of all authorizations, applications, allowances, licenses, permits, franchises, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Entity (each, a “Permit”) necessary for the Company and each Company Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted (or was being conducted as of such prior time, as applicable) (the “Company Permits”), and all such Company Permits are in full force and effect, except where the failure to possess any Company Permits, or the failure of any Company Permits to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Company and the Company Subsidiaries (i) is in default or violation of any such Company Permit, except where such default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (ii) has received written notice that remains unresolved from any Governmental Entity that any Company Permit will be suspended, terminated, revoked or adversely modified or cannot be renewed in the ordinary course of business where such suspension, termination, revocation, adverse modification or non-renewal would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Since April 1, 2016, the Company and each of the Company Subsidiaries has been in compliance with all Laws applicable to the Company, the Company Subsidiaries and their respective businesses and activities, except for such non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No investigation by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or threatened in writing or, to the knowledge of the Company, threatened orally, except for such investigations the outcomes of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.06 Company SEC Documents; Financial Statements. Since January 1, 2017, the Company has timely filed with or furnished to (as applicable) the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC since January 1, 2017, as have been supplemented, modified or amended since the time of filing, including all documents that become effective, are filed or furnished after the date hereof, collectively, the “Company SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the Sarbanes-Oxley Act, and the rules and regulation promulgated thereunder, in each case as in effect on the date each such document was filed with or furnished to the SEC. None of the Company Subsidiaries is required to file any reports or other documents with the SEC. As of the date of this Agreement, there are no outstanding or unresolved comments received by the Company from the SEC with respect to any of the reports filed by the Company with the SEC. Since March 31, 2017, the Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the Nasdaq. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any notes thereto) and the consolidated Company Subsidiaries included in or incorporated by reference into the Company SEC Documents (collectively, the “Company Financial Statements”) (x) were, except as may be indicated in the notes thereto, prepared in accordance with GAAP (as in effect in the United States on the date of such Company Financial Statement) applied on a consistent basis during the periods involved except, in the case of unaudited statements, as permitted by SEC rules and regulations and (y) present fairly, in all material respects, the financial position of the Company and the consolidated Company Subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except, to the extent permitted by Form 10-Q of the SEC, as may be indicated in the notes thereto or, in the case of interim financial statements, as otherwise permitted by Form 10-Q).

Section 3.07 Information Supplied. The Company’s definitive proxy statement, letter to shareholders, notice of meeting and form of proxy and any other soliciting material to be sent to the Company’s shareholders in connection with the Company Shareholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) will not, at the time the Proxy Statement is filed with the SEC, at any time the Proxy Statement is amended or supplemented, at the time the Proxy Statement is first mailed to the Company’s shareholders or at the time of the Company Shareholder Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or the Company Subsidiaries or other information supplied by the Company for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable Law. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent or Sub or any of their representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement.

Section 3.08 Controls and Disclosure Controls; Off Balance Sheet Arrangements. The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) as required by Rule 13a-15 or Rule 15d-15 promulgated under the Exchange Act and intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the consolidated Company Subsidiaries for external purposes in accordance with GAAP, including policies and procedures that provide reasonable assurances (a) that receipts and expenditures of the Company and the Company Subsidiaries are being made only in accordance with authorizations of management and the Company Board and (b) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and the Company Subsidiaries’ assets that could have a material effect on the Company’s financial statements. The Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) intended to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. To the Company’s knowledge, since March 31, 2017, the Company has disclosed to the Company’s auditors and the audit committee of the Company Board (A) any “significant deficiency” or “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X) in the design or operation of internal controls over financial reporting that could adversely affect in any material respect the Company’s ability to timely record, process, summarize and report financial information, and (B) any fraud or allegation of fraud known to the Company, whether or not material, that involves management or other employees of the Company and the Company Subsidiaries who have a significant role in the Company’s internal controls over financial reporting. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq, except for any non-compliance that would not reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” that would be required to be disclosed under Item 303(a) of Regulation S-K promulgated by the SEC.

Section 3.09 Absence of Certain Changes.

(a) Except as otherwise expressly contemplated by this Agreement, from September 30, 2018 through the date of this Agreement, the businesses of the Company and the Company Subsidiaries have been conducted in the ordinary course of business consistent with past practice in all material respects.

(b) From September 30, 2018, there have not been any Effects that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(c) Since September 30, 2018, neither the Company nor any of the Company Subsidiaries has taken any action that, if taken after the date hereof, would constitute a breach of Section 5.01(c), (e), (g), (i), (k), (l), (m), (o), (r), (s) or Section 5.01(u) with respect to any of the foregoing clauses of Section  5.01.

Section 3.10 Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth or reflected on a consolidated balance sheet of the Company and the Company Subsidiaries or disclosed in the notes thereto, other than liabilities and obligations (a) disclosed, reserved against or provided for in the unaudited consolidated balance sheet of the Company as of September 30, 2018 or in the notes thereto included in the Company SEC Documents, (b) incurred in the ordinary course of business consistent with past practice since September 30, 2018, (c) incurred or permitted to be incurred under this Agreement or incurred in connection with the Transactions (but only to the extent permitted by this Agreement), (d) that have been discharged or paid in full or (e) that otherwise would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.11 Litigation. As of the date of this Agreement, there is no, and from January 1, 2017 through the date of this Agreement, there has been no, suit, claim, litigation, action, arbitration or any other proceeding in Law or in equity (collectively, “Proceeding”) to which the Company or any Company Subsidiary is a party or to which any of the properties or assets of the Company or any Company Subsidiary is subject, either pending or threatened in writing or, to the knowledge of the Company, threatened orally that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, and from January 1, 2017 through the date of this Agreement, neither the Company nor any Company Subsidiary is or was a party to, and none of the properties or assets of the Company or any Company Subsidiary is or was subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity or arbitrator unrelated to this Agreement that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, there is no Proceeding pending or threatened in writing, or to the knowledge of the Company, threatened orally against the Company, or any outstanding order, writ, injunction, judgment or decree of any Governmental Entity or arbitrator that challenges the validity or propriety, or that seeks to prevent, impair or delay consummation of the Merger or any of the other Transactions.

Section 3.12 Employee Benefits.

(a) Section 3.12(a) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of each Company Benefit Plan that is material to the Company and the Company Subsidiaries taken as a whole. “Company Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and each other plan, policy, program, agreement or arrangement (whether written or oral), in each case, that provides compensation or benefits to any current or former employee or other service individual provider and (x) is sponsored or maintained or required to be sponsored or maintained by the Company or any Company Subsidiary or (y) with respect to which the Company or any Company Subsidiary has any obligation or liability, other than any of the foregoing that is sponsored or maintained solely by a Governmental Entity. The Company has made available to Parent correct and complete copies, as applicable, of each material Company Benefit Plan that provides compensation or benefits to employees in the United States, Germany, France, Belgium or Australia or, in the case of an unwritten material Company Benefit Plan that provides compensation or benefits to employees in the United States, Germany, France, Belgium or Australia, a written description of the material terms thereof (each, a “Key Jurisdiction Plan”). As of thirty (30) days after the date hereof, the Company shall have delivered, or used reasonable best efforts to deliver, correct and complete copies, as applicable, of each material Company Benefit Plan that is not a Key Jurisdiction Plan or, in the case of any other unwritten material Company Benefit Plan that is not a Key Jurisdiction Plan, a written description of the material terms thereof. With respect to each material Company Benefit Plan that provides compensation or benefits to employees in the United States, the Company has made available to Parent correct and complete copies, as applicable of (each, a “US Plan”): (i) the three (3) most recent annual reports on Form 5500 all schedules and financial statements attached thereto required to be filed with the Internal Revenue Service (“IRS”) with respect to each Company Benefit Plan (if any such report was required); (ii) the most recent summary plan description for each material Company Benefit Plan for which such summary plan description is required together with each associated summary of material modifications; (iii) each trust agreement and insurance or group annuity contract relating to any material Company Benefit Plan; (iv) with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination letter or favorable opinion letter for a volume submitter or prototype plan issued by the IRS with respect to the qualified status of such Company Benefit Plan; (v) the most recent actuarial report relating to such Company Benefit Plan, if applicable; and (vi) any material non-routine correspondence with a Governmental Entity during the past three years. With respect to each material Company Benefit Plan that is not a US Plan, as of thirty (30) days after the date hereof, the Company shall have delivered, or used reasonable best efforts to deliver, correct and complete copies, as applicable, of: (A) each trust agreement and insurance or group annuity contract or other funding instrument relating to such Company Benefit Plan; (B) the most recent actuarial report relating to such Company Benefit Plan, if applicable; and (C) any material non-routine correspondence with a Governmental Entity during the past three (3) years.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Company Benefit Plan has been maintained, operated, administered and funded in compliance with its terms and all applicable Laws, including ERISA and the Code, if applicable, (ii) there are no Proceedings, investigations or audits (other than for routine claims for benefits) pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan, (iii) to the extent required, all Company Benefit Plans have been registered and maintained in good standing with the applicable regulatory authorities, (iv) no Lien, Tax or other penalty for which there are any unsatisfied liabilities has been imposed under the Code, ERISA or any other applicable Law with respect to any Company Benefit Plan, and (v) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) for which any liabilities are outstanding. Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS as to its qualified status or may rely upon a favorable opinion letter for a prototype or volume submitter plan, and to the knowledge of the Company, no circumstances or events have occurred that would reasonably be expected to adversely affect the qualified status of such plan.

(c) Section 3.12(c) of the Company Disclosure Letter lists each material Company Benefit Plan that provides (or includes an obligation to provide) health, life or other welfare benefits after retirement or other termination of employment, other than (i) as required by Law, (ii) coverage or benefits required under Section 4980B of the Code or similar Law, the full cost of which is borne by the employee or former employee (or any beneficiary of the employee or former employee) or (iii) benefits provided during any period during which the former employee is receiving severance pay.

(d) No Company Benefit Plan is and at no time during the six (6)-year period prior to the date of this Agreement has the Company, any Company Subsidiary or any of their respective ERISA Affiliates sponsored, maintained, contributed to (or been obligated to contribute to) or had any obligations or liabilities under any employee benefit subject to Section 302 or Title IV of ERISA or Section 412 of the Code, or any multiemployer pension plan (as defined in Section 3(37) of ERISA). With respect to any Company Benefit Plan subject to Title IV of ERISA: (i) neither the Company nor any Company Subsidiary has incurred any withdrawal liability under a multiemployer pension plan that has not been paid in full, (ii) no such plan has incurred any “accumulated funding deficiency” (as determined under the rules set forth in Section 412 of the Code and related Code sections and regulations), (iii) there has been no failure to satisfy the minimum funding requirements set forth in Sections 412 and 430 of the Code, (iv) there have not, within the past five (5) years, been any “reportable events” (within the meaning of Section 4043 of ERISA) that were subject to an advance thirty (30)-day notice requirement and (v) neither the Company nor any Company Subsidiary: (x) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (y) has failed to pay premiums to the Pension Benefit Guaranty Corporation when due; (z) is subject to an excise tax under Code Section 4971 or has engaged in any transaction which would reasonably be expected to give rise to liability under Section 4069 or Section 4212(c) of ERISA.

(e) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (whether alone or in combination with another event, whether contingent or otherwise) will (i) result in or entitle any current or former service provider of the Company or any Company Subsidiary to any payment or benefit under any Company Benefit Plan or any loan forgiveness, (ii) accelerate the vesting, funding or time of payment of any compensation or other benefit, (iii) increase the amount or value of any payment, compensation or benefit to any such service provider or (iv) result in any limitation or restriction on the right to amend, terminate or transfer the assets of any Company Benefit Plan on or following the Closing Date.

(f) Without limiting the generality of the foregoing, no payment or benefit which has or may be provided under a Company Benefit Plan to any current or former employee of the Company or any Company Subsidiary or any other “disqualified individual” (within the meaning of Section 280G of the Code) would reasonably be expected to be characterized as an “excess parachute payment” under Section 280G of the Code as a result of the execution of this Agreement or the consummation of the Transactions. Neither the Company nor any Company Subsidiary has any obligation to pay a Tax gross-up or otherwise reimburse or compensate any Person for any Tax-related payments under Section 4999 of the Code.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Code Section 409A) is in documentary and operational compliance with Code Section 409A and the applicable guidance issued thereunder. Neither the Company nor any Company Subsidiary has any obligation to pay a Tax gross-up or otherwise reimburse or compensate any Person for any Tax-related payments under Section 409A of the Code.

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan that is subject to or governed by the Laws of any jurisdiction other than the United States, and intended to qualify for special tax treatment, meets all the requirements for such treatment.

Section 3.13 Labor Matters.

(a) Section 3.13(a) of the Company Disclosure Letter lists, as of the date of this Agreement, (i) each material Labor Organization, and (ii) any material CBA. “Labor Organization” means any trade union, labor organization or works council (or representatives thereof) that has been certified or recognized as or is a representative of any employee of the Company or any Company Subsidiary. “CBA” means any labor agreement, collective bargaining agreement or any other labor-related agreement or arrangement with any Labor Organization or otherwise applicable to the Company or any Company Subsidiary, pertaining to or which determines the terms or conditions of employment of any employee of the Company or any Company Subsidiary. To the knowledge of the Company, as of the date of this Agreement, there are no pending or threatened, and from January 1, 2017 through the date of this Agreement, there have been no material representation campaigns, organizational efforts, elections or proceedings concerning union representation involving any employee of the Company or any Company Subsidiary and, to the knowledge of the Company, as of the date of this Agreement, there are no pending demands for recognition, certification or collective bargaining. As of the date of this Agreement, there are no pending material strikes, slowdowns, work stoppages, lockouts, unfair labor practice charges, other organized work interruptions or labor-related grievances or arbitrations, or threats thereof, by or with respect to any employee or any representatives thereof and no such strike, slowdown, work stoppage, lockout, unfair labor practice charge, other organized work interruption or labor-related arbitration or grievance has occurred or been threatened from January 1, 2017 through the date of this Agreement.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary are in compliance with applicable Laws relating to labor or employment, including discrimination or harassment in employment, terms and conditions of employment, fair employment, payroll, worker classification, immigration, layoffs, unemployment, the Worker Adjustment and Retraining Notification Act (and any similar Law) (collectively, the “WARN Act”), wages, hours, working time, annual leave, social security matters and contributions, and occupational safety and health and employment practices.

(c) Since January 1, 2017, there has been no plant closing or mass layoff within the meaning of the WARN Act by the Company or any Company Subsidiary for which there remain any material unsatisfied liabilities.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, with respect to any service provider of the Company and the Company Subsidiaries, the Company or applicable Company Subsidiary (i) has withheld all amounts required by applicable Law, collective bargaining arrangement or any Company Benefit Plan to be withheld from the wages, salaries or other payments to such service provider, and (ii) is not liable for any payment to any fund or any Governmental Entity with respect to social security for any amounts, other than payments not yet due, in each case, under any applicable provisions of any Company Benefit Plan and any applicable Law.

(e) The Company has provided to Parent, as of various dates on or after February 8, 2019, a list that is true and complete in all material respects as of such dates with respect to all individuals who serve as employees of the Company or any Company Subsidiary of each such employee’s position, primary work location, base compensation payable, date of hire or years of service and with respect to each individual who is a participant in the Company’s Management Incentive Plan (the “MIP”) or Sales Incentive Plan (“SIP”), the annual target bonus opportunity for such individual under the MIP or SIP, as applicable (each, a “Specified Target Bonus”). Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, the Company does not sponsor or maintain a bonus program under which participants have target annual bonus amounts other than the MIP and SIP.

Section 3.14 Tax Matters.

(a) The Company and each Company Subsidiary have timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by the Company and each Company Subsidiary and the Company and each Company Subsidiary have timely paid all Taxes required to be paid by the Company and each Company Subsidiary (whether or not shown as due on such filed Tax Returns); subject in each case to such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All Taxes which the Company or any Company Subsidiary has been required by Law to withhold or to collect for payment have been duly withheld and collected and have been timely paid to the appropriate Governmental Entity, subject to such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) There is no audit, examination, Proceeding or assessment pending with respect to Taxes for which the Company or any Company Subsidiary may be liable, nor has any audit, examination, Proceeding or assessment been threatened in writing by any Governmental Entity, that, if determined adversely would, individually or in the aggregate with all other such audits, examinations, Proceedings or assessments, reasonably be expected to have a Company Material Adverse Effect. No deficiency with respect to a material amount of Taxes has been assessed, proposed or threatened in writing against the Company or any Company Subsidiary which (i) individually or in the aggregate with all other such deficiencies, would reasonably be expected to constitute a Company Material Adverse Effect if required to be paid by the Company or any Company Subsidiary and (ii) has not been fully paid, otherwise finally resolved or adequately reserved in the Company Financial Statements.

(c) Neither the Company nor any Company Subsidiary constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code, in each case in the two (2) years prior to the date of this Agreement.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, other than Permitted Liens, no material Liens or other encumbrances with respect to any Taxes have been filed against the assets of the Company or any Company Subsidiary.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date as a result of any installment sale or other transaction on or prior to the Closing Date, any accounting method change made prior to the Closing Date or any use of an improper accounting method prior to the Closing Date, any prepaid amount received prior to the Closing, any intercompany transaction or excess loss account described in Section 1502 of the Code (or corresponding provisions of state, local or foreign Tax law) or any election under Section 108(i) of the Code (or similar provisions of state, local or foreign Tax law).

(f) Neither the Company nor any Company Subsidiary (i) is or has in the past six (6) years been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated U.S. Tax Return (or any consolidated, combined, unitary or similar Tax Return for state, local or foreign Tax purposes) or (ii) has any material liability for Taxes of any person (other than the Company or any Company Subsidiary) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise (except, in each case, for liabilities pursuant to commercial contracts entered into in the ordinary course of business the primary subject of which is not Taxes).

(g) No election under Section 965(h) of the Code has been made with respect to the Company and the Company Subsidiaries.

Nothing in this Agreement (including this Section 3.14), except with respect to the representations and warranties included in Section 3.14(e), shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax attribute of the Company or any Company Subsidiary in any taxable period beginning after the Closing Date.

Section 3.15 Properties.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary has (i) good fee simple title to all real property owned by the Company or any of the Company Subsidiaries (the “Owned Real Property”) and (ii) a valid leasehold estate in all real property subject to a Lease (the “Leased Real Property” and together with the Owned Real Property, the “Real Property”), in each case free and clear of all Liens except for Permitted Liens.

(b) Section 3.15(b)(i) of the Company Disclosure Letter sets forth a list of all Owned Real Property and the current owner, including the address thereof. Section 3.15(b)(ii) of the Company Disclosure Letter sets forth a written description of each Material Real Property Agreement by the Company or Company Subsidiary pursuant to which rights in favor of the Company or a Company Subsidiary have been granted with respect to the Leased Real Property (including all amendments, supplements and other modifications thereto, each a “Lease”).

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) to the knowledge of the Company, there are no condemnation or eminent domain proceedings pending or threatened with respect to any of the Real Property;

(ii) there are no leases, subleases, licenses, occupancy or any other agreements granting to any person the right of possession, use or occupancy of any portion of the Owned Real Property;

(iii) there are no outstanding options to purchase, lease, license or use, or rights of first refusal to purchase any of the Owned Real Property or any portions thereof;

(iv) the Company has sufficient rights in the Real Property and other real property to be able to operate its business as currently conducted;

(v) the Owned Real Property and the buildings, structures, fixtures and other improvements located on the Real Property (collectively, the “Improvements”) complies in all material respects with, and does not violate in any material respect, any Laws, and no notice of violation of any Laws has been given by any Governmental Entity or by any other person entitled to enforce the same with respect to the Owned Real Property;

(vi) the Owned Real Property and Improvements are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are presently used; and

(vii) if any Improvements were totally or partially destroyed by casualty or other cause, then no applicable Law would prevent Parent from reconstructing the existing Improvements and resuming their existing use, as of right.

(d) With respect to each Lease and except as would not have a Company Material Adverse Effect, to the knowledge of the Company, (i) there are no disputes with respect to such Lease (ii) neither the Company nor the Company Subsidiary has collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iii) there are no Liens (other than Permitted Liens) on the estate or interest created by such Lease. Except as would not have a Company Material Adverse Effect, to the Company’s knowledge, the other party to the Lease is not in breach of or default pursuant to any Lease.

Section 3.16 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) (i) The Company and each Company Subsidiary is in material compliance with those Environmental Laws applicable to their respective operations (including possessing and complying with any required Environmental Permits), (ii) there are no administrative or judicial Proceedings pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary and none of the Company or any Company Subsidiary has received or is subject to any outstanding written notice, demand, letter, writ, order or claim, in each case, alleging that the Company or such Company Subsidiary has violated, or has liability under, any Environmental Law, except for such matters that have been fully resolved, and (iii) to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any Company Subsidiary is pending in relation to matters arising under Environmental Laws or with respect to Hazardous Substances;

(b) Since January 1, 2017, neither the Company nor any Company Subsidiary has received any written notice of, and neither the Company nor any Company Subsidiary (nor, to the knowledge of the Company, any third party) has caused, the Release of any Hazardous Substances at, on, under or from any real property currently or formerly owned, leased or operated by the Company or any Company Subsidiary that would reasonably be expected to result in a material liability under Environmental Laws on the part of the Company or any Company Subsidiary; and

(c) To the knowledge of the Company, the Company has provided or made available to Parent a copy of all material environmental assessment reports (including Phase I and/or Phase II) conducted within the past five (5) years in the possession of the Company or any Company Subsidiary based in the United States or the principal executive office of any Significant Subsidiary in Europe in relation to any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary.

Section 3.17 Intellectual Property.

(a) Section 3.17(a) of the Company Disclosure Letter (i) sets forth a complete and accurate list of all material Registered IP and Internet domain name registrations, in each case, that are owned by the Company or any Company Subsidiary (collectively, the “Company Registered Intellectual Property Rights”), (ii) identifies, for each item listed, the record owner, jurisdiction of issuance, and registration or application number and date and (iii) sets forth a complete and accurate list, to the Company’s knowledge, of all other material Intellectual Property Rights owned by the Company or any Company Subsidiary. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) the Company or one of the Company Subsidiaries is the sole and exclusive owner of all Company Intellectual Property Rights free and clear of all Liens other than Permitted Liens; and (ii) all Company Registered Intellectual Property Rights are subsisting and, to the Company’s knowledge, valid and enforceable. No cancellation, interference, opposition, reissue or reexamination is pending or, to the knowledge of the Company, threatened in writing, in which the validity, enforceability or ownership of any Company Registered Intellectual Property Right that is material to the business of the Company and the Company Subsidiaries, taken as a whole, is being contested or challenged (other than office actions or similar communications issued by any Governmental Entity in the ordinary course of prosecution of any pending applications for registration of Company Registered Intellectual Property Rights).

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof the Company and the Company Subsidiaries own or have the right to use, and immediately prior to the Effective Time the Company and the Company Subsidiaries will own or have the right to use, all Intellectual Property Rights that are used in and material to the business of the Company and the Company Subsidiaries as currently conducted.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon, violate or misappropriate (and, since January 1, 2017, has not infringed upon, violated or misappropriated) any Intellectual Property Rights of any other person. Neither the Company nor any of the Company Subsidiaries has received, since January 1, 2017, any written (or, to the Company’s knowledge, oral) charge, complaint, claim, demand or notice alleging any such infringement, violation or misappropriation by the Company or any of the Company Subsidiaries that either (i) has not been settled or otherwise fully resolved as of the date hereof or (ii) would reasonably be expected to be material to the business of the Company and the Company Subsidiaries, taken as a whole.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no other person: (i) has, since January 1, 2017, infringed upon or misappropriated any Intellectual Property Rights owned by the Company or the Company Subsidiaries; or (ii) is currently infringing upon or misappropriating any Intellectual Property Rights owned by the Company or the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has delivered to any other person, since January 1, 2017, any written charge, complaint, claim, demand or notice alleging any such infringement or misappropriation by such other person that would reasonably be expected to be material to the Company.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have taken reasonable steps to maintain the confidentiality of all Trade Secrets (and all other non-public proprietary information and confidential know-how) owned by the Company or the Company Subsidiaries.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) to the Company’s knowledge, since January 1, 2017, there has been no material breach of security or unauthorized access of or to information technology systems used to store, transmit, process or otherwise exploit data or information used in the business or operations of the Company and the Company Subsidiaries, and the Company and the Company Subsidiaries have and continue to maintain adequate disaster recovery and security plans, procedures and facilities for such information technology systems; (ii) the Company’s and the Company Subsidiaries’ use or handling of business data, and any Personal Data has at all times been in compliance with applicable Law, including Data Protection Laws, and neither the Company nor any Company Subsidiary has received any written notice or allegation, or to the knowledge of the Company or any Company Subsidiary, has been the subject of any investigation, that it is or may be in violation of any Data Protection Laws; and (iii) the Company and Company Subsidiaries have appropriate technical and organizational measures in place to protect against unauthorized or unlawful processing of Personal Data and accidental loss or destruction of Personal Data.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the information technology systems owned, licensed, leased or otherwise held for use by the Company or the Company Subsidiaries (including all computer hardware, Software, firmware and telecommunications systems used in their respective businesses as currently conducted) and the information technology systems operated on behalf of the Company or the Company Subsidiaries (collectively, the “Company IT Systems”) (A) operate to the Company’s knowledge in substantial conformance with the appropriate specifications and documentation for such systems and generally perform reliably in all material respects and (B) are sufficient to support the business of the Company and the Company Subsidiaries as currently conducted; (ii) none of the Company IT Systems contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “malware,” “vulnerability,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: (A) disrupting, disabling, harming or otherwise impeding in any material manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (B) materially compromising the privacy or security of any data or damaging or destroying any data or file without the Company’s knowledge and approval; and (iii) the Company has taken commercially reasonable steps to provide for archival, back-up, recovery and restoration of its critical business data.

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) the Company and each of the Company Subsidiaries is in material compliance with all applicable licenses for any Open Source Software that is used in the business of the Company and the Company Subsidiaries as currently conducted; (ii) to the Company’s knowledge, neither the Company nor any of the Company Subsidiaries has incorporated, embedded or linked any Open Source Software into or with any Company Software that is used in the business of the Company and the Company Subsidiaries as currently conducted in a manner that requires the contribution, licensing, or disclosure to any third party, including the Open Source Software community, of any portion of the source code of any such Company Software; and (iii) to the Company’s knowledge, neither the Company nor any of the Company Subsidiaries has, since January 1, 2017, received a request in writing for disclosure of the source code of any such Company Software based upon the Company’s or any of the Company Subsidiaries’ use of Open Source Software.

Section 3.18 Material Contracts.

(a) All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed with the SEC. All such filed Contracts shall be deemed to have been made available to Parent to the extent (i) such Contracts have been filed with or expressly incorporated into, and listed in the Exhibit Index of (A) either of the Company’s two most recent annual reports on Form 10-K included in the Company SEC Documents, (B) any quarterly report on Form 10-Q filed with the SEC since the Company’s most recent annual report on Form 10-K included in the Company SEC Documents, or (C) any current report on Form 8-K filed following the most recent such Form 10-Q and included in the Company SEC Documents, and (ii) true and complete unredacted copies of such Contracts are available to the general public via the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

(b) Other than the Contracts described in the last sentence of Section 3.18(a), Section 3.18(b) of the Company Disclosure Letter sets forth a complete list, and the Company has made available to Parent true and complete copies, of each Contract (including amendments thereto) to which the Company or any of the Company Subsidiaries is a party or by which it is bound or to which any of their respective properties or assets are subject, as of the date of this Agreement, that:

(i) relates to the formation, management or control of a partnership, joint venture or similar entity (other than solely between the Company and any of the wholly-owned Company Subsidiaries or solely between any wholly-owned Company Subsidiaries);

(ii) evidences the creation, incurrence, assumption or guarantee of Indebtedness of the Company or any Company Subsidiary in an amount in excess of $1,000,000 (except for such Indebtedness solely between the Company and any of the Company Subsidiaries or solely between the Company Subsidiaries, guarantees by the Company of Indebtedness solely of any of the Company Subsidiaries and guarantees by any of the Company Subsidiaries of Indebtedness solely of the Company or any other Company Subsidiary);

(iii) grants any rights of first refusal, rights of first negotiation or other similar rights to any person with respect to the sale of any material assets (other than with respect to Real Property) or any business of the Company or the Company Subsidiaries;

(iv) materially restricts the ability of the Company or any Company Subsidiary, or would materially restrict the ability of Parent or its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) following the Effective Time, to compete in any line of business or in any geographic territory, or to practice any Company-owned Intellectual Property Rights, in each case, that is or are material to the Company;

(v) is an employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (A) executive officer of the Company, (B) member of the Company Board or (C) Company Employee which in any case (1) provides for total annual target cash compensation in excess of $250,000 or a change in control or similar bonus or (2) cannot be terminated without the Company or any of the Company Subsidiaries incurring a liability of $250,000 or greater;

(vi) is a CBA;

(vii) is a Contract that provides for “exclusivity” in favor of a third party with respect to a specific business or industry;

(viii) is a Contract with an affiliate that would be required to be disclosed by Item 404(a) of Regulation S-K promulgated under the Exchange Act;

(ix) obligates the Company or any of the Company Subsidiaries to make any capital commitment or capital expenditure in excess of $3,500,000 for (A) the period beginning on January 1, 2019 or (B) any prior period if, in the case of this clause (B), the Company or any Company Subsidiary has failed to comply in all material respects with its obligations with respect thereto;

(x) is a mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien, other than a Permitted Lien, on any property or asset that is material to the Company and the consolidated Company

Subsidiaries, taken as a whole (other than any such item that relates to Indebtedness that is not required to be listed by Section 3.18(b)(ii));

(xi) is a definitive agreement (A) providing for the acquisition from another person or disposition to another person of assets or Equity Interests for aggregate consideration under such Contract in excess of $15,000,000, and (B) (1) entered into on or after January 1, 2017, (2) not yet consummated, or (3) containing material representations, covenants, “earn-out” obligations, indemnities or other obligations that remain in effect (in each case, other than Contracts for acquisitions of equipment, inventory, or sales of inventory entered into in the ordinary course of business);

(xii) prohibits the payment of dividends or distributions in respect of the Equity Interests of the Company or any Significant Subsidiaries, prohibits the pledging of the capital stock of the Company or any Significant Subsidiaries or prohibits the issuance of guarantees by the Company or any Significant Subsidiaries (other than any such item that relates to Indebtedness that is not required to be listed by Section 3.18(b)(ii));

(xiii) is a Contract (A) pursuant to which the Company or any of the Company Subsidiaries is granted rights to any Intellectual Property Rights owned by a third party that are material to the Company and the Company Subsidiaries, taken as a whole, excluding Contracts for commercially available Software involving annual payments of less than $250,000 in the aggregate or (B) pursuant to which the Company or any of the Company Subsidiaries grants to a third party any rights (including any covenant not to assert/sue or other immunity from suit) with respect to Intellectual Property Rights owned by Company or any of the Company Subsidiaries that are material to the Company and the Company Subsidiaries taken as a whole, excluding any non-exclusive licenses granted in the ordinary course of business (the Contracts in (A) and (B), collectively, the “Material Intellectual Property Agreements”);

(xiv) is a Contract pursuant to which the Company or any Company Subsidiary leases real property and which would reasonably be expected to have an annual rental cost with respect to the 12-month period ending December 31, 2019 in excess of $500,000 (“Material Real Property Agreement”);

(xv) is a settlement or similar Contract (A) with any Governmental Entity or (B) pursuant to which the Company or any Company Subsidiary (1) is obligated to pay consideration after the date of this Agreement in excess of $5,000,000 or (2) has agreed to materially restrict its ability to operate its business;

(xvi) (A) is a Contract (other than any purchase or sale order entered into in the ordinary course of business and which does not materially modify the terms of any Material Contract) with (1) any customer for the sale of goods or services by the Company or any Company Subsidiary pursuant to which the Company and the Company Subsidiaries, collectively, sold more than $5,000,000 of goods and services during the 12-month period ended December 31, 2018 or pursuant to which the Company and the Company Subsidiaries, collectively, would reasonably be expected to sell more than $5,000,000 of goods and services during the 12-month period ending December 31, 2019 or (2) any Material Customer for the sale of goods or services by the Company or any Company Subsidiary, or (B) is a Contract (other than any purchase or sale order entered in to in the ordinary course of business and which does not materially modify the terms of any Material Contract) with (1) any supplier for the purchase of services, materials, supplies or equipment by the Company or any Company Subsidiary pursuant to which the Company and the Company Subsidiaries, collectively, purchased more than $5,000,000 of goods or services during the 12-month period ended December 31, 2018 or pursuant to which the Company and the Company Subsidiaries, collectively, would reasonably be expected to purchase more than $5,000,000 of goods and services during the 12-month period ending December 31, 2019, or (2) any Material Supplier for the purchase of goods or services by the Company or any Company Subsidiary;

(xvii) is a voting agreement, voting trust, shareholder agreement or registration rights agreement relating to any securities of the Company; or

(xviii) is a Contract under which there is any outstanding material obligation to which the Company or any Company Subsidiary is a party restricting the transfer of any shares of capital stock or equity interests in any Company Subsidiary.

Each Contract described in Section 3.18(a) or Section 3.18(b) is referred to in this Agreement as a “Company Material Contract.”

(c) Neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Company Material Contract, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Company Subsidiary, where such breach or default, individually or together with other such breaches or defaults, would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, as of the date of this Agreement, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default, individually or together with other such breaches or defaults, would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, each Company Material Contract is a valid and binding obligation of, and enforceable in accordance with its terms against, the Company or the applicable Company Subsidiary that is a party thereto and, to the knowledge of the Company, is in full force and effect, in each case, except for such failures as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and subject to the Bankruptcy and Equity Exception. Neither the Company nor any Company Subsidiary has received any written notice that such party is (with or without notice or lapse of time, or both) in breach or default under any such Company Material Contract, except where such breach or default, individually or together with other such breaches or defaults, would reasonably be expected to have a Company Material Adverse Effect.

Section 3.19 Insurance. Section 3.19 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all Insurance Policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all Insurance Policies are in full force and effect and all Insurance Policies maintained by the Company and the Company Subsidiaries for the past three (3) years provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent in accordance with industry practices or as is required by Law or regulation, and all premiums due and payable thereon have been paid; (b) neither the Company nor any Company Subsidiary is in material breach of or default under any of the Insurance Policies; and (c) neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or material modification of any of the Insurance Policies. To the knowledge of the Company, for the three (3) years preceding the date of this Agreement, no material insurance claims of the Company or any of the Company Subsidiaries have been denied or disputed by its or their respective insurers.

Section 3.20 Material Customers and Suppliers. (a) Section 3.20(a)(i) of the Company Disclosure Letter sets forth a complete and accurate list of the top ten customers of the Company based upon the revenue generated from such customer for the twelve months ended December 31, 2018 (each, a “Material Customer”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from a Material Customer that it has ceased to use the Company’s products or services or that it intends to cease after the Closing to use such products or services or to otherwise terminate or materially reduce or materially adversely change its relationship with the Company or any Company Subsidiary.

(b) Section 3.20(b)(i) of the Company Disclosure Letter sets forth a complete and accurate list of the top ten vendors or suppliers of the Company based upon the payments made by the Company to such vendor or supplier for the twelve months ended December 31, 2018 (each, a “Material Supplier”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from a Material Supplier that it intends to cease after the Closing to provide products or services to the Company or to otherwise terminate or materially reduce or materially adversely change its relationship with the Company or any Company Subsidiary.

Section 3.21 Anti-Corruption and Trade Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary nor, to the knowledge of the

Company, any director, officer, employee, agent or other person acting on behalf of the Company or any Company Subsidiary, has, directly or indirectly, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign political activity; (ii) made any direct or indirect unlawful payments to any Governmental Officials or to any foreign political parties or campaigns from corporate funds; (iii) violated, or taken any act in furtherance of a violation of, any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption laws (“Anti-Corruption Laws”); or (iv) made, paid, offered, promised or given any other unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Governmental Official or any other Person for the purpose of influencing any action or decision of such Person or Person’s influence, including a decision to fail to perform, such Person’s official function, or to influence any act or decision of such Governmental Entity to assist the Company or any of its Subsidiaries in obtaining or retaining business, or directing business to any Person, which would constitute a bribe, kickback, or illegal or improper payment to assist the Company or any of its Subsidiaries in obtaining or retaining business.

(b) The Company has instituted, maintained and enforced policies and procedures designed to promote and achieve compliance, in all material respects, with all applicable Anti-Corruption Laws.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, there is no Governmental Entity investigating or that has conducted or initiated or threatened in writing any investigation of the Company or any of its Subsidiaries or any of their respective officers, directors, or employees, agents or third-party representatives in connection with an alleged or possible violation of any Anti-Corruption Laws. During the past five (5) years, neither the Company nor any of its Subsidiaries has submitted any voluntary or involuntary disclosure to any Governmental Entity in connection with an alleged or possible violation of any Anti-Corruption Laws.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary and their respective directors, officers, employees, and persons acting on behalf thereof, are and at all times within the past five (5) years have been in compliance with applicable United States laws, regulations, and orders pertaining to trade and economic sanctions, export controls, and customs, including, such laws and regulations administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State and the U.S. Customs and Border Protection agency (collectively, “U.S. Trade Controls”). During the past five (5) years, there have been no claims, complaints, charges, investigations, voluntary disclosures or proceedings under U.S. Trade Controls material to the Company and its Subsidiaries taken as a whole and to the knowledge of the Company, there are no pending or threatened claims or investigations involving suspect or confirmed violations thereof.

(e) Neither the Company nor any Company Subsidiary nor any of their respective directors, officers, employees, or person acting on behalf thereof, respectively, is: (i) located, organized, or resident in a country or territory that is the target of a comprehensive trade embargo by the U.S. government (presently, Cuba, Iran, North Korea, Syria, or the Crimea region of Ukraine (collectively, “Sanctioned Countries”)); (ii) the target of U.S. Trade Controls, including being identified on a U.S. government restricted parties list, such as OFAC’s Specially Designated Nationals (“SDN”) and Blocked Persons List, the Department of State’s Nonproliferation Sanctions List, or the Department of Commerce’s Denied Persons List and Entity List, or is owned fifty percent or more, in the aggregate, by one or more SDNs (collectively, a “Prohibited Party”); or (iii) engaged, directly or indirectly, in dealings or transactions in or with Sanctioned Countries or Prohibited Parties in violation of U.S. Trade Controls.

Section 3.22 Opinions of Financial Advisors. The Company Board has received the opinions of Goldman Sachs & Co. LLC and William Blair & Company, L.L.C. on or prior to the date of this Agreement, each to the effect that, as of the date of such opinion and subject to the assumptions and limitations set forth therein, $50.00 per share of Company Common Stock in cash to be paid to the holders of Shares (other than Parent and its affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders and, as of the date of this Agreement, such opinions have not been withdrawn, revoked or modified. An executed copy of such opinions will be delivered to Parent following the execution of this Agreement solely for informational purposes, and it is agreed and understood that such opinions may not be relied on by Parent or Sub.

Section 3.23 Takeover Statutes. Assuming the accuracy of the representation contained in Section 4.06(b), (a) the Company Board has taken all necessary action such that the restrictions imposed on business combinations by Section 1704.01 of the OGCL are inapplicable to this Agreement and (b) no other “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover Law of the State of Ohio (a “Takeover Statute”) is applicable to this Agreement or any of the Transactions. The Company is not party to any shareholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

Section 3.24 Vote Required. Assuming the accuracy of the representations and warranties contained in Section 4.06(b), the only vote of the holders of Shares required to adopt this Agreement or approve the Merger is the affirmative vote of shareholders entitled to exercise a majority of the voting power to adopt this Agreement (the “Company Shareholder Approval”).

Section 3.25 Brokers. No broker, finder or investment banker other than Goldman Sachs & Co. LLC and William Blair & Company, L.L.C. is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based on arrangements made by or on behalf of the Company or any of the Company Subsidiaries. The Company has made available to Parent a true and complete summary of the financial terms of the engagement letters (as amended) between the Company, on the one hand, and Goldman Sachs & Co. LLC and William Blair & Company, L.L.C., respectively, on the other hand, relating to the Transactions, and such summaries disclose all payment obligations of the Company and the Company Subsidiaries to Goldman Sachs & Co. LLC and William Blair & Company, L.L.C., and their respective affiliates with respect to such engagements.

Section 3.26 Related Party Transactions. Except for indemnification, compensation and employment or similar agreements entered into in the ordinary course of business and filed with or furnished to the SEC that are publicly available between the Company or any of the Company Subsidiaries, on the one hand, and any current director or executive officer of the Company, on the other hand, there are no (and in the past two (2) years have not been any) transactions, agreements, arrangements or understandings between the Company or any of the Company Subsidiaries, on the one hand, and any current director or executive officer of the Company or any of its Subsidiaries or any person owning 5% or more of the shares of Company Common Stock (or, to the knowledge of the Company, any of such person’s immediate family members or affiliates), on the other hand, in each case, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of shareholders that has not been so disclosed or that are otherwise material to the Company and its Subsidiaries, taken as a whole.

Section 3.27 Acknowledgement of No Other Representations or Warranties. The Company acknowledges and agrees that, except for the representations and warranties contained in Article IV and in any certificates to be delivered by Parent pursuant to Section 6.03 and in the Financing Commitments and the Guarantee, none of Parent or Sub or any of their respective affiliates or representatives makes or has made any representation or warranty, either express or implied, concerning Parent or Sub or any of their respective affiliates or any of their respective assets or properties or the Transactions.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Except as disclosed in the separate disclosure letter that has been delivered by Parent and Sub to the Company prior to the execution of this Agreement, including the documents attached to or incorporated by reference in such disclosure letter (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall also be deemed to be disclosed with respect to any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on its face), Parent and Sub hereby jointly and severally represent and warrant to the Company:

Section 4.01 Organization. Each of Parent, Sub and each Loan Party (as defined in the Debt Commitment Letter) that is a direct or indirect subsidiary of Parent as of the date hereof is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each of Parent, Sub and each Loan Party that is a direct or indirect subsidiary of Parent as of the date hereof has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where any such failure to be so organized, existing, in good standing or have such power or authority, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 4.02 Authority. Each of Parent and Sub has the requisite corporate or other legal entity power and authority to execute, deliver and perform this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by them of the Transactions have been duly authorized by all necessary corporate or other legal entity action on the part of Parent and Sub, and no other corporate or other legal entity proceedings on the part of Parent or Sub are necessary to authorize the execution, delivery and performance by Parent and Sub of this Agreement or the consummation by Parent or Sub of the Transactions other than the adoption of this Agreement and the approval of the Merger by Parent in its capacity as sole shareholder of Sub (which adoption and approval shall occur promptly following the execution of this Agreement). This Agreement has been, and any other agreements or instruments to be delivered pursuant hereto by Parent or Sub will be, duly executed and delivered by Parent and Sub and (assuming the due authorization, execution and delivery of this Agreement by the Company) this Agreement constitutes, and (assuming the due authorization, execution and delivery of such other agreements and instruments by the applicable counterparties to such other agreements and instruments) when executed and delivered such other agreements and instruments will constitute, the valid and binding obligation of Parent and Sub (or in the case of such other agreements and instruments, Parent or Sub, as applicable) enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.03 No Conflict; Required Filings and Consents.

(a) None of the execution, delivery or performance of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Transactions (including the incurrence of the Financing and the use of the proceeds thereof) will: (i) conflict with or violate any provision of the articles of incorporation, code of regulations, bylaws or any equivalent organizational or governing documents of Parent or any of its Subsidiaries; (ii) assuming that all consents, approvals and authorizations described in Section 4.03(b) have been obtained and all filings and notifications described in Section 4.03(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of Parent or any of its Subsidiaries pursuant to, any Contract to which Parent or any of its Subsidiaries is a party (or by which any of their respective properties or assets are bound) or any Permit held by it or them, except, with respect to clauses (i) (except with respect to Parent and Sub), (ii) and (iii), for (A) any such consents and approvals, the failure to obtain which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions and (B) any such conflicts, violations, breaches, losses, defaults, terminations, rights of termination, vesting, amendment, acceleration or cancellation or Liens that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions.

(b) None of the execution, delivery or performance of this Agreement by or on behalf of Parent or Sub or the consummation by Parent or Sub or any of their respective Subsidiaries or affiliates of the Transactions will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (i) the filing of the Certificate of Merger with the Ohio Secretary of State, (ii) the filing of a premerger notification and report form under the HSR Act and the making, receipt, termination or expiration, as applicable, of filings, notifications, waivers, consents, approvals, waiting periods or agreements required under any Antitrust Laws, (iii) compliance with the applicable requirements of the Securities Act or the Exchange Act; (iv) compliance with any applicable international, federal or state securities “blue sky” Laws or the rules and regulations of Nasdaq; and (v) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 4.04 Information Supplied. None of the information supplied or to be supplied in each case in writing by or on behalf of Parent or Sub or any of their respective Subsidiaries or affiliates specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at any time the Proxy Statement is amended or supplemented, at the time the Proxy Statement is first mailed to the Company’s shareholders or at the time of the Company Shareholder Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.05 Litigation. As of the date of this Agreement, there is no Proceeding to which Parent or any of its Subsidiaries is a party pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries that would reasonably be expected to prevent or materially delay the consummation of the Transactions. As of the date of this Agreement, none of Parent or any of its Subsidiaries is subject to any outstanding order, writ, injunction, judgment or decree that, individually or in the aggregate, would reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 4.06 Capitalization and Operations of Sub; No Ownership of Company Common Stock.

(a) As of the date of this Agreement, the authorized share capital of Sub consists of 1,000 shares, par value $0.01 per share. All of the issued and outstanding share capital of Sub is, and at the Effective Time will be, owned, directly or indirectly, by Parent. Sub was formed solely for the purpose of engaging in the Transactions (including the Financing), and it has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incidental to its formation and pursuant to this Agreement or the Financing.

(b) As of the date of this Agreement, none of Parent, Sub or any of their respective affiliates or associates (as defined in Chapter 1704 of the OGCL) beneficially owns (as defined in Rule 13d-3 promulgated under the Exchange Act or Chapter 1704 of the OGCL) more than one percent (1%) of the Shares or any securities that are convertible into or exchangeable or exercisable for more than one percent (1%) of the Shares, or is a party to any contract, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of more than one percent (1%) of the Shares. None of Parent, Sub, any of their respective Subsidiaries or the “affiliates” of any such entity is, and at no time during the last three (3) years has been, an “interested shareholder” of the Company, as such terms are defined in Section 1704.01 of the OGCL.

Section 4.07 Financial Statements; Controls.

(a) Section 4.07(a) of the Parent Disclosure Letter contains the audited, consolidated financial statements of Parent and its consolidated Subsidiaries consisting of the audited consolidated balance sheet of Parent and its consolidated Subsidiaries as at June 30, 2018 and June 30, 2017 and the related audited consolidated statements of operations, comprehensive income (loss) and cash flows for the years then ended, together with the notes to such financial statements, and Section 4.07(b) of the Parent Disclosure Letter contains the unaudited, consolidated financial statements of Parent and its consolidated Subsidiaries consisting of the unaudited consolidated balance sheet as at September 30, 2018 and December 31, 2018 of Parent and its consolidated Subsidiaries and the related unaudited consolidated statements of operations, comprehensive income (loss) and cash flows for the three (3)-month and six (6)-month periods then ended, including any notes thereto (the foregoing financial statements, the “Parent Financial Statements”). The Parent Financial Statements (i) were, except as may be indicated in the notes thereto, prepared in accordance with GAAP (as in effect in the United States on the date of such Parent Financial Statement) applied in all material respects on a consistent basis during the periods involved and (ii) present fairly, in all material respects, the financial position of Parent and its consolidated Subsidiaries and the results of their operations, comprehensive income (loss) and cash flows as of the dates and for the periods referred to therein (except in the case of interim financial statements, they do not contain notes and are subject to normal year-end adjustments or (in the case of the unaudited financial statements for the six (6)-month period ending December 31, 2018) adjustments resulting from the audit of such unaudited financial statements, in each case, that are not individually or in the aggregate material).

(b) To Parent’s knowledge, no “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X) in the design or operation of internal controls over Parent’s financial reporting were identified in connection with the audit of its financial statements for the period ended June 30, 2018, that could adversely affect in any material respect Parent’s ability to timely record, process, summarize and report financial information.

Section 4.08 Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth or reflected on Parent’s consolidated balance sheet or disclosed in the notes thereto, other than liabilities and obligations (a) disclosed, reserved against or provided for in the unaudited consolidated balance sheet of Parent and its consolidated Subsidiaries as of December 31, 2018 or in the notes thereto, (b) incurred in the ordinary course of business consistent with past practice since December 31, 2018, (c) incurred or permitted to be incurred under this Agreement or incurred in connection with the Transactions (but only to the extent permitted by this Agreement), (d) that have been discharged or paid in full or (e) that otherwise would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 4.09 Financing.

(a) Parent has delivered to the Company true and complete copies of (i) the executed commitment letter, dated as of the date hereof (the “Equity Commitment Letter”), among Parent and the other party thereto (the “Equity Financing Source”), pursuant to which the Equity Financing Source has committed, subject only to the terms thereof, to invest the amounts set forth therein on the date on which the Closing should occur pursuant to Section 1.02 and to which the Company is an express third-party beneficiary (the “Equity Financing”), and (ii) the executed commitment letter (together with the term sheet and any other annexes, exhibits, schedules and other attachments thereto), dated as of the date hereof (the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Commitments”) among Parent and the financial institutions identified therein (the “Lenders” and, together with the Equity Financing Source, the “Financing Sources”), pursuant to which the Lenders have committed, subject only to the terms and conditions thereof, to lend the amounts set forth therein for purposes of funding the Transactions on the date on which the Closing should occur pursuant to Section 1.02 (the “Debt Financing” and, together with the Equity Financing, the “Financing”). Parent has also delivered to the Company true and complete copies of any and all fee letter(s) (with only the fee amounts and economic terms (including economic flex terms) (none of which individually or in the aggregate would reduce the amount of the Debt Financing below an amount necessary (together with the Equity Financing) to satisfy the Financing Uses, adversely affect the availability of the Debt Financing or delay or prevent the Closing or make the funding of the Debt Financing less likely to occur) redacted) relating to the Debt Commitment Letter (any such fee letter, a “Fee Letter”).

(b) Assuming the satisfaction of the closing conditions set forth in Section 6.01 and Section 6.02 and that the Financing is funded in accordance with the Financing Commitments, the aggregate net proceeds from the Financing when funded in accordance with the Financing Commitments are sufficient to fund all of the amounts required to be provided by Parent or Sub for the consummation of the Transactions and are sufficient for the satisfaction of all of the obligations of Parent and Sub at the Closing under this Agreement, including the payment of the Aggregate Merger Consideration, the amounts payable pursuant to Section 2.03 and the payment of all costs and expenses of the Transactions (including any obligations of the Surviving Corporation and the Company Subsidiaries) which become due or payable by the Surviving Corporation or any Company Subsidiary in connection with, or as a result of, the Transactions and any repayment or refinancing of Indebtedness required in connection therewith (including as required by any of the Financing Commitments) (collectively, the “Financing Uses”).

(c) As of the date hereof, (i) all of the Financing Commitments are in full force and effect and have not been withdrawn, terminated or rescinded or, except as permitted by Section 5.07 after the date hereof, otherwise amended, supplemented or modified (or contemplated to be amended, supplemented or modified) in each case by Parent, or to the knowledge of Parent, any other party thereto in any respect, (ii) each of the Financing Commitments, in the form delivered to the Company, is a legal, valid and binding obligation of Parent, Sub and, to the knowledge of Parent, the other parties thereto, enforceable against such parties in accordance with its terms, subject to the Bankruptcy and Equity Exception, (iii) there are no side letters or other Contracts or arrangements (except for any Fee Letters, any fee credit or discount letters and engagement letters) with respect to the Debt Financing relating to the Financing Commitments among the parties thereto that would add any condition precedent to funding of the Debt Financing, reduce the amount of the Debt Financing below an amount necessary (together with the Equity Financing) to satisfy the Financing Uses, adversely affect the availability of the Debt Financing or delay or prevent the Closing or make the funding of the Debt Financing less likely to occur and (iv) no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any term, or a failure of any condition, of the Financing Commitments or otherwise result in the aggregate amount of the Financing being unavailable on the date on which the Closing should occur pursuant to Section 1.02. Assuming the satisfaction of the conditions set forth in Section 6.01 and Section 6.02 and compliance by the Company with Section 5.07, Parent has no reason to believe that it or any Equity Financing Source or Lender would be unable to satisfy on a timely basis any term or condition of the Financing Commitments required to be satisfied by it. Parent and Sub have fully paid any and all commitment fees or other fees required by the Financing Commitments to be paid on or before the date of this Agreement. As of the date hereof, (i) there are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the Financing, other than as expressly set forth in the Financing Commitments (collectively, the “Disclosed Conditions”), and (ii) no person has any right to impose, and none of Parent or any counterparty to any Financing Commitment has any obligation to accept (1) any condition precedent to such funding, other than the Disclosed Conditions, (2) any reduction to the aggregate amount available under the Financing Commitments on the Closing Date below an amount necessary to satisfy the Financing Uses or (3) any term of condition that would have the effect of reducing the aggregate amount available under the Financing Commitments on the Closing Date below an amount necessary to satisfy the Financing Uses. Parent affirms that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent and/or any of its affiliates obtain financing for or related to any of the Transactions.

(d) Neither Parent nor Sub has, directly or indirectly, entered into an exclusivity, lock-up or other similar agreement, arrangement or binding understanding with any bank, investment bank or other potential provider of debt or equity financing that prohibits such provider from providing or seeking to provide any services or financing, including debt or equity financing, to any third party in connection with a transaction relating to the Company or the Company Subsidiaries (including in connection with the making of any Competing Proposal) in connection with the Transactions.

Section 4.10 Guarantee. Concurrently with the execution of this Agreement, Parent and Sub have caused the Guarantor to deliver the Guarantee, dated as of the date of this Agreement, to the Company. As of the date of this

Agreement, (i) the Guarantee is in full force and effect and has not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect, (ii) the Guarantee is a legal and valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception, and (iii) no event has occurred which, with or without notice, lapse of time or both, could constitute a default or breach on the part of the Guarantor under the Guarantee.

Section 4.11 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which the Company could be responsible in connection with the Transactions based on arrangements made by or on behalf of Parent, Sub or any of their respective affiliates, other than those that become payable by the Surviving Corporation following the consummation of the Merger.

Section 4.12 Solvency. Assuming that (a) the conditions to the obligation of Parent and Sub to consummate the Merger have been satisfied or waived, (b) the most recent financial statements included in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K filed by the Company with the SEC present fairly in all material respects the consolidated financial condition of the Company and the consolidated Company Subsidiaries as at the end of the periods covered thereby and the consolidated results of operations of the Company and the consolidated Company Subsidiaries for the periods covered thereby in accordance with GAAP and (c) any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared by them in good faith based upon assumptions that were and continue to be reasonable, then at and immediately following the Effective Time and after giving effect to all of the Transactions, including the funding of the Debt Financing and the Financing Uses and the Merger, Parent, the Surviving Corporation and each Subsidiary of Parent and Surviving Corporation, taken as a whole, will be Solvent. As of the date hereof, Parent and its Subsidiaries, on a consolidated basis, are Solvent. Parent and Sub are not entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of Parent (or any of its subsidiaries), Sub, the Company or any Company Subsidiary.

Section 4.13 Indebtedness. True and correct copies, as of the date hereof, of the Parent Credit Agreement, the Parent Indenture and the form of notes issued under the Parent Indenture, and all amendments to each of them, have been provided to the Company prior to the date of this Agreement. As of the date hereof, there is no Default or Event of Default under the Parent Credit Agreement or the Parent Indenture (as such terms are defined in the Parent Credit Agreement and Parent Indenture, as applicable).

Section 4.14 Absence of Certain Arrangements. Other than this Agreement and the Voting Agreements, as of the date hereof, there are no Contracts or any commitments to enter into any Contract between Parent, Sub or any of their respective controlled affiliates, on the one hand, and any director, officer, employee or shareholder of the Company, on the other hand, relating to the Transactions or the operations of the Surviving Corporation after the Effective Time. As of the date of this Agreement, neither Parent nor any of its affiliates has entered into any Contract or any commitments to enter into any Contract pursuant to which: (i) any shareholder of the Company would be entitled to receive consideration for its Shares of a different amount or nature than provided pursuant to this Agreement, or (ii) any shareholder of the Company agrees to vote to adopt this Agreement or approve the Merger or agrees to vote against any Competing Proposal (except for the Voting Agreements delivered concurrently with the execution of this Agreement).

Section 4.15 Acknowledgement of No Other Representations or Warranties. Without limiting the representations and warranties contained in Article III or any certificate delivered by the Company pursuant to Section 6.02, each of Parent and Sub acknowledges that it has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and the Company Subsidiaries and that it and its representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company and the Company Subsidiaries that it and its representatives have desired or requested to review for such purpose and that it and its representatives have had full opportunity to meet with the management of the Company and the Company Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and the Company Subsidiaries. Each of Parent and Sub acknowledges and agrees that, except for the representations and warranties contained in Article III and any certificate delivered by the Company pursuant to Section 6.02, none of the Company, the Company Subsidiaries or any of their respective affiliates or the Company Representatives makes or has made any representation or warranty, either express or implied in connection with the Transactions, concerning the Company or the Company Subsidiaries or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects or the Transactions. To the fullest extent permitted by applicable Law, except with respect to actual common law fraud and the representations and warranties contained in Article III or any certificate delivered by the Company pursuant to Section 6.02 or any breach of any covenant or other agreement of the Company contained in this Agreement, none of the Company, the Company Subsidiaries or any of their respective affiliates or the Company Representatives shall have any liability to Parent or Sub or their respective affiliates or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information or statements (or any omissions therefrom) provided or made available by the Company, the Company Subsidiaries or their respective affiliates or the Company Representatives to Parent, Sub or their respective affiliates or representatives in connection with the Transactions.

ARTICLE V.

COVENANTS

Section 5.01 Conduct of Business by the Company Pending the Merger. The Company agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except as set forth in Section 5.01 of the Company Disclosure Letter, as expressly contemplated or required by any other provision of this Agreement or as required by applicable Law, or any order of a Governmental Entity of competent jurisdiction or the rules or regulations of the Nasdaq, unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each Company Subsidiary to (x) use reasonable best efforts to conduct its operations in the ordinary course of business consistent with past practice and (y) use commercially reasonable efforts to preserve substantially intact its respective business organization, keep available the services of its respective current officers and employees, and preserve its respective present relationships with material customers, suppliers, distributors, licensors and licensees and Governmental Entities and other persons having material business relationships with it. Without limiting the foregoing, except as set forth in Section 5.01 of the Company Disclosure Letter, as expressly contemplated or required by any other provision of this Agreement or as required by applicable Law, or any order of a Governmental Entity of competent jurisdiction, the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed): (a) amend the Company Charter or the Company Code (or any organizational documents of a Company Subsidiary), except, in the case of a Company Subsidiary that is not a Significant Subsidiary, for amendments that would not be materially adverse to the Company, or adopt a rights plan, “poison pill” or similar agreement that is, or at the Effective Time will be, applicable to this Agreement or the Transactions;

(b) issue, sell, pledge, dispose of, grant or authorize the issuance of any, or subject to any Lien, Equity Interests in the Company or any Company Subsidiary, other than the issuance of Shares upon the exercise of Company Options and the vesting or settlement of Stock Units, in each case outstanding as of the date of this Agreement and in accordance with their terms as of the date of this Agreement; provided that, for the avoidance of doubt, this Section 5.01(b) shall not restrict the purchase of Company Common Stock made in the open market under and in accordance with the terms of the Company’s 401(k) Savings Plan and participant elections thereunder.

(c) sell, lease, license, abandon, permit to lapse or expire or otherwise dispose of or subject to any Lien (other than a Permitted Lien), any properties or assets with a value (including any Intellectual Property Rights) in excess of $5,000,000 in the aggregate or that are owned by and material to the Company and the Company Subsidiaries, taken as a whole, except (i) sales or dispositions made in connection with any transaction exclusively between or among the Company and any of the wholly-owned Company Subsidiaries or between or among the wholly-owned Company Subsidiaries, (ii) sales or dispositions of supplies or inventory made in the ordinary course of business consistent with past practices, or (iii) the expiration of any Patents at the end of the prescribed statutory term;

(d) declare, set aside, make or pay any dividend or other distribution with respect to its Equity Interests, whether payable in cash, stock, property or a combination thereof other than (i) quarterly cash dividends to holders of Shares in a per Share amount no greater than the Company’s most recently declared quarterly dividend, with record and payment dates in accordance with the Company’s customary dividend schedule or (ii) dividends or distributions in cash by a wholly-owned Company Subsidiary to the Company or another Company Subsidiary;

(e) other than in connection with the exercise of any outstanding Company Options or the payment of related withholding Taxes, by net exercise or by the tendering of shares, or Tax withholdings on the vesting or payment of outstanding Stock Units or Restricted Stock, reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its Equity Interests;

(f) merge or consolidate the Company or any Company Subsidiary with any person or adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization or adopt resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

(g) make or offer to make any acquisition of the Equity Interests of any person or any material assets or any business or real property (in each case, including by merger, consolidation or acquisition of stock or assets), other than any acquisitions of inventory, supplies, raw materials, equipment or similar assets in the ordinary course of business consistent with past practice;

(h) incur, assume, modify the terms of or otherwise become liable for any Indebtedness for borrowed money, enter into any interest rate and currency obligation swaps, hedges or similar arrangements or issue any debt securities, or assume or guarantee the obligations of any person (other than a wholly-owned Company Subsidiary) for borrowed money, except (i) for such Indebtedness (including hedges) in the ordinary course of business consistent with past practice not in excess of $1,000,000 (or, in the case of hedges, such hedges with respect to amounts not in excess of $5,000,000), (ii) Indebtedness solely between or among the Company and the wholly-owned Company Subsidiaries or between or among the wholly-owned Company Subsidiaries, (iii) Indebtedness under any revolving credit facility under the Senior Credit Facility or the Other Existing Credit Facilities not to exceed the aggregate commitments under such revolving credit facility as of the date hereof and (iv) for any guarantee by the Company of Indebtedness of the wholly-owned Company Subsidiaries or guarantee by the Company Subsidiaries of Indebtedness of the Company or any of the wholly-owned Company Subsidiaries;

(i) make any loans, advances or capital contributions to, or investments in, any other person (other than any wholly-owned Company Subsidiary) other than advances for business expenses incurred in the ordinary course of business consistent with past practices;

(j) except to the extent required by Law or the terms of any Company Benefit Plan or employment agreement in effect on the date of this Agreement, or as specifically contemplated by Section 2.03: (i) other than increases in annual salaries or other base wages and corresponding increases in target annual bonuses that result solely from such increases in base salaries, in any case, made in the ordinary course of business and consistent with past practice of not more than (A) three percent (3%) of the aggregate salaries and other base wages and target bonus opportunities otherwise payable by the Company and the Company Subsidiaries with respect to the

2019 fiscal year and (B) for employees with total annual target cash compensation of $250,000 or more, four percent (4%) of salary or other base wage and target bonus opportunity otherwise payable by the Company and the Company Subsidiaries with respect to such employee for the 2019 fiscal year, materially increase or accelerate the vesting or payment of compensation or benefits payable or to become payable to its directors, officers or employees; (ii) other than in the ordinary course of business consistent with past practice for new employees whose hiring is permitted under this Section 5.01(j), grant any rights to severance or termination pay or other termination benefit, or enter into any employment or severance agreement; (iii) except for amendments to Company Benefit Plans made in the ordinary course of business consistent with past practice and that do not, individually or in the aggregate, result in any material increase in costs, obligations or liabilities for the Company or any Company Subsidiary, establish, adopt, enter into, terminate or materially amend (including accelerating the vesting, funding or payment under) any Company Benefit Plan or any other bonus, profit sharing, thrift, pension, retirement, deferred compensation, employment, termination, severance, change in control, retention or other plan or agreement; (iv) terminate (other than for cause) the employment of, or hire or promote any employee whose total annual target cash compensation exceeds $250,000; or (v) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan or any agreement, plan, policy, trust, fund or other arrangement that would constitute a Company Benefit Plan if it were in existence on the date hereof;

(k) engage in any “mass layoff” or “plant closing” (within the meaning of the WARN Act or any similar Law);

(l) modify, extend, cancel, terminate or enter into any CBA, or recognize or certify any Labor Organization as the bargaining representative for any employees of the Company or any of the Company Subsidiaries, other than any modification or extension made in the ordinary course of business that does not result, individually or in the aggregate, in any material increase in costs, obligations or liabilities for the Company or any Company Subsidiary or otherwise materially adversely affect the Company or any Company Subsidiary;

(m) make any material change in accounting principles, practices, policies or procedures, other than as required by GAAP, applicable Law or order of any Governmental Entity with competent jurisdiction;

(n) make, incur or commit to incur any capital expenditures or any obligation or liability in respect thereof that, individually or in the aggregate, exceeds $5,000,000 in any calendar year; provided, however, that notwithstanding the foregoing, the Company and any Company Subsidiary shall be permitted to make capital expenditures set forth in 2019 capital expenditure budget set forth in Section 5.01(n)(i) of the Company Disclosure Letter or the 2020 capital expenditure forecast set forth in Section 5.01(n)(ii) of the Company Disclosure Letter;

(o) waive, release, assign, settle or compromise any Proceeding or series of Proceedings made by or against the Company or any Company Subsidiary other than settlements or compromises of Proceedings (i) that do not, individually or in the aggregate, involve the payment (in cash or other assets) by the Company or any Company Subsidiary of more than $5,000,000 in excess of the amount reserved on the latest consolidated balance sheet of the Company in respect of the Proceedings, as set forth in the Company SEC Documents, and do not involve any conduct remedy, injunction or other non-monetary relief on the Company or any of the Company Subsidiaries or (ii) permitted pursuant to Section 5.14;

(p) (i) other than in the ordinary course of business consistent in all material respects with past practice, amend in any material respect adverse to the Company or any Company Subsidiary, terminate, renew on terms that are in any material respect unfavorable to the Company or any Company Subsidiary or waive any material rights under any Company Material Contract or any Contract that would have been a Company Material Contract if it had been in effect on the date of this Agreement or (ii) enter into any Contract that would have been a Company Material Contract if it had been in effect on the date of this Agreement, provided that, this Section 5.01(p) shall not restrict the Company and the Company Subsidiaries from, in the ordinary course of business, entering into, amending or renewing Contracts that (if in effect on the date of this Agreement) would have been Company Material Contracts solely pursuant to Section 3.18(b)(ii), (vi), (ix) or (xvi);

(q) knowingly take any action that would be reasonably likely to cause or materially contribute to, or fail to use commercially reasonable efforts to take any action that would be reasonably likely to prevent, the lapsing or revocation of or the materially adverse modification of any obligations under, any material Permits of, or materially adverse treatment of any application for a material Permit by, the Company or any of the Company Subsidiaries;

(r) fail to maintain in full force and effect the material Insurance Policies;

(s) make or change any material Tax election except in the ordinary course of business consistent with past practice, settle or compromise any claim in respect of material Taxes, change any material Tax accounting policies, enter into any material closing or similar agreement with a Tax authority, extend the limitations period applicable to the assessment of any material Tax, or file any material Tax Return inconsistent with past practice;

(t) enter into any line of business that does not relate to the manufacture, marketing or sale of labels; or

(u) agree or enter into any Contract to do any of the foregoing.

Nothing contained in this Agreement shall give Parent or Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with, and subject to, the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

Section 5.02 Agreements Concerning Parent and Sub.

(a) Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Sub of, and the compliance by Sub with, all of the covenants, agreements, obligations and undertakings of Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Sub hereunder. Parent shall, immediately following execution of this Agreement, adopt this Agreement in its capacity as sole shareholder of Sub in accordance with applicable Law and the articles of incorporation and code of regulations of Sub.

(b) Each of Parent and Sub acknowledges and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except as set forth in Section 5.02(b) of the Parent Disclosure Letter, as expressly contemplated or required by any other provision of this Agreement or as required by applicable Law, any order of a Governmental Entity of competent jurisdiction, unless the Company shall otherwise agree in writing (which agreement shall not be unreasonably withheld, conditioned or delayed), Parent will, and will cause each of its Subsidiaries (i) to conduct its operations in all material respects in the ordinary course of business and (ii) not to (A) declare, set aside, make or pay any dividend or other distribution with respect to capital stock of Parent or any of its Subsidiaries (other than to Parent or another Subsidiary), whether payable in cash, stock, property or a combination thereof, (B) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other Equity Interests of Parent, (C) make any material change in accounting principles, practices, policies or procedures, other than as required by GAAP, applicable Law or order of any Governmental Entity with competent jurisdiction (D) incur, assume, modify the terms of or otherwise become liable for any Indebtedness for borrowed money or issue any debt securities, or assume or guarantee the obligations of any person (other than a wholly-owned Subsidiary) for borrowed money or (E) agree or enter into any Contract to do any of the actions in the foregoing clauses (A)–(D), except, in each case, as would not reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 5.03 Solicitation; Change of Company Recommendation.

(a) Except as permitted by this Section 5.03, (i) from and after the date of this Agreement, the Company shall, shall cause the Company Subsidiaries to, and shall use reasonable best efforts to cause the Company Representatives to, immediately cease and cause to be terminated any solicitations, encouragements, discussions or negotiations with any persons that may be ongoing with respect to any Competing Proposal or any inquiry or proposal that constitutes or could reasonably be expected to lead to a Competing Proposal; (ii) the Company shall promptly (and in event within 48 hours) request that all confidential information previously furnished to any such persons and their respective representatives be returned or destroyed promptly and (iii) the Company shall immediately terminate all access previously granted to such persons to any physical or electronic data room; and (iv) from and after the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7.01, the Company shall not, shall cause the Company Subsidiaries not to, and shall use reasonable best efforts to cause the Company Representatives not to, directly or indirectly, (A) initiate, solicit, knowingly encourage or knowingly facilitate (1) the submission of any Competing Proposal or (2) any inquiries regarding, or the making, disclosure or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal, (B) furnish any non-public information regarding the Company or any Company Subsidiary to any third person in connection with or in response to a Competing Proposal, (C) engage in, knowingly facilitate, knowingly encourage or otherwise participate in any discussions or negotiations with any third person with respect to any Competing Proposal, or any proposal, inquiry or offer that would reasonably be expected to lead to, a Competing Proposal, made by such person, or (D) terminate, amend, release, modify or knowingly fail to enforce, or waive, any provision of any standstill or confidentiality agreement with any person (other than with Parent, Sub or any affiliate of Parent or Sub), in each case in connection with any potential Competing Proposal, including any inquiry, proposal or offer that relates to or constitutes, or would reasonably be expected to lead to, a Competing Proposal, except in the case of this clause (D) following receipt of a Competing Proposal that satisfies clauses (i) and (ii) of Section 5.03(b) to the extent that such failure to take such actions would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board (or a committee thereof) under applicable Law.

(b) Notwithstanding anything to the contrary contained in this Agreement, but subject to the last sentence of this Section 5.03(b), if, at any time following the date of this Agreement and prior to receipt of the Company Shareholder Approval, (i) the Company receives a written Competing Proposal that the Company Board (or any committee thereof) believes to be bona fide and such written Competing Proposal did not result from a breach of this Section 5.03, and (ii) the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal from the same person making such Competing Proposal, then the Company may, only following the execution of an Acceptable Confidentiality Agreement with the person making such Competing Proposal, (A) furnish information with respect to the Company and the Company Subsidiaries to the person making such Competing Proposal and its representatives and (B) participate in discussions or negotiations with the person making such Competing Proposal and its representatives regarding such Competing Proposal; provided, however, that the Company will (x) as promptly as practicable (and in any event within 48 hours) notify Parent of the receipt of any Competing Proposal that constitutes or could reasonably be expected to lead to a Superior Proposal, including the identity of any person making such Competing Proposal and the material terms thereof, (y) furnish to Parent a true and correct copy of any confidentiality or other agreement entered into with such person and (z) as promptly as practicable (and in any event within 24 hours after providing material) provide to Parent any material information concerning the Company or the Company Subsidiaries provided or made available to such other person (or its representatives) that was not previously provided or made available to Parent. None of the foregoing provisions of Section 5.03(a) or Section 5.03(b) shall prohibit the Company or the Company Representatives from communicating with any person or group of persons that has made a Competing Proposal after the date of this Agreement that did not result from a breach of Section 5.03(a) solely to request the clarification of the terms and conditions thereof so as to determine whether the Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, and any such communications, to the extent limited to such purpose, shall not be a breach of this

Section 5.03; provided that the Company has first provided Parent written notice of the Competing Proposal (and such anticipated effort to seek clarification).

(c) Except as set forth in Section 5.03(d) or Section 5.03(e), neither the Company Board nor any committee thereof shall (i) adopt, authorize, approve, endorse, declare advisable or recommend to the shareholders of the Company (or publicly propose to adopt, authorize, approve, endorse, declare advisable or recommend to the shareholders of the Company), any Competing Proposal, (ii) withhold, modify, amend, change, qualify or withdraw, or publicly propose to withhold, modify, amend, change, qualify or withdraw, in a manner adverse to Parent or Sub, the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement, (iii) allow, authorize, cause or permit the Company or any of the Company Subsidiaries to execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement to effect any Competing Proposal with the person that made such Competing Proposal (other than, solely when permitted by Section 5.03(b), an Acceptable Confidentiality Agreement), or requiring the Company to abandon, terminate or fail to consummate the Transactions (each, a “Company Acquisition Agreement”) or (iv) resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses (i)–(iv), a “Change of Company Recommendation”).

(d) Notwithstanding anything to the contrary contained in this Agreement (but subject to prior compliance with the provisions set forth below), at any time prior to receipt of the Company Shareholder Approval, the Company Board (or any committee thereof) may make a Change of Company Recommendation (and, if so desired by the Company Board), terminate this Agreement in accordance with Section 7.01(f) in order to cause the Company to concurrently enter into a definitive agreement with respect to a Competing Proposal if, but only if, prior to taking any such action:

(i) (A) a bona fide written Competing Proposal (that did not result from a breach of this Section 5.03) is made to the Company by a third person after the date of this Agreement and such Competing Proposal is not withdrawn and (B) the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that (I) such Competing Proposal constitutes a Superior Proposal and (II) the failure to make a Change of Company Recommendation in connection with such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law;

(ii) the Company provides Parent prior written notice of the intention of the Company Board (or any committee thereof) to make a Change of Company Recommendation or to terminate this Agreement to enter into a definitive agreement with respect to a Competing Proposal (a “Notice of Change of Recommendation”) at least three (3) Business Days in advance of taking any such action, which notice shall include the material terms and conditions of the Superior Proposal and copies of the proposed transaction documents in respect of such Competing Proposal, including the identity of the person making such Superior Proposal (it being agreed that neither the delivery of the Notice of Change of Recommendation by the Company nor any public disclosure thereof shall constitute a Change of Company Recommendation);

(iii) if requested by Parent, the Company has negotiated, and caused any applicable Company Representatives to negotiate, in good faith with Parent with respect to any changes to the terms of this Agreement, the Financing Commitments and the Guarantee proposed by Parent in a written binding offer, for at least three (3) Business Days following receipt by Parent of such Notice of Change of Recommendation (it being understood and agreed that any amendment to any material term of the Superior Proposal shall require a new Notice of Change of Recommendation and an additional two (2) Business Day period from the date of such notice), and during each such period, the Company Board has considered in good faith any such proposed changes by Parent; and

(iv) taking into account any changes to the terms of this Agreement, the Financing Commitments and the Guarantee offered by Parent in a binding irrevocable written offer to the Company pursuant to clause (iii) above, the Company Board (or any committee thereof) has determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal would continue to constitute a Superior Proposal if such changes irrevocably offered in writing by Parent were to be given effect.

(e) Other than in connection with a Competing Proposal (which shall be subject to Section 5.03(d) and shall not be subject to this Section 5.03(e)), nothing in this Agreement shall prohibit or restrict the Company Board (or any committee thereof) from effecting a Change of Company Recommendation in response to an Intervening Event if the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that the failure of the Company Board to effect a Change of Company Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, that the Company shall give Parent at least three (3) Business Days of such determination and the intention of the Company Board (or any committee thereof) to take such action, which notice shall include a reasonably detailed description of the basis for such Change of Company Recommendation (it being agreed that neither the delivery of such notice by the Company nor any public disclosure thereof shall constitute a Change of Company Recommendation).

(f) Nothing contained in this Section 5.03 shall prohibit the Company Board (or any committee thereof) from (i) disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of the Company if the Company Board (or any committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be likely to be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board (or any committee thereof) of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Company Recommendation). Nothing in the foregoing provisions of this Section 5.03(f) will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Change of Company Recommendation other than in accordance with Section 5.03(d) or Section  5.03(e).

Section 5.04 Preparation of the Proxy Statement; Company Shareholder Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall (i) prepare and file a preliminary Proxy Statement with the SEC and (ii) in consultation with Parent, set a record date for the Company Shareholder Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith. Parent shall cooperate with the Company, as reasonably requested, in the preparation of the Proxy Statement and shall furnish all information concerning Parent, Sub, the Guarantor and any of their affiliates and any transaction any of them have or are contemplating entering into in connection with this Agreement that is reasonably requested by the Company or the Company’s outside legal counsel and necessary or appropriate in connection with the preparation of the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing, including responding as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement. Prior to filing or mailing the Proxy Statement or any related documents (or in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider in good faith any comments on such document or response reasonably proposed by Parent. The Company shall notify Parent promptly of the receipt of any comments to the Proxy Statement from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company and the SEC or its staff with respect to the Proxy Statement or the Transactions.

(b) The Company shall cause (and shall use reasonable best efforts to cause within five (5) Business Days) the Proxy Statement in definitive form to be disseminated to the shareholders of the Company as of the record date established for the Company Shareholder Meeting as promptly as reasonably practicable after confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement (the “Proxy Clearance”).

(c) If, at any time prior to the Company Shareholder Meeting, any information relating to the Company or Parent, Sub, the Guarantor, any of their affiliates or any transaction any of them have or are contemplating entering into in connection with this Agreement, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall as promptly as practicable notify the other party. Following such notification, the Company shall prepare and file with the SEC an appropriate amendment or supplement to the Proxy Statement describing such information as promptly as reasonably practicable after Parent has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law or the SEC or its staff, the Company shall disseminate such amendment or supplement to the shareholders of the Company.

(d) The Company shall as promptly as reasonably practicable after (and shall use reasonable best efforts to do the following within thirty (30) Business Days after) the Proxy Clearance, in accordance with Law and the Company Charter and the Company Code, duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholder Meeting”) for the purpose of seeking the Company Shareholder Approval.

(e) Notwithstanding any provision of this Agreement to the contrary, the Company may adjourn, recess or postpone the Company Shareholder Meeting, and may change the record date thereof in connection such postponement, solely (i) after consultation with Parent, to the extent necessary, in the good faith judgment of the Company Board, to ensure that any required supplement or amendment to the Proxy Statement is provided to the shareholders of the Company a reasonable amount of time in advance of the Company Shareholder Meeting or (ii) if as of the time for which the Company Shareholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholder Meeting or to the extent that at such time the Company has not received proxies sufficient to allow the receipt of the Company Shareholder Approval at the Company Shareholder Meeting. The obligation of the Company to establish a record date for, duly call, give notice of, convene and hold the Company Shareholder Meeting shall not be affected by a Change of Company Recommendation unless this Agreement has been terminated in accordance with Section 7.01(f).

(f) The Company, through the Company Board, shall (i) except in the case of a Change of Company Recommendation permitted by Section 5.03(d) or Section 5.03(e), use its reasonable best efforts to solicit from the holders of Company Common Stock proxies in favor of the Company Shareholder Approval in accordance with the OGCL, (ii) submit this Agreement for adoption by the shareholders of the Company and (iii) except in the case of a Change of Company Recommendation permitted by Section 5.03(d) or Section 5.03(e), recommend to the shareholders of the Company that they adopt this Agreement and include such recommendation in the Proxy Statement.

Section 5.05 Access to Information. From the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to: (a) provide to Parent, Sub and their respective representatives, including Parent’s financing sources, reasonable access during normal business hours in such a manner as not to unreasonably interfere with the operation of any business conducted by the Company or any Company Subsidiary, upon reasonable prior written notice to the Company, to the officers, employees, personnel, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books, Tax Returns, records, files and Contracts thereof; and (b) furnish promptly such information, books, Tax Returns, records, files and Contracts concerning the business, properties, Contracts, assets and liabilities of the Company and Company Subsidiaries as Parent, Sub and their respective representatives may reasonably request; provided, however, that the Company shall not be required to (or to cause any Company Subsidiary to) afford such access or furnish such information to the extent that the Company reasonably believes in good faith (after consultation with its outside counsel) that doing so would: (i) result in the loss of attorney-client privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege); (ii) violate any confidentiality obligations of the Company or any Company Subsidiary to any third person or otherwise breach, contravene or violate any then effective Contract to which the Company or any Company Subsidiary is a party; or (iii) breach, contravene or violate any applicable Law (including privacy laws and the HSR Act or any other Antitrust Law) (provided that the Company shall use its commercially reasonable efforts to provide such access or make such disclosure in a manner that does not result in the events set out in clauses (i) through (iii) above). Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on clauses (i) through (iii) above, the Company shall provide Parent with a list of the information that is being withheld. Parent shall, and shall cause each of its Subsidiaries and its and their respective representatives, to hold all information provided or furnished pursuant to this Section 5.05 confidential in accordance with the terms of the Confidentiality Agreement; provided that Parent and Sub will be permitted to disclose such information to any Lender or prospective Lenders that may become parties to the Debt Financing (and, in each case, to their respective representatives); provided, however, that any Lender or prospective Lender (and, in each case, their respective representatives) that is disclosed, furnished or provided such information pursuant to this Section 5.05 shall be considered a “Representative,” as defined in the Confidentiality Agreement. During any visit to the business or property sites of the Company or any of the Company Subsidiaries, each of Parent and Sub shall, and shall cause their respective representatives accessing such properties to, comply with all applicable Laws and all of the Company’s and the Company Subsidiaries’ safety and security procedures that have been provided upon arrival or in advance to Parent. Notwithstanding anything to the contrary contained in this Section 5.05, from the date of this Agreement to the Effective Time, none of Parent, Sub or any of their respective affiliates shall conduct any environmental sampling or other intrusive investigation of air, surface water, groundwater, soil or other environmental media at or in connection with any of such real property owned or leased by the Company. At or prior to the Closing, the Company shall deliver or cause to be delivered to Parent one or more CDs containing (in a readable and otherwise reasonably acceptable format) complete and accurate copies of (A) the contents of the Company’s virtual data room established at Intralinks.com that has been used for due diligence in connection with the Merger (the “Data Room”) as at 6:00 p.m. Eastern Time on February 23, 2019, and (B) separately identified, each document added to the Data Room after such time; provided, however, that, in lieu of delivering the CD referenced in this sentence, the Company may, at its option, maintain the Data Room such that, as of immediately after the Closing, the Data Room contains all of (x) the materials that has been included in the Data Room for due diligence purposes in connection with the Merger as at 6:00 p.m. Eastern Time on February 23, 2019 and (x) each document added to the Data Room after such time.

Section 5.06 Appropriate Action; Consents; Filings.

(a) Subject to Section 5.03, each of Parent and the Company shall (and Parent shall cause each of its affiliates to) use its reasonable best efforts to consummate the Transactions and to cause the conditions set forth in Article VI to be satisfied, in each case as promptly as practicable. Without limiting the generality of the foregoing, Parent shall (and shall cause Sub, the Guarantor and its and their applicable affiliates to) and the Company shall (and shall cause each of the Company Subsidiaries to) use its reasonable best efforts to (i) promptly obtain all actions or nonactions, consents, Permits (including Environmental Permits), waivers, approvals, authorizations and orders from Governmental Entities or other persons necessary or advisable in connection with the consummation of the Transactions, (ii) as promptly as practicable (and (A) subject to the conditions set forth on Section 5.06(a) of the Company Disclosure Letter, with respect to the filings required of the parties or their “ultimate parent entities” under the jurisdictions set forth on Section 5.06(a) of the Company Disclosure Letter within seven (7) Business Days after the date of this Agreement, (B) with respect to the filings required of the parties or their “ultimate parent entities” under the jurisdictions set forth on Section 5.06(b) of the

Company Disclosure Letter within ten (10) Business Days after the date of this Agreement and (C) subject to the conditions set forth on Section 5.06(c) of the Company Disclosure Letter, with respect to the pre-notification filings required of the parties or their “ultimate parent entities” under the jurisdictions set forth on Section 5.06(c) of the Company Disclosure Letter within twenty (20) Business Days after the date of this Agreement), make and not withdraw (without the Company’s consent) all registrations and filings with any Governmental Entity or other persons necessary or advisable in connection with the consummation of the Transactions, including the filings required of the parties or their “ultimate parent entities” under the HSR Act or any other Antitrust Law, and promptly make any further filings pursuant thereto that may be necessary or advisable, (iii) defend all lawsuits or other legal, regulatory, administrative or other Proceedings to which it or any of its affiliates is a party challenging or affecting this Agreement or the consummation of the Transactions, in each case until the issuance of a final, non-appealable order with respect to each such lawsuit or other Proceeding, (iv) seek to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to consummate the Transactions, in each case until the issuance of a final, non-appealable order with respect thereto, (v) seek to resolve any objection or assertion by any Governmental Entity challenging this Agreement or the Transactions and (vi) execute and deliver any additional instruments necessary or advisable to consummate the Transactions on the terms contemplated by this Agreement. In no event shall Parent, Sub, the Company or any of the Company Subsidiaries be required (or permitted without the prior consent of Parent) to make, or to offer to make, any payments to any third parties or concede, or offer to concede, anything of value, in each case, in order to obtain any consent, approval or authorization under contracts of the Company and the Company Subsidiaries from any person, provided that the Company and the Company Subsidiaries may be so required if such offer, payment or concession is conditioned upon the consummation of the Transactions.

(b) Neither Parent nor the Company shall take any action, including acquiring or making any investment in any person or any division or assets thereof, that would reasonably be expected to prevent or cause a material delay in the satisfaction of the conditions contained in Article VI or the consummation of the Transactions. In no event shall the Company or any of the Company Subsidiaries be permitted (without the prior consent of Parent) to provide or concede, or offer to provide or concede, anything of value in order to obtain any consent, approval or authorization under Law.

(c) Without limiting the generality of anything contained in this Section 5.06, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or other Proceeding by or before any Governmental Entity with respect to the Transactions; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or other Proceeding; and (iii) promptly inform the other parties of any communication to or from the FTC, the Antitrust Division or any other Governmental Entity regarding the Transactions. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation or Proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation or Proceeding and to have access to, be consulted in connection with and, to the extent practicable, provided the opportunity to review in advance any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation or Proceeding. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the Transactions. Notwithstanding anything to the contrary in this Section 5.06, (1) no party hereto shall be in violation of this Agreement by virtue of providing information that is competitively sensitive to one another on an “outside counsel only” or other basis designed to ensure compliance with applicable Law (including the HSR Act or any other Antitrust Law) or redacted (A) to remove references concerning the valuation of Parent, the Company or any of their respective Subsidiaries or (B) as necessary to address privilege concerns and (2) Parent and Sub shall not be required to share with the Company any information that (A) does not relate to the Company or the Company Subsidiaries, (B) reveals Parent’s (or its affiliates’) valuation or negotiating strategy with respect to the Transactions or (C) is otherwise confidential or proprietary information of Parent or any of its affiliates.

Section 5.07 Financing.

(a) Parent and Sub shall use their reasonable best efforts to do all things necessary or advisable to arrange and obtain the Financing on a timely basis (taking into account the anticipated timing of the Marketing Period) and, in any event not later than the date the Closing is required to be effected in accordance with Section 1.02, on the terms and conditions (including, to the extent applicable, the “flex” provisions) described in the Financing Commitments or otherwise on terms acceptable to Parent so long as such other terms would be permitted under the restrictions on amendments, modifications and replacements otherwise set forth in this Section 5.07 (for purposes of this Section 5.07, the Financing Commitments and the Debt Commitment Letter shall include any Fee Letter), including using their reasonable best efforts to (i) enter into definitive agreements with respect to the Debt Commitment Letters on the terms and conditions (as such terms may be modified or adjusted in accordance with the terms of, and within the limits of the flex provisions contained in any Fee Letter, or otherwise as acceptable to Parent so long as such terms would be permitted pursuant to the next succeeding sentence (the “Definitive Debt Financing Agreements”), (ii) satisfy on a timely basis (taking into account the anticipated timing of the Marketing Period) (or, if deemed advisable by Parent or Sub, obtain a waiver of) all terms, conditions and covenants, including with respect to the payment of any commitment, engagement or placement fees required as a condition to the Financing, applicable to Parent or Sub in the Financing Commitments and the Definitive Debt Financing Agreements, (iii) if the conditions to the availability of the Financing have been satisfied or waived (or with the funding of the Financing, would be concurrently satisfied), consummate and cause the Financing Sources to fund (including funding the Bridge Facility (as defined in the Debt Commitment Letter) to the extent Notes (as defined in the Debt Commitment Letter) have not then been issued), the Financing at or prior to Closing and (iv) in the event that all of the Disclosed Conditions have been satisfied (or with the funding of the Financing, would be concurrently satisfied) or waived, enforce their rights under the Financing Commitments and the Definitive Debt Financing Agreements. Parent and Sub shall not agree to any amendments, restatements, supplements or modifications to or replacements of, or grant any waivers of, any condition or other provision under the Financing Commitments or the definitive agreements relating to the Financing without the prior written consent of the Company other than amendments, restatements, supplements, modifications, replacements or waivers to the Debt Commitment Letters or the Definitive Debt Financing Agreements if such amendment, modification or waiver would not (and would not be reasonably expected to) (A) reduce the aggregate amount of the Debt Financing or Equity Financing (including as a result of changing the amount of fees to be paid or original issue discount of the Debt Financing or similar fee) unless (I) in the case of any reduction in the amount of the Debt Financing, the Equity Financing is increased by a corresponding amount or (II) the aggregate amount of the Financing would still be sufficient to satisfy the Financing Uses, (B) impose new or additional conditions, amend or modify any of the Disclosed Conditions in any manner materially adverse to the interests of the Company, or otherwise expand any conditions, to the receipt of the Debt Financing or Equity Financing, (C) delay or prevent the Closing beyond the date the Closing is required to be effected in accordance with Section 1.02, (D) make the funding of the Debt Financing or the Equity Financing (or satisfaction of the conditions to obtaining any of the Financing) less likely to occur or (E) adversely impact the ability of Parent or Sub to enforce its rights against the other parties to the Debt Commitment Letter or the Equity Commitment Letter or the Definitive Debt Financing Agreements or the ability of Parent or Sub to timely consummate the Transactions; provided that the foregoing restrictions shall not apply to the implementation of any “flex” provisions under the Debt Commitment Letter or any Fee Letter as in effect on the date hereof; provided, further, that, for the avoidance of doubt, Parent may also amend (or amend and restate) any Debt Commitment Letter, Fee Letters and any fee credit or discount and engagement letters or any Definitive Debt Financing Agreements to add lenders, lead arrangers, bookrunners, syndication agents or any person with similar roles or titles who had not executed the Debt Commitment Letter as of the date hereof and amend titles, allocations and fee sharing arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers or similar entities) in all material respects in accordance with the terms of the Debt Commitment Letter as in effect on the date hereof; provided, further, that Parent shall provide the Company executed copies thereof in accordance with clause (d) below. Upon any such replacement, amendment, supplement or other modification of, or waiver under, the Equity Commitment Letter or Debt Commitment Letter in accordance with this Section 5.07, the term “Equity Commitment Letter” or “Debt Commitment Letter,”

as applicable, shall mean such Commitment Letter as so replaced, amended, supplemented, modified or waived (and consequently the terms “Debt Financing,” “Equity Financing” and “Financing” shall mean the Equity Financing and the Debt Financing contemplated by such Commitment Letters as so replaced, amended, supplemented, modified or waived). Parent and Sub shall use their reasonable best efforts to maintain in effect the Financing Commitments (including any Definitive Debt Financing Agreements) until the Transactions are consummated (subject to Parent’s and Sub’s right to replace, restate, supplement, modify, assign, substitute, waiver or amend the Financing Commitments and the Definitive Debt Financing Agreements in accordance herewith), provided that such efforts shall not require any modification of, or waiver of any rights under, the Financing Commitments, or any payment or other concession that would not be required under the existing terms of the Financing Commitments (including any “flex” provisions) if the applicable Financing was consummated in accordance with its terms prior to the expiration of the applicable Financing Commitment. Neither Parent nor Sub shall release, or consent to the termination (other than by the Lenders in accordance with its terms as of the date hereof) of, the obligations of the Lenders under the Debt Commitment Letter or the Definitive Debt Financing Agreements.

(b) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or any of its affiliates (which for purposes of this Section 5.07(b) shall be deemed to include Guarantor and its affiliates) engage any bank, investment bank or other potential provider of debt or equity financing on an exclusive basis or otherwise on terms that prohibit or are designed to prevent such provider from providing or seeking to provide such services or financing to any person in connection with a transaction relating to the Company or the Company Subsidiaries in connection with the Transactions (including in connection with the making of any Competing Proposal).

(c) If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “flex” provisions) contemplated in the Debt Commitment Letter, Parent and Sub shall use their reasonable best efforts to, as promptly as practicable following the occurrence of such event, arrange and obtain from alternative sources of debt financing an amount sufficient (when added to the Equity Financing) to satisfy the Financing Uses, on terms and conditions (including any “flex” provisions) that are (i) no less favorable in any material respect to Parent or the Company as those contained in the Debt Commitment Letter (including any “flex” term applicable thereto) or (ii) otherwise acceptable to Parent, which, in each case, shall not expand upon the conditions precedent or contingencies to the funding on the Closing Date of the Financing as set forth in the Financing Commitments in effect on the date hereof. The new debt commitment letter and fee letter entered into in connection with such alternative financing are referred to, respectively, as a “New Debt Commitment Letter” and a “New Fee Letter.” In the event Parent or Sub enter into any such New Debt Commitment Letter, (i) Parent and Sub shall promptly provide the Company with true, correct and complete copies thereof (provided that the New Fee Letter may be redacted in a manner consistent with the Fee Letter provided as of the date hereof), (ii) any reference in this Agreement to the “Debt Financing” shall mean the debt financing contemplated by the Debt Commitment Letter as modified pursuant to clause (iii) below, and (iii) any reference in this Agreement to the “Debt Commitment Letter” (and any definition incorporating the term “Debt Commitment Letter,” including the definition of Definitive Debt Financing Agreements) shall be deemed to include the Debt Commitment Letter and any Fee Letter to the extent not superseded by a New Debt Commitment Letter or New Fee Letter, as the case may be, at the time in question and any New Debt Commitment Letter or New Fee Letter to the extent then in effect.

(d) Parent and Sub shall, and shall cause their representatives to, keep the Company reasonably informed of material developments in their efforts to arrange the Financing and provide copies of all draft financing documents related to the Debt Financing to the Company as may be reasonably requested by the Company in writing. Without limiting the generality of the foregoing, Parent shall (i) furnish the Company complete, correct and executed copies of any amendments, restatements, modifications or supplements to, or replacements or waivers of, the Financing Commitments promptly (but in any event within two (2) Business Days) upon their execution and (ii) give the Company prompt written notice (but in any event within two (2) Business Days) (A) of any material default or breach by any party under any of the Financing Commitments or the definitive agreements relating to the Financing of which Parent or Sub becomes aware, (B) of any termination of any of the Financing Commitments, (C) of the receipt of any written notice from any Equity Financing Source or Lender with respect to any (1) actual or potential default, breach, termination or repudiation of any Financing Commitment, any definitive agreement relating to the Financing or any material provision of the Financing Commitments or the definitive agreements relating to the Financing, in each case by any party thereto, or (2) material dispute or disagreement between or among any parties to any Financing Commitment or the definitive agreements relating to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Closing (and, for the avoidance of doubt, other than those relating to the ordinary course negotiation of the Definitive Debt Financing Agreements), and (D) if for any reason Parent or Sub believe in good faith that they will not be able to obtain all or any portion of the aggregate amount of the Financing necessary to satisfy the Financing Uses on the terms or in the manner contemplated by the Financing Commitments or the definitive agreements relating to the Financing, as the case may be.

(e) Prior to the Closing, subject to Parent’s expense reimbursement obligations set forth below, the Company shall, and shall cause the Company Subsidiaries and instruct the Company representatives to, in each case, use their reasonable best efforts to provide to Parent and Sub all cooperation reasonably requested by Parent in connection with the Debt Financing, including using reasonable best efforts to (i) cause management of the Company to prepare for and participate in a reasonable number of meetings, presentations, sessions with rating agencies, due diligence sessions, drafting sessions, road shows, lender meetings and other customary syndication activities, in each case, with appropriate seniority and expertise, at reasonable times and on reasonable notice, (ii) provide reasonable and customary assistance with the preparation of materials for rating agency presentations, bank information memoranda, offering documents, offering memoranda and similar customary documents reasonably required in the Debt Financing, including the execution and delivery of customary authorization letters related thereto (including customary representations (solely with respect to the Company and the Company Subsidiaries) with respect to the absence of material non-public information in the public-side version of documents distributed to potential lenders and the absence of material misstatements) and provide reasonable cooperation with the due diligence efforts of the Debt Financing Sources to the extent reasonable and customary (and, to the extent applicable, subject to the limitations contained in Section 5.05 hereof), (iii) (A) obtain documents reasonably requested by Parent or the Lenders relating to the repayment of the Senior Credit Facility and the release on the Closing Date of related liens, including the Payoff Letter and (B) provide as promptly as reasonably practicable (and in any event, no less than four (4) business days prior to the Closing Date) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including (1) the USA PATRIOT Act and (2) if applicable, a certification regarding beneficial ownership as required by 31 C.F.R. §1010.230 to any Debt Financing Source that has requested such certification, relating to the Company or any of the Company Subsidiaries, in each case as reasonably requested by Parent or the Lenders at least nine (9) Business Days prior to the Closing Date, (iv) furnish Parent and Sub and the Lenders as promptly as reasonably practicable (or in the case of clause (2) as promptly as reasonably practicable, but in no event, more than 15 Business Days after the end of the relevant quarter) with (1) the Required Information, (2) customary “flash” or “recent development” revenue information (which may be provided in a reasonable range or estimate and may be provided on a non-GAAP basis) for any fiscal quarter ending after the date hereof and prior to the Closing, and (3) such other financial and other pertinent information pertaining to the Company and the Company Subsidiaries (it being understood that the Company shall not be required to provide (a) any financial statements other than the Target Financial Statements (as defined in the Debt Commitment Letter as of the date hereof) and the Constantia Financial Statements or (b) any information specified as excluded from the definition of the Required Information pursuant to clauses (a), (b) or (c) of the proviso contained therein; (v) cooperate to facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral (including, to the extent the delivery thereof is not covered by the Payoff Letter, using reasonable best efforts to deliver original copies of all certificated securities and instruments (with transfer powers executed in blank) required to be provided as Collateral under the Debt Commitment Letter), and cooperate with any collateral appraisals and field examinations as may be reasonably requested by the Parent and the Lenders; (vi) cause the independent auditors of the Company and the Company Subsidiaries to assist and cooperate with Parent in connection with the Debt

Financing, including by (A) providing consent to offering memoranda that include or incorporate the Company’s consolidated financial statements and their reports thereon, and customary comfort letters (including “negative assurance” and change period comfort) with respect to financial information relating to the Company and the Company Subsidiaries and (B) attending accounting due diligence sessions in connection with the Debt Financing; (vii) execute and deliver financing agreements and such pledge and security and related documents as may be reasonably requested by Parent or the Lenders; (viii) establish bank and other accounts and blocked account agreements and lock-box arrangements to the extent necessary in connection with the Debt Financing; (ix) execute and deliver any certificates as may be reasonably requested by Parent (other than as to solvency matters) with respect to certain financial information in the offering documents not otherwise covered by “comfort” letters described above so long as such certificate does not relate to (I) any financial information concerning the Company and the Company Subsidiaries that the Company and the Company Subsidiaries does not maintain in the ordinary course of business or (II) any other information not reasonably available to the Company under its current reporting systems; and (x) take all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent that are necessary or customary to permit the consummation of the Debt Financing, including any high yield financing, and to permit the proceeds thereof, to be made available on the Closing Date to consummate the transactions contemplated by this Agreement; provided, however, that notwithstanding anything in this Section 5.07 or elsewhere in this Agreement to the contrary, (1) in no event shall the “reasonable best efforts” of the Company, the Company Subsidiaries or Company representatives be deemed or construed to require such Persons to, and such Persons shall not be required to provide such cooperation to the extent it would (A) interfere unreasonably with the business or operations of the Company or any of the Company Subsidiaries or (B) require the Company or any of the Company Subsidiaries to take any action that would reasonably be expected to (x) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the Company Charter or Company Code or other comparable organizational documents of the Company Subsidiaries, or any applicable Laws or any Material Contract, (y) cause any condition to Closing set forth in this Agreement to fail to be satisfied or otherwise cause any breach of this Agreement that would provide Parent or Sub the right to terminate this Agreement (unless, in each case, waived by Parent, Sub and the Lenders), or (z) result in any employee, officer or director of such Person incurring any personal liability (as opposed to liability in his or her capacity as an officer of such Person) with respect to any matters related to the Debt Financing; (2) neither the Company nor any of the Company Subsidiaries shall be required to execute and deliver any Contract or other instrument that is not contingent upon the Closing or that would be effective prior to the Effective Time (other than the provision of the authorization letter and certificates to provide comfort referred to in clause (ix) above and “know-your-customer” information referred to in clause (iii) above); (3) neither the Company Board nor any of the Company Subsidiaries’ boards of directors (or equivalent bodies) shall be required to approve or adopt any Financing or agreements related thereto (or any alternative financing) that would be effective prior to the Effective Time, and no person who will not be a director of the Company or any Company Subsidiary immediately after the Effective Time shall be required to take any action pursuant to this clause (3); (4) neither the Company nor any of the Company Subsidiaries shall be required to execute or deliver any agreements, certificates or instruments in connection with any Financing (or any alternative financing) at or prior to the Effective Time (other than customary authorization or representation letters and “know-your-customer” information noted above); (5) neither the Company nor any of the Company Subsidiaries shall be responsible for the preparation of any pro forma financial statements or any adjustments to any pro forma financial information required to be provided in accordance with the Debt Commitment Letter and the Company’s reasonable best efforts to provide assistance, if requested, in connection with pro forma financial information shall be limited to providing financial information reasonably available to the Company under its current reporting systems; (6) neither the Company nor any of the Company Subsidiaries shall be required to pay any commitment or other similar fee or make any other payment (other than for reasonable out-of-pocket costs or expenses that are reimbursed by Parent as provided below in this Section 5.07(e)) or incur any other liability or provide or agree to provide any indemnity in connection with the Financing or any of the foregoing prior to the Effective Time; (7) nothing contained in this Section 5.07(e) or otherwise shall require the Company or any of the Company Subsidiaries, prior to the Effective Time, to be an issuer or other obligor with respect to the Debt Financing and (8) nothing contained in this Section 5.07(e) shall require (A) any officer or representative of the Company or any of the Company Subsidiaries to deliver any certificate or opinion or take any other action under this Section 5.07 that could reasonably be expected to result in personal liability to such officer or representative or (B) any person who will not be an officer of the Company or any Company Subsidiary immediately after the Effective Time to execute or deliver any certificate, document, agreement or other instrument pursuant to this Section 5.07 if such certificate, document, agreement or other instrument will only become effective on or after the Effective Time. The Company hereby consents to the use of its and the Company Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company or any of the Company Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries. Notwithstanding anything to the contrary, the Company shall not be deemed to have breached this Section 5.07(e) as it relates to the condition set forth in Section 6.02(b) unless the Financing (or any alternative financing) has not been obtained primarily as a result of the Company’s or any of the Company Subsidiaries’ willful and material breach of their obligations under this Section 5.07(e). Parent shall, promptly upon request by the Company, reimburse the Company for all documented and reasonable out-of-pocket costs and expenses incurred by the Company, any of the Company Subsidiaries or any of the Company’s representatives in connection with such cooperation; provided that Parent shall not be required to reimburse the Company or any of the Company’s representatives for any costs and expenses incurred by the Company, any of the Company Subsidiaries or any of the Company’s representatives with respect to the financial statements, financial information or other materials (a) prepared prior to the date hereof that may be used in connection with the Debt Financing (it being understood that this clause (a) shall not exclude the fees and expenses of the Company’s auditors, accountants and counsel in providing the assistance or comfort required by this Section 5.07(e)) and (b) prepared after the date hereof in connection with the Proxy Statement or the applicable requirements of the Exchange Act (it being understood that this clause (b) shall not exclude the fees and expenses of the Company’s auditors, accountants and counsel in providing the assistance or comfort required by clause (ii) or (vi) of this Section 5.07(e)). Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and the Company representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Financing (including any action taken in accordance with this Section 5.07(e)) and any information utilized in connection therewith (other than historical information provided in writing by the Company or the Company Subsidiaries specifically for use in connection therewith); provided, however, that the foregoing shall not apply to the extent that such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of the Company, the Company Subsidiaries or the Company representatives.

(f) Each of Parent and Sub acknowledges and agrees that neither the obtaining of the Financing or any alternative financing is a condition to the Closing, and reaffirms its obligation to consummate the Transactions irrespective and independently of the availability of the Financing or any alternative financing, subject to the applicable conditions set forth in Section 6.01 and Section 6.02.

(g) For the avoidance of doubt, the obligations contained in this Section 5.07 (other than the last two sentences of Section 5.07(e)) shall terminate upon the occurrence of the Closing.

Section 5.08 Public Announcements. The initial press release issued by Parent and the Company concerning this Agreement and the Transactions shall be a joint press release, the contents of which have received prior approval from both such parties, and thereafter, until the Effective Time, Parent and the Company shall consult with each other, including providing reasonable opportunity to review and comment, before issuing any broadly-disseminated, generally applicable employee communication, press release or public statement with respect to the Transactions and shall not issue any such press release, employee communication or public statement prior to such consultation with the other party; provided, that the restrictions set forth in this Section 5.08 shall not apply to any press release, employee communication, public statement or other announcement issued or made, or proposed to be issued or made, by (a) the Company in connection with a Competing Proposal or Change of Company Recommendation, (b) the Company as may be required by applicable Law, the fiduciary duties of the Company Board or by obligations pursuant to any listing agreement with any national securities exchange, in each case, subject to the conditions set forth in Section 5.03 or (c) Parent, Sub or the Company that is consistent in all material respects with previous press releases, public disclosures or public statements made by a party hereto in accordance with this Section 5.08, including investor conference calls, filings with the SEC, Q&As or other publicly disclosed documents, in each case under this clause (c) to the extent such disclosure is still accurate. Nothing in this Section 5.08 shall limit the ability of the Company to make any internal announcements to its employees that are consistent in all material respects with the employee communications, press releases or public statements regarding the Transactions made by a party hereto in accordance with this Section 5.08. Nothing in this Section 5.08 shall restrict or prohibit Parent or any of its affiliates from making any (i) customary announcement or other communication in connection with the arrangement of the Financing (including, for the avoidance of doubt, such announcement or communications that Parent reasonably determines in good faith are required to ensure that any document concerning the Financing does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances in which they are made), or (ii) any disclosures regarding the Company in connection with the Financing to the extent that such disclosure is of the type and nature previously disclosed by the Company to investors in its securities. For the avoidance of doubt, any public filings providing notice to or seeking approval from any Governmental Entity made pursuant to Section 5.06 shall be governed by Section 5.06 and not this Section 5.08.

Section 5.09 Directors & Officers Indemnification and Insurance.

(a) Indemnification. From and after the Effective Time, Parent shall cause the Surviving Corporation to, to the fullest extent (x) permitted by applicable Law and (y) provided for in the Company Charter, the Company Code or the equivalent organizational documents of any Company Subsidiary, in each case, as in effect on the date of this Agreement, indemnify, defend and hold harmless each current or former director or officer of the Company or any of the Company Subsidiaries (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) to the extent that they are based on or arise out of the fact that such person is or was a director, officer, employee or fiduciary under benefit plans or performed services at the request of the Company or any of the Company Subsidiaries (the “Indemnified Liabilities”), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the Transactions, whether asserted or claimed prior to, at or after the Effective Time, and including any expenses incurred in enforcing such person’s rights under this Section 5.09. In the event of any such Indemnified Liability (whether or not asserted before the Effective Time), the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred (provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under Law).

(b) Insurance. The Company shall be permitted to, prior to the Effective Time, and if the Company fails to do so, Parent shall cause the Surviving Corporation to, obtain and fully pay the premium (which premium shall not exceed three hundred percent (300%) of the amount of the annual premiums paid by the Company for the current year (the “Premium Cap”)) for an insurance and indemnification policy that provides coverage with respect to Indemnified Liabilities for a period of six (6) years from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance policy. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policy as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time (and for so long thereafter as any claims brought before the end of such six (6)-year period thereunder are being adjudicated) the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement (provided that in the event the annual costs of such a policy would exceed the Premium Cap, then on terms, conditions, retentions and limits of liability that provide the best coverage as is then available at a cost up to, but not exceeding, the Premium Cap), or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for such six (6)-year period (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement (provided that in the event the annual costs of such a policy would exceed the Premium Cap, then on terms, conditions, retentions and limits of liability that provide the best coverage as is then available at a cost up to, but not exceeding, the Premium Cap).

(c) Successors. In the event the Surviving Corporation, Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, Parent shall, and shall cause the Surviving Corporation to, require such successors, assigns or transferees of the Surviving Corporation or Parent to assume the obligations set forth in this Section 5.09.

(d) Continuation. For not less than six (6) years from and after the Effective Time, to the extent consistent with applicable Law, Parent shall, and shall cause the Surviving Corporation to ensure that the articles of incorporation and the code of regulations of the Surviving Corporation and the articles of incorporation, code of regulations, bylaws or any equivalent organizational or governing documents of each Company Subsidiary shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses for periods at or prior to the Effective Time than are currently set forth in the Company Charter, the Company Code or the equivalent organizational documents of any Company Subsidiary. The contractual indemnification rights, if any, in existence on the date of this Agreement with any of the directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms following the Effective Time.

(e) Benefit. The provisions of this Section 5.09 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, each Indemnified Party’s heirs, executors or administrators and each Indemnified Party’s representatives, shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation and shall not be amended in a manner that is materially adverse to any Indemnified Parties (including their successors, assigns and heirs) without the consent of the Indemnified Party (including the successors, assigns and heirs) affected thereby.

(f) Non-Exclusivity. The provisions of this Section 5.09 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Nothing in this Agreement, including this Section 5.09, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any of the Company Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 5.09 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.10 Takeover Statutes. The parties shall use all reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to restrict or prohibit the Transactions and (b) if any Takeover Statute is or becomes applicable to restrict or prohibit any of the Transactions, to take all action necessary, including granting approvals, so that such Transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize (to the greatest extent practicable) the effects of such Takeover Statute on such Transaction.

Section 5.11 Employee Benefit Matters.

(a) From and after the Effective Time and for a period ending on the first anniversary of the Effective Time (the “Benefit Protection Period”), Parent shall provide or cause its Subsidiaries, including the Surviving Corporation, to provide, during any period of employment with the Surviving Corporation, Parent or their affiliates, (i) base salary, base wages or commission opportunities to each individual who is an employee of the Company or a Company Subsidiary immediately prior to the Effective Time (each, a “Company Employee”) in each case at a rate that is no less than the rate of base salary, base wages or commission opportunities provided to such Company Employee immediately prior to the Effective Time, (ii) an annual target cash bonus opportunity (excluding equity based compensation, retention, long-term incentive, change in control or transaction based bonus plans, arrangements or agreements) to each Company Employee that is a participant in the MIP or SIP that is not less than such Company Employee’s Specified Target Bonus under the MIP or SIP, if any, and (iii) severance benefits to each Company Employee in the United States that are no less favorable than the severance benefits provided under any severance plan, policy or agreement in effect for the benefit of such Company Employee immediately prior to the Effective Time, which in the case of U.S. employees, is set forth on Section 5.11(a) of the Company Disclosure Letter and (iv) other compensation and benefits (including paid-time off but excluding annual cash bonus opportunities, equity-based compensation, non-qualified deferred compensation, supplemental retirement benefits, defined benefit pensions, retiree medical benefits or any long-term incentive, retention, transaction, change in control or similar bonus plans, agreements or arrangements) to the Company Employees that are substantially comparable, in the aggregate, to the other compensation and benefits (excluding annual cash bonus opportunities, equity-based compensation, non-qualified deferred compensation, supplemental retirement benefits, defined benefit pensions, retiree medical benefits or any long-term incentive, retention, transaction, change in control or similar bonus plans, agreements or arrangements) provided to the Company Employees under the Company Benefit Plans immediately prior to the Effective Time.

(b) Without limiting the generality of Section 5.11(a), from and after the Effective Time, Parent shall, or shall cause its Subsidiaries, including the Surviving Corporation, to honor all of the Company’s and the Company Subsidiaries’ legally binding employment, severance, retention and termination plans, agreements and arrangements (including any change in control or severance agreement between the Company or any Company Subsidiary and any Company Employee), in each case, in accordance with their terms as in effect immediately prior to the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Transactions (either alone or in combination with any other event).

(c) For purposes of (i) eligibility and vesting under any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, but without regard to whether the applicable plan is subject to ERISA) and any other employee benefit plan, program, policy or arrangement maintained by Parent or any of its Subsidiaries, including the Surviving Corporation, (ii) providing benefits to Company Employees (other than under any defined benefit pension, retiree medical, non-qualified deferred compensation or similar plans or arrangements) and (iii) accrual of benefits under any vacation, paid time off and severance plans, each Company Employee’s service with or otherwise credited by the Company or any Company Subsidiary shall be treated as service with Parent or any of its Subsidiaries, including the Surviving Corporation, to the same extent as such Company Employee was entitled immediately prior to the Closing to credit for such service under a comparable Company Benefit Plan; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

(d) Parent shall, or shall cause its Subsidiaries, including the Surviving Corporation, to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its Subsidiaries, including the Surviving Corporation, in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause its Subsidiaries, including the Surviving Corporation, to use commercially reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Company Employee (and dependents) will be eligible to participate from and after the Effective Time.

(e) Provided that Parent provides the Company written notice at least five (5) Business Days prior to the Closing Date, no later than the day immediately preceding the Closing Date, the Company or any Company Subsidiary shall terminate any or all Company Benefit Plans intended to include a Code Section 401(k) arrangement (each, a “401(k) Plan”) and the Company shall provide Parent with evidence reasonably satisfactory to Parent that such 401(k) Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Board of Directors or managers of the applicable Company or Company Subsidiary, the form of which shall be subject to review of Parent.

(f) The parties hereto shall, and shall cause their respective affiliates to, mutually cooperate in undertaking all reasonably necessary or legally required provision of information to, or consultations, discussions or negotiations with, employee representative bodies (including any unions or works councils) that represent employees affected by the Transactions. Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any employee covered by a CBA shall continue to be governed by the applicable CBA subject to and in accordance with its terms.

(g) Notwithstanding the foregoing, nothing contained in this Agreement shall (i) be treated as the establishment or amendment or other modification of any Company Benefit Plan or other employee benefit plan, program or arrangement, (ii) give any employee or former employee or any beneficiary, dependent or other individual associated therewith or any employee benefit plan or trustee thereof or any other third person any right to enforce the provisions of this Section 5.11 or (iii) obligate Parent, the Surviving Corporation or any of their affiliates to (A) maintain any particular compensation or benefit plan, program, policy or arrangement, except in accordance with its terms or (B) retain the employment of any particular employee for any duration.

Section 5.12 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Merger and the other Transactions, shall be paid by the party incurring such expense. Parent shall, or shall cause the Surviving Corporation to, pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article II. All Transfer Taxes incurred by Parent, Sub, the Company, any Company Subsidiary or the Surviving Corporation in connection with the Transactions shall be paid when due by Parent, Sub or, after the Closing, the Surviving Corporation.

Section 5.13 Rule 16b-3 Matters. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, the Company (including the Company Board) shall take such actions as may be reasonably necessary or advisable to ensure that the dispositions of equity securities of the Company (including derivative securities) by any officer or director of the Company who is subject to Section 16 of the Exchange Act pursuant to or in connection with the Transactions are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14 Defense of Litigation. The Company shall promptly notify Parent of any Proceeding brought by shareholders of the Company against the Company or its directors or officers arising out of or relating to the Transactions. The Company shall control, and to the extent reasonably practicable, the Company shall consult with Parent and keep Parent reasonably informed with respect to any material developments regarding, the defense of any Proceeding brought by shareholders of the Company against the Company or its directors or officers arising out of or relating to the Transactions after the date hereof, and provide Parent with the reasonable opportunity to review and comment on all filings and responses to be made by the Company in connection with such Proceeding (and the Company shall consider any such comments in good faith); provided, however, that the

Company shall not settle any such Proceeding without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 5.15 Discharge of Indebtedness and Release of Liens. No less than one (1) Business Day prior to the Closing Date, the Company shall obtain from the Existing Agent under the Senior Credit Facility and deliver to Parent a letter signed by the Existing Agent, in customary form and substance, (a) specifying all amounts of such Indebtedness owed under the Senior Credit Facility, as well as any other amounts required to fully pay off all of such Indebtedness on the Closing Date, and (b) agreeing that, upon the Existing Agent’s receipt of the applicable payoff amount, (i) all outstanding obligations of the Company and its Subsidiaries arising under or related to the Senior Credit Facility shall be repaid and discharged in full (other than in respect of obligations which by their express terms survive such repayment and other than with respect to any outstanding letters of credit that will be cash collateralized, backstopped or grandfathered into the Debt Financing) and (ii) any Liens granted in connection with such Senior Credit Facility shall be released (the “Payoff Letter”). Notwithstanding the foregoing, nothing in this Section 5.15 shall require the Company or any of the Company Subsidiaries to pay or deposit any amounts required under the Payoff Letter except to the extent such amounts have been previously provided by Parent to the Company or the Company Subsidiaries, as applicable, in accordance with this Agreement.

Section 5.16 Redemptions.

(a) Prior to the Closing, if requested in writing by Parent with reasonable advance notice, the Company shall, and shall cause the Company Subsidiaries to, reasonably cooperate with Parent to, and use reasonable best efforts to, take such actions as are necessary to effect (i) the applicable satisfaction and discharge (the “Discharge”) on the Closing Date of all outstanding 2022 Notes and the 2022 Notes Indenture (including a concurrent delivery of a redemption notice with respect to the 2022 Notes) or (ii) the conditional redemption on or after the Closing Date and/or the Discharge on the Closing Date of all 2025 Notes and the 2025 Notes Indenture, in accordance with the terms of the applicable Senior Notes and the applicable Senior Notes Indenture. The Company shall, at Parent’s reasonable written request, (A) prepare notices of redemption (“Redemption Notices”) or irrevocable instructions relating to the Discharge (“Discharge Instructions”) with respect to the Senior Notes pursuant to the requisite provisions of the Senior Notes Indentures; (B) provide Parent with a reasonable opportunity to review and comment on the drafts of the Redemption Notices or Discharge Instructions; (C) use its reasonable best efforts to give, or request the trustee under each of the Senior Notes Indentures to give, to holders of the Senior Notes on the Company’s behalf, any such Redemption Notices or Discharge Instructions in accordance with the Senior Notes Indentures, and shall provide the trustee with any officer’s certificate required by the Senior Notes Indentures in connection therewith; (D) reasonably cooperate with Parent pursuant to the terms of the Senior Notes Indentures to facilitate the Discharge on the Closing Date of the Senior Notes Indentures, to the extent such Discharge is permitted by the Senior Notes Indentures; and (E) use its reasonable best efforts to cause the trustee of the Senior Notes to cooperate with Parent to facilitate such redemptions and/or Discharge. Notwithstanding the above, nothing in this Section 5.16(a) shall require the Company or any of the Company Subsidiaries to (x) pay or deposit any amounts required to redeem or Discharge the Senior Notes except to the extent such amounts have been previously provided by Parent to the Company or the Company Subsidiaries, as applicable, in accordance with this Agreement, (y) issue any notices of redemption prior to the Closing, except for such a notice that is in compliance with the 2025 Notes Indenture and is conditioned on the occurrence of the Closing, provided that Parent has previously provided to the Company or the Company Subsidiaries, or arrangements satisfactory to the Company have been made that require Parent to deposit with the trustee under the 2025 Notes Indenture, in each case, all funds required by the Senior Notes Indentures by the time required by the 2025 Notes Indenture in order to complete the redemption and/or Discharge of the 2025 Notes and the 2025 Notes Indentures at or after the Closing, or (z) cause the delivery of any legal opinions or reliance letters from the Company or any of the Company Subsidiaries or their respective counsel or, except for any officer’s certificates of the Company required to be delivered under the Senior Notes Indentures in connection with Redemption Notices given prior to the Closing Date, any certificates or representations from the Company, any of the Company Subsidiaries or any of their respective affiliates or Representatives.

(b) The Company shall take any customary actions reasonably requested in writing by Parent with reasonable advance notice (A) to commence an offer to purchase and, as applicable, a related consent solicitation with respect to the Senior Notes (each, an “Offer”), in form and substance reasonably satisfactory to Parent and the Company using funds provided by Parent, (B) to engage a dealer manager and information agent designated by Parent with the consent of the Company (not to be unreasonably withheld) and use its reasonable best efforts to enter into customary agreements with such parties; (C) to timely furnish the dealer manager and information agent with such officer’s certificates and other documentation reasonably requested by the dealer manager and information agent in connection with any Offer; and (D) promptly following any consent date specified in the offer document related to the Offer, provided that the requisite consents are received and any other conditions thereto have been satisfied or waived by the Company, to execute supplemental indentures to the Senior Notes Indentures, in form and substance reasonably satisfactory to Parent and the Company, which supplemental indentures, subject to execution by the trustee, shall implement, subject to and conditioned on the occurrence of the Closing and the other conditions set forth below, the amendments described in such offer document and, subject to execution by the trustee, shall become operative only upon acceptance of the applicable Senior Notes for payment pursuant to the Offer substantially concurrently with Closing. Parent shall assist the Company in connection with the Offer and provide the Company with any information for inclusion in the offer document related to the Offer which may be required under applicable law and which is reasonably requested by the Company. The Company’s obligations to accept for payment and pay for the Senior Notes tendered pursuant to the Offer or make any payment for the related consents shall be subject to conditions (as mutually agreed by Parent and the Company), including that (i) the Closing has occurred (or Parent and the Company shall be satisfied that it will occur substantially concurrently with such acceptance and payment), (ii) the Financing has been obtained and (iii) such other conditions as are customary for transactions similar to the Offer have been met.

(c) Parent shall, promptly upon request by the Company, reimburse the Company for all documented and reasonable out-of-pocket costs and expenses incurred by the Company or any of the Company Subsidiaries in connection with the cooperation in the foregoing Section 5.16(a) and Section 5.16(b); provided that Parent shall not be required to reimburse the Company for any costs and expenses incurred by the Company, any of the Company Subsidiaries or any of the Company representatives with respect to the preparation, review, audit and delivery of historical financial statements. Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and the Company representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any redemption, the Discharge or the Offer (including any action taken in accordance with Section 5.16(a) or Section 5.16(b)) and any information utilized in connection therewith (other than historical information provided in writing by the Company or the Company Subsidiaries specifically for use in connection therewith); provided, however, that the foregoing shall not apply to the extent that such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of the Company, the Company Subsidiaries or the Company representatives.

Section 5.17 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary on its part pursuant to applicable Law to cause (a) the delisting of the Shares from the Nasdaq as promptly as practicable after the Effective Time and (b) the deregistration of the Shares pursuant to the Exchange Act as promptly as practicable after such delisting.

Section 5.18 Tax Matters.

(a) At the Closing, the Company shall deliver to Parent an affidavit, under penalties of perjury, dated as of the Closing and in form and substance required by Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h) to the effect that the Company is not and has not been within the applicable time period a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, together with a duly executed notice of such certification to the IRS.

(b) Promptly after the date hereof, the Company shall, and shall cause its Subsidiaries to, reasonably cooperate with Parent and take such actions as are required to ensure that no other Taxes or withholding obligations are imposed in connection with the transaction contemplated by this Agreement as a result of the People’s Republic of China Administration of Taxation Circular 7 (2015) (or any similar or associated Laws).

Section 5.19 Resignations. The Company shall use commercially reasonable efforts to deliver to Parent at the Closing evidence, reasonably satisfactory to Parent, of the resignation of all directors and officers of the Company and each Company Subsidiary, as shall be specified by Parent in writing at least seven Business Days in advance of Closing, with all such resignations effective at the Effective Time.

ARTICLE VI.

CONDITIONS TO THE MERGER

Section 6.01 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction (or to the extent permitted by Law, mutual waiver by both the Company and Parent) as of immediately prior to the Effective Time of each of the following conditions:

(a) Company Shareholder Approval. The Company shall have obtained the Company Shareholder Approval and it shall be in full force and effect and this Agreement shall have been adopted by the holders of Shares in accordance with Law, the Company Charter and the Company Code.

(b) Antitrust Approval. The waiting period (and any extensions thereof) applicable to the Merger under the HSR Act shall have expired or been terminated and the approvals or clearances under applicable Antitrust Law by Governmental Entities set forth in Section 6.01(b) of the Company Disclosure Letter shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired.

(c) No Injunction. No Governmental Entity of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any Law that is in effect and renders the consummation of the Merger illegal, or prohibits, restrains, enjoins or otherwise prevents the Merger.

Section 6.02 Additional Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are also subject to the satisfaction or waiver by Parent as of immediately prior to the Effective Time of each of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in the first sentence of Section 3.01(a), Section 3.01(b)(i), Section 3.01(b)(ii), Section 3.02(c) (except as provided in clause (ii) below), Section 3.02(d), Section 3.02(e) (except as provided in clause (ii) below and other than the second sentence thereof), Section 3.03, Section 3.22, Section 3.23, Section 3.24 and Section 3.25 shall be true and correct in all material respects in each case as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties shall be true and correct in all material respects on and as of such other date). (ii) The representations and warranties of the Company set forth in Section 3.02(a), Section 3.02(b), Section 3.02(c) (other than clauses (ii) and (iii) of Section 3.02(c)), Section 3.02(f) and Section 3.09(b) and the first sentence of Section 3.02(e) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except (A) in the case of Section 3.02(a), Section 3.02(b), Section 3.02(c) (other than clauses (ii) and (iii) of Section 3.02(c)) and the first sentence of Section 3.02(e), for any de minimis inaccuracies and (B) in the case of Section 3.02(f), for inaccuracies that would not result in an increase (other than a de minimis increase) in the aggregate cash amounts payable with respect to Company Options, Restricted Stock Awards or Stock Units in connection with the Merger. (iii) The representations and warranties of the Company set forth in Article III of this Agreement (other than those addressed in clauses (i) and (ii) above, after taking into account the penultimate sentence of this

Section 6.02(a)) without regard to material, materially, materiality or Company Material Adverse Effect qualifiers contained within such representations and warranties), shall be true and correct in each case as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties shall be true and correct on and as of such other date), other than such failures to be true and correct that, individually and in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect. Notwithstanding the foregoing, clause (i) and (ii) of this Section 6.02(a) (except with respect to the representations and warranties made in Section 3.09(b)) shall not apply to any Company Subsidiaries that are not Significant Subsidiaries and with respect to the Significant Subsidiaries shall apply only as of the Closing Date, except to the extent the applicable representations and warranties expressly relate to another date (in which case such representations and warranties shall be only as of such other date). Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects all obligations required by this Agreement to be performed or complied with by it at or before the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

(c) Absence of Company Material Adverse Effect. Since the date of this Agreement there shall not have occurred any Effect that, individually or in the aggregate with all other Effects since the date of this Agreement, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 6.03 Additional Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver by the Company as of immediately prior to the Effective Time of each of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Sub set forth in Section 4.12 and Section 4.15 shall be true and correct in all material respects as of the date hereof and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties, shall be true and correct in all material respects on and as of such other date). (ii) The representations and warranties of Parent and Sub set forth in Article IV of this Agreement (other than those addressed in clause (i) above), without regard to material, materially or materiality or similar qualifiers contained within such representations and warranties, shall be true and correct as of the date hereof and on the Closing Date as though made on and as of the Closing Date, except as would not reasonably be expected to prevent or materially delay the consummation of the Transactions and, except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties shall be true and correct on and as of such other date, except as would not reasonably be expected to prevent or materially delay the consummation of the Transactions). The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed or complied with in all material respects all obligations required by this Agreement to be performed or complied with by them at or before the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

ARTICLE VII.

TERMINATION, AMENDMENT AND WAIVER

Section 7.01 Termination. This Agreement may be terminated and the Merger abandoned, in the case of clauses (a) through (c), clause (e) and clause (g) below, at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval or, in the case of clauses (d) and (f) below, at any time prior to receipt of the Company Shareholder Approval, as follows:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before August 24, 2019 (the “Outside Date”); and provided, further, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party if the failure of the Effective Time to occur on or before the Outside Date is primarily the result of such party having materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(ii) if any Governmental Entity of competent jurisdiction shall have issued or entered any order permanently enjoining, restraining or prohibiting the Merger and such order shall have become final and non-appealable, if applicable; provided, that the right to terminate this Agreement under this Section 7.01(b)(ii) shall not be available to any party that has failed to use its reasonable best efforts to contest, resolve or lift, as applicable, such order; provided, further, that the right to terminate this Agreement under this Section 7.01(b)(ii) shall not be available to any party that has failed in any material respect to comply with Section 5.06; or

(iii) if the Company Shareholder Meeting shall have been duly convened, held and completed and the Company Shareholder Approval shall not have been obtained upon a vote taken thereon at the Company Shareholder Meeting, including any adjournment or postponement thereof;

(c) by Parent, if: (i) the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 6.02(a) or Section 6.02(b) would not be satisfied; (ii) Parent shall have delivered to the Company written notice of such breach or failure to perform; and (iii) either such breach or failure to perform is not capable of cure or such breach or failure to perform is not cured prior to the earlier of (x) three (3) Business Days prior to the Outside Date and (y) thirty (30) days since the date of delivery of such written notice to the Company; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.01(c) if Parent or Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 6.03(a) or Section 6.03(b) would not be satisfied;

(d) by Parent, if (i) the Company Board (or any committee thereof) shall have failed to include the Company Recommendation in the Proxy Statement, (ii) the Company Board (or any committee thereof) shall have effected a Change of Company Recommendation, (iii) if a Competing Proposal is made public and neither the Company Board nor a committee thereof shall have publicly reaffirmed the Company Recommendation within ten (10) Business Days after Parent’s written request for such reaffirmation (it being acknowledged and agreed that the Company Board shall only be obligated to make one reaffirmation with respect to any Competing Proposal and one reaffirmation with respect to any amendment thereto) or (iv) a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a person unaffiliated with Parent and the Company shall not have sent to its shareholders pursuant to Rule 14e-2 under the Exchange Act, within ten (10) Business Days after such tender offer or exchange offer is first published, sent or given to the Company’s shareholders, a statement reaffirming the Company Recommendation and recommending that shareholders reject such tender or exchange offer;

(e) by the Company, if (i) Parent or Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 6.03(a) or Section 6.03(b) would not be satisfied (or, in the case of any breach by Parent or Sub of any of its representations and warranties, as of the date of this Agreement, set forth in Section 4.02, the second sentence of Section 4.06(a), or Section 4.10, such breach was material); (ii) the Company shall have delivered to Parent written notice of such breach or failure to perform; and (iii) either such breach or failure to perform is not capable of cure or such breach or failure to perform is not cured prior to the earlier of (x) three (3) Business Days prior to the Outside Date and (y) thirty (30) days since the date of delivery of such written notice to Parent; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.01(e) if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 6.02(a) or Section 6.02(b) would not be satisfied;

(f) by the Company, if, concurrently with the termination of this Agreement, the Company enters into a definitive agreement with respect to a Superior Proposal; provided, that the right of the Company to terminate this Agreement pursuant to this Section 7.01(f) is conditioned on and subject to (i) the Company’s compliance (other than any de minimis non-compliance) with Section 5.03 (including Section 5.03(d)) and (ii) the prior or concurrent payment to Parent by the Company of the Company Termination Fee in accordance with Section 7.02(b); or

(g) by the Company, if (i) all of the conditions in Section 6.01 and Section 6.02 (other than those conditions that by their nature are to be satisfied by deliveries made at the Closing, provided that such conditions would be satisfied if such date were the Closing Date) have been satisfied or waived; (ii) the Company has notified Parent in writing after the end of the Marketing Period that all of the conditions in Section 6.03 are satisfied (other than those conditions that by their nature are to be satisfied by deliveries made at the Closing, provided that such conditions would be satisfied if such date were the Closing Date) or that it has waived any unsatisfied conditions in Section 6.03, and that the Company is ready, willing and able to consummate the Closing; (iii) Parent and Sub have failed to consummate the Closing by the earlier of the Outside Date and the third (3rd) Business Day after the later of (A) the delivery of the notice contemplated by clause (ii) and (B) the date by which the Closing is required to have occurred pursuant to Section 1.02; and (iv) throughout the three Business Days contemplated by clause (iii), the Company remains ready, willing and able to consummate the Closing.

Section 7.02 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and abandonment of the Merger by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective Subsidiaries, officers or directors, in either case, except (i) with respect to the provisions with respect to the Confidentiality Agreement in Section 5.05 (for the term of the Confidentiality Agreement), the last two sentences of Section 5.07(e), Section 5.12, Section 5.16(c), this Section 7.02 and Article VIII, (ii) the Guarantee, the Confidentiality Agreement and the Clean Team Confidentiality Agreement shall each continue in full force and effect in accordance with their respective terms; (iii) with respect to any liabilities or damages incurred or suffered by Parent as a result of the willful breach by the Company of any of its representations, warranties, covenants or agreements set forth in this Agreement, (iv) subject to Section 7.02(d), with respect to any liabilities or damages incurred or suffered by the Company as a result of the willful breach by Parent or Sub of any of its representations, warranties, covenants or agreements set forth in this Agreement, in an amount up to but not exceeding the Parent Termination Fee, solely if the Company terminates this Agreement pursuant to Section 7.01(b)(i) in circumstances under which Parent is not entitled to terminate this Agreement pursuant to Section 7.01(b)(i) and (v) with respect to any liabilities or damages incurred or suffered by a party as a result of actual common law fraud, in which case such party shall be entitled to all rights and remedies available at Law or in equity.

(b) The Company shall pay to Parent the Company Termination Fee if: (i) the Company terminates this Agreement pursuant to Section 7.01(f), (ii) Parent terminates this Agreement pursuant to Section 7.01(d) or (iii) (A) any person makes a Competing Proposal (substituting “50%” for each reference in the definition of “Competing Proposal” to “20%”) (a “Qualifying Transaction”) that was (1) publicly disclosed (whether or not withdrawn) or (2) bona fide and otherwise made known to the Company Board and not withdrawn, in each case, before the completion of the Company Shareholder Meeting (or prior to the termination of this Agreement if there has been no Company Shareholder Meeting) and thereafter this Agreement is terminated pursuant to Section 7.01(b)(i) (if the Company Shareholder Approval has not been obtained) or Section 7.01(b)(iii) and (B) within twelve (12) months of such termination the Company enters into a definitive agreement to consummate, or consummates, a Qualifying Transaction (whether or not such Qualifying Transaction was the same Qualifying Transaction referred to in clause (A)), and such Qualifying Transaction is subsequently consummated. Any fee due under this Section 7.02(b) shall be paid by wire transfer to an account or accounts specified in writing by Parent of same-day funds on the date of termination pursuant to clause (i) above, within two (2) Business Days after termination pursuant to clause (ii) above, or within two (2) Business Days after the consummation of such Qualifying Transaction in the case of termination pursuant to clause (iii) above.

(c) Parent shall pay to the Company the Parent Termination Fee if the Company terminates this Agreement pursuant to Section 7.01(e) or Section 7.01(g). Any fee due under this Section 7.02(c) shall be paid by wire transfer to the account specified in writing by the Company of same-day funds within two (2) Business Days after such termination.

(d) Each of the Company, Parent and Sub acknowledges that (i) the agreements contained in this Section 7.02 are an integral part of the Transactions and (ii) without these agreements, Parent, Sub and the Company would not enter into this Agreement. In no event shall the Company be required to pay to Parent more than one Company Termination Fee pursuant to Section 7.02(b). In no event shall Parent be required to pay to the Company (x) more than one Parent Termination Fee pursuant to Section 7.02(c) or (y) both the Parent Termination Fee and damages for willful breach. Except as provided in Section 7.02(a), in the event that Parent receives full payment of the Company Termination Fee pursuant to Section 7.02(b) under circumstances where a Company Termination Fee was payable, the receipt of the Company Termination Fee shall be the sole and exclusive monetary remedy for any and all losses, damages, claims, liabilities, judgments, inquiries, fines and fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by Parent, Sub or any of their respective affiliates in connection with this Agreement (and the termination of this Agreement), the Merger and the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, other than any losses or damages incurred or suffered by Parent or Sub as a result of the Company’s willful breach. Except as provided in Section 7.02(a)(i), 7.02(a)(ii) or 7.02(a)(v) in the event that the Company receives full payment of the Parent Termination Fee pursuant to Section 7.02(c) under circumstances where a Parent Termination Fee was payable, the receipt of the Parent Termination Fee shall be the sole and exclusive monetary remedy for any and all losses, damages, claims, liabilities, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by the Company or any of its controlled affiliates in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and the Company shall not have, and expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at Law (including at common law or by statute) or in equity). Each party acknowledges and agrees, on behalf of itself and its controlled affiliates, that the payment of the Parent Termination Fee is not a penalty but instead is liquidated damages in a reasonable amount that shall compensate the Company and its controlled affiliates in the circumstances in which the Parent Termination Fee is payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Notwithstanding any provision hereof to the contrary, (I) in no event shall the Company be entitled to seek or obtain from any recovery or judgment under this Agreement, the Equity Commitment Letter or the Guarantee in excess of (A) the Parent Termination Fee, plus (B) any unpaid indemnification or expense reimbursement obligations of Parent pursuant to Section 5.07(e) or Section 5.16(c), plus (C) the amount of all costs and expenses (including reasonable attorneys’ fees and expenses) paid or incurred by the Company in enforcing its rights under the Guarantee against the Guarantor, and (II) in no event shall the Company or any of its affiliates or holders of Company Common Stock be entitled to seek or obtain any other damages or other relief of any kind against (A) Parent, (B) Sub, (C) Guarantor, (D) the Debt Financing Sources or (E) any of their respective current or former shareholders, partners, members, affiliates, controlling persons, directors, officers, employees, agents or other representatives (each, a “Parent Related Party”), including consequential, special, indirect or punitive damages for, or with respect to, this Agreement or the Guarantee or the transactions contemplated hereby and thereby (including, any breach by Parent or Sub), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure except with respect to (x) with respect to clause (II), (1) the Company’s rights to recover liabilities or damages for willful breach by Parent or Sub as provided in Section 7.02(a)(iv) which shall be payable under the Guarantee (subject to the terms, conditions and limitations thereof) and (2) the Company’s rights against Guarantor under the Guarantee (subject to the terms, conditions and limitations thereof), (y) prior to the valid termination of this Agreement, the Company’s third-party beneficiary rights under the Equity Commitment Letter to specific performance, including by the Guarantor of its funding commitment thereunder (subject to the terms and conditions of and to the extent provided in the Equity Commitment Letter and this Agreement) and (z) the Company’s rights against Platinum Equity Advisors, LLC under the Confidentiality Agreement, the Clean Team Confidentiality Agreement or the Super Clean Team Agreement; provided, however, this Section 7.02(d) shall not limit the right of the parties hereto to specific performance of this Agreement pursuant to, and subject to the limitations in, Section 8.10 prior to the termination of this Agreement in accordance with its terms subject to the conditions and limitations thereof; provided, further, in no event will the Company be entitled to both (x) the payment of the Parent Termination Fee or damages for willful breach of Parent and Sub and (y) specific performance of this Agreement.

Section 7.03 Amendment. Subject to Section 5.09(e), this Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval; provided, however, that (i) after receipt of the Company Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders and (ii) no amendment shall be made to this Agreement after the Effective Time. Except as required by Law, no amendment of this Agreement by the Company shall require the approval of the shareholders of the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Notwithstanding the foregoing, the sixth sentence of Section 7.02, Section 8.05, Section 8.06, the last sentence of Section 8.08(b), Section 8.08(c) and Section 8.11 and this sentence of this Section 7.03 may not be modified, waived or terminated in a manner that impacts or is adverse in any material respect to the Debt Financing Sources without the prior written consent of the Lenders (including, for the avoidance of doubt, any person that becomes a party to the Debt Commitment Letter after the date hereof).

Section 7.04 Waiver. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach or inaccuracy of the representations and warranties of the other contained in this Agreement or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the covenants or conditions contained in this Agreement; provided, however, that (i) after receipt of the Company Shareholder Approval, there may not be any extension or waiver of this Agreement that by Law requires further approval by the shareholders of the Company without the approval of the Company’s shareholders and (ii) no waiver shall be made under this Agreement after the Effective Time. Except as required by Law, no extension or waiver by the Company shall require the approval of the shareholders of the Company. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE VIII.

GENERAL PROVISIONS

Section 8.01 Non-Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective

Time. Except for any covenant or agreement that by its terms contemplates performance, after the Effective Time, none of the covenants and agreements of the parties contained in this Agreement shall survive the Effective Time.

Section 8.02 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered if delivered in person or when sent if sent by facsimile transmission or e-mail (provided that telephonic confirmation of facsimile or e-mail transmission is obtained, as applicable), (b) upon receipt by registered or certified mail or (c) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

If to Parent or Sub:

W/S Packaging Holdings, Inc.

c/o Platinum Equity, LLC

1 Greenwich Office Park

North Building, Floor 2

Greenwich, CT 06831

Telephone: (203) 930-2010

Fax: (203) 542-9291

Attention: Jason Price

Email: jprice@platinumequity.com

and

c/o Platinum Equity, LLC

360 North Crescent Drive, South Building

Beverly Hills, CA 90210 Fax: (310) 712-1863

Attention: Kris Agarwal

Email: kagarwal@platinumequity.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street NW, Suite 1000

Washington, DC 20004

Telephone: (202) 637-2200

Fax: (202) 637-2201

Attention: David I. Brown and Marc A. Granger

Email: david.brown@lw.com and marc.granger@lw.com

If to the Company:

Multi-Color Corporation

4053 Clough Woods Dr.

Batavia, OH 45103

Attention: Sharon Birkett, Vice President, Chief Financial Officer

Telephone: (513) 345-5311

Fax: (513) 345-1102

with copies to (which shall not constitute notice):

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Telephone: (312) 853-7000

Fax: (312) 853-7036

Attention: Gary D. Gerstman and Beth E. Berg

Email: ggerstman@sidley.com and bberg@sidley.com

Section 8.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations thereon contained in this Agreement, including Section 7.02 and Section 8.10, shall be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder or under the Equity Commitment Letter or the Guarantee or any Debt Commitment Letter.

Section 8.04 Entire Agreement. This Agreement (together with the Annexes, Exhibits, Company Disclosure Letter, Parent Disclosure Letter and the other documents delivered pursuant hereto), the Guarantee, the Clean Team Confidentiality Agreement and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement.

Section 8.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, however, that Parent and Sub may without the consent of the other party (a) assign their rights under this Agreement, in whole or in part, to an affiliate, (b) collaterally assign their rights under this Agreement to any of the Debt Financing Sources or any agent or collateral trustee for the Debt Financing Sources or (c) assign their rights under this Agreement in connection with any sale or transfer of equity securities of, or any merger, consolidation, change of control or other business combination involving, Parent, Sub or any of their Subsidiaries, but in the case of clause (a), (b), and (c) no such assignment will relieve Parent or Sub of their obligations under this Agreement. Any assignment or transfer in violation of the preceding sentence shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 8.06 Parties in Interest. Except for (a) Article II, which, after the Closing, shall be for the benefit of any person entitled to payment thereunder, (b) Section 5.09, which, after the Closing, shall be for the benefit of each Indemnified Party, such Indemnified Party’s heirs, executors or administrators and each Indemnified Party’s representatives, (c) Section 7.02(d), Section 7.03, Section 8.05, this Section 8.06, Section 8.08 and Section 8.11, which shall be for the benefit of the Parent Related Parties, and (d) Section 5.05, which shall be for the benefit of the affiliates of Guarantor that are party to the Confidentiality Agreement, each of whom identified in clauses (a) through (d), shall be an express third-party beneficiary of the identified Section of this Agreement, Parent, Sub and the Company hereby agree that their respective representations, warranties, agreements and covenants set forth in this Agreement are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement; provided, that the persons named in clause (a) through (d) of this sentence shall be entitled to enforce their rights under this Agreement. The parties hereto further agree that the rights of third-party beneficiaries under clauses (a) through (d) of the preceding sentence shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties may be subject to waiver by the parties hereto in accordance with Section 7.04 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding the foregoing, the Debt Financing Sources shall be third-party beneficiaries of the sixth sentence of Section 7.02, Section 8.05, the last sentence of Section 8.08(b), Section 8.08(c), Section 8.11, the last sentence of Section 7.03 and this sentence of this Section 8.06.

Section 8.07 Mutual Drafting; Interpretation; Headings. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties hereto. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: (a) the singular number shall include the plural, and vice versa; (b) the masculine gender shall include the feminine and neuter genders; (c) the feminine gender shall include the masculine and neuter genders; and (d) the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Annexes” and “Exhibits” are intended to refer to Sections of this Agreement and the Annexes and Exhibits to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. The term “or” shall not be deemed to be exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. In this Agreement, references to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that the Financing is the responsibility of Parent and Sub and not the Company or any Company Subsidiary and that (i) the Company makes no representations or warranties relating to the Financing (including whether the Company has authorized the Financing or whether any of the transactions contemplated by the Financing conflict with or violate any obligation of the Company or any Company Subsidiary or Contract to which the Company or any Company Subsidiary is a party), (ii) except for Section 5.07(e), none of the covenants of the Company in this Agreement require the Company to take any action relating to the Financing and (iii) for purposes of the representations and warranties and covenants and obligations of the Company hereunder, the Transactions shall not include the Financing. When a reference is made in this Agreement or the Company Disclosure Letter to information or documents being provided, made available or disclosed to Parent, Sub or their affiliates, such information or documents shall include only information or documents (x) contained in the Data Room, but only to the extent such information or documents were accessible, and identified in the Data Room index, to Parent as of 6:00 p.m. Eastern Time on February 23, 2019 or (y) described in the last sentence of Section 3.18(a); provided, however, that with respect to Section 3.25, “made available” shall include documents transmitted to Parent’s counsel by electronic mail on the date of this Agreement.

Section 8.08 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof except to the extent the laws of Ohio are mandatorily applicable to the Merger, which provisions shall be governed by, and construed in accordance with, the Laws of the State of Ohio.

(b) Each of the parties irrevocably agrees that any Proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement or the Transactions. Each of the parties agrees not to commence any Proceeding relating to this Agreement or the Transactions except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described in this Agreement. Each of the parties agrees that notice as provided in this Agreement pursuant to Section 8.02(b) shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described in this Agreement for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, against the Debt Financing Sources in any way relating to this Agreement or the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof, in any forum other than (except as may be expressly permitted in any Debt Commitment Letter) the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York (and in each case appellate courts thereof).

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING AS IT MAY RELATE TO THE DEBT FINANCING SOURCES OR THE DEBT COMMITMENT LETTER). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.08(c).

Section 8.09 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 8.10 Specific Performance.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would not be an adequate remedy therefor. Accordingly, the parties acknowledge and agree that, subject to the limitations set forth in Section 8.10(c), at any time prior to the termination of this Agreement pursuant to Article VII, the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity (except as set forth in this Agreement).

(b) Each of the parties agrees that (i) the seeking of remedies pursuant to this Section 8.10 shall not in any way constitute a waiver by any party seeking such remedies of its right to seek any other form of relief that may be available to it under this Agreement, including under Section 7.02, in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.10 are not available or otherwise are not granted, (ii) nothing set forth in this Agreement shall require a party to institute any Proceeding for (or limit a party’s right to institute any Proceeding for) specific performance under this Section 8.10 prior, or as a condition, to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any Proceeding seeking remedies pursuant to this Section 8.10 restrict or limit a party’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter; provided, that in no event will a party be entitled to both (x) the payment of the Parent Termination Fee or the Company Termination Fee, as applicable, and (y) specific performance of the other party’s obligations to consummate the Merger or (in the case of obligations of Parent or Sub) obtain the Equity Financing, and (iii) no party shall require the other to post any bond or other security as a condition to institute any Proceeding for specific performance under this Section 8.10.

(c) Notwithstanding anything to the contrary set forth in this Agreement, the parties specifically acknowledge and agree that the Company shall not be entitled to any injunction, specific performance or other equitable relief or remedy to enforce the obligation of Parent or Sub to cause the Equity Financing to be funded or to cause Parent and Sub to consummate the Merger and the other Transactions, including to effect the Closing in accordance with Section 1.02, unless and until (i) all conditions in Section 6.01 and Section 6.02 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied by deliveries made at the Closing, provided that such conditions would be so satisfied on such date if it were the Closing Date), (ii) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, (iii) the Company has irrevocably notified Parent in writing that if specific performance is granted and the Equity and Debt Financing are funded, then it would take such actions that are required of it by this Agreement to cause the Closing to occur and (iv) Parent and Sub fail to complete the Closing on the date by which the Closing is required to have occurred pursuant to Section  1.02.

Section 8.11 Non-Recourse. Except to the extent otherwise set forth in any Guarantee, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against, the persons who are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such person. None of the Debt Financing Sources shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Equity Commitment Letter, the Debt Commitment Letter or, in each case, the performance thereof; provided that in no event shall the foregoing relieve the Debt Financing Sources from any obligations to Parent or Sub (and following the Closing Date, the Company and the Company Subsidiaries) arising under the Debt Commitment Letter or the Definitive Debt Financing Agreements.

* * * * * * * *

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

W/S PACKAGING HOLDINGS, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President and Treasurer

MONARCH MERGER CORPORATION

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President and Treasurer

MULTI-COLOR CORPORATION

By:	/s/ Shannon E. Birkett
Name: Shannon E. Birkett
Title: Vice President, Chief Financial Officer and Secretary

Agreement and Plan of Merger

Annex I

“2022 Notes” means the Company’s 6.125% Senior Notes due 2022 issued pursuant to the 2022 Notes Indenture.

“2022 Notes Indenture” means the indenture dated November 21, 2014, among the Company, U.S. Bank, National Association and the other parties thereto.

“2025 Notes” means the Company’s 4.875% Senior Notes due 2025 issued pursuant to the 2025 Notes Indenture.

“2025 Notes Indenture” means the indenture dated October 4, 2017, among the Company, U.S. Bank, National Association and the other parties thereto.

“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into by the Company from and after the date hereof that contains terms no less favorable to the Company in any material respect than those contained in the Confidentiality Agreement; provided, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.03 and such confidentiality agreement need not include a standstill or similar provision.

“affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first-mentioned person.

“Aggregate Common Stock Consideration” means the product of the Merger Consideration and the number of Shares (including any Shares of Restricted Stock) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares).

“Aggregate Merger Consideration” means the sum of the Aggregate Common Stock Consideration, the aggregate Option Payments and the aggregate Stock Unit Payments.

“Antitrust Division” means the Antitrust Division of the Department of Justice.

“Business Day” means any day, other than a Saturday or Sunday or a day on which banks are required or authorized by Law to close in New York, New York or any other day on which Fedwire Services or SWIFT are not operating.

“Clean Team Confidentiality Agreement” means the Clean Team Confidentiality Agreement, dated as of January 24, 2019, between the Company and Platinum Equity Advisors, LLC.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any change, circumstance, occurrence, event or effect (each an “Effect”) that, individually or in the aggregate together with all other Effects, has had or would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following, and no Effect arising out of or resulting from the following shall constitute or be taken into account in determining whether there has been, a “Company Material Adverse Effect”: (a) the entry into or the announcement or pendency of this Agreement or the Transactions or the performance of (or compliance with) this Agreement (other than Section 5.01) or the consummation of the Transactions, in each case, including (i) by reason of the identity of, or any facts or circumstances relating to, Parent, Sub or any of their respective affiliates, (ii) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Company and the Company Subsidiaries following the

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Effective Time and, (iii) the impact of any of the foregoing on (A) any relationships with customers, suppliers, vendors, business partners, employees or regulators (including the failure of any customer to provide any consent in connection with the Transactions) or (B) any labor strike, slowdown, lockout or stoppage pending or threatened affecting the business of the Company and the Company Subsidiaries or any Company Employee; provided that the exceptions in this clause (a) shall not be deemed to apply to references of “Company Material Adverse Effect” in the representations and warranties set forth in Section 3.04 and Section 3.15; (b) any Effect generally affecting the economy or the financial, credit or securities markets in the United States or elsewhere in the world (including interest rates and exchange rates) or any Effect affecting any business or industries in which the Company or any of the Company Subsidiaries operates; (c) the suspension of trading in securities generally on the Nasdaq; (d) any development or change in applicable Law, GAAP or accounting standards or the interpretation of any of the foregoing; (e) any action taken by the Company or any of the Company Subsidiaries that is expressly required by this Agreement (other than Section 5.01) or with (and in accordance with) Parent’s written consent or at (and in accordance with) Parent’s express written request or the failure by the Company or any of the Company Subsidiaries to take any action that is prohibited by this Agreement (including under Section 5.01) to the extent that Parent fails to promptly provide its consent to such action after receipt of a written request therefor, provided that, in the case of such consent or failure to consent, the Company has disclosed to Parent all material and relevant facts and information known to the Company; (f) the commencement, occurrence, continuation or escalation of any armed hostilities or acts of war (whether or not declared) or terrorism; (g) any actions or claims made or brought by any of the current or former shareholders of the Company (or on their behalf or on behalf of the Company, but in any event only in their capacities as current or former shareholders) arising out of this Agreement or any of the Transactions; (h) the existence, occurrence or continuation of any weather-related or force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity; or (i) any changes in the market price or trading volume of the Shares, any changes in the ratings or the ratings outlook for the Company or any of the Company Subsidiaries by any applicable rating agency, any changes in any analyst’s recommendations or ratings with respect to the Company or any of the Company Subsidiaries or any failure of the Company to meet any internal or public projections, budgets, guidance, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of this Agreement (it being understood that the exceptions in this clause (i) shall not prevent or otherwise affect the underlying cause of any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by clauses (a) through (h)) from being taken into account in determining whether a Company Material Adverse Effect has occurred); provided, that this clause (i) shall not be construed as implying that the Company is making any representation or warranty with respect to any internal or public projections, budgets, guidance, forecasts or estimates of revenues, earnings or other financial results for any period); provided, that with respect to clauses (b), (d), (f) and (h), such Effects shall be taken into account to the extent they disproportionately adversely affect the Company and the Company Subsidiaries, taken as a whole, compared to other companies operating primarily in the same industries in which the Company and the Company Subsidiaries operate.

“Company Recommendation” means the recommendation of the Company Board that the shareholders of the Company vote in favor of Company Shareholder Approval.

“Company Representatives” means the Company’s controlled affiliates and the Company’s and such affiliates’ directors, officers, employees, investment bankers, financial advisors, counsel, accountants or other similar advisors or representatives.

“Company Software” refers to Software owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Stock Plans” means the Multi-Color Corporation Amended and Restated 2012 Stock Incentive Plan and the Multi-Color Corporation 2003 Stock Incentive Plan, as amended.

“Company Subsidiaries” means the Subsidiaries of the Company.

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“Company Termination Fee” means an amount in cash equal to $36,200,000.

“Competing Proposal” means, other than the Transactions, any proposal or offer from any person (other than Parent, Sub or any of their respective affiliates) or group (as defined in Section 13(d) of the Exchange Act) relating to one or a series of transactions that, if consummated, would result in: (a) the direct or indirect acquisition or purchase (whether by merger, consolidation, equity investment, joint venture, recapitalization, reorganization, tender offer, exchange offer or otherwise) by any person or group of persons of an interest in assets representing more than twenty percent (20%) of the consolidated assets of the Company and the Company Subsidiaries (measured by either book value or fair market value), taken as a whole, or (b) the acquisition in any manner, directly or indirectly, by any person or group of persons of more than twenty percent (20%) of the issued and outstanding Shares in the Company.

“Compliant” means, with respect to information delivered as Required Information, that (i) such information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such information not misleading in light of the circumstances in which it is made, (ii) such information complies with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of debt securities on Form S-1, except to the extent such requirements are specifically excluded pursuant to the exclusions set forth in the definition of Required Information (other than such provisions for which compliance is not customary in a Rule 144A offering of debt securities), and (iii) the financial statements and other financial information included in such information are of a date and are otherwise sufficient, in each case, to permit the Company’s independent accountants to issue customary “comfort” letters with respect to such financial statements and financial information to the Debt Financing Sources providing the portion of the Financing consisting of debt securities (including customary “negative assurance” comfort) in order to consummate any offering of non-convertible debt securities under Rule 144A.

“Confidentiality Agreement” means the letter regarding confidentiality between the Company and Platinum Equity Advisors, LLC, dated December 5, 2018.

“Constantia Financial Statements” means the financial statements of the Labels division of Constantia Flexibles Group GmbH filed by the Company with the SEC on Form 8-K/A on November 7, 2017 (as further amended on November 8, 2017).

“Contract” means any written or oral agreement, contract, lease (whether for real or personal property), power of attorney, note, bond, mortgage, indenture, deed of trust, loan, evidence of indebtedness, letter of credit, settlement agreement, franchise agreement, covenant not to compete, employment agreement, license or other legal commitment to which a person is a party or to which the properties or assets of such person are subject.

“Copyrights” means (i) United States and non-United States copyrights and mask works (as defined in 17 U.S.C. §901) and registrations and pending applications to register the same and (ii) works of authorship (including computer programs and other Software, firmware, microcode, and implementations, whether in object code or source code), moral rights and waivers and consents not to enforce such moral rights, databases, mask works and Software and related documentation.

“Data Protection Laws” means all applicable laws, regulations, guidelines and codes of practice relating data protection, information security, cybercrime, use of electronic data and privacy matters including Regulation 2016/679 of the European Parliament and the Council.

“Debt Financing Sources” means the Persons that have committed to provide or have otherwise entered into agreements to provide the Debt Financing, including the Lenders referred to in this Agreement, and any joinder agreements or any Definitive Debt Financing Agreements, and any arrangers or administrative agents in connection with the Debt Financing, together with their current and future affiliates and their and such affiliates’,

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officers, directors, employees, attorneys, partners (general or limited), controlling parties, advisors, members, managers, accountants, consultants, agents, representatives and funding sources of each of the foregoing, and their successors and assigns.

“Environmental Law” means any Law relating to (a) pollution or protection of the environment, (b) the health and safety of individuals to the extent relating to exposure to Hazardous Substances, or (c) the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, in each case in effect as of the Effective Time.

“Environmental Permit” means any Permit, approval, license or other authorization required by or of a Governmental Entity under any applicable Environmental Law.

“Equity Interest” of any person means any (a) capital stock, membership, joint venture or partnership interest or other equity or voting interest of or in such person; (b) securities directly or indirectly convertible into or exchangeable for any of the interests described in clause (a); (c) options, warrants or other rights to purchase or subscribe for any of the interests described in clause (a) or securities convertible into, exercisable for or exchangeable for any of the interests described in clause (a); or (d) Contracts of any kind relating to the issuance of interests described in clause (a).

“ERISA Affiliate” means any entity that, together with another entity, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Shares” means Shares to be cancelled in accordance with Section 2.01(a)(ii) and Dissenting Shares.

“Existing Agent” means Bank of America, N.A.

“FTC” means the Federal Trade Commission.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means any national, multinational, supranational, federal, state, county, municipal or local (in each case, whether domestic or foreign) government, or other governmental or regulatory, judicial or administrative body or any department or other subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, banking, taxing or administrative functions of or pertaining to government, any stock exchange, interdealer quotation system or other self-regulatory authority, and any arbitrator or arbitration panel.

“Governmental Official” means any officer or employee of a Governmental Entity or any department, agency or instrumentality thereof, including state-owned and partially state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such Governmental Entity, department, agency or instrumentality or on behalf of any such public organization.

“Hazardous Substances” means (a) petroleum, petroleum products, friable asbestos, radioactive materials or polychlorinated biphenyls and (b) any chemical, material or substance regulated as toxic or as a pollutant, contaminant or waste under, or for which liability is or may be imposed by, any Governmental Entity.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

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“Indebtedness” means (a) any obligation or liability of the Company or any of the Company Subsidiaries (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements and all other amounts payable in connection therewith): (i) for borrowed money; (ii) evidenced by bonds, notes, debentures, letters of credit or similar instruments; (iii) under capitalized leases as defined pursuant to GAAP; (iv) under any installment sale contract or similar obligation given in connection with the acquisition of any property or assets, including securities; (v) for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; or (vi) in respect of interest rate and currency obligation swaps, hedges or similar arrangements; and (b) obligations of the Company or any of the Company Subsidiaries to guarantee any of the foregoing types of payment obligations on behalf of any person other than the Company or any of the Company Subsidiaries.

“Insurance Policies” means all material insurance policies and arrangements held by or for the benefit of the Company, any Company Subsidiary or the business, assets or properties owned, leased or operated by the Company or any Company Subsidiary.

“Intellectual Property Rights” means Patents, Trademarks, Copyrights, Trade Secrets and all other intellectual property rights and forms of protection of a similar or analogous nature or having similar effect in any jurisdiction throughout the world, now existing and related to the foregoing, including the right to pursue (including by bringing suit) any past, current and future violations, infringements or misappropriations thereof.

“Intervening Event” means any change, event or development or change in circumstances that is material to the Company and the Company Subsidiaries, taken as a whole and (a) was not known to or reasonably foreseeable by the Company Board (or, if known, the material consequences of which were not known to or reasonably foreseeable by the Company Board) as of the date of this Agreement, (b) becomes known or the material consequences of which become known to the Company Board after the date of this Agreement prior to obtaining the Company Shareholder Approval and (c) does not relate to any Competing Proposal; provided, however, that in no event shall (x) any change in the market price or trading volume of the Shares (or the fact that the Company meets or exceeds any internal or public projections, forecasts or estimates of the Company’s revenue, earnings or other financial performance or results of operations for any period) or (y) any change in Law or GAAP constitute an Intervening Event.

“knowledge” means, (a) with respect to the Company, the actual (but not constructive or imputed) knowledge of the individuals listed in Section 1.01 of the Company Disclosure Letter, and (b) with respect to Parent, the actual knowledge (but not constructive or imputed) knowledge, of the individuals listed in Section 1.01 of the disclosure letter that has been delivered by Parent to the Company prior to the execution of this Agreement.

“Law” means any federal, state, local, foreign or other law (including common law), statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree, in each case, of any Governmental Entity.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, restriction, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law.

“Marketing Period” means the first period of 15 consecutive Business Days after the date hereof and throughout and on the last day of which (a) Parent shall have the Required Information, and such Required Information is and remains Compliant and (b) the conditions set forth in Section 6.01 and Section 6.02 (other than those conditions that by their nature are to be satisfied by deliveries made at the Closing) shall be satisfied or waived and nothing has occurred and no condition exists that would cause any of such conditions to fail to be satisfied or waived assuming the Closing were to be scheduled for any time during such period; provided, that

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(i) the Marketing Period shall not commence or be deemed to have commenced if, after the date hereof and prior to the completion of such 15 consecutive Business Day period, (x) the Required Information ceases to be Compliant for any reason or otherwise does not include the “Required Information” as defined, in which case the Marketing Period will not be deemed to commence until, at the earliest, Parent has received all of the Required Information and such Required Information is and remains Compliant throughout the Marketing Period, (y) the Company’s independent auditor shall have withdrawn its audit opinion with respect to any financial statements forming part of the Required Information for which they have provided an opinion, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to the financial statements of the Company for the applicable periods by the Company’s independent auditor or another “Big 4” accounting firm or such other independent public accounting firm reasonably acceptable to Parent, or (z) the Company has been informed by the Company’s independent auditors that the Company is required to restate, or the Company shall have announced any intention to restate any financial statements included in the Required Information or that any such restatement is under consideration, in which case the Marketing Period will not be deemed to commence unless and until, at the earliest, such restatement has been completed and the relevant Required Information has been amended or the Company has announced that it has concluded that no restatement is required in accordance with GAAP; (ii) the Marketing Period shall not commence prior to the date that the Company delivers the audited consolidated financial statements of the Company and its Subsidiaries as of and for the fiscal year ended March 31, 2019; (iii) the Marketing Period shall end on any earlier date that is the date on which the Debt Financing is otherwise funded, taking into account, for the purposes of this clause (iii) only, any amounts (if any) of the Debt Financing funded into escrow and (iv) if the requirements set forth in clause (a) above and clause (b) above have been met (except, with respect to clause (b) above, solely with respect to the Specified Antitrust Conditions), then subject to clause (i) and (ii) of this proviso, the Marketing Period shall commence no later than July 19, 2019; provided, further, that July 4, 2019 and July 5, 2019 shall not count as Business Days for such period. If clause (b) above has as of such date been satisfied and the Company in good faith reasonably believes that it has delivered the Required Information, it may deliver to Parent written notice to that effect (stating the date on which it believes it completed any such delivery), in which case the receipt of the Required Information shall be deemed to have occurred and (subject to the continuing applicability of clauses (a) and (b) above and clauses (i) and (ii) of the proviso above) the 15 consecutive Business Day period described above shall be deemed to have commenced on the date of receipt of such notice, unless Parent determines in good faith that the Company has not completed delivery of the Required Information and, within four Business Days after its receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with reasonable specificity which information is required to complete the delivery of the Required Information).

“Nasdaq” means the Nasdaq Global Select Market.

“Open Source Software” means Software which is licensed pursuant to any license that (a) meets the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation) or is a “copyleft” license or (b) requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other software (other than such item of Software in its unmodified form) be at no charge; (iii) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse-engineer any such other Software.

“Other Existing Credit Facilities” means the credit agreements described under the heading “Other Existing Credit Facilities” in Section 3.18(b)(ii) of the Company Disclosure Letter.

“Parent Credit Agreement” means that certain Revolving Credit Agreement, dated as of February 5, 2018, by and among WS Labels Acquisition Corporation, Parent and the Subsidiaries of Parent party thereto as borrowers and Bank of America, N.A., as administrative agent and collateral agent.

A-I-6

“Parent Indenture” means that certain Indenture, dated as of April 5, 2018, by and among Parent, the other guarantors from time to time party thereto, Wilmington Trust, National Association, as trustee and notes collateral agent, pursuant to which Parent issued $260.0 million aggregate principal amount of 9.000% Senior Secured Notes due 2023.

“Parent Termination Fee” means an amount in cash equal to $103,300,000.

“Patents” means United States and non-United States patents, provisional patent applications, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, invention certificates, industrial designs and invention disclosure forms.

“Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP on the most recent balance sheet included in the Company Financial Statements, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or that arise by operation of Law in the ordinary course of business and not yet due or delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP on the most recent balance sheet included in the Company Financial Statements, (c) Liens securing Indebtedness or liabilities, in each case, that are reflected in accordance with GAAP on the most recent balance sheet included in the Company SEC Documents filed on or prior to the date that is one (1) Business Day prior to the date of this Agreement or that the Company or any Company Subsidiary is permitted to incur thereafter under Section 5.01, (d) with respect to Real Property, (i) easements whether or not shown by the public records, overlaps, encroachments and any matters not of record that would be disclosed by an accurate survey or a personal inspection of the property (other than such matters that, individually or in the aggregate, materially impair the current use, occupancy or value of the subject real property to which they relate, (ii) title to any portion of the premises lying within the right of way or boundary of any public road or private road, and (iii) Liens imposed or promulgated by zoning, building or other land use Law with respect to real property and improvements, including building codes and zoning regulations, that are being currently complied with in all material respects by the use and operation of the business of the Company and Company Subsidiaries, (e) Liens that affect the underlying fee interest of any Leased Real Property, (f) with respect to Intellectual Property Rights, non-exclusive licenses and (g) such other Liens that, individually and in the aggregate, would not reasonably be expected to impair in any material respect the use, occupancy (if applicable) or value of the applicable asset.

“person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity (including any person as defined in Section 13(d)(3) of the Exchange Act).

“Personal Data” means any information (i) relating to an identified or identifiable natural person (where an “identifiable person” is one who can be identified, directly or indirectly, in particular by reference to an identification number or to one or more factors specific to his physical, physiological, mental, economic, cultural or social identity, including unique device or browser identifiers, names, addresses, telephone numbers, email addresses, social security numbers and account information) or (ii) information that is otherwise regulated or protected by one or more Data Protection Laws.

“Registered IP” shall mean all Intellectual Property Rights that are registered, issued, pending, filed or applied for under the authority of any Governmental Entity or domain name registrar.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substances into the environment.

A-I-7

“Required Information” means (i) (A) the audited consolidated balance sheets of the Company and its Subsidiaries as of March 31, 2018 and March 31, 2019 and the related audited consolidated statements of income, comprehensive income (loss), stockholders’ equity and cash flows of the Company and its Subsidiaries for the fiscal years ended March 31, 2017, March 31, 2018 and March 31, 2019, (B) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of each fiscal quarter (other than the fourth fiscal quarter) ending after the date of the most recent balance sheet delivered pursuant to clause (A) or this clause (B) and within 134 days of such most recent balance sheet (the date of the end of the last such applicable fiscal quarter, the “Company Financial Statements Date”), and the related unaudited condensed consolidated statements of income, comprehensive income (loss), stockholders’ equity and cash flows of the Company for the portion of the fiscal year then ended (which shall have been reviewed by the Company’s independent accountants as provided in the procedures specified by the Public Company Accounting Oversight Board in AS Section 4105, Interim Financial Information) and (C) the Constantia Financial Statements, (ii) all other financial data and other customary financial and other pertinent information regarding the Company and the Company Subsidiaries of the type required by Regulation S-X and Regulation S-K under the Securities Act for a registered public offering of debt securities on Form S-1, to the extent the same is of the type and nature contained in the Offering Memorandum dated September 20, 2017 related to the Company’s 4.875% Senior Notes due 2025 (other than as otherwise described below), or as otherwise required by numbered paragraph 11 of Annex VI to the Debt Commitment Letter and (iii) sales, EBITDA, total assets and total liabilities for (and as of the end of) the most recently completed last 12-month period for which financial statements are included in the Required Information with respect to Company Subsidiaries that are guarantors and those that are non-guarantors under the Debt Financing (provided that unless Parent shall have identified such guarantor and non-guarantor entities to the Company on or prior to March 31, 2019, then the Company shall be entitled to treat only those Company Subsidiaries that are guarantors of the 2022 Notes as entities that will be guarantors under the Debt Financing); provided, that in no event will the Required Information include (a) any information customarily provided by an investment bank or “initial purchaser” in the preparation of an offering memorandum, including the description of notes and the plan of distribution, risk factors specifically relating to all or any component of the financing, any pro forma financial statements or any information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments necessary or desired to be incorporated into any information used in connection with the Debt Financing; (b) any financial statements and information required by Rules 3-03(e), 3-05 (other than the Constantia Financial Statements), 3-09, 3-10 (other than such information required pursuant to clause (iii) above) and 3-16 of Regulation S-X, the Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K or the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, financial statements or other financial data (including selected financial data) for any fiscal period earlier than the fiscal year ended March 31, 2016 (other than the Constantia Financial Statements) or other information or financial data customarily excluded from a Rule 144A offering memorandum; (c) (I) any financial information (other than the financial statements and other information specifically set forth above) concerning the Company and the Company Subsidiaries that is not reasonably available to the Company under its current reporting systems or (II) information to the extent that the provision thereof would violate any Law, or any obligation of confidentiality binding upon, or waive any privilege that may be asserted by, the Company and the Company Subsidiaries unless any such information referred to in clause (I) or (II) above would be required to ensure that the Required Information would not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (d) except as set forth in clause (iii) above, any financial information with respect to the Company or any one or more of the Company Subsidiaries on a non-consolidated basis.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

A-I-8

“Senior Credit Facility” means that certain Credit Agreement dated as of October 31, 2017, by and among the Company and certain subsidiaries of the Company party thereto, as borrowers, the lenders from time to time party thereto, and the Existing Agent, as the same may be amended and in effect immediately prior to the Closing Date.

“Senior Notes” means the 2022 Notes and the 2025 Notes.

“Senior Notes Indentures” means the 2022 Notes Indenture and the 2025 Notes Indenture.

“Software” means computer software programs in both source code and object code format, including databases, data files, application programming interfaces, user interfaces and documentation relating thereto.

“Solvent” when used with respect to any person, means that, as of any date of determination, (a) the “present fair saleable value” of such person’s total assets exceeds the value of such person’s total “liabilities, including a reasonable estimate of the amount of all contingent and other liabilities,” as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, (b) such person will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or intends to engage and (c) such person will be able to pay all of its liabilities (including contingent liabilities) as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay all of its liabilities (including contingent liabilities) as they mature” mean that such person will be able to generate enough cash from operations, asset dispositions, existing financing or refinancing, or a combination thereof, to meet its obligations as they become due.

“Specified Antitrust Conditions” means the conditions set forth in Section 6.01(b) solely with respect to the jurisdictions set forth in Section 1.01(b) of the Company Disclosure Letter; provided, however, for the avoidance of doubt, the “Specified Antitrust Conditions” shall not include the conditions set forth in Section 6.01(c) with respect to any jurisdiction set forth in Section 1.01(b) of the Company Disclosure Letter.

“Subsidiary” of any person means another person, of which at least fifty percent (50%) of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is owned or controlled directly or indirectly by such first person or by one or more of its Subsidiaries.

“Super Clean Team Confidentiality Agreement” means the Clean Team Confidentiality Agreement, dated as of February 16, 2019, by and among the Company, Platinum Equity Advisors, LLC and PricewaterhouseCoopers LLP.

“Superior Proposal” means a bona fide written Competing Proposal (with all percentages in the definition of Competing Proposal increased to fifty percent (50%)) made by any person on terms that the Company Board (or any committee thereof) determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, and considering all such factors as the Company Board (or any committee thereof) considers to be appropriate (including all financial considerations, the identity of the person making such Competing Proposal, the conditionality and the timing and likelihood of consummation of such proposal), that, if consummated, would result in a transaction that is more favorable to the Company and its shareholders than the Transactions (including taking into account any applicable Company Termination Fee and any changes to the terms of this Agreement offered by Parent in a binding irrevocable written offer to the Company pursuant to Section 5.03(d)(iii)).

“Tax” and “Taxes” means any federal, state, local or foreign taxes, levies, imposts, assessments, duties, customs, fees, impositions or other similar governmental charges, including net income, gross income, gross receipts, estimated, windfall profit, capital stock, severance, property, ad valorem, production, sales, use, value

A-I-9

added, license, excise, stamp, transfer, registration, excise, franchise, business occupation, employment, payroll, withholding, social security, alternative or add-on minimum, environmental or any other tax, together with any interest, penalty or addition to tax imposed by any Governmental Entity, whether disputed or not.

“Tax Return” means any return, report or similar statement filed or required to be filed with respect to any Tax including any information return, claim for refund, amended return or declaration of estimated Tax (including any schedule or attachment thereto).

“Trade Secrets” means trade secrets and confidential ideas, know-how, concepts, methods, processes, formulae, technology, algorithms, designs, models, reports, data, customer lists, supplier lists, mailing lists, business plans, unpatented inventions, and other proprietary information, all of which derive value, monetary or otherwise, from being maintained in confidence.

“Trademarks” means United States, state and non-United States trademarks, service marks, trade names, trade dress, designs, logos, slogans, brand names, corporate names, internet domain names, product names, social media identifiers and accounts and registrations and any intent-to-use or similar pending reservations or applications to register the foregoing, and all of the goodwill associated with the foregoing.

“Transfer Taxes” means all sales, use, value added, documentary, stamp duty, registration, transfer, conveyance, excise, recording, license and other similar taxes and fees, including any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

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Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Antitrust Laws	Section 3.04(b)
Anti-Corruption Laws	Section 3.21(a)
Bankruptcy and Equity Exception	Section 3.03(a)
Benefit Protection Period	Section 5.11(a)
Book-Entry Shares	Section 2.01(a)(i)
CBA	Section 3.13(a)
Certificate	Section 2.01(a)(i)
Certificate of Merger	Section 1.03
Change of Company Recommendation	Section 5.03(b)
Closing	Section 1.02
Closing Date	Section 1.02
Company	Preamble
Company Benefit Plan	Section 3.12(a)
Company Board	Recitals
Company Charter	Section 3.01(b)
Company Code	Section 3.01(b)
Company Disclosure Letter	Article III
Company Employee	Section 5.11(a)
Company Financial Statements	Section 3.06
Company IT Systems	Section 3.17(g)
Company Material Contract	Section 3.18
Company Options	Section 2.03(a)
Company Permits	Section 3.05(a)
Company Preferred Stock	Section 3.02(a)
Company Registered Intellectual Property Rights	Section 3.17(a)
Company SEC Documents	Section 3.06
Company Shareholder Approval	Section 3.24
Company Shareholder Meeting	Section 5.04(d)
D&O Insurance	Section 5.09(b)
Debt Commitment Letter	Section 4.09(a)
Debt Financing	Section 4.09(a)
Definitive Debt Financing Agreements	Section 5.07(a)
Discharge	Section 5.16
Discharge Instructions	Section 5.16(a)
Disclosed Conditions	Section 4.09(c)
Dissenting Shareholder	Section 2.04
Dissenting Shares	Section 2.04
Effective Time	Section 1.03
Equity Commitment Letter	Section 4.09(a)
Equity Financing	Section 4.09(a)
Equity Financing Source	Section 4.09(a)
ERISA	Section 3.12(a)
Exchange Fund	Section 2.02(a)
Fee Letter	Section 4.09(a)
Financing	Section 4.09(a)
Financing Commitments	Section 4.09(a)

A-I-11

Term	Section
Financing Sources	Section 4.09(a)
Financing Uses	Section 4.09(b)
Guarantee	Recitals
Guarantor	Recitals
Improvements	Section 3.15(c)
Indemnified Liabilities	Section 5.09(a)
Indemnified Parties	Section 5.09(a)
Indemnified Party	Section 5.09(a)
IRS	Section 3.12(a)
Key Jurisdiction Plan Labor Organization	Section 3.12(a) Section 3.13
Lease	Section 3.15(b)
Leased Real Property	Section 3.15(b)
Lenders	Section 4.09(a)
Material Customer	Section 3.20(a)
Material Real Property Agreement	Section 3.18(b)
Material Intellectual Property Agreements	Section 3.18(b)
Merger Consideration	Section 2.01(a)(i)
MIP	Section 3.13(e)
New Debt Commitment Letter	Section 5.07(c)
New Fee Letter	Section 5.07(c)
Notice of Change of Recommendation	Section 5.03(d)(ii)
OFAC	Section 3.21(d)
Offer	Section 5.16
Option Payments	Section 2.03(a)
Outside Date	Section 7.01(b)(i)
Owned Real Property	Section 3.15(b)
Parent	Preamble
Parent Related Party	Section 7.02(d)
Parent Disclosure Letter	Article IV
Parent Financial Statements	Section 4.07(a)
Paying Agent	Section 2.02(a)
Payoff Letter	Section 5.15
Permit	Section 3.05(a)
Premium Cap	Section 5.09(b)
Proceeding	Section 3.11
Prohibited Party	Section 3.21(e)
Proxy Statement	Section 3.07
Qualifying Transaction	Section 7.02(b)
Real Property	Section 3.15(b)
Redemption Notices	Section 5.16
Restricted Stock	Section 2.03(c)
Restricted Stock Award	Section 2.03(c)
Sanctioned Countries	Section 3.21(e)
Sarbanes-Oxley Act	Section 3.06
Share	Section 2.01(a)(i)
Shares	Section 2.01(a)(i)
Significant Subsidiary	Section 3.01(a)
SIP	Section 3.13(e)

A-I-12

Term	Section
Specified Date	Section 3.02(a)
Specified Target Bonus	Section 3.13(e)
Stock Unit Payments	Section 2.03(b)
Stock Units	Section 2.03(b)
Sub	Preamble
Surviving Corporation	Section 1.01
Takeover Statute	Section 3.23
Transactions	Recitals
U.S. Trade Controls	Section 3.21(d)
WARN	Section 3.21(c)

A-I-13

Annex B

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

February 24, 2019

Board of Directors

Multi-Color Corporation

4053 Clough Woods Dr.

Batavia, Ohio 45103

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than W/S Packaging Holdings, Inc. (“Parent”) and its affiliates) of the outstanding shares of common stock, without par value (the “Shares”), of Multi-Color Corporation (the “Company”) of the $50.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of February 24, 2019 (the “Agreement”), by and among the Company, Parent and Monarch Merger Corporation, a wholly owned subsidiary of Parent.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, and any of their respective affiliates and third parties, including Wendel Investissement (“Wendel”) and Diamond Castle Holdings, LLC (“Diamond”), affiliates of each of which are significant shareholders of the Company, and Platinum Equity, LLC (“Platinum”), an affiliate of Parent, and their respective affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner and manager with respect to a private placement by the Company of its 4.875% Senior Notes due 2025 (aggregate principal amount $600 million) in September 2017; and as lead agent and joint bookrunner with respect to a bank loan (aggregate principal amount $500 million) for the Company in September 2017. We also have provided certain financial advisory and/or underwriting services to Wendel and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to the public offering by Compagnie de Saint-Gobain SA, a portfolio company of funds affiliated with Wendel, of 20,000,000 shares of common stock in June 2017; as financial advisor to Constantia Flexibles Holding GmbH, a portfolio company of funds affiliated with Wendel,

Securities and Investment Services Provided by Goldman Sachs & Co. LLC

Board of Directors

Multi-Color Corporation

February 24, 2019

with respect to the sale of its Constantia Labels division in November 2017; as financial advisor to CSP Technologies, Inc., a portfolio company of funds affiliated with Wendel, with respect to its sale in August 2018; and as sole bookrunner with respect to the private placement by Bureau Veritas S.A., a portfolio company of funds affiliated with Wendel, of 20,920,503 shares of common stock in October 2018. We also have provided certain financial advisory and/or underwriting services to Platinum and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to the public offering by BlueLine Rental LLC, a portfolio company of funds affiliated with Platinum, of its 9.250% Senior Secured Notes due 2024 (aggregate principal amount $1,100 million) in March 2017; as joint lead agent with respect to a bank loan (aggregate principal amount $1,150 million) for Securus Technologies, a portfolio company of funds affiliated with Platinum, in May 2017; as joint bookrunner with respect to the public offering by Husky IMS International Ltd. (“Husky”), a portfolio company of funds affiliated with Platinum, of its 7.750% Senior Secured Notes due 2026 (aggregate principal amount $650 million) in March 2018; as joint lead agent with respect to a bank loan (aggregate principal amount $2,000 million) for Husky in March 2018; as joint lead agent with respect to a bank loan (aggregate principal amount €857million) for Wyndham Worldwide Corporation’s European vacation rental business, a portfolio company of funds affiliated with Platinum, in April 2018; as joint lead agent with respect to a bank loan (aggregate principal amount $800 million) for USS Ultimate Holdings, Inc., a portfolio company of funds affiliated with Platinum, in July 2018; as financial advisor to Exterion Media Group, a portfolio company of funds affiliated with Platinum, with respect to its sale in November 2018; and as joint lead agent with respect to a bank loan (aggregate principal amount $900 million) for Platinum in December 2018. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Wendel, Diamond, Platinum and their respective affiliates and, as applicable, portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Wendel, Diamond and Platinum and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Wendel, Diamond and Platinum from time to time and may do so in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to shareholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended March 31, 2018; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its shareholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the packaging industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other

Board of Directors

Multi-Color Corporation

February 24, 2019

consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $50.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $50.00 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $50.00 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman Sachs & Co. LLC

GOLDMAN SACHS & CO. LLC

Annex C

February 24, 2019

Board of Directors

Multi-Color Corporation

4053 Clough Woods Dr.

Batavia, OH 45103

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, without par value (the “Shares”), of Multi-Color Corporation (the “Company”) (other than Shares held by W/S Packaging Holdings, Inc. (“Parent”) or its affiliates (the “Excluded Shares”)) of the $50.00 per Share in cash (the “Merger Consideration”) proposed to be paid to the shareholders of the Company (the “Shareholders”) by Parent pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by and among Parent, Monarch Merger Corporation (“Merger Sub”) and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding Share will be converted into the right to receive the Merger Consideration upon consummation of the Merger.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the draft Merger Agreement dated February 23, 2019; (b) audited historical financial statements of the Company set forth in its public filings with the Securities and Exchange Commission (the “SEC”) for the three fiscal years ended March 31, 2016, 2017 and 2018; (c) unaudited financial statements of the Company set forth in its public filings with the SEC for the nine month periods ended December 31, 2017 and 2018; (d) certain internal business, operating and financial information and forecasts of the Company for the fiscal years ending March 31, 2019 through March 31, 2024 prepared by the senior management of the Company (the “Forecasts”); (e) certain information regarding publicly available financial terms of certain other transactions we deemed relevant; (f) information regarding certain other publicly traded companies we deemed relevant; (g) current and historical market prices and trading volumes of the Shares; and (h) certain other publicly available information on the Company. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our analysis and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including without limitation the Forecasts provided by senior management of the Company. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. We have been advised by the senior management of the Company that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that, (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. We did not consider and express no opinion as to the amount or nature of the compensation to any of the Company’s officers, directors or employees (or any class of such persons) relative to the Merger Consideration payable to the Shareholders. We were not asked to consider, and our opinion does not

C-1

address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have not made any determinations as to legal matters related to the Merger. We have assumed that the terms of the Merger Agreement, when executed, will conform in all material respects to the terms reflected in the February 23, 2019 draft reviewed by us and that the Merger will be consummated in accordance with applicable laws and on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company. We were not requested to, nor did we, seek alternative participants for the proposed Merger.

William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We have acted as an investment banker to the Company in connection with the Merger and will receive a fee from the Company for rendering this opinion (regardless of the conclusions reached herein). In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

We are expressing no opinion herein as to the price at which the Shares will trade at any future time or as to the effect of the announcement of the Merger on the trading price of the Shares.

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Shareholders (other than holders of Excluded Shares) of the Merger Consideration in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any Shareholder as to how such Shareholder should vote with respect to the proposed Merger. It is understood that, except as otherwise agreed by us and the Company in writing, this opinion may not be disclosed or otherwise referred to without our prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the Shareholders by the Company with respect to the Merger. This opinion has been reviewed and approved by our Fairness Opinion Committee.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Shareholders (other than holders of Excluded Shares).

Very truly yours,

/s/ William Blair & Company, L.L.C.
WILLIAM BLAIR & COMPANY, L.L.C.

C-2

Annex D

Ohio Revised Code Section 1701.84

(A) Except as provided in division (B) of this section, the following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

(1) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the Revised Code;

(2) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

(3) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

(4) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

(5) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code;

(6) Shareholders of a domestic corporation that is being converted pursuant to section 1701.792 of the Revised Code.

(B) All of the following shareholders shall not be entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

(1) Shareholders described in division (A)(1) or (6) of this section, if both of the following apply:

(a) The shares of the corporation for which the dissenting shareholder would otherwise be entitled to relief under division (A)(1) or (6) of this section are listed on a national securities exchange as of the day immediately preceding the date on which the vote on the proposal is taken at the meeting of the shareholders.

(b) The consideration to be received by the shareholders consists of shares or shares and cash in lieu of fractional shares that, immediately following the effective time of a merger, consolidation, or conversion, as applicable, are listed on a national securities exchange and for which no proceedings are pending to delist the shares from the national securities exchange as of the effective time of the merger, consolidation, or conversion.

(2) Shareholders described in division (A)(2) of this section, if the shares so entitling them to vote are listed on a national securities exchange both as of the day immediately preceding the date on which the vote on the proposal is taken at the meeting of the shareholders and immediately following the effective time of the merger and there are no proceedings pending to delist the shares from the national securities exchange as of the effective time of the merger;

(3) The shareholders described in division (A)(4) of this section, if the shares so entitling them to vote are listed on a national securities exchange both as of the day immediately preceding the date on which the vote on the proposal is taken at the meeting of the shareholders and immediately following the effective time of the combination or majority share acquisition, and there are no proceedings pending to delist the shares from the national securities exchange as of the effective time of the combination or majority share acquisition.

Ohio Revised Code Section 1701.85

(A)

(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal.

(3) Not later than twenty days before the date of the meeting at which the proposal will be submitted to the shareholders, the corporation may notify the corporation’s shareholders that relief under this section is available. The notice shall include or be accompanied by all of the following:

(a) A copy of this section;

(b) A statement that the proposal can give rise to rights under this section if the proposal is approved by the required vote of the shareholders;

(c) A statement that the shareholder will be eligible as a dissenting shareholder under this section only if the shareholder delivers to the corporation a written demand with the information provided for in division (A)(4) of this section before the vote on the proposal will be taken at the meeting of the shareholders and the shareholder does not vote in favor of the proposal.

(4) If the corporation delivers notice to its shareholders as provided in division (A)(3) of this section, a shareholder electing to be eligible as a dissenting shareholder under this section shall deliver to the corporation before the vote on the proposal is taken a written demand for payment of the fair cash value of the shares as to which the shareholder seeks relief. The demand for payment shall include the shareholder’s address, the number and class of such shares, and the amount claimed by the shareholder as the fair cash value of the shares.

(5) If the corporation does not notify the corporation’s shareholders pursuant to division (A)(3) of this section, not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(6) If a signatory, designated and approved by the dissenting shareholder, executes the demand, then at any time after receiving the demand, the corporation may make a written request that the dissenting shareholder provide evidence of the signatory’s authority. The shareholder shall provide the evidence within a reasonable time but not sooner than twenty days after the dissenting shareholder has received the corporation’s written request for evidence.

(7) The dissenting shareholder entitled to relief under division (A)(3) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (A)(5) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(4) of this section.

(8) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(9) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C)

(1) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, both of the following shall be excluded:

(a) Any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders;

(b) Any premium associated with control of the corporation, or any discount for lack of marketability or minority status.

(2) For the purposes of this section, the fair cash value of a share that was listed on a national securities exchange at any of the following times shall be the closing sale price on the national securities exchange as of the applicable date provided in division (C)(1) of this section:

(a) Immediately before the effective time of a merger or consolidation;

(b) Immediately before the filing of an amendment to the articles of incorporation as described in division (A) of section 1701.74 of the Revised Code;

(c) Immediately before the time of the vote described in division (A)(1)(b) of section 1701.76 of the Revised Code.

(D)

(1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new, or converted partnership or the comparable representatives of any other surviving, new, or converted entity.

(E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

Annex E-1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of February 24, 2019, is entered into by and among Constantia Flexibles Holding GmbH (the “Covered Shareholder”), W/S Packaging Holdings, Inc., a Delaware corporation (“Parent”), and Monarch Merger Corporation, an Ohio corporation and a wholly-owned subsidiary of Parent (“Sub”). The Covered Shareholder, Parent and Sub are sometimes referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

RECITALS

A. The Covered Shareholder is, as of the date hereof, a shareholder of Multi-Color Corporation, an Ohio corporation (the “Company”).

B. Concurrently with the execution and delivery of this Agreement, Parent, Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended and in effect as of the date hereof, the “Merger Agreement”), providing, among other things, for the merger of Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned Subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement.

C. In connection with the Merger Agreement, Parent and Sub entered into the following agreement (the “Existing Support Agreement”) with certain shareholders of the Company, pursuant to which, upon the terms and subject to the conditions set forth in such respective Existing Support Agreement, such shareholders have agreed to vote their respective shares of capital stock of the Company in favor of approval and adoption of the Merger Agreement and/or to otherwise support the consummation of the transactions contemplated by the Merger Agreement: Voting and Support Agreement, dated as of the date hereof, by and among Parent, Sub, Diamond Castle Partners 2014, L.P. and DCP 2014 Deal Leaders Fund, L.P.

D. As of the date hereof, the Existing Shares (as defined herein) set forth opposite the Covered Shareholder’s name on Schedule 1(a) attached hereto are beneficially owned by the Covered Shareholder.

E. As a condition and inducement to the willingness of Parent and Sub to enter into the Merger Agreement, the Covered Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1.	Agreement to Vote.

(a) During the Term (as defined herein), at any duly called meeting of the shareholders of the Company (the “Shareholders”), including the Company Shareholder Meeting, including at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company is sought, including under any written consent of the Shareholders, the Covered Shareholder shall: (i) vote (or cause to be voted) or otherwise cause to be counted as present thereat all of its Covered Shares as of the applicable record date, so that all of such Covered Shares are duly counted for purposes of determining whether a quorum is present; and (ii) vote (or cause to be voted) or

E-1-1

execute and deliver a written consent (or cause a written consent to be executed and delivered) all of its Covered Shares as of the applicable record date (A) in favor of the approval and adoption of the Merger Agreement and the Transactions, (B) in favor of any proposal to adjourn or postpone such meeting of the Shareholders to a later date if recommended by the Company, including if there are not sufficient votes to approve and adopt the Merger Agreement and (C) against (1) any action or proposal in favor of a Competing Proposal (without regard to the terms of such Competing Proposal), in the case of this clause (1), (2) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or (3) any proposal, action or agreement that would prevent or materially delay the consummation of the Merger and the other Transactions. The Covered Shareholder shall not commit or agree to take any action the primary purpose of which is to evade the foregoing obligations.

(b) Notwithstanding anything to the contrary contained in this Agreement but subject to the provisions of Section 1(a) of this Agreement, the Covered Shareholder shall at all times retain the right to vote the Covered Shares in the Covered Shareholder’s sole and absolute discretion, and without any limitation, on any matters that are at any time or from time to time presented for consideration to the Company’s shareholders.

2.	No Transfers.

(a) The Covered Shareholder hereby agrees, during the Term, not to, (i) sell, transfer, pledge, encumber (other than Permitted Liens (as hereinafter defined)), assign or otherwise dispose of (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise), or enter into any contract, option or other arrangement or understanding with respect to, the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any or all of its Covered Shares (any such action, a “Transfer”), (ii) grant any proxies or powers of attorney with respect to its Covered Shares, deposit any such Covered Shares into a voting trust or enter into a voting agreement with respect to any such Covered Shares, in each case with respect to any vote on the approval and adoption of the Merger Agreement or any other matters set forth in Section 1(a) of this Agreement or (iii) commit or agree to take any of the foregoing actions during the Term.

(b) Notwithstanding Section 2(a) hereof, the Covered Shareholder may make Transfers of Covered Shares (i) by will, (ii) by operation of Law, (iii) for estate planning purposes, (iv) for charitable purposes or as charitable gifts or donations, (v) to any of its affiliates, (vi) to fund a tax liability arising from the exercise or vesting of any equity incentives in the Company held by the Covered Shareholder, including any withholding obligations, or to effect any net settlement, or to pay the exercise price in respect, of any such equity incentives, (vii) with Parent’s prior written consent, (viii) to any person who agrees in writing (the form and substance of which is reasonably acceptable to Parent) to be bound by the terms and conditions of this Agreement, or (ix) after the receipt of the Company Shareholder Approval, provided that (I) in the case of clause (v), the existing Covered Shareholder shall be responsible for any failure of such transferee to comply with the terms and conditions of this Agreement, and (II) in each of the cases in clause (i)-(vii), (A) the Covered Shares shall continue to be bound by this Agreement, and (B) each transferee agrees in writing to be bound by the terms and conditions of this Agreement by executing and delivering to Parent a joinder, substantially in the form attached as Exhibit A hereto. For the avoidance of doubt, if the Covered Shareholder is not an individual, nothing in this Agreement shall restrict any direct or indirect Transfers of any equity interests in the Covered Shareholder. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the Covered Shareholder may Transfer, or enter into any contract with respect to any Transfer of, all or any portion of the Covered Shares at any time after the Company Shareholder Approval shall have been obtained, and, if as a result of such Transfer the Covered Shareholder ceases to be the record or beneficial owner of such Covered Shares, the Covered Shareholder shall have no obligations pursuant to this Agreement with respect to such Covered Shares; provided, that, notwithstanding any such Transfer, the Covered Shareholder’s obligations pursuant to Section 4(b) and Section 4(d) shall survive in accordance with their respective terms for the duration of the Term.

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(c) Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 2 shall be null and void.

(d) Subject to Section 3, the Covered Shareholder hereby agrees that the Covered Shareholder shall not, and shall cause its controlled affiliates, and shall use reasonable best efforts to cause its representatives and agents (including its investment bankers, attorneys and accountants) (collectively, including the Covered Shareholder’s controlled affiliates, its “Representatives”) not to, directly or indirectly, encourage, solicit, initiate or participate in any way in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of the Company or any of its Subsidiaries to, enter into any agreement with, or otherwise take any other action to assist or facilitate, any person (other than Parent or Sub or any of their respective Representatives) relating to any Competing Proposal. The Covered Shareholder shall immediately cease any existing discussions or negotiations conducted heretofore by the Covered Shareholder with respect to any Competing Proposal. The Covered Shareholder shall promptly communicate to Parent the terms of any Competing Proposal (or any discussion, negotiation or inquiry with respect thereto) directed to or involving the Covered Shareholder solely in its capacity as a stockholder of the Company and not as a director or officer of the Company, including the identity of the person making such Competing Proposal or inquiry which it may receive. Any willful violation of the foregoing restrictions by the Covered Shareholder or any of its Representatives shall be deemed to be a material breach of this Agreement by the Covered Shareholder.

3. No Limitations on Actions. Parent and Sub hereby expressly acknowledge that the Covered Shareholder is entering into this Agreement solely in its capacity as the beneficial owner of the Covered Shares and not in any other capacity and that this Agreement is not intended, nor shall it be construed, to prohibit, limit, restrict or affect in any respect any actions taken, or required to be taken, by the Covered Shareholder or any of its or its affiliates’ respective representatives, affiliates, trustees, beneficiaries, settlors, employees or designees, in each case in any such other capacity, including, if applicable, as a director or officer of the Company, and any actions taken (whatsoever), or failure to take any actions (whatsoever), by any of the foregoing persons in such other capacity, including, if applicable, as a director or officer of the Company, shall not be deemed to be a breach of this Agreement; provided, that for the avoidance of doubt, the foregoing provisions of this Section 3 shall not apply to any act by or on behalf of the Covered Shareholder that, without giving effect to this Section 3, would violate Section 1(a), Section 2 or Section 4 hereof.

4. Additional Agreements.

(a) Certain Events. In the event of any stock dividend, subdivision, reclassification, recapitalization, reorganization, merger, stock split (including a reverse stock split), split-up, distribution, combination, exchange of shares, readjustment or other similar transaction or other change in the capital structure of the Company affecting the Covered Shares or the acquisition of Additional Owned Shares (as defined in Section 8(l) of this Agreement) by the Covered Shareholder (i) the type and number of Covered Shares shall be adjusted appropriately to reflect the effect of such occurrence and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares issued to or acquired by the Covered Shareholder; provided, that nothing in this Section 4(a) shall be construed to permit or require the Covered Shareholder to take any action that is otherwise prohibited by any other provision of this Agreement.

(b) Commencement or Participation in Actions. The Covered Shareholder hereby agrees not to commence or join in as a plaintiff or a member of a class, and to take all actions necessary to opt out of, any class in any class action with respect to, any Proceeding (derivative or otherwise) (i) against Parent, Sub, the Company or any of their respective successors or their respective directors or officers (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement; provided, however, that for the avoidance of doubt nothing contained in this clause (A) is intended to, nor shall it, limit or restrict in any respect the ability of the Covered Shareholder or any of its affiliates to commence or join as a plaintiff or member of a class (or otherwise) any Proceeding with respect to any breach (actual, alleged or threatened) by Parent or Sub of this Agreement or the Merger Agreement or any other agreement, document or instrument

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executed or delivered in connection therewith, (B) alleging a breach of any fiduciary duty of the Company or the Company Board or its members in connection with the Merger Agreement or the transactions contemplated hereby or thereby, or (C) seeking to exercise any statutory rights (including under Section 1701.85 of the OGCL) to require payment of fair cash value of their Covered Shares that may arise in connection with the Merger or the Merger Agreement or (ii) otherwise brought by shareholders of the Company against the Company or its directors or officers arising out of or relating to the Transactions; provided, however, that for the avoidance of doubt nothing contained in this clause (ii) is intended to, nor shall it, limit or restrict in any respect the ability of the Covered Shareholder or any of its affiliates to commence or join as a plaintiff or member of a class (or otherwise) any Proceeding with respect to any breach (actual, alleged or threatened) by Parent or Sub of this Agreement or the Merger Agreement or any other agreement, document or instrument executed or delivered in connection therewith.

(c) Rights of Dissent. The Covered Shareholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights to dissent from the Merger or rights to require payment of fair cash value of their Covered Shares from the Merger that it may have with respect to the Covered Shares.

(d) Publication and Disclosure. Except as required by applicable Law (including without limitation the filing of a Schedule 13D or Schedule 13G or amendment thereto, as applicable, with the SEC which may include this Agreement as an exhibit thereto), the Covered Shareholder shall not, directly or indirectly, make any public announcement regarding this Agreement and the transactions contemplated hereby or with respect to the business or affairs of the Company, Parent or Sub, including the Merger Agreement and the Transactions, without the prior written consent of Parent; provided, however, that such consent shall not be required to the extent that any such announcement is consistent with the prior public announcements made by Parent or the Company in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby. During the Term, (a) the Covered Shareholder shall permit and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary or advisable in connection with the Merger and the Transactions, a copy of this Agreement, the Covered Shareholder’s identity and ownership of the Covered Shares and the nature of the Covered Shareholder’s commitments and obligations under this Agreement; and (b) Parent shall permit and hereby authorizes the Covered Shareholder and its affiliates, to the extent the Covered Shareholder or such affiliates are required to do so by applicable Law, to publish and disclose in all documents and schedules filed with the SEC (including any amendment to the Covered Shareholder’s Schedule 13D, as applicable), and any press release or other disclosure document in connection with the Merger and the Transactions, a copy of this Agreement, Parent’s identity and the nature of the Covered Shareholder’s commitments and obligations under this Agreement.

(e) New Support Agreements. In the event that, at any time during the Term, Parent, Sub or any of their respective affiliates enters into any agreement with any shareholder of the Company relating to the Merger Agreement or the Transactions (any such agreement, a “New Support Agreement” and, together with the Existing Support Agreements, the “Support Agreements”), other than this Agreement or any Existing Support Agreement, not more than three Business Days after entry into such New Support Agreement, Parent shall notify the Covered Shareholder thereof in writing, which notice shall be accompanied by a fully executed copy of such New Support Agreement (unless such New Support Agreement has already been filed with the SEC).

(f) Additional Owned Shares. The Covered Shareholder hereby agrees to notify Parent promptly in writing of the number and description of any Additional Owned Shares.

5. Representations and Warranties of the Covered Shareholder. The Covered Shareholder represents and warrants, as of the date hereof, to Parent and Sub as to itself as follows:

(a) Title. The Covered Shareholder owns of record or beneficially its Existing Shares (as set forth opposite its name on Schedule 1(a) attached hereto). The Existing Shares set forth opposite the Covered Shareholder’s

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name on Schedule 1(a) attached hereto constitute all of the Shares owned of record or beneficially by it on the date hereof. The Covered Shareholder has voting power with respect to all of its Covered Shares, and none of its Covered Shares are subject to any voting trust, proxy, voting restriction, adverse claim or other arrangement with respect to the voting of such Covered Shares, except as contemplated by this Agreement or as disclosed in Schedule 5(a) attached hereto. Except as permitted or required by this Agreement and except as disclosed in Schedule 5(a) attached hereto, the Covered Shares of the Covered Shareholder (and the certificates representing such Covered Shares, if any) are now free and clear of any and all Liens on title, or restrictions on transfer (other than under applicable securities Laws and as created by this Agreement and except for any such Lien disclosed on Schedule 5(a) (collectively, “Permitted Liens”)).

(b) Organization and Qualification. If the Covered Shareholder is not an individual, the Covered Shareholder is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

(c) Authority. If the Covered Shareholder is an individual, he or she has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and consummate the transactions contemplated hereby, and if the Covered Shareholder is not an individual, it has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and perform all of its obligations under this Agreement and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of the Covered Shareholder, or its board of directors or managers, general partner or other entity, governing body or person, are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(d) Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by, or on behalf of, the Covered Shareholder and, assuming due authorization, execution and delivery of this Agreement by Parent and Sub, constitutes a legal, valid and binding obligation of the Covered Shareholder, enforceable against the Covered Shareholder in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception. If the Covered Shareholder is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Covered Shareholder’s spouse, enforceable against the Covered Shareholder’s spouse in accordance with its terms.

(e) No Conflicts. The execution and delivery of this Agreement by the Covered Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance by the Covered Shareholder with the provisions hereof will not, (i) conflict with, violate, result in a breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any Laws, Contracts, agreements, judgments, orders, writs, injunctions, decrees or awards of any court, administrative agency or other Governmental Entity, in each case, binding upon the Covered Shareholder or its Covered Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except in each case for filings with the SEC by the Covered Shareholder or any of its affiliates required by the rules and regulations promulgated under the Exchange Act, or (ii) if the Covered Shareholder is not a natural person, conflict with the Covered Shareholder’s certificate of incorporation, bylaws, trust agreement or other organizational documents, except in the case of the immediately preceding clauses (i) and (ii), as would not impact its ability to perform or comply with its obligations under this Agreement in any material respect.

(f) Receipt; Reliance. The Covered Shareholder has received and reviewed a copy of the Merger Agreement as in effect on the date hereof. The Covered Shareholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon the Covered Shareholder’s execution, delivery and performance of this Agreement.

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(g) No Litigation. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Covered Shareholder, threatened in writing against the Covered Shareholder at law or in equity before or by any Governmental Entity that would reasonably be expected to prevent or materially interfere with the ability of the Covered Shareholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

(h) No Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Covered Shareholder in his capacity as the Covered Shareholder.

6. Representations and Warranties of Parent and Sub. Parent and Sub jointly and severally represent and warrant to the Covered Shareholder as follows:

(a) Organization and Qualification. Parent is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Sub is duly organized, validly existing and in good standing under the Laws of the State of Ohio. All of the issued and outstanding capital stock of Sub is owned directly by Parent.

(b) Authority. Parent and Sub each have the requisite power and authority and each have taken all action necessary in order to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Parent or Sub or either of its board of directors or managers, general partner or other entity, governing body or person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(c) Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by Parent and Sub and, assuming due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

(d) No Conflicts. The execution and delivery of this Agreement by Parent and Sub does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreements binding upon Parent or Sub, nor require any authorization, consent or approval of, or filing with any Governmental Entity, except in each case for filings with the SEC by Parent or Sub required by the rules and regulations promulgated under the Exchange Act or as would not impact Parent’s or Sub’s ability to perform or comply with its obligations under this Agreement in any material respect.

(e) No Other Support Agreements. Other than this Agreement and the Existing Support Agreements, as of the date hereof, none of Parent, Sub or any of their respective affiliates is a party to any agreement with any shareholder of the Company relating to the Merger Agreement or the Transactions.

7. Termination.

(a) Term. The term of this Agreement (“Term”) and all rights and obligations of the Parties hereunder shall commence on the date hereof and shall automatically, and without any further act or deed, immediately terminate and expire upon the earliest of, (i) the mutual written agreement of the Parties; (ii) the Effective Time; (iii) the entry into, or effectiveness of, any amendment to or modification of, or the grant of any waiver of, any provision of the Merger Agreement that (x) would reduce, or alter the form of, the Merger Consideration, (y) would have the effect of adding any conditions precedent (in Section 6.01 or Section 6.02 of the Merger Agreement or otherwise) to the consummation of the Merger, the Closing or the Effective Time, or (z) would, or would reasonably be expected to, reduce the Covered Shareholder’s rights, or increase the Covered Shareholder’s

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obligations or liabilities, hereunder (including, without limitation, by modifying any capitalized term used herein that is defined by reference to the Merger Agreement, in a manner adverse to the Covered Shareholder), in the case of each of the foregoing clauses (x), (y) and (z), without the prior written consent of the Covered Shareholder; (iv) the termination of the Merger Agreement pursuant to the terms therein; (v) the Company Board making a Change of Company Recommendation pursuant to Section 5.03(d) or Section 5.03(e) of the Merger Agreement; (vi) any termination of any Support Agreement; and (vii) the Outside Date.

(b) Survival of Certain Provisions. In the event of termination of this Agreement pursuant to Section 7(a), this Agreement shall become void and of no further force or effect with no liability on the part of any Party hereto; provided, however, (i) no such termination shall relieve any Party from any liability for (A) any willful breach of this Agreement by such Party or (B) fraud on the part of such Party, in each case occurring prior to such termination, and (ii) the provisions of this Article 7 and Article 8 shall survive any such termination.

8. Miscellaneous.

(a) Notices. Any notice required to be given hereunder will be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) will be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by electronic mail (but only if followed by an overnight delivery service (with proof of service) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Parent or Sub, to:

W/S Packaging Holdings, Inc.

c/o Platinum Equity Advisors, LLC

1 Greenwich Office Park

North Building, Floor 2

Greenwich, CT 06831

Attention: Jason Price

E-mail: JPrice@platinumequity.com

and

Platinum Equity Capital Partners IV, L.P.

c/o Platinum Equity, LLC

360 North Crescent Drive, South

Building Beverly Hills, California 90210

Attention: Kris Agarwal

Email: KAgarwal@platinumequity.com

with a copy (which will not constitute notice but will be required for proper notice to be given) to:

Latham & Watkins LLP

555 11th Street, N.W.

Suite 1000

Washington, DC 20004

Attention: David I. Brown, Marc A. Granger

Email: David.Brown@lw.com, Marc.Granger@lw.com

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If to the Covered Shareholder:

Constantia Flexibles Holding GmbH

Rivergate, Handelskai 92

A-1200 Vienna, Austria

Fax: +43 1 888 56 40 91600 or 91220

Attention: Alexander Baumgartner, Martin Schneeweiss

Email: Alexander.Baumgartner@cflex.com,

Martin.Schneeweiss@cflex.com

with a copy (which will not constitute notice but will be required for proper notice to be given) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Fax: (212) 728-8111

Attention: Mark Getachew

Email: mgetachew@willkie.com

or to such other address as any Party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification will be effective solely as to such notified Party if in writing and only on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. The failure of any Party to give notice will not relieve any other Party of its obligations under this Agreement, except to the extent that such other Party is actually prejudiced by such failure to give notice.

(b) Interpretation.

(i) When a reference is made in this Agreement to Sections or Exhibits, such reference will be to a Section of or Exhibit to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa and (iii) the use in this Agreement of a pronoun in reference to a Party hereto includes the masculine, feminine or neuter, as the context may require. A day means a calendar day, unless specified as a Business Day. Except as otherwise expressly provided elsewhere in this Agreement, for any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

(ii) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(c) Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart.

(d) Entire Agreement; Third Party-Beneficiaries. This Agreement (including the schedules and exhibits referred to in this Agreement) (i) constitutes the entire agreement and supersedes and cancels all prior and

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contemporaneous agreements and understandings, both written and oral, express or implied, among the Parties with respect to the subject matter of this Agreement and (ii) is not intended to, and does not, confer upon any person any rights or remedies hereunder other than the Parties and their respective successors and permitted assigns.

(e) Amendment. This Agreement may not be amended or modified, except by an instrument in writing signed on behalf of each of the Parties.

(f) Extension; Waiver. Any agreement on the part of a Party to (i) extend the time for the performance of any of the obligations or other acts of another Party or (ii) waive (A) any inaccuracies in the representations and warranties contained in this Agreement or (B) compliance with any of the agreements or conditions contained in this Agreement, in each case, will be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(g) Governing Law; Jurisdiction, Enforcement. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any Party hereto or its successors or permitted assigns, will be brought and determined exclusively in the Delaware Court of Chancery or any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the Parties hereto by this Agreement irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8(g), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(h) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8(h).

(i) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the Parties hereto (whether by sale of stock, operation of law, in connection with a merger or sale of substantially all of the assets, or otherwise) without the prior written consent of the other Parties, and any attempt to do so will be null and void; provided, however, that Parent may assign its rights and obligations hereunder to Sub or any other Subsidiary of Parent so long as such assignment does not result in any greater liability than any Covered Shareholder would otherwise have had; provided, further, that no such assignment of

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this Agreement or of any rights or obligations hereunder shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors and permitted assigns.

(j) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision and the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as to be enforceable.

(k) No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution or otherwise, to vest in Parent or Sub or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Covered Shareholder, and none of Parent, Sub or any other person shall have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or the Covered Shareholder or exercise any power or authority to direct the Covered Shareholder in the voting or disposition of, or otherwise with respect to, any of the Covered Shares, except as otherwise expressly specifically provided herein. Without limiting the foregoing, neither the Covered Shareholder nor Parent, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law with Parent or any other shareholder of the Company.

(l) Certain Definitions. In addition to the terms defined elsewhere herein (or in the Merger Agreement), as used herein, the following terms shall have the respective meanings set forth below:

“Additional Owned Shares” means, with respect to the Covered Shareholder, all Shares that are owned of record or beneficially by the Covered Shareholder and acquired after the date hereof (including any Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Shares or warrants or the conversion of any convertible securities or otherwise).

“affiliate” has the meaning set forth in the Merger Agreement; provided, however, that, for purposes of this Agreement, none of the Company or the Company Subsidiaries (or any of their respective officers or directors) shall constitute an affiliate of the Covered Shareholder.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Covered Shares” means, with respect to the Covered Shareholder, the Existing Shares and Additional Owned Shares.

“Existing Shares” of the Covered Shareholder means the Shares that are owned of record or beneficially owned by the Covered Shareholder as of the date hereof, as set forth opposite the Covered Shareholder’s name on Schedule 1(a) hereto.

(m) Remedies. The Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

(n) Facsimile Signatures. A signature page to this Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, that contains a copy of a Party’s signature and that is sent by

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such Party or its agent with the apparent intention (as reasonably evidenced by the actions of such Party or its agent) that it constitute such Party’s execution and delivery of this Agreement or any such other document, including a document sent by means of a facsimile machine or electronic transmission in portable document format (“pdf”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(o) Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable laws to consummate and make effective the transactions contemplated hereby.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, Parent, Sub and the Covered Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

W/S PACKAGING HOLDINGS, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President and Treasurer

MONARCH MERGER CORPORATION

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President and Treasurer

[Signature Page to Voting and Support Agreement]

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Covered Shareholder

Constantia Flexibles Holding GmbH

By:	/s/ Stephan Ph. Kühne
Name: Stephan Ph. Kühne
Title: Managing Director & CFO

[Signature Page to Voting and Support Agreement]

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Schedule 1(a)

Covered Shareholder	Existing Shares
Constantia Flexibles Holding GmbH	3,383,170
Total	3,383,170

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Schedule 5(a)

Investor Rights Agreement of the Company, dated as of October 3, 2011, by and between the Company and each of the Investors listed therein

Investors’ Rights Agreement of the Company, dated as of October 31, 2017, by and between the Company and each of the Investors listed therein

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EXHIBIT A

Form of Joinder Agreement

This JOINDER AGREEMENT is made as of                             , by the undersigned (the “Transferee”) pursuant to Section 2(b) of that certain Voting and Support Agreement, dated as of February [●], 2019 (as the same may be amended, supplemented or modified from time to time in accordance with its terms, the “Voting Agreement”), among [COVERED SHAREHOLDER], a [●] [ (“Transferor”), W/S Packaging Holdings, Inc., a Delaware corporation (“Parent”), and Monarch Merger Corporation, an Ohio corporation and a wholly-owned subsidiary of Parent (“Sub”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Voting Agreement.

R E C I T A L S:

WHEREAS, Transferee intends to purchase from Transferor, and Transferor intends to sell, transfer and assign to Transferee,                          shares of common stock, no par value per share, of [MONARCH], an Ohio corporation (the “Transfer”);

WHEREAS, in connection with the Transfer, the Transferee is required, pursuant to Section 2(b) of the Voting Agreement, to execute this Joinder Agreement to evidence the Transferee’s agreement to be bound by the Voting Agreement; and

WHEREAS, the Transferee desires to execute this Joinder Agreement in order to so evidence its agreement to be bound by the Voting Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Transferee hereby agrees as follows:

1. Effective from and after the completion of the Transfer, the Transferee shall be bound by the terms and conditions of the Voting Agreement applicable to the Covered Shareholder thereunder as though it were an original party thereto.

2. Without limiting the foregoing, Transferee hereby represents and warrants, as of the date hereof, to Parent and Sub that the representations and warranties set forth in Section 5 of the Voting Agreement are true and correct as of the date hereof, mutatis mutandis, as applicable to the Transferee (rather than the initial Covered Shareholder) and the Covered Shares subject to the Transfer (rather than the initial Covered Shares).

3. All notices to be furnished to the Transferee (in its new capacity as the Covered Shareholder) under the Voting Agreement shall be sent to the following address:

[insert address]

4. This Joinder Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned Transferee has duly executed this Joinder Agreement as of the date first above written.

[NAME OF TRANSFEREE]

By:
Name: [●]
Title: [●]

[Signature Page to Joinder Agreement]

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Annex E-2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of February 24, 2019, is entered into by and among Diamond Castle Partners 2014, L.P. (“DCP”), DCP 2014 Deal Leaders Fund, L.P. (“DCP DLF” and together with DCP, the “Covered Shareholder”), W/S Packaging Holdings, Inc., a Delaware corporation (“Parent”), and Monarch Merger Corporation, an Ohio corporation and a wholly-owned subsidiary of Parent (“Sub”). The Covered Shareholder, Parent and Sub are sometimes referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

RECITALS

A. The Covered Shareholder is, as of the date hereof, a shareholder of Multi-Color Corporation, an Ohio corporation (the “Company”).

B. Concurrently with the execution and delivery of this Agreement, Parent, Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended and in effect as of the date hereof, the “Merger Agreement”), providing, among other things, for the merger of Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned Subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement.

C. In connection with the Merger Agreement, Parent and Sub entered into the following agreement (the “Existing Support Agreement”) with certain shareholders of the Company, pursuant to which, upon the terms and subject to the conditions set forth in such respective Existing Support Agreement, such shareholders have agreed to vote their respective shares of capital stock of the Company in favor of approval and adoption of the Merger Agreement and/or to otherwise support the consummation of the transactions contemplated by the Merger Agreement: Voting and Support Agreement, dated as of the date hereof, by and among Parent, Sub and Constantia Flexibles Holding GmbH.

D. As of the date hereof, the Existing Shares (as defined herein) set forth opposite the Covered Shareholder’s name on Schedule 1(a) attached hereto are beneficially owned by the Covered Shareholder.

E. As a condition and inducement to the willingness of Parent and Sub to enter into the Merger Agreement, the Covered Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1. Agreement to Vote.

(a) During the Term (as defined herein), at any duly called meeting of the shareholders of the Company (the “Shareholders”), including the Company Shareholder Meeting, including at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company is sought, including under any written consent of the Shareholders, the Covered Shareholder shall: (i) vote (or cause to be voted) or otherwise cause to be counted as present thereat all of its Covered Shares as of the applicable record date, so that all of such Covered Shares are duly counted for purposes of determining whether a quorum is present; and (ii) vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) all of its

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Covered Shares as of the applicable record date (A) in favor of the approval and adoption of the Merger Agreement and the Transactions, (B) in favor of any proposal to adjourn or postpone such meeting of the Shareholders to a later date if recommended by the Company, including if there are not sufficient votes to approve and adopt the Merger Agreement and (C) against (1) any action or proposal in favor of a Competing Proposal (without regard to the terms of such Competing Proposal), in the case of this clause (1), (2) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or (3) any proposal, action or agreement that would prevent or materially delay the consummation of the Merger and the other Transactions. The Covered Shareholder shall not commit or agree to take any action the primary purpose of which is to evade the foregoing obligations.

(b) Notwithstanding anything to the contrary contained in this Agreement but subject to the provisions of Section 1(a) of this Agreement, the Covered Shareholder shall at all times retain the right to vote the Covered Shares in the Covered Shareholder’s sole and absolute discretion, and without any limitation, on any matters that are at any time or from time to time presented for consideration to the Company’s shareholders.

2. No Transfers.

(a) The Covered Shareholder hereby agrees, during the Term, not to, (i) sell, transfer, pledge, encumber (other than Permitted Liens (as hereinafter defined)), assign or otherwise dispose of (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise), or enter into any contract, option or other arrangement or understanding with respect to, the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any or all of its Covered Shares (any such action, a “Transfer”), (ii) grant any proxies or powers of attorney with respect to its Covered Shares, deposit any such Covered Shares into a voting trust or enter into a voting agreement with respect to any such Covered Shares, in each case with respect to any vote on the approval and adoption of the Merger Agreement or any other matters set forth in Section 1(a) of this Agreement or (iii) commit or agree to take any of the foregoing actions during the Term.

(b) Notwithstanding Section 2(a) hereof, the Covered Shareholder may make Transfers of Covered Shares (i) by will, (ii) by operation of Law, (iii) for estate planning purposes, (iv) for charitable purposes or as charitable gifts or donations, (v) to any of its affiliates, (vi) to fund a tax liability arising from the exercise or vesting of any equity incentives in the Company held by the Covered Shareholder, including any withholding obligations, or to effect any net settlement, or to pay the exercise price in respect, of any such equity incentives, (vii) with Parent’s prior written consent, (viii) to any person who agrees in writing (the form and substance of which is reasonably acceptable to Parent) to be bound by the terms and conditions of this Agreement, or (ix) after the receipt of the Company Shareholder Approval, provided that (I) in the case of clause (v), the existing Covered Shareholder shall be responsible for any failure of such transferee to comply with the terms and conditions of this Agreement, and (II) in each of the cases in clause (i)-(vii), (A) the Covered Shares shall continue to be bound by this Agreement, and (B) each transferee agrees in writing to be bound by the terms and conditions of this Agreement by executing and delivering to Parent a joinder, substantially in the form attached as Exhibit A hereto. For the avoidance of doubt, if the Covered Shareholder is not an individual, nothing in this Agreement shall restrict any direct or indirect Transfers of any equity interests in the Covered Shareholder. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the Covered Shareholder may Transfer, or enter into any contract with respect to any Transfer of, all or any portion of the Covered Shares at any time after the Company Shareholder Approval shall have been obtained, and, if as a result of such Transfer the Covered Shareholder ceases to be the record or beneficial owner of such Covered Shares, the Covered Shareholder shall have no obligations pursuant to this Agreement with respect to such Covered Shares; provided, that, notwithstanding any such Transfer, the Covered Shareholder’s obligations pursuant to Section 4(b) and Section 4(d) shall survive in accordance with their respective terms for the duration of the Term.

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(c) Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 2 shall be null and void.

(d) Subject to Section 3, the Covered Shareholder hereby agrees that the Covered Shareholder shall not, and shall cause its controlled affiliates, and shall use reasonable best efforts to cause its representatives and agents (including its investment bankers, attorneys and accountants) (collectively, including the Covered Shareholder’s controlled affiliates, its “Representatives”) not to, directly or indirectly, encourage, solicit, initiate or participate in any way in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of the Company or any of its Subsidiaries to, enter into any agreement with, or otherwise take any other action to assist or facilitate, any person (other than Parent or Sub or any of their respective Representatives) relating to any Competing Proposal. The Covered Shareholder shall immediately cease any existing discussions or negotiations conducted heretofore by the Covered Shareholder with respect to any Competing Proposal. The Covered Shareholder shall promptly communicate to Parent the terms of any Competing Proposal (or any discussion, negotiation or inquiry with respect thereto) directed to or involving the Covered Shareholder solely in its capacity as a stockholder of the Company and not as a director or officer of the Company, including the identity of the person making such Competing Proposal or inquiry which it may receive. Any willful violation of the foregoing restrictions by the Covered Shareholder or any of its Representatives shall be deemed to be a material breach of this Agreement by the Covered Shareholder.

3. No Limitations on Actions. Parent and Sub hereby expressly acknowledge that the Covered Shareholder is entering into this Agreement solely in its capacity as the beneficial owner of the Covered Shares and not in any other capacity and that this Agreement is not intended, nor shall it be construed, to prohibit, limit, restrict or affect in any respect any actions taken, or required to be taken, by the Covered Shareholder or any of its or its affiliates’ respective representatives, affiliates, trustees, beneficiaries, settlors, employees or designees, in each case in any such other capacity, including, if applicable, as a director or officer of the Company, and any actions taken (whatsoever), or failure to take any actions (whatsoever), by any of the foregoing persons in such other capacity, including, if applicable, as a director or officer of the Company, shall not be deemed to be a breach of this Agreement; provided, that for the avoidance of doubt, the foregoing provisions of this Section 3 shall not apply to any act by or on behalf of the Covered Shareholder that, without giving effect to this Section 3, would violate Section 1(a), Section 2 or Section 4 hereof.

4. Additional Agreements.

(a) Certain Events. In the event of any stock dividend, subdivision, reclassification, recapitalization, reorganization, merger, stock split (including a reverse stock split), split-up, distribution, combination, exchange of shares, readjustment or other similar transaction or other change in the capital structure of the Company affecting the Covered Shares or the acquisition of Additional Owned Shares (as defined in Section 8(l) of this Agreement) by the Covered Shareholder (i) the type and number of Covered Shares shall be adjusted appropriately to reflect the effect of such occurrence and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares issued to or acquired by the Covered Shareholder; provided, that nothing in this Section 4(a) shall be construed to permit or require the Covered Shareholder to take any action that is otherwise prohibited by any other provision of this Agreement.

(b) Commencement or Participation in Actions. The Covered Shareholder hereby agrees not to commence or join in as a plaintiff or a member of a class, and to take all actions necessary to opt out of, any class in any class action with respect to, any Proceeding (derivative or otherwise) (i) against Parent, Sub, the Company or any of their respective successors or their respective directors or officers (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement; provided, however, that for the avoidance of doubt nothing contained in this clause (A) is intended to, nor shall it, limit or restrict in any respect the ability of the Covered Shareholder or any of its affiliates to commence or join as a plaintiff or member of a class (or otherwise) any Proceeding with respect to any breach (actual, alleged or threatened) by Parent or Sub of this Agreement or the Merger Agreement or any other agreement, document or instrument

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executed or delivered in connection therewith, (B) alleging a breach of any fiduciary duty of the Company or the Company Board or its members in connection with the Merger Agreement or the transactions contemplated hereby or thereby, or (C) seeking to exercise any statutory rights (including under Section 1701.85 of the OGCL) to require payment of fair cash value of their Covered Shares that may arise in connection with the Merger or the Merger Agreement or (ii) otherwise brought by shareholders of the Company against the Company or its directors or officers arising out of or relating to the Transactions; provided, however, that for the avoidance of doubt nothing contained in this clause (ii) is intended to, nor shall it, limit or restrict in any respect the ability of the Covered Shareholder or any of its affiliates to commence or join as a plaintiff or member of a class (or otherwise) any Proceeding with respect to any breach (actual, alleged or threatened) by Parent or Sub of this Agreement or the Merger Agreement or any other agreement, document or instrument executed or delivered in connection therewith.

(c) Rights of Dissent. The Covered Shareholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights to dissent from the Merger or rights to require payment of fair cash value of their Covered Shares from the Merger that it may have with respect to the Covered Shares.

(d) Publication and Disclosure. Except as required by applicable Law (including without limitation the filing of a Schedule 13D or Schedule 13G or amendment thereto, as applicable, with the SEC which may include this Agreement as an exhibit thereto), the Covered Shareholder shall not, directly or indirectly, make any public announcement regarding this Agreement and the transactions contemplated hereby or with respect to the business or affairs of the Company, Parent or Sub, including the Merger Agreement and the Transactions, without the prior written consent of Parent; provided, however, that such consent shall not be required to the extent that any such announcement is consistent with the prior public announcements made by Parent or the Company in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby. During the Term, (a) the Covered Shareholder shall permit and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary or advisable in connection with the Merger and the Transactions, a copy of this Agreement, the Covered Shareholder’s identity and ownership of the Covered Shares and the nature of the Covered Shareholder’s commitments and obligations under this Agreement; and (b) Parent shall permit and hereby authorizes the Covered Shareholder and its affiliates, to the extent the Covered Shareholder or such affiliates are required to do so by applicable Law, to publish and disclose in all documents and schedules filed with the SEC (including any amendment to the Covered Shareholder’s Schedule 13D, as applicable), and any press release or other disclosure document in connection with the Merger and the Transactions, a copy of this Agreement, Parent’s identity and the nature of the Covered Shareholder’s commitments and obligations under this Agreement.

(e) New Support Agreements. In the event that, at any time during the Term, Parent, Sub or any of their respective affiliates enters into any agreement with any shareholder of the Company relating to the Merger Agreement or the Transactions (any such agreement, a “New Support Agreement” and, together with the Existing Support Agreements, the “Support Agreements”), other than this Agreement or any Existing Support Agreement, not more than three Business Days after entry into such New Support Agreement, Parent shall notify the Covered Shareholder thereof in writing, which notice shall be accompanied by a fully executed copy of such New Support Agreement (unless such New Support Agreement has already been filed with the SEC).

(f) Additional Owned Shares. The Covered Shareholder hereby agrees to notify Parent promptly in writing of the number and description of any Additional Owned Shares.

5. Representations and Warranties of the Covered Shareholder. The Covered Shareholder represents and warrants, as of the date hereof, to Parent and Sub as to itself as follows:

(a) Title. The Covered Shareholder owns of record or beneficially its Existing Shares (as set forth opposite its name on Schedule 1(a) attached hereto). The Existing Shares set forth opposite the Covered Shareholder’s

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name on Schedule 1(a) attached hereto constitute all of the Shares owned of record or beneficially by it on the date hereof. The Covered Shareholder has voting power with respect to all of its Covered Shares, and none of its Covered Shares are subject to any voting trust, proxy, voting restriction, adverse claim or other arrangement with respect to the voting of such Covered Shares, except as contemplated by this Agreement or as disclosed in Schedule 5(a) attached hereto. Except as permitted or required by this Agreement and except as disclosed in Schedule 5(a) attached hereto, the Covered Shares of the Covered Shareholder (and the certificates representing such Covered Shares, if any) are now free and clear of any and all Liens on title, or restrictions on transfer (other than under applicable securities Laws and as created by this Agreement and except for any such Lien disclosed on Schedule 5(a) (collectively, “Permitted Liens”)).

(b) Organization and Qualification. If the Covered Shareholder is not an individual, the Covered Shareholder is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

(c) Authority. If the Covered Shareholder is an individual, he or she has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and consummate the transactions contemplated hereby, and if the Covered Shareholder is not an individual, it has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and perform all of its obligations under this Agreement and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of the Covered Shareholder, or its board of directors or managers, general partner or other entity, governing body or person, are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(d) Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by, or on behalf of, the Covered Shareholder and, assuming due authorization, execution and delivery of this Agreement by Parent and Sub, constitutes a legal, valid and binding obligation of the Covered Shareholder, enforceable against the Covered Shareholder in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception. If the Covered Shareholder is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Covered Shareholder’s spouse, enforceable against the Covered Shareholder’s spouse in accordance with its terms.

(e) No Conflicts. The execution and delivery of this Agreement by the Covered Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance by the Covered Shareholder with the provisions hereof will not, (i) conflict with, violate, result in a breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any Laws, Contracts, agreements, judgments, orders, writs, injunctions, decrees or awards of any court, administrative agency or other Governmental Entity, in each case, binding upon the Covered Shareholder or its Covered Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except in each case for filings with the SEC by the Covered Shareholder or any of its affiliates required by the rules and regulations promulgated under the Exchange Act, or (ii) if the Covered Shareholder is not a natural person, conflict with the Covered Shareholder’s certificate of incorporation, bylaws, trust agreement or other organizational documents, except in the case of the immediately preceding clauses (i) and (ii), as would not impact its ability to perform or comply with its obligations under this Agreement in any material respect.

(f) Receipt; Reliance. The Covered Shareholder has received and reviewed a copy of the Merger Agreement as in effect on the date hereof. The Covered Shareholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon the Covered Shareholder’s execution, delivery and performance of this Agreement.

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(g) No Litigation. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Covered Shareholder, threatened in writing against the Covered Shareholder at law or in equity before or by any Governmental Entity that would reasonably be expected to prevent or materially interfere with the ability of the Covered Shareholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

(h) No Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Covered Shareholder in his capacity as the Covered Shareholder.

6. Representations and Warranties of Parent and Sub. Parent and Sub jointly and severally represent and warrant to the Covered Shareholder as follows:

(a) Organization and Qualification. Parent is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Sub is duly organized, validly existing and in good standing under the Laws of the State of Ohio. All of the issued and outstanding capital stock of Sub is owned directly by Parent.

(b) Authority. Parent and Sub each have the requisite power and authority and each have taken all action necessary in order to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Parent or Sub or either of its board of directors or managers, general partner or other entity, governing body or person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(c) Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by Parent and Sub and, assuming due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

(d) No Conflicts. The execution and delivery of this Agreement by Parent and Sub does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreements binding upon Parent or Sub, nor require any authorization, consent or approval of, or filing with any Governmental Entity, except in each case for filings with the SEC by Parent or Sub required by the rules and regulations promulgated under the Exchange Act or as would not impact Parent’s or Sub’s ability to perform or comply with its obligations under this Agreement in any material respect.

(e) No Other Support Agreements. Other than this Agreement and the Existing Support Agreements, as of the date hereof, none of Parent, Sub or any of their respective affiliates is a party to any agreement with any shareholder of the Company relating to the Merger Agreement or the Transactions.

7. Termination.

(a) Term. The term of this Agreement (“Term”) and all rights and obligations of the Parties hereunder shall commence on the date hereof and shall automatically, and without any further act or deed, immediately terminate and expire upon the earliest of, (i) the mutual written agreement of the Parties; (ii) the Effective Time; (iii) the entry into, or effectiveness of, any amendment to or modification of, or the grant of any waiver of, any provision of the Merger Agreement that (x) would reduce, or alter the form of, the Merger Consideration, (y) would have the effect of adding any conditions precedent (in Section 6.01 or Section 6.02 of the Merger Agreement or otherwise) to the consummation of the Merger, the Closing or the Effective Time, or (z) would, or would reasonably be expected to, reduce the Covered Shareholder’s rights, or increase the Covered Shareholder’s

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obligations or liabilities, hereunder (including, without limitation, by modifying any capitalized term used herein that is defined by reference to the Merger Agreement, in a manner adverse to the Covered Shareholder), in the case of each of the foregoing clauses (x), (y) and (z), without the prior written consent of the Covered Shareholder; (iv) the termination of the Merger Agreement pursuant to the terms therein; (v) the Company Board making a Change of Company Recommendation pursuant to Section 5.03(d) or Section 5.03(e) of the Merger Agreement; (vi) any termination of any Support Agreement; and (vii) the Outside Date.

(b) Survival of Certain Provisions. In the event of termination of this Agreement pursuant to Section 7(a), this Agreement shall become void and of no further force or effect with no liability on the part of any Party hereto; provided, however, (i) no such termination shall relieve any Party from any liability for (A) any willful breach of this Agreement by such Party or (B) fraud on the part of such Party, in each case occurring prior to such termination, and (ii) the provisions of this Article 7 and Article 8 shall survive any such termination.

8. Miscellaneous.

(a) Notices. Any notice required to be given hereunder will be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) will be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by electronic mail (but only if followed by an overnight delivery service (with proof of service) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Parent or Sub, to:

W/S Packaging Holdings, Inc.

c/o Platinum Equity Advisors, LLC

1 Greenwich Office Park

North Building, Floor 2

Greenwich, CT 06831

Attention: Jason Price

E-mail: JPrice@platinumequity.com

and

Platinum Equity Capital Partners IV, L.P.

c/o Platinum Equity, LLC

360 North Crescent Drive, South Building

Beverly Hills, California 90210

Attention: Kris Agarwal

Email: KAgarwal@platinumequity.com

with a copy (which will not constitute notice but will be required for proper notice to be given) to:

Latham & Watkins LLP

555 11th Street, N.W.

Suite 1000

Washington, DC 20004

Attention: David I. Brown, Marc A. Granger

Email: David.Brown@lw.com, Marc.Granger@lw.com

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If to the Covered Shareholder:

Diamond Castle Partners 2014, L.P.

DCP 2014 Deal Leaders Fund, L.P.

c/o Diamond Castle Holdings, LLC

366 Madison Avenue, 4th Floor

New York, NY 10017

Facsimile: (212) 602-0056

Attention: Ari Benacerraf

Managing Member

Email: Ari@dchp.com

with a copy (which will not constitute notice but will be required for proper notice to be given) to:

Jenner & Block LLP

353 N. Clark Street

Chicago, Illinois 60654

Facsimile: (312) 527-0484

Attention: H. Kurt von Moltke, P.C.

Email: KvonMoltke@jenner.com

or to such other address as any Party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification will be effective solely as to such notified Party if in writing and only on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. The failure of any Party to give notice will not relieve any other Party of its obligations under this Agreement, except to the extent that such other Party is actually prejudiced by such failure to give notice.

(b) Interpretation.

(i) When a reference is made in this Agreement to Sections or Exhibits, such reference will be to a Section of or Exhibit to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa and (iii) the use in this Agreement of a pronoun in reference to a Party hereto includes the masculine, feminine or neuter, as the context may require. A day means a calendar day, unless specified as a Business Day. Except as otherwise expressly provided elsewhere in this Agreement, for any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

(ii) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(c) Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart.

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(d) Entire Agreement; Third Party-Beneficiaries. This Agreement (including the schedules and exhibits referred to in this Agreement) (i) constitutes the entire agreement and supersedes and cancels all prior and contemporaneous agreements and understandings, both written and oral, express or implied, among the Parties with respect to the subject matter of this Agreement and (ii) is not intended to, and does not, confer upon any person any rights or remedies hereunder other than the Parties and their respective successors and permitted assigns.

(e) Amendment. This Agreement may not be amended or modified, except by an instrument in writing signed on behalf of each of the Parties.

(f) Extension; Waiver. Any agreement on the part of a Party to (i) extend the time for the performance of any of the obligations or other acts of another Party or (ii) waive (A) any inaccuracies in the representations and warranties contained in this Agreement or (B) compliance with any of the agreements or conditions contained in this Agreement, in each case, will be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(g) Governing Law; Jurisdiction, Enforcement. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any Party hereto or its successors or permitted assigns, will be brought and determined exclusively in the Delaware Court of Chancery or any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the Parties hereto by this Agreement irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8(g), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(h) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8(h).

(i) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the Parties hereto (whether by sale of stock, operation of law, in connection with a merger or sale of substantially all of the assets, or otherwise) without the prior written consent of the other Parties, and any attempt to do so will be null and void; provided, however, that Parent may assign its rights and obligations

E-2-9

hereunder to Sub or any other Subsidiary of Parent so long as such assignment does not result in any greater liability than any Covered Shareholder would otherwise have had; provided, further, that no such assignment of this Agreement or of any rights or obligations hereunder shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors and permitted assigns.

(j) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision and the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as to be enforceable.

(k) No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution or otherwise, to vest in Parent or Sub or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Covered Shareholder, and none of Parent, Sub or any other person shall have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or the Covered Shareholder or exercise any power or authority to direct the Covered Shareholder in the voting or disposition of, or otherwise with respect to, any of the Covered Shares, except as otherwise expressly specifically provided herein. Without limiting the foregoing, neither the Covered Shareholder nor Parent, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law with Parent or any other shareholder of the Company.

(l) Certain Definitions. In addition to the terms defined elsewhere herein (or in the Merger Agreement), as used herein, the following terms shall have the respective meanings set forth below:

“Additional Owned Shares” means, with respect to the Covered Shareholder, all Shares that are owned of record or beneficially by the Covered Shareholder and acquired after the date hereof (including any Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Shares or warrants or the conversion of any convertible securities or otherwise).

“affiliate” has the meaning set forth in the Merger Agreement; provided, however, that, for purposes of this Agreement, none of the Company or the Company Subsidiaries (or any of their respective officers or directors) shall constitute an affiliate of the Covered Shareholder.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Covered Shares” means, with respect to the Covered Shareholder, the Existing Shares and Additional Owned Shares.

“Existing Shares” of the Covered Shareholder means the Shares that are owned of record or beneficially owned by the Covered Shareholder as of the date hereof, as set forth opposite the Covered Shareholder’s name on Schedule 1(a) hereto.

(m) Remedies. The Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

(n) Facsimile Signatures. A signature page to this Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or

E-2-10

thereby, and any amendments hereto or thereto, that contains a copy of a Party’s signature and that is sent by such Party or its agent with the apparent intention (as reasonably evidenced by the actions of such Party or its agent) that it constitute such Party’s execution and delivery of this Agreement or any such other document, including a document sent by means of a facsimile machine or electronic transmission in portable document format (“pdf”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(o) Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable laws to consummate and make effective the transactions contemplated hereby.

[remainder of page intentionally left blank]

E-2-11

IN WITNESS WHEREOF, Parent, Sub and the Covered Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

W/S PACKAGING HOLDINGS, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President and Treasurer

MONARCH MERGER CORPORATION

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President and Treasurer

[Signature Page to Voting and Support Agreement]

E-2-12

Covered Shareholder

DCP 2014 DEAL LEADERS FUND, L.P.
By:	DCP 2014 GP, L.P., its general partner
By:	DCP 2014 GP-GP, LLC, its general partner

By:	/s/ Ari J. Benacerraf
Name:	Ari J. Benacerraf
Title:	Managing Member

[Signature Page to Voting and Support Agreement]

E-2-13

Covered Shareholder

DIAMOND CASTLE PARTNERS 2014, L.P.
By:	DCP 2014 GP, L.P., its General Partner
By:	DCP 2014 GP-GP, LLC, its General Partner

By:	/s/Ari J. Benacerraf
Name:	Ari J. Benacerraf
Title:	Managing Member

[Signature Page to Voting and Support Agreement]

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Schedule 1(a)

Covered Shareholder	Existing Shares
Diamond Castle Partners 2014, L.P.	2,498,496
DCP 2014 DEAL LEADERS FUND, L.P.	7,427

Total	2,505,923

E-2-15

Schedule 5(a)

Investor Rights Agreement of the Company, dated as of October 3, 2011, by and between the Company and each of the Investors listed therein

Investors’ Rights Agreement of the Company, dated as of October 31, 2017, by and between the Company and each of the Investors listed therein

E-2-16

EXHIBIT A

Form of Joinder Agreement

This JOINDER AGREEMENT is made as of                     , by the undersigned (the “Transferee”) pursuant to Section 2(b) of that certain Voting and Support Agreement, dated as of February [●], 2019 (as the same may be amended, supplemented or modified from time to time in accordance with its terms, the “Voting Agreement”), among [COVERED SHAREHOLDER], a [●] [ (“Transferor”), W/S Packaging Holdings, Inc., a Delaware corporation (“Parent”), and Monarch Merger Corporation, an Ohio corporation and a wholly-owned subsidiary of Parent (“Sub”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Voting Agreement.

R E C I T A L S:

WHEREAS, Transferee intends to purchase from Transferor, and Transferor intends to sell, transfer and assign to Transferee, ________________ shares of common stock, no par value per share, of [MONARCH], an Ohio corporation (the “Transfer”);

WHEREAS, in connection with the Transfer, the Transferee is required, pursuant to Section 2(b) of the Voting Agreement, to execute this Joinder Agreement to evidence the Transferee’s agreement to be bound by the Voting Agreement; and

WHEREAS, the Transferee desires to execute this Joinder Agreement in order to so evidence its agreement to be bound by the Voting Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Transferee hereby agrees as follows:

1. Effective from and after the completion of the Transfer, the Transferee shall be bound by the terms and conditions of the Voting Agreement applicable to the Covered Shareholder thereunder as though it were an original party thereto.

2. Without limiting the foregoing, Transferee hereby represents and warrants, as of the date hereof, to Parent and Sub that the representations and warranties set forth in Section 5 of the Voting Agreement are true and correct as of the date hereof, mutatis mutandis, as applicable to the Transferee (rather than the initial Covered Shareholder) and the Covered Shares subject to the Transfer (rather than the initial Covered Shares).

3. All notices to be furnished to the Transferee (in its new capacity as the Covered Shareholder) under the Voting Agreement shall be sent to the following address:

[insert address]

4. This Joinder Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[signature page follows]

E-2-17

IN WITNESS WHEREOF, the undersigned Transferee has duly executed this Joinder Agreement as of the date first above written.

[NAME OF TRANSFEREE]

By:
Name: [●]
Title: [●]

[Signature Page to Joinder Agreement]

E-2-18

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your shares. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

Please do not return the proxy card if you are voting electronically.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 15, 2019.

Vote by Internet

•	Go to www.envisionreports.com/LABL
•	Or scan the QR code with your smartphone.
•	Follow the steps outlined on the secure website.

Vote by telephone

•	Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.
•	Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.
•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM

PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

For	Against	Abstain

1. Proposal to adopt the Agreement and Plan of Merger, dated as of February 24, 2019 (as may be amended from time to time, the “merger agreement”) by and among Multi-Color Corporation, W/S Packaging Holdings, Inc. and Monarch Merger Corporation

☐	☐	☐

2. Proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Multi-Color Corporation’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement

☐	☐	☐

3. Proposal to adjourn the special meeting to a later date or time if necessary or appropriate to solicit additional proxies in favor of the adoption of the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement

☐	☐	☐

B	Non-Voting Items

Change of Address – Please print new address below.

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

IMPORTANT: Please sign exactly as your name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

0319QD

Small steps make an impact.
Help the environment by consenting to receive electronic
delivery, sign up at www.envisionreports.com/LABL

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM

PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Multi-Color Corporation

Meeting Date: May 16, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nigel A. Vinecombe and Sharon E. Birkett, and each of them, as proxies of the undersigned, each with full power of substitution and re-substitution and authorizes them to represent and to vote all shares of common stock of Multi-Color Corporation which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Multi-Color Corporation to be held on May 16, 2019 at 10:30 a.m. Eastern Time at the offices of Keating Muething & Klekamp PLL, One East Fourth Street, Suite 1400, Cincinnati, Ohio 45202, and any postponement or adjournment of such meeting, on the matters specified on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Special Meeting.

IF THIS PROXY IS PROPERLY SIGNED AND DATED AND NO DIRECTION IS GIVEN ON THE REVERSE SIDE OF THIS FORM, THE PROXY HOLDERS WILL VOTE FOR PROPOSALS 1, 2 AND 3 AND IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

For	Against	Abstain

1. Proposal to adopt the Agreement and Plan of Merger, dated as of February 24, 2019 (as may be amended from time to time, the “merger agreement”) by and among Multi-Color Corporation, W/S Packaging Holdings, Inc. and Monarch Merger Corporation

☐	☐	☐

2. Proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Multi-Color Corporation’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement

☐	☐	☐

3. Proposal to adjourn the special meeting to a later date or time if necessary or appropriate to solicit additional proxies in favor of the adoption of the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement

☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

IMPORTANT: Please sign exactly as your name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X 4 1 6 6 4 3

0319RD

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Multi-Color Corporation

Meeting Date: May 16, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nigel A. Vinecombe and Sharon E. Birkett, and each of them, as proxies of the undersigned, each with full power of substitution and re-substitution and authorizes them to represent and to vote all shares of common stock of Multi-Color Corporation which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Multi-Color Corporation to be held on May 16, 2019 at 10:30 a.m. Eastern Time at the offices of Keating Muething & Klekamp PLL, One East Fourth Street, Suite 1400, Cincinnati, Ohio 45202, and any postponement or adjournment of such meeting, on the matters specified on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Special Meeting.

IF THIS PROXY IS PROPERLY SIGNED AND DATED AND NO DIRECTION IS GIVEN ON THE REVERSE SIDE OF THIS FORM, THE PROXY HOLDERS WILL VOTE FOR PROPOSALS 1, 2 AND 3 AND IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.